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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LAWSON SOFTWARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

May 31, 2011

Dear Stockholder:

        You are cordially invited to attend a special meeting of the stockholders of Lawson Software, Inc., or Lawson, which will be held at Lawson's Corporate Headquarters, Second Floor, Hiawatha & Superior Meeting Rooms, 380 St. Peter Street, St. Paul, Minnesota, on June 29, 2011, at 10:00 a.m., local time.

        At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of April 26, 2011, by and among Lawson Software, Inc., GGC Software Holdings, Inc., or Parent, and Atlantis Merger Sub, Inc., or Merger Sub, a wholly owned subsidiary of Parent. Parent is an affiliate of Golden Gate Capital and Infor Global Solutions. Pursuant to the terms of the merger agreement, Merger Sub will merge with and into Lawson and each outstanding share of our common stock, other than shares held in treasury, shares held by Parent, Parent's subsidiaries and Lawson's subsidiaries and dissenting shares, will automatically be converted into the right to receive $11.25 in cash. You will also be asked to approve, by non-binding, advisory vote, certain compensation arrangements for Lawson's named executive officers in connection with the merger.

        After careful consideration, our board of directors has unanimously approved the merger agreement and has determined that the merger is advisable, fair to and in the best interests of Lawson and its stockholders. Our board of directors unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement. Our board of directors also unanimously recommends that you vote "FOR" the proposal regarding certain merger-related executive compensation arrangements.

        The attached proxy statement contains detailed information regarding the merger and the special meeting. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement, including the annexes, carefully and in its entirety. You may also obtain more information about Lawson from documents that we have filed with the Securities and Exchange Commission.

        Whether or not you plan to attend the special meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in "street name," you should instruct your broker how to vote in accordance with the voting instruction form you will receive from your bank, broker or other nominee.

        Your vote is very important, regardless of the number of shares that you own. We cannot consummate the merger unless the proposal to adopt the merger agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock. The failure of any stockholder to vote in person by ballot at the special meeting, to submit a signed proxy card or to grant a proxy electronically over the Internet or by telephone will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. If you hold your shares in "street name," the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

        If you have any questions or need assistance voting your shares of our common stock, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling (800) 322-2885 (toll-free).

Sincerely,

Harry Debes President and Chief Executive Officer

        The proxy statement is dated May 31, 2011, and is first being mailed, with the form of proxy, to our stockholders on or about May 31, 2011.

LAWSON SOFTWARE, INC.
380 St. Peter Street
St. Paul, Minnesota 55102-1302

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time:	10:00 a.m., local time, on June 29, 2011
Place:	Lawson Software's Corporate Headquarters Second Floor, Hiawatha & Superior Meeting Rooms 380 St. Peter Street St. Paul, Minnesota 55102
Items of Business:	1.
To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of April 26, 2011, by and among Lawson Software, Inc., or Lawson, GGC Software Holdings, Inc., or Parent, and Atlantis Merger Sub, Inc., a wholly owned subsidiary of Parent, as it may be amended from time to time.
2.
To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes to adopt the merger agreement.
	3.	To approve, by non-binding, advisory vote, certain compensation arrangements for Lawson's named executive officers in connection with the merger.
Record date:	You may vote if you were a stockholder of record of Lawson as of the close of business on May 27, 2011.

        Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone prior to the special meeting to ensure that your shares will be represented at the special meeting if you are unable to attend. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or vote by ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you are a stockholder of record, voting in person by ballot at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain from the record holder a "legal" proxy issued in your name in order to vote in person at the special meeting.

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to adopt the merger agreement. Approval of the proposal to adjourn the special meeting, and of the non-binding proposal regarding certain merger-related executive compensation arrangements require the affirmative vote of a majority of those shares of common stock present or represented by proxy at the special meeting and entitled to vote thereon. The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement but will not have any effect on the adjournment proposal or the non-binding proposal regarding certain merger-related executive compensation arrangements. If you hold your shares in "street name," the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement but will not have any effect on the adjournment proposal or the non-binding proposal regarding certain merger-related executive compensation arrangements.

        Our board of directors unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement, "FOR" the proposal to adjourn the special meeting and "FOR" the non-binding proposal regarding certain merger-related executive compensation arrangements.

        Your vote is important. Properly executed proxy cards with no instructions indicated on the proxy card will be voted "FOR" the proposal to adopt the merger agreement, "FOR" the proposal to adjourn the special meeting and "FOR" the non-binding proposal regarding certain merger-related executive compensation arrangements. Whether or not you plan to attend the special meeting, please complete, sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the special meeting, you may revoke your proxy and vote in person by ballot if you wish, even if you have previously returned your proxy card or granted your proxy electronically over the Internet or by telephone. If you hold your shares in "street name," you should instruct your broker how to vote in accordance with the voting instruction form you will receive from your bank, broker or other nominee. Your prompt cooperation is greatly appreciated.

        Under Delaware law, if the merger is completed, holders of Lawson's common stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of common stock as determined by the Delaware Court of Chancery. In order to exercise appraisal rights, a stockholder must submit a written demand for appraisal prior to the stockholder vote on the merger agreement, not vote in favor of the proposal to adopt the merger agreement and comply with other Delaware law procedures explained in the accompanying proxy statement.

By Order of the Board of Directors,

Bruce B. McPheeters Corporate Secretary

St. Paul, Minnesota
May 31, 2011

i

ii

SUMMARY

        The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, including the annexes. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 94.

Parties to the Merger (Page 18)

        Lawson Software, Inc., which we refer to as Lawson, the Company, we, our, or us, was founded and incorporated in 1975, reincorporated in Delaware in February 2001 and underwent a reorganization in connection with our acquisition of Intentia International AB in 2006. Lawson is a global provider of enterprise software with corporate headquarters located in Saint Paul, Minnesota. Lawson provides business application software, maintenance and consulting to customers conducting business primarily in services, trade and manufacturing/distribution. We specialize in and target specific industries through our two reportable segments: S3 Industries segment which targets customers in the healthcare, public sector and services industries as well as the horizontal market for our human capital management product line and M3 Industries segment which targets customers in the equipment service management & rental, consumer products and manufacturing & distribution industries.

        GGC Software Holdings, Inc., which we refer to as Parent, is a Delaware corporation and a holding company that owns SoftBrands, Inc., which we refer to as SoftBrands. Parent was formed as Steel Holdings, Inc. in 2009 in connection with the acquisition of SoftBrands by investment funds managed by Golden Gate Capital, which we refer to as Golden Gate, and its name was changed to GGC Software Holdings, Inc. on April 25, 2011. SoftBrands is a provider of enterprise software and related professional services to approximately 5,000 customers in more than 100 countries. Parent has established a worldwide infrastructure for distribution, development and support of enterprise software. Parent operates in two principal business segments: manufacturing software and hospitality software. Upon completion of the merger, Lawson will be a direct wholly owned subsidiary of Parent. Other investment funds managed by Golden Gate control Infor Global Solutions, which we refer to as Infor.

        Atlantis Merger Sub, Inc., which we refer to as Merger Sub, is a Delaware corporation and a wholly owned subsidiary of Parent that was formed by Parent solely for the purpose of facilitating the acquisition of the Company. To date, Merger Sub has not carried on any activities other than those related to its formation, completing the transactions contemplated by the merger agreement and arranging the related financing. Upon completion of the merger, Merger Sub will cease to exist.

        In this proxy statement, we refer to the Agreement and Plan of Merger, dated as of April 26, 2011, by and among the Company, Parent and Merger Sub, as it may be amended from time to time, as the merger agreement, and the merger of Merger Sub with and into the Company, as the merger.

The Special Meeting (Page 19)

Time, Place and Purpose of the Special Meeting (Page 19)

        The special meeting will be held at Lawson's Corporate Headquarters, Second Floor, Hiawatha & Superior Meeting Rooms, 380 St. Peter Street, St. Paul, Minnesota on June 29, 2011 at 10:00 a.m., local time. We refer to the special meeting and any adjournments or postponements thereof as the special meeting.

        At the special meeting, holders of common stock of the Company, par value $0.01 per share, which we refer to as the common stock, will be asked to approve the proposal to adopt the merger agreement, to approve the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement and to approve, by non-binding, advisory vote certain compensation arrangements for the Company's named executive officers in connection with the merger.

Record Date and Quorum (Page 19)

        You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of common stock at the close of business on May 27, 2011, which the Company has set as the record date for the special meeting and which we refer to as the record date. You will have one vote for each share of common stock that you owned on the record date. As of the record date, there were 164,628,593 shares of common stock outstanding and entitled to vote at the special meeting. A majority of the shares of common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting.

Vote Required (Page 19)

        Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock.

        Approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting.

        Approval of the non-binding proposal regarding certain merger-related executive compensation arrangements requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting.

        Pursuant to voting agreements, dated as of April 26, 2011, between Parent, Merger Sub and each of Richard Lawson, Romesh Wadhwani and Harry Debes, each of whom is a director of the Company, such persons have agreed to vote, subject to certain exceptions, all shares of common stock owned by them in favor of the proposal to adopt the merger agreement. As of the date of this proxy statement, Mr. Lawson, Dr. Wadhwani and Mr. Debes collectively owned approximately 9% of the outstanding common stock. The voting agreements are described in additional detail in the section entitled "The Merger—Voting Agreements" beginning on page 59.

        As of the record date, the directors and executive officers of the Company (including Mr. Lawson, Dr. Wadhwani and Mr. Debes) beneficially owned and were entitled to vote, in the aggregate, 15,221,257 shares of common stock (excluding (1) shares issuable upon the exercise of options to purchase common stock, which we refer to as stock options, and (2) shares issuable upon vesting of Company restricted stock units, which we refer to as restricted stock units), collectively representing 9.3% of the outstanding shares of common stock on the record date. Each of our directors and executive officers has informed the Company that he or she currently intends to vote all of such holder's shares of common stock (other than shares of common stock as to which such holder does not have discretionary authority) "FOR" the proposal to adopt the merger agreement, "FOR" the proposal to adjourn the special meeting and "FOR" the non-binding proposal regarding certain merger-related executive compensation arrangements.

Proxies and Revocation (Page 21)

        Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting. If your shares of common stock are held in "street name"

through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee how to vote your shares of common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement, and your shares of common stock will not be voted on, and will not have any effect on, the proposal to adjourn the special meeting or the non-binding proposal regarding certain merger-related executive compensation arrangements.

        If you are the stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

  •
  submitting a new proxy by telephone or over the Internet after the date of the earlier submitted proxy;

  •
  signing another proxy card with a later date and returning it to us prior to the special meeting; or

  •
  attending the special meeting and voting in person.

        If you hold your shares of common stock in "street name," you should contact your bank, brokerage firm or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a "legal" proxy from your bank, brokerage firm or other nominee.

The Merger (Page 23)

        The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to do business following the merger. As a result of the merger, the Company will cease to be a publicly traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

        The time at which the merger will become effective, which we refer to as the effective time of the merger, will occur as soon as practicable following the closing of the merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Parent may agree and specify in the certificate of merger).

Merger Consideration (Page 23)

        In the merger, each outstanding share of common stock (except for shares owned by (1) stockholders who have perfected their statutory rights of appraisal under Delaware law, which we refer to as dissenters rights, (2) Parent or its subsidiaries and (3) the Company or its subsidiaries, which we refer to collectively as the excluded shares) will be converted into the right to receive $11.25 in cash, without interest, which amount we refer to as the per share merger consideration, less any applicable withholding taxes.

Reasons for the Merger; Recommendation of the Board (Page 32)

        After careful consideration of various factors described in the section entitled "The Merger—Reasons for the Merger; Recommendation of the Board," the board of directors of the Company, which we refer to as the Board, unanimously approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement and declared that the terms of the merger agreement, the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth in the merger agreement, are fair to and in the best interests of Lawson and its stockholders.

        The Board unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement, "FOR" the proposal to adjourn the special meeting and "FOR" the non-binding proposal regarding certain merger-related executive compensation arrangements.

Opinion of Barclays Capital Inc. (Page 38)

        Barclays Capital Inc., which we refer to as Barclays Capital, was engaged by the Company to provide it with financial advisory services with respect to a possible sale of the Company and related advisory services. At a meeting of the Board on April 25, 2011, Barclays Capital rendered its oral opinion, subsequently confirmed in writing, to the Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, from a financial point of view, the consideration to be offered to the stockholders of the Company in the merger was fair to such stockholders.

        The full text of the written opinion of Barclays Capital, dated as of April 25, 2011, which sets forth among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays Capital in rendering its opinion, is attached as Annex B to this proxy statement. Barclays Capital's opinion, the issuance of which was approved by Barclays Capital's Fairness Opinion Committee, is addressed to the Board, addresses only the fairness, from a financial point of view, of the consideration to be offered to the stockholders of the Company in the merger and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the merger or any other matter. The summary of the opinion of Barclays Capital set forth below under "The Merger—Opinion of Barclays Capital Inc." beginning on page 38, is qualified in its entirety by reference to the full text of the opinion.

        We encourage you to read the opinion of Barclays Capital carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken in connection with such opinion.

Financing of the Merger (Page 50)

        We anticipate that the total funds needed to complete the merger, including the funds needed to:

  •
  pay our stockholders (and holders of our other equity-based interests) the amounts due to them under the merger agreement and the related expenses, which, based upon the shares of common stock (and our other equity-based interests) outstanding as of May 27, 2011, would be approximately $1.98 billion;

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  repay or refinance at or after the closing of the merger the indebtedness with respect to the Company's outstanding 2.50% Senior Convertible Notes due 2012, which we refer to as the 2.50% Senior Convertible Notes, which, as of May 27, 2011, was approximately $240 million; and

  •
  repay or refinance at the closing of the merger indebtedness of SoftBrands, which, as of May 27, 2011, was approximately $80 million;

        will be funded through a combination of:

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  equity financing of between $566 million and $618 million to be provided by three investment funds managed by Golden Gate, which we refer to as the Golden Gate Funds;

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  a $1.115 billion senior secured credit facility, comprised of a $1.04 billion term loan facility and a $75 million revolving credit facility;

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  the issuance of senior unsecured notes yielding at least $560 million in gross cash proceeds (or, to the extent those notes are not issued at or prior to the closing of the merger, a $560 million senior unsecured bridge loan facility); and

  •
  the Company's freely available cash.

        In connection with the financing of the merger, Parent has delivered equity commitment letters and a debt commitment letter, which we refer to collectively as the commitment letters. See "The Merger—Financing of the Merger" beginning on page 50. If the merger agreement is terminated because Parent and Merger Sub do not receive the proceeds of the commitment letters, Parent may be obligated to pay the Company a fee of $115 million, or, if the sole reason for such failure is the Company not having at least $175 million of freely available cash, a fee of $57.5 million, which we refer to in either case as the reverse termination fee, as described under "The Merger Agreement—Termination Fees" beginning on page 80. The obligation of Parent to pay the reverse termination fee is guaranteed by the Golden Gate Funds, as discussed below.

Limited Guarantees (Page 52)

        Pursuant to limited guarantees delivered by the Golden Gate Funds in favor of the Company, dated April 26, 2011, which we refer to as the limited guarantees, the Golden Gate Funds have agreed to, severally but not jointly, guarantee:

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  the obligation of Parent under the merger agreement to pay the reverse termination fee of $115 million or $57.5 million, as applicable, to the Company, and

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  Parent's and Merger Sub's obligations to pay their expenses incurred in connection with the merger agreement plus certain reimbursement and indemnification obligations of Parent and Merger Sub under the merger agreement, in each case, if, as and when due. However, the liability of the Golden Gate Funds pursuant to the limited guarantees may not exceed the amount of the applicable reverse termination fee plus the aggregate amount of Parent's and Merger Sub's expenses incurred in connection with the merger agreement plus certain reimbursement and indemnification obligations under the merger agreement. For more information about the reverse termination fee, see "The Merger Agreement—Termination Fees" beginning on page 80.

Interests of Certain Persons in the Merger (Page 54)

        When considering the recommendation of the Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. The Board was aware of and considered these interests, among other matters, in approving the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. These interests include the following:

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  accelerated vesting of equity awards held by our employees, including our executive officers, simultaneously with the effective time of the merger, and the settlement of such awards in exchange for cash; and

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  the entitlement of our executive officers to receive payments and benefits under the executive officers' employment agreements upon certain types of involuntarily termination of employment, or if the executives voluntarily terminate their employment for "good reason," following the effective time of the merger.

        If the proposal to adopt the merger agreement is approved by our stockholders, the shares of common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of common stock held by all other stockholders of the Company.

Material U.S. Federal Income Tax Consequences of the Merger (Page 60)

        For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of common stock in the merger generally will result in your recognizing gain or loss measured by the difference, if any, between the cash you receive in the merger and your tax basis in your shares of common stock. You should consult your tax advisor for a complete analysis of the effect of the merger on your U.S. federal, state, local and/or foreign taxes.

 Regulatory Approvals and Notices (Page 62)

        The merger cannot be completed until the waiting periods applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the HSR Act, or the German Act Against Restraints of Competition (Gesetz gegen Wettwerbsbeschränkungen), which we refer to as the German Act, have expired or been terminated. Early termination of the waiting period under the HSR Act was granted on May 24, 2011. The German Federal Cartel Office issued a decision unconditionally approving the merger under the German Act on May 30, 2011.

Litigation Relating to the Merger (Page 63)

        Following the April 26, 2011 announcement of the merger agreement, seven purported class action lawsuits were brought against Lawson, the members of the Board, Parent, Merger Sub, Infor, and Golden Gate Capital, on behalf of the public stockholders of Lawson. Two lawsuits were filed in the Delaware Court of Chancery, titled Israni v. Lawson Software,  Inc., et al., C.A. No. 6443-VCN (May 3, 2011) and Steamfitters Local #449 Retirement Security Fund v. Chang, et al., C.A. No. 6457-VCN (May 6, 2011), which we refer to collectively as the Delaware actions. On May 20, 2011, the Court of Chancery consolidated the Israni and Steamfitters actions as In re Lawson Software, Inc. Shareholder Litigation, Consolidated C.A. No. 6443-VCN. On May 23, 2011, the plaintiffs in the consolidated Delaware actions filed an amended complaint and moved for class certification. On May 27, 2011, the Delaware Court of Chancery granted the plaintiffs' motion for class certification in the consolidated Delaware actions.

        The other five lawsuits were filed in the Second Judicial District Court of Ramsey County, Minnesota and are titled Iron Workers Mid-South Pension Fund v. Lawson Software, Inc., et al., Case No. 62cv-11-3638 (April 27, 2011); Holden v. Lawson, et al., Case No. 62cv11-3630 (April 27, 2011), Halliday v. Lawson Software, Inc., et al., Case No. 62cv-11-3669 (April 27, 2011); Pollak v. Lawson Software, Inc., et al., Case No. 62cv-11-3745 (April 28, 2011); and Grass v. Debes, et al., Case No. 62cv-11-3770 (April 29, 2011), which we refer to collectively as the Minnesota actions. On May 18, 2011, plaintiff in the action titled Halliday v. Lawson Software, Inc., et al., Case No. 62cv-11-3669 (April 27, 2011) filed an Amended Complaint. The Lawson defendants have moved to dismiss or stay the Minnesota actions in favor of the Delaware actions.

        Collectively, the Minnesota actions and Delaware actions generally allege that the individual defendants breached their fiduciary duties in connection with the merger because the merger consideration is unfair, that certain other terms in the merger agreement are unfair, that certain individual defendants are financially interested in the merger, and that the disclosures concerning the merger agreement are materially misleading or incomplete. The Minnesota actions and Delaware actions further allege that Golden Gate, Parent, Infor and Merger Sub aided and abetted these alleged breaches of fiduciary duty. Among other remedies, the lawsuits seek to enjoin the merger, or in the event that an injunction is not awarded, unspecified money damages, costs and attorneys fees. Lawson believes that each of the Minnesota actions and Delaware actions is without merit, and intends to vigorously defend against all claims asserted.

The Merger Agreement (Page 64)

Merger Consideration (Page 66):

  •
  Common Stock.  At the effective time of the merger, each share of common stock issued and outstanding (except for the excluded shares) will automatically be cancelled and converted into the right to receive the per share merger consideration of $11.25 in cash, without interest, less any applicable withholding taxes.

  •
  Options.  At the effective time of the merger, each outstanding and unexercised option to purchase shares of common stock, whether vested or unvested, issued under the Company's equity plans or otherwise, will be cancelled and will entitle the holder to receive an amount in cash equal to the product of the total number of shares of common stock subject to such option multiplied by the amount, if any, by which $11.25 exceeds the exercise price per share of such option, less any applicable withholding taxes.

  •
  Restricted Stock Units.  At the effective time of the merger, each outstanding restricted stock unit, whether vested or unvested, will be automatically cancelled and converted into the right to receive an amount, in cash, equal to the merger consideration of $11.25, less any applicable withholding taxes. However, if the closing of the merger occurs after May 31, 2011, then any portion of a restricted stock unit the vesting of which relates to the Company's fiscal year 2011 performance will only vest and be converted into the right to receive the merger consideration of $11.25 if, and to the extent that, the performance targets under such restricted stock units for the Company's 2011 fiscal year were achieved, and any portion of such restricted stock units that do not so vest will be cancelled without the payment of any consideration.

Restrictions on Solicitations of Other Offers (Page 71)

        Until the effective time of the merger or, if earlier, the termination of the merger agreement, we are not permitted to solicit any inquiry or the making of any acquisition proposals or engage in any discussions or negotiations with any person relating to an acquisition proposal. Notwithstanding these restrictions, under certain circumstances, we may, prior to the time our stockholders adopt the merger agreement, respond to a written acquisition proposal or engage in discussions or negotiations with the person making such an acquisition proposal. At any time before the merger agreement is adopted by our stockholders, if the Board determines that an acquisition proposal is a superior proposal (for a description of what constitutes a superior proposal see "The Merger Agreement—Restrictions on Solicitation of Other Offers" beginning on page 71), we may terminate the merger agreement and enter into an alternative acquisition, merger or similar agreement, which we refer to as an alternative acquisition agreement, with respect to such superior proposal, so long as we comply with certain terms of the merger agreement, including paying a termination fee to Parent. See "The Merger Agreement—Termination Fees" beginning on page 80.

Merger Closing Conditions (Page 77)

        The respective obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain customary conditions, including:

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  the adoption of the merger agreement by our stockholders;

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  receipt of required antitrust approvals (which have been obtained);

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  the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the merger agreement;

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  holders of not more than 15% of the outstanding common stock (excluding common stock beneficially owned by Carl C. Icahn) exercising dissenters rights; and

  •
  the absence of any event, change or occurrence, from the date of the merger agreement until the effective time of the merger, that has had or is reasonably likely to have a material adverse effect on the Company. For more information on what would constitute a material adverse effect on the Company, see "The Merger Agreement—Representations and Warranties" beginning on page 67.

Termination of the Merger Agreement (Page 79)

        The merger agreement may be terminated and the merger abandoned at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders (except as indicated below):

  •
  by the mutual written consent of Parent and the Company;

  •
  by the Company or Parent, if the merger has not occurred by October, 18, 2011 (subject to up to two 30-day extensions if antitrust approval is the only condition not satisfied and the debt financing commitments are similarly extended), which we refer to as the end date, unless the other party has the right to terminate the merger agreement for the terminating party's breach;

  •
  by the Company or Parent, if any governmental entity has enjoined the merger in a final and nonappealable order or if any law makes the merger illegal, unless the terminating party failed to comply with its obligations to use its reasonable best efforts to consummate the merger;

  •
  by the Company or Parent, if (1) the Company's stockholders fail to approve the proposal to adopt the merger agreement at the special meeting, (2) the special meeting does not achieve a quorum and is not adjourned or (3) the merger agreement proposal is not submitted for approval at the special meeting;

  •
  by the Company or Parent, if the other party has breached (and not cured within 30 days after the breaching party receives written notice of the breach) the merger agreement in such a way as to give rise to a failure of the conditions relating to the accuracy of such party's representations and warranties or such party's compliance with its covenants, unless the terminating party is also in breach of its own obligations;

  •
  by the Company, if the conditions to Parent's and Merger Sub's obligation to complete the merger are satisfied and Parent and Merger Sub fail to consummate the merger on the date the closing of the merger should have occurred pursuant to the merger agreement and the Company stood ready and willing to consummate the merger;

  •
  by the Company, prior to the stockholders adopting the merger agreement, if (1) the Board has authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal, (2) the Company has materially complied with its obligation not to solicit acquisition proposals, (3) the Company enters into an alternative acquisition agreement with respect to such superior proposal and (4) the Company pays the termination fee to Parent;

  •
  by Parent, if (1) prior to the stockholders adopting the merger agreement, the Company notifies Parent that it intends to terminate the merger agreement to accept a superior proposal, (2) prior to the stockholders adopting the merger agreement, the Board has adversely changed its recommendation to stockholders to adopt the merger agreement or (3) the Company fails to hold the special meeting; or

  •
  by Parent, if the Company enters into, or publicly announces its intention to enter into, an alternative acquisition agreement.

Termination Fees (Page 80) and Expense Reimbursement (Page 81)

        If the merger agreement is terminated in certain circumstances described under "The Merger Agreement—Termination Fees" beginning on page 80, the terminating party may be required to pay a termination fee or reverse termination fee, as the case may be.

        Parent would be entitled to receive a termination fee from the Company equal to $57.5 million if the merger agreement is terminated:

  •
  by the Company, if the Company has entered into an alternative acquisition agreement with respect to a superior proposal;

  •
  by Parent, if (1) prior to the stockholders adopting the merger agreement, the Company notifies Parent that the Company intends to terminate the merger agreement to accept a superior proposal, (2) prior to the stockholders adopting the merger agreement, the Board has adversely changed its recommendation to stockholders to adopt the merger agreement as a result of the Company having received a superior proposal or (3) the Company fails to hold the special meeting;

  •
  by Parent, if the Company enters into, or publicly announces its intention to enter into, an alternative acquisition agreement; and

  •
  by the Company or Parent because the closing has not occurred by the end date or the Company's stockholders fail to adopt the merger agreement, or by Parent because the Company has breached the merger agreement and such breach is willful (other than with respect to the no solicitation provisions); at the time of such termination, any person has made an acquisition proposal (which is not withdrawn); and the Company consummates any acquisition proposal within 12 months of such termination.

        Parent would be entitled to receive a termination fee from the Company equal to $75 million if the merger agreement is terminated by Parent because the Board has adversely changed its recommendation to stockholders due to an intervening event (other than relating to an acquisition proposal). For a description of what constitutes an intervening event, see "The Merger Agreement—The Board's Recommendation; Adverse Recommendation Changes" beginning on page 73.

        If the Company's stockholders do not adopt the merger agreement and the Company is not obligated to pay the termination fee, the Company would be required to reimburse up to $5 million of Parent's out-of-pocket expenses. Any expense reimbursement would be credited against any termination fee subsequently owed to Parent.

        The Company would be entitled to receive from Parent a reverse termination fee equal to $115 million if the merger agreement is terminated by the Company because Parent and Merger Sub failed to consummate the merger when all of the conditions to the merger were satisfied or were capable of being satisfied. The reverse termination fee would be reduced to $57.5 million if the sole reason that the merger is not consummated is that the Company does not have $175 million of freely available cash at the time the merger would otherwise be consummated, which is a condition to the obligations of the Golden Gate Funds under the equity commitment letters.

Specific Performance (Page 81) and Limitations of Liability (Page 81)

        The maximum aggregate liability of Parent, Merger Sub, the Golden Gate Funds, any of their respective affiliates and the lenders is limited to the amount of the reverse termination fee plus their expenses incurred in connection with the merger agreement plus certain reimbursement and indemnification obligations of Parent and Merger Sub under the merger agreement. Except for the Company's right to specific performance as described below, recourse against the Golden Gate Funds pursuant to the limited guarantees is the sole and exclusive remedy of the Company and its affiliates against Parent, Merger Sub, the Golden Gate Funds, any of their respective affiliates and the lenders in respect of any liabilities or obligations arising under the merger agreement.

        The maximum aggregate liability of the Company is limited to the amount of the termination fee plus expenses incurred by us in connection with the merger agreement.

        Parent is entitled to equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement in addition to any other remedy to which it is entitled. The Company is entitled to enforce specifically Parent's obligation to use its reasonable best efforts to consummate the merger and Parent's obligations to cause the equity financing to be consummated and use its reasonable best efforts to enforce the terms of the debt commitment letter. The Company will not be entitled to specific performance if it has previously received the reverse termination fee. Our right to seek specific performance of Parent's and Merger Sub's obligations to cause the equity financing for the merger to be funded is subject to the satisfaction of certain conditions, which are described more fully in the section entitled "The Merger Agreement—Specific Performance" beginning on page 81. Our right to seek specific performance of Parent's obligation to use its reasonable best efforts to enforce the terms of the debt commitment letter is subject to the satisfaction of certain conditions, which are described more fully in the section entitled "The Merger Agreement—Specific Performance" beginning on page 81.

Market Price of Common Stock (Page 84)

        The closing price of our common stock on the NASDAQ Global Select Market, which we refer to as NASDAQ, on March 7, 2011, the last trading day immediately prior to the publication of an article by Reuters News Agency, which we refer to as Reuters, reporting that the Company was exploring a sale transaction, was $9.88 per share. The closing price of the common stock on NASDAQ on April 25, 2011, the last trading day prior to our public announcement that we had entered into the merger agreement, was $12.13 per share. On May 27, 2011, the closing price of our common stock on NASDAQ was $11.06 per share.

Dissenters Rights (Page 89)

        Stockholders are entitled to dissenters rights under the General Corporation Law of the State of Delaware, which we refer to as the DGCL, in connection with the merger, if such stockholders meet all of the conditions set forth in Section 262 of the DGCL. This means that you are entitled to have the fair value of your shares of common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.

        To exercise your dissenters rights, you must submit a written demand for appraisal to the Company before the vote is taken on the merger agreement and you must not submit a proxy, or otherwise vote, in favor of the proposal to adopt the merger agreement. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your dissenters rights. See "Dissenters Rights" beginning on page 89 and the text of the Delaware dissenters rights statute reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise dissenters rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee. In view of the complexity of Section 262 of the DGCL, stockholders who may wish to pursue dissenters rights should consult their legal and financial advisors promptly.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the "Summary" and the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 94.

Q.
What is the proposed transaction and what effects will it have on the Company?

A.
The proposed transaction is the acquisition of the Company by Parent pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into the Company. Upon completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation. As a result of the merger, the Company will become a wholly owned subsidiary of Parent and will no longer be a publicly held corporation, and you will no longer own any shares of capital stock of the surviving corporation or have any interest in our future earnings or growth.

Q.
What will I receive if the merger is completed?

A.
Upon completion of the merger, you will be entitled to receive the per share merger consideration of $11.25 in cash, without interest, less any applicable withholding taxes, for each share of common stock that you own, unless you have properly exercised your dissenters rights under the DGCL with respect to such shares. For example, if you own 100 shares of common stock, you will receive $1,125.00 in cash in exchange for your shares of common stock, less any applicable withholding taxes.

Q.
When do you expect the merger to be completed?

A.
We are working towards completing the merger as soon as possible. If the proposal to adopt the merger agreement is approved at the special meeting then, assuming timely satisfaction of the other necessary closing conditions and the completion of the marketing period (see "The Merger Agreement—Merger Closing Conditions" and "The Merger Agreement—Marketing Period"), we anticipate that the merger will be completed in the third calendar quarter of 2011.

Q.
What happens if the merger is not completed?

A.
If the merger agreement is not adopted by the stockholders of the Company or if the merger is not completed for any other reason, the stockholders of the Company will not receive any payment for their shares of common stock. Instead, the Company will remain an independent public company, and the common stock will continue to be listed and traded on NASDAQ. Under specified circumstances, the Company may be required to reimburse Parent's expenses or pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent upon the termination of the merger agreement, as described under "The Merger Agreement—Termination Fees."

Q.
Is the merger expected to be taxable to me?

A.
Yes. The exchange of shares of common stock for cash in the merger will generally be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder whose shares of common stock are converted into the right to receive cash in the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and such holder's adjusted tax basis in such shares. Backup withholding may also apply to the cash payments made pursuant to the merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules.

  Payments made to a non-U.S. holder with respect to shares of common stock exchanged for cash pursuant to the merger will generally be exempt from U.S. federal income tax. A non-U.S. holder may, however, be subject to backup withholding with respect to the cash payments made pursuant to the merger, unless the holder certifies that it is not a U.S. person or otherwise establishes a valid exemption from backup withholding tax.

  You should read "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" for definitions of "U.S. holder" and "non-U.S. holder," and for a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor with respect to the specific tax consequences to you in connection with the merger in light of your own particular circumstances, including federal estate, gift and other non-income tax consequences, and tax consequences under state, local or foreign tax laws.

Q:
Do any of the Company's directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A:
Yes. In considering the recommendation of the Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests, among other matters, in approving the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. For a description of the interests of our directors and executive officers in the merger, see "The Merger—Interests of Certain Persons in the Merger."

Q.
Why am I receiving this proxy statement and proxy card?

A.
You are receiving this proxy statement and proxy card because you own shares of common stock. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of common stock with respect to such matters.

Q.
When and where is the special meeting?

A.
The special meeting of stockholders of the Company will be held at Lawson's Corporate Headquarters, Second Floor, Hiawatha & Superior Meeting Rooms, 380 St. Peter Street, St. Paul, Minnesota on June 29, 2011, at 10:00 a.m., local time.

Q.
Who may attend the special meeting?

A.
All stockholders of record at the close of business on May 27, 2011, which we refer to as the record date, or their duly appointed proxies, and our invited guests may attend the special meeting. Seating is limited and admission is on a first-come, first-served basis. Please be prepared to present valid photo identification for admission to the special meeting.

  If you hold shares of common stock in "street name" (that is, in a brokerage account or through a bank or other nominee) and you would like to attend the special meeting, you will need to bring a valid photo identification and proof of ownership, such as a brokerage statement as of a recent date, a copy of your voting instruction form or a "legal" proxy from your broker, bank or other nominee. If you wish to vote in person at the special meeting, you must obtain a "legal" proxy from your broker, bank or other nominee.

  Stockholders of record will be verified against an official list available in the registration area at the special meeting. We reserve the right to deny admittance to anyone who cannot adequately show proof of share ownership.

Q.
How many votes must be present to hold the special meeting?

A.
A majority of the outstanding shares of common stock entitled to vote at the special meeting, represented in person or by proxy at the special meeting, will constitute a quorum. Shares of common stock represented in person or by proxy, including abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present.

Q.
Who may vote?

A.
You may vote if you owned common stock as of the close of business on the record date. Each share of common stock is entitled to one vote. As of the record date, there were 164,628,593 shares of common stock outstanding and entitled to vote at the special meeting.

Q.
What am I being asked to vote on?

A.
You are being asked to vote on the following:

•
The approval of a proposal to adopt the merger agreement, which provides for the acquisition of the Company by Parent;

•
The approval of a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement; and

•
The approval by non-binding, advisory vote, of certain compensation arrangements for our named executive officers in connection with the merger.

Q.
What are the voting recommendations of the Board?

A.
The Board recommends that you vote your shares of common stock "FOR" the proposal to adopt the merger agreement, "FOR" the proposal to adjourn the special meeting and "FOR" the non-binding proposal regarding certain merger-related executive compensation arrangements.

Q.
How do I vote?

A.
If you are a stockholder of record (that is, if your shares of common stock are registered in your name with The Bank of New York Mellon, our transfer agent), there are four ways to vote:

•
By attending the special meeting and voting in person by ballot;

•
By visiting the Internet at www.proxyvote.com;

•
By calling toll-free (within the U.S. or Canada) 1-800-690-6903; or

•
By completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope.

  A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible.

  Even if you plan to attend the special meeting in person, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a "legal" proxy to vote shares which you beneficially own, you may still vote your shares of common stock in person at the special meeting even if you have previously voted by proxy. If you are present at the special meeting and vote in person, your previous vote by proxy will not be counted.

Q.
What if I hold my shares of common stock in "street name"?

A.
You should follow the voting directions provided by your bank, brokerage firm or other nominee. You may complete and mail a voting instruction form to your bank, brokerage firm or other nominee or, in most cases, submit voting instructions by telephone or over the Internet to your bank, brokerage firm or other nominee. If you provide specific voting instructions by mail, telephone or the Internet, your bank, brokerage firm or other nominee will vote your shares of common stock as you have directed. Please note that if you wish to vote in person at the special meeting, you must obtain a "legal" proxy from your bank, brokerage firm or other nominee.

Q.
Can I change my mind after I vote?

A.
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•
submitting a new proxy by telephone or over the Internet after the date of the earlier submitted proxy;

•
signing another proxy card with a later date and returning it to us prior to the special meeting; or

•
attending the special meeting and voting in person.

  If you hold your shares of common stock in "street name," you should contact your bank, brokerage firm or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a "legal" proxy from your bank, brokerage firm or other nominee.

Q.
Who will count the votes?

A.
A representative of Broadridge Financial Solutions, Inc. will serve as the independent inspector of elections and will count the votes.

Q.
What does it mean if I receive more than one proxy card?

A.
It means that you have multiple accounts with brokers or our transfer agent. Please vote all of these shares. We encourage you to register all of your shares of common stock in the same name and address. You may do this by contacting your broker or our transfer agent. Our transfer agent may be reached at (888) 213-0972 or at the following address:

      BNY Mellon
      480 Washington Boulevard
      Jersey City, NJ 07310-1900

Q.
Will my shares of common stock be voted if I do not provide my proxy?

A.
If you are the stockholder of record and you do not vote or provide a proxy, your shares of common stock will not be voted.

  If your shares of common stock are held in "street name," they may not be voted if you do not provide the bank, brokerage firm or other nominee with voting instructions. Currently, banks, brokerage firms or other nominees have the authority to vote shares of common stock for which their customers do not provide voting instructions on certain "routine" matters. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the merger agreement, the proposal to approve the adjournment of the special meeting, and the non-binding proposal regarding certain merger-related executive compensation arrangements, and, as a result, absent specific instructions from the beneficial owner of such shares of common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of common stock on any of the proposals to be voted on at the special meeting.

Q.
What vote is required to approve the proposal to adopt the merger agreement?

A.
The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock. If you fail to grant a proxy or vote in person at the special meeting, abstain from voting, or do not provide your bank, brokerage firm or other nominee with voting instructions, this will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. Pursuant to voting agreements between Parent, Merger Sub and each of Mr. Lawson, Dr. Wadhwani and Mr. Debes, such individuals have agreed to vote, subject to certain exceptions, all of their common stock in favor of the proposal to adopt the merger agreement. As of the date of this proxy statement, Mr. Lawson, Dr. Wadhwani and Mr. Debes collectively own approximately 9% of the outstanding common stock. For more information, see "The Merger—Voting Agreements."

Q.
What vote is required to approve the proposal to adjourn the special meeting?

A.
Approval of the proposal to adjourn the special meeting requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. Abstaining from voting will have the same effect as a vote "AGAINST" the proposal to adjourn the special meeting. If you fail to submit a proxy or to vote in person at the special meeting or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of common stock will not be voted, but this will not have any effect on the proposal to adjourn the special meeting.

Q.
What vote is required to approve the non-binding proposal regarding certain merger-related executive compensation arrangements?

A.
Approval of the non-binding proposal regarding certain merger-related executive compensation arrangements requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. Abstaining will have the same effect as a vote "AGAINST" the non-binding proposal regarding certain merger-related executive compensation arrangements. If you fail to submit a proxy or to vote in person at the special meeting or if your shares of common stock are held through a bank, brokerage firm or other nominee and you do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of common stock will not be voted, but this will not have any effect on the non-binding proposal regarding certain merger-related executive compensation arrangements. Stockholders should note that the non-binding proposal regarding certain merger-related executive compensation arrangements is merely an advisory vote which will not be binding on Lawson, the Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the non-binding, advisory vote, if the merger is consummated, our named executive officers will be eligible to receive the various change in control payments and benefits in accordance with the terms and conditions applicable to those arrangements.

Q.
Should I send in my stock certificates now?

A.
No. You will be sent a letter of transmittal promptly after the completion of the merger, describing how you may surrender your shares of common stock in exchange for the per share merger consideration. If your shares of common stock are held in "street name" by your bank, brokerage firm or other nominee, you may receive instructions from your bank, brokerage firm or other nominee as to what action, if any, is necessary to effect the surrender of your shares of common stock in exchange for the per share merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.
Am I entitled to exercise dissenters rights under the DGCL instead of receiving the per share merger consideration for my shares of common stock?

A.
Yes. As a holder of common stock, you are entitled to exercise dissenters rights under the DGCL in connection with the merger if you take certain actions and meet certain conditions. For more information, see "Dissenters Rights" and Annex C.

Q.
Who can help answer my other questions?

A.
If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of common stock, or need additional copies of the proxy statement or the enclosed proxy card, please call our proxy solicitor, MacKenzie Partners, Inc., which we refer to as MacKenzie Partners, toll-free at (800) 322-2885.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement contains forward-looking statements that contain risks and uncertainties. These forward looking statements contain statements of intent, belief or current expectations of Lawson and its management. Such forward-looking statements, including statements regarding the merger, are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. Risks and uncertainties that may cause such differences include but are not limited to: the risk that the pending merger may not be completed on a timely basis, if at all; the risk that the conditions to the consummation of the merger may not be satisfied; the risk that the merger may involve unexpected costs, liabilities or delays; the risk that expected benefits of the merger may not materialize as expected; the risk that, prior to the completion of the merger, Lawson's business may experience significant disruptions, including loss of customers or employees, due to transaction-related uncertainty or other factors; the fact that legal proceedings have been instituted and the possibility that additional legal proceedings may be instituted against Lawson, its directors and/or others relating to the merger and the outcome of such proceedings; the possible occurrence of an event, change or other circumstance that could result in termination of the merger agreement; uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; the impact of foreign currency exchange rate fluctuations; changes in conditions in Lawson's targeted industries; the outcome of pending litigation; the relief sought by Lawson with respect to the judgment in the ePlus litigation might not be granted in whole or part; and other risk factors listed in Lawson's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this proxy statement.

 PARTIES TO THE MERGER

The Company

Lawson Software, Inc.
380 St. Peter Street
St. Paul, Minnesota 55102
(650) 767-7000

        The Company was founded and incorporated in 1975, reincorporated in Delaware in February 2001 and underwent a reorganization in connection with our acquisition of Intentia International AB in 2006. Lawson is a global provider of enterprise software with corporate headquarters located in Saint Paul, Minnesota. Lawson provides business application software, maintenance and consulting to customers conducting business primarily in services, trade and manufacturing/distribution. We specialize in and target specific industries through our two reportable segments: S3 Industries segment which targets customers in the healthcare, public sector and services industries as well as the horizontal market for our human capital management product line and M3 Industries segment which targets customers in the equipment service management & rental, consumer products and manufacturing & distribution industries.

Parent

GGC Software Holdings, Inc.
c/o Golden Gate Capital
One Embarcadero Center, 39th Floor
San Francisco, California 94111
(415) 983-2700

        Parent is a Delaware corporation and a holding company that owns SoftBrands. Parent was formed as Steel Holdings, Inc. in 2009 in connection with the acquisition of SoftBrands by investment funds managed by Golden Gate, and its name was changed to GGC Software Holdings, Inc. on April 25, 2011. SoftBrands is a provider of enterprise software and related professional services to approximately 5,000 customers in more than 100 countries. Parent has established a worldwide infrastructure for distribution, development and support of enterprise software. Parent operates in two principal business segments: manufacturing software and hospitality software. Upon completion of the merger, Lawson will be a direct wholly owned subsidiary of Parent. Other investment funds managed by Golden Gate control Infor.

Merger Sub

Atlantis Merger Sub, Inc.
c/o Golden Gate Capital
One Embarcadero Center, 39th Floor
San Francisco, California 94111
(415) 983-2700

        Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent that was formed by Parent solely for the purpose of facilitating the acquisition of the Company. To date, Merger Sub has not carried on any activities other than those related to its formation, completing the transactions contemplated by the merger agreement and arranging the related financing. Upon completion of the merger, Merger Sub will cease to exist.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        The special meeting will be held at Lawson's Corporate Headquarters, Second Floor, Hiawatha & Superior Meeting Rooms, 380 St. Peter Street, St. Paul, Minnesota on June 29, 2011 at 10:00 a.m., local time. We refer to the special meeting and any adjournments or postponements thereof as the special meeting. At the special meeting, holders of common stock will be asked to approve the proposal to adopt the merger agreement, to approve the proposal to adjourn the special meeting and to approve the non-binding proposal regarding certain merger-related executive compensation arrangements.

Record Date and Quorum

        We have fixed the close of business on May 27, 2011 as the record date for the special meeting, and only holders of record of common stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of common stock at the close of business on the record date. On the record date, there were 164,628,593 shares of common stock outstanding and entitled to vote. Each share of common stock entitles its holder to one vote on all matters properly coming before the special meeting.

        A majority of the shares of common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Shares of common stock represented at the special meeting but not voted, including shares of common stock for which a stockholder directs an "abstention" from voting, as well as broker non-votes, if any, will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the special meeting. Once a share of common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed.

Attendance

        Only stockholders of record or their duly authorized proxies have the right to attend the special meeting. To gain admittance, you must present a valid photo identification, such as a driver's license or passport. If you hold shares of common stock in "street name" (that is, in a brokerage account or through a bank or other nominee) and you would like to attend the special meeting, you will need to bring a valid photo identification and proof of ownership, such as a brokerage statement as of a recent date, a copy of your voting instruction form or a "legal" proxy from your broker, bank or other nominee. If you wish to vote in person at the special meeting, you must obtain a "legal" proxy from your broker, bank or other nominee. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Vote Required

        Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock. Pursuant to voting agreements between Parent, Merger Sub and each of Mr. Lawson, Dr. Wadhwani and Mr. Debes, such individuals have agreed to vote, subject to certain exceptions, all of their shares of common stock in favor of the proposal to adopt the merger agreement. As of the date of this proxy statement, Mr. Lawson, Dr. Wadhwani and Mr. Debes collectively own approximately 9% of the outstanding common stock.

        For the proposal to adopt the merger agreement, you may vote "FOR," "AGAINST" or "ABSTAIN". Abstentions will not be counted as votes cast in favor of the proposal to adopt the merger agreement but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or abstain, it will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. If you hold your shares in "street name," the failure to instruct your broker, bank or other nominee how to vote your shares will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

        Approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. For the proposal to adjourn the special meeting, you may vote "FOR," "AGAINST" or "ABSTAIN". For purposes of this proposal, if your shares of common stock are present at the special meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted "AGAINST" the proposal. If you fail to submit a proxy or to vote in person at the special meeting, or if there are broker non-votes, your shares of common stock not voted will not be counted in respect of, and will not have any effect on, the proposal to adjourn the special meeting.

        Approval of the non-binding, advisory vote regarding certain merger-related executive compensation arrangements requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. For the non-binding proposal regarding certain merger-related executive compensation arrangements, you may vote "FOR," "AGAINST" or "ABSTAIN". For purposes of this proposal, if your shares of common stock are present at the special meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted "AGAINST" the proposal. If you fail to submit a proxy or vote in person at the special meeting, or if there are broker non-votes, your shares of common stock not voted will not be counted in respect of, and will not have any effect on, the non-binding proposal regarding certain merger-related executive compensation arrangements.

        If your shares of common stock are registered directly in your name with our transfer agent, The Bank of New York Mellon, you are considered, with respect to those shares of common stock, the "stockholder of record." This proxy statement and proxy card have been sent directly to you by the Company.

        If your shares of common stock are held through a bank, brokerage firm or other nominee, you are considered the "beneficial owner" of shares of common stock held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

        If you are a stockholder of record, there are four ways to vote:

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  By completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope;

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  By visiting the Internet at www.proxyvote.com;

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  By calling toll-free (within the U.S. or Canada) 1-800-690-6903; or

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  By attending the special meeting and voting in person by ballot.

        If you are a beneficial owner of common stock held in "street name", you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted.

        Banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the merger agreement, the proposal to approve the adjournment of the special meeting, and the non-binding proposal regarding certain merger-related executive compensation arrangements, and, as a result, absent specific instructions from the beneficial owner of such shares of common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of common stock on any of the proposals to be voted on at the special meeting. Broker non-votes, if any, will be counted for purposes of determining a quorum, but will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

        Please note that if you are a beneficial owner of common stock and wish to vote in person at the special meeting, you must obtain a "legal" proxy from your bank, brokerage firm or other nominee.

        Please refer to the instructions on your proxy card to determine the deadlines for voting over the Internet or by telephone. If you choose to vote by mailing a proxy card, your proxy card must be received by our General Counsel and Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to stockholders of record that will enable you to receive the per share merger consideration in exchange for your stock certificates.

        If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of common stock in the way that you indicate.

        If you properly sign your proxy card but do not mark the boxes showing how your shares of common stock should be voted on a matter, the shares of common stock represented by your properly signed proxy will be voted "FOR" the proposal to adopt the merger agreement, "FOR" the proposal to adjourn the special meeting and "FOR" the non-binding proposal regarding certain merger-related executive compensation arrangements.

        IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET.

        As of May 27, 2011, the record date, the directors and executive officers of the Company (including Mr. Lawson, Dr. Wadhwani and Mr. Debes) beneficially owned and were entitled to vote, in the aggregate, 15,221,257 shares of common stock (excluding any shares of common stock deliverable upon exercise or conversion of any options and restricted stock units), representing approximately 9.3% of the outstanding shares of common stock on the record date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of common stock "FOR" the proposal to adopt the merger agreement, "FOR" the proposal to adjourn the special meeting and "FOR" the non-binding proposal regarding certain merger-related executive compensation arrangements.

Proxies and Revocation

        Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting. If your shares of common stock are held in "street name" by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee how to vote your shares of common stock using the instructions provided by your bank, brokerage firm or other nominee.

        If you are a stockholder of record, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is voted at the special meeting by:

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  submitting a new proxy by telephone or over the Internet after the date of the earlier voted proxy;

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  signing another proxy card with a later date and returning it to us prior to the special meeting; or

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  attending the special meeting and voting in person.

        If you hold your shares of common stock in "street name," you should contact your bank, brokerage firm or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a "legal" proxy from your bank, brokerage firm or other nominee.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. We may also postpone the special meeting under certain circumstances. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Payment of Solicitation Expenses

        The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. The Company may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of common stock for their expenses in forwarding soliciting materials to beneficial owners of common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by email, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

        The Company has engaged MacKenzie Partners to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay MacKenzie Partners a fee of approximately $40,000 and Euroclear Sweden AB a fee of approximately 60,000 Swedish Krona, or approximately $10,000. The Company will reimburse MacKenzie Partners for reasonable out-of-pocket expenses and will indemnify MacKenzie Partners and its affiliates against certain claims, liabilities, losses, damages and expenses.

Questions and Additional Information

        If you have questions about the merger, the special meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, please call MacKenzie Partners toll-free at (800) 322-2885.

THE MERGER (PROPOSAL 1)

        This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

 The Merger

        The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to do business following the merger. As a result of the merger, the Company will cease to be a publicly traded company. You will not own any shares of the capital stock of the surviving corporation.

Merger Consideration

        In the merger, each outstanding share of common stock (except for the excluded shares) will be automatically cancelled and converted into the right to receive the per share merger consideration of $11.25 in cash, less any applicable withholding taxes.

Background of the Merger

        On May 24, 2010, Carl C. Icahn and certain of his affiliates, who we refer to as the Icahn Group. filed a Schedule 13D with the Securities and Exchange Commission, which we refer to as the SEC, disclosing that the Icahn Group beneficially owned approximately 8.54% of the outstanding common stock and stating that the Icahn Group "intend[ed] to seek to have conversations with management of the [Company] to discuss the business and operations of the [Company] and the maximization of shareholder value." Between May 24, 2010 and January 25, 2011, the Icahn Group acquired additional shares of common stock. As of April 26, 2011, the Icahn Group publicly reported that it beneficially owned approximately 10.9% of the outstanding common stock.

        Following the initial Schedule 13D filing by the Icahn Group, the Company retained Skadden, Arps, Slate, Meagher & Flom LLP, which we refer to as Skadden, as outside counsel and Barclays Capital as financial advisor.

        From time to time prior to June 2010, Infor expressed interest in a possible business combination transaction with the Company.

        On June 4, 2010, Jim Schaper, then the Chairman and Chief Executive Officer of Infor, sent a letter to Harry Debes, the Chief Executive Officer and President of the Company, indicating that Infor and Golden Gate would be interested in participating in any process to sell the Company but that Infor did not want to initiate such a process. That letter indicated that, based on publicly available information, Infor and Golden Gate were prepared to offer at least $9.25 to $10.25 per share for all of the issued and outstanding shares of common stock.

        On June 11, 2010, the Board met telephonically, together with members of Company management and representatives of Skadden and Barclays Capital, to discuss Infor's indication of interest. Following the meeting of the Board, Mr. Debes contacted Mr. Schaper to clarify whether Infor's letter was intended as an offer to acquire the Company. Subsequently, Mr. Schaper informed Mr. Debes that Infor was pursuing another alternative and did not intend to pursue an acquisition of the Company at such time.

        On January 4, 2011, Charles Phillips, the current Chief Executive Officer of Infor, contacted Mr. Debes and requested a meeting with key executives of the Company to discuss the Company's business.

        On January 6, 2011, Mr. Debes informed certain members of the Board of Infor's request for a meeting with the Company.

        On January 11, 2011, Infor and the Company entered into a mutual non-disclosure agreement. Later that day, representatives of the Company, including Mr. Debes and Stefan Schulz, the Company's Chief Financial Officer, met with representatives of Infor, including Mr. Phillips and Kevin Samuelson, Infor's Senior Vice President of Mergers & Acquisitions, in New York at which meeting the representatives of the Company provided a high-level overview of the Company's business plan, forecasts and strategy.

        On January 13, 2011, at the Board's regular quarterly meeting, which was also attended by members of Company management, Mr. Debes updated the members of the Board on the January 11, 2011 meeting with representatives of Infor.

        On January 21, 2011, Mr. Phillips contacted Mr. Debes and indicated that Infor and Golden Gate would be interested in making an offer to acquire the Company for a price between $10.25 and $10.50 per share. Mr. Debes replied that the Board would consider any proposal from Infor and Golden Gate, but Mr. Debes did not believe that the proposed price was adequate.

        On January 28, 2011, Mr. Phillips telephoned Mr. Debes to inform him that he would be delivering a written proposal to the Company. Shortly thereafter, Mr. Phillips sent Mr. Debes a written proposal by Infor and Golden Gate to acquire all of the issued and outstanding shares of common stock at a purchase price of $11.00 per share in cash. The proposal contemplated that the acquisition of the Company would be completed using a newly-created company that would be an affiliate of Infor and Golden Gate and that the acquisition would be financed with $450 million in equity contributions from one or more funds affiliated with Golden Gate, $1.361 billion in debt financing and $417 million of the Company's cash. Attached to the proposal were "highly confident" letters from two financial institutions relating to the debt financing contemplated by the proposal. The proposal also contained a 30-day exclusivity provision. Also on January 28, 2011, a representative of one of the financial institutions that provided "highly confident" letters relating to the debt financing for the proposed transaction contacted Mr. Schulz and discussed the financing for the proposed transaction.

        On January 31, 2011, the Board met telephonically, together with members of Company management and representatives of Skadden and Barclays Capital, and discussed Infor's and Golden Gate's proposal. Representatives of Skadden discussed the Board's fiduciary duties and the Board discussed the process and timetable for evaluating and responding to the proposal. Following the meeting of the Board, Mr. Debes sent Mr. Phillips a letter indicating that the Board was reviewing the terms of Infor's and Golden Gate's proposal and that the Company expected to be able to provide a response within two weeks. Also on January 31, 2011, Mr. Schulz contacted Mr. Samuelson to inform him that Infor's and Golden Gate's proposal did not accurately reflect the Company's forecasted year-end cash position as previously disclosed to representatives of Infor on January 11, 2011.

        On February 2, 2011, Mr. Debes contacted Mr. Phillips and informed him that the Board would be meeting on February 6, 2011, and that Mr. Debes would contact Mr. Phillips after the meeting. Mr. Debes also reminded Mr. Phillips that Infor's and Golden Gate's proposal did not accurately reflect the Company's forecasted year-end cash. Mr. Phillips stated that the discrepancy in the amount of the Company's cash did not affect the other terms of the proposal.

        On February 4, 2011, Mr. Debes contacted Mr. Phillips to discuss a potential timeline for a transaction and the implications the timing of the transaction would have with respect to the Company's projected cash balance at closing. Mr. Phillips indicated that the fluctuations in the Company's projected cash balance did not affect Infor's and Golden Gate's proposal.

        On February 6, 2011, the Board met telephonically, together with members of Company management and representatives of Skadden and Barclays Capital, to consider Infor's and Golden

Gate's proposal. At that meeting, the Board formally authorized the Company to retain Barclays Capital as the Company's financial advisor in connection with the proposal. At that meeting, representatives from Barclays Capital reviewed financial data and analyses with the Board and discussed the feasibility of the debt financing for the proposal in the current leveraged financing market. Representatives of Barclays Capital also reviewed the trading history of the common stock following May 21, 2010, the trading day prior to the date on which the Icahn Group filed a Schedule 13D disclosing that it had accumulated a stake in the common stock, noting that, since such date, the common stock had begun to trade at increased multiples compared to comparable companies. Representatives of Skadden then reviewed the director's fiduciary duties in light of the proposal. Following discussion, the Board determined that, while it would be willing to consider a potential transaction with Infor and Golden Gate at an appropriate valuation and upon other acceptable terms and conditions, the proposal by Infor and Golden Gate did not fully reflect the value of the Company, its business and prospects. The Board also considered the advisability of contacting other potential acquirors, including industry participants and other financial sponsors, to ascertain their interest in pursuing a transaction with the Company, but determined not to actively solicit any other potential acquirors unless and until the Company received a proposal from Infor and Golden Gate that the Board would be interested in pursuing. The Board also authorized management to provide additional information to Infor and Golden Gate in an attempt to demonstrate that the intrinsic value of the Company was greater than the value indicated in the proposal.

        On February 7, 2011, Mr. Debes sent Mr. Phillips a letter stating that the Board had determined that Infor's and Golden Gate's proposed price of $11.00 per share did not adequately reflect the value of the Company and offering to have representatives of the Company meet with representatives of Infor and Golden Gate and share additional information about the Company to demonstrate the Company's inherent value.

        On February 10, 2011, representatives of the Company, including Mr. Debes and Mr. Schulz, and representatives of Barclays Capital met with representatives of Infor, including Mr. Phillips and Mr. Samuelson, and representatives of Golden Gate in New York. During such meeting, the representatives of the Company provided additional information about the Company, its business and its strategic plan.

        On February 15, 2011, Mr. Phillips contacted Mr. Debes and indicated that Infor and Golden Gate were prepared to submit a revised proposal to acquire the Company at a price of $11.10 per share. Mr. Debes informed Mr. Phillips that, while he would bring such a proposal to the Board, he believed that the value of the Company warranted a higher price. Later that day, Mr. Phillips contacted Mr. Debes again and indicated that Infor and Golden Gate would submit a further revised offer at a price of $11.25 per share, which Mr. Phillips indicated was the highest price that Infor and Golden Gate would be willing to pay.

        On February 16, 2011, Mr. Phillips sent Mr. Debes a revised written proposal by Infor and Golden Gate providing for an affiliate of Infor and Golden Gate to acquire all of the issued and outstanding shares of common stock at a price of $11.25 per share in cash. The terms of the revised proposal, including the proposed structure of the transaction, were otherwise substantially similar to Infor's and Golden Gate's January 28, 2011 proposal, including a 30-day exclusivity provision, but the revised proposal did not include an updated summary of the sources and uses of funds in connection with the transaction.

        On February 17, 2011, the Board met telephonically, together with members of Company management and representatives of Skadden and Barclays Capital, to consider Infor's and Golden Gate's revised proposal. At this meeting, representatives of Barclays Capital summarized an updated financial analysis with respect to Infor's and Golden Gate's revised proposal. They also provided an overview of strategic and financial parties that, based on their involvement, or the involvement of their portfolio companies, in the business software industry and their size, or the size of their investment funds, might potentially be interested in pursuing an acquisition of the Company. Representatives of Skadden provided advice to the Board regarding the directors' fiduciary duties in evaluating and responding to Infor's and Golden Gate's proposal. The Board considered the risks of executing the Company's strategic plan, including risks relating to identifying, acquiring and integrating acquisition targets in the future. After deliberation, the Board determined that the $11.25 per share price proposed by Infor and Golden Gate represented an attractive enough valuation to continue discussions and authorized the Company's management and advisors to enter into negotiations with Infor and Golden Gate but not to agree to the request for exclusivity. The Board then discussed means for ensuring that, should the Company enter into a transaction based on the proposal by Infor and Golden Gate, the stockholders of the Company would receive the best price reasonably attainable. After considering the risks to the Company that could result from public disclosure that the Company was considering a potential sale transaction, the Board instructed Barclays Capital to contact, on a confidential basis, five specified industry participants and two specified private equity firms to determine their potential interest in acquiring the Company.

        On February 17, 2011, after the meeting of the Board, Mr. Debes contacted Mr. Phillips to inform him that the Board had authorized discussions between the parties.

        On February 18, 2011, Mr. Debes sent Mr. Phillips a letter indicating that the Board had authorized the Company's management to enter into negotiations and permit Infor and Golden Gate to conduct due diligence. The letter stated that the Board's determination was premised on any transaction being on typical terms and conditions and that any transaction, including the final price and contractual terms, remained subject to approval by the Board.

        On February 18 and 19, 2011, Mr. Debes, Mr. Phillips, other representatives of the Company and Infor, and representatives of Barclays Capital, Golden Gate and Evercore Partners, Infor's and Golden Gate's financial advisor, engaged in preliminary due diligence discussions.

        On February 22, 2011, representatives of Barclays Capital, on behalf of the Company, contacted five of the strategic parties previously identified to the Board and a member of the Board separately contacted the CEO of one of the five strategic parties in order to determine their potential interest in pursuing a transaction with the Company. Four of these five parties did not express an interest in a transaction with the Company. The fifth, Party A, initially indicated that it would consider whether it would have an interest in a transaction with the Company.

        On February 23, 2011, representatives of the Company and Barclays Capital met with representatives of Infor and Golden Gate in Minneapolis. On February 24, 2011, representatives of the Company, Infor and Golden Gate met in New York. At these meetings, representatives of the Company gave presentations regarding various aspects of the Company's business.

        On February 24, 2011, representatives of Barclays Capital, on behalf of the Company, contacted representatives of Golden Gate and Infor to discuss the financial terms, conditions and structure of Infor's and Golden Gate's proposed financing.

        On February 24, 2011, Mr. Debes and Mr. Phillips discussed the progress that had been made during the diligence meetings and Infor's and Golden Gate's proposed financing for the transaction.

        During the weeks of February 28, 2011 and March 7, 2011, representatives of the Company, Infor and Golden Gate, together with their respective financial advisors, held additional diligence meetings and discussions.

        On March 2, 2011, representatives of Barclays Capital, on behalf of the Company, contacted two private equity firms regarding their potential interest in acquiring the Company. These two firms were selected because the size of their funds would enable them to finance an acquisition of the Company and because their portfolio holdings included companies that might provide synergies and, therefore, might enable such firms to achieve a higher valuation for the Company than other private equity firms. One of these two private equity firms indicated that it was not interested in pursuing an acquisition of the Company. The other private equity firm, Party B, initially indicated that it would consider whether it would have an interest in a transaction with the Company.

        On March 7, 2011, representatives of Infor and the Company discussed the diligence process and Mr. Samuelson informed Mr. Schulz that Kirkland & Ellis LLP, which we refer to as Kirkland, Infor's and Golden Gate's outside counsel, would be providing Skadden with a draft merger agreement by the end of the week.

        On March 8, 2011, during trading hours, Reuters published an article that was neither authorized nor contributed to by the Company or any authorized representative of the Company reporting that the Board had engaged Barclays Capital to explore a possible sale of the Company. That day, the closing price of the common stock on NASDAQ was $11.19 per share, an increase of approximately 13.3% over the previous day's closing price. The following day, the common stock closed at a price of $11.45 per share, above Infor's and Golden Gate's proposed price of $11.25 per share. The common stock continued to trade at prices above $11.25 per share until April 26, 2011, the day the transaction was publicly announced.

        On March 8, 2011, following publication of the Reuters article, Mr. Phillips informed Mr. Debes that Infor and Golden Gate would not increase their proposed price above $11.25 per share of common stock. Mr. Debes and Mr. Phillips also discussed the possibility of issuing a press release confirming that the Company was in discussions with Infor and Golden Gate.

        On March 8, 2011, the Company and Party A, a strategic party that had been contacted by Barclays Capital on behalf of the Company regarding its potential interest in entering into a business combination with the Company, entered into an amendment to a previously-existing confidentiality agreement in order to facilitate discussions that might lead to an expression of interest in a transaction.

        Between March 8, 2011, and March 10, 2011, four additional financial parties and one additional strategic party contacted Barclays Capital or the Company to express their possible interest in exploring a business combination transaction with the Company. Each of the financial parties subsequently determined that they were not interested in pursuing a transaction with the Company.

        On March 9, 2011, the Company and Infor entered into a joint defense agreement to facilitate due diligence of certain existing litigation matters involving the Company.

        On March 10, 2011, Mr. Schulz and representatives of Barclays Capital held a due diligence conference call with Party B, a financial party that Barclays Capital had previously contacted regarding its potential interest in acquiring the Company, in anticipation of a March 14, 2011 meeting between representatives of the Company and Party B.

        On March 11, 2011, Mr. Debes and Mr. Schulz met with representatives of Party A to discuss Party A's potential interest in acquiring the Company. The representatives of Party A requested a subsequent call with representatives of the Company regarding certain information technology matters in order to determine whether Party A would have any interest in acquiring the Company.

        On March 11, 2011, the Board met telephonically, together with members of Company management and representatives of Skadden and Barclays Capital, and discussed the impact on the Company and its stock price of the Reuters article and subsequent reports regarding the possibility that the Company was considering a sale transaction. The Board determined that the Company should issue a press release confirming that the Company had received an unsolicited proposal from Infor and Golden Gate to acquire the Company for $11.25 per share in cash, and that it had retained Barclays Capital as its financial advisor to assist the Board in connection with evaluating Infor's and Golden

Gate's proposal, as well as other alternatives. On March 11, 2011 the Company issued a press release to this effect.

        On March 12, 2011, subsequent to the Company issuing the March 11, 2011 press release, Party B indicated that it would not be interested in a transaction at or above the $11.25 per share price indicated in the press release and cancelled the meeting that was planned for March 14, 2011.

        On March 13, 2011, representatives of Barclays Capital, at the direction of the Company, delivered a form of confidentiality agreement to Party C, a strategic party that had contacted Barclays Capital following publication of the Reuters article and expressed interest in a possible business combination transaction with the Company.

        On March 14, 2011, Kirkland delivered to Skadden an initial draft merger agreement. The draft merger agreement indicated that Infor and Golden Gate would be requesting voting agreements from certain directors.

        On March 14, 2011, representatives of the Company held discussions with representatives of Party A regarding certain information technology matters.

        On March 14, 2011, Mr. Debes and Mr. Schulz conducted a due diligence session in New York with certain of Infor's and Golden Gate's potential financing sources. Following this meeting, Mr. Debes and Mr. Schulz met with representatives of the Icahn Group in New York. The Icahn Group representatives indicated that the Icahn Group would support a process to sell the Company. Later that same day, the Icahn Group filed an amendment to its Schedule 13D to that effect.

        Also on March 15, 2011, Party C submitted to Barclays Capital comments to the form of confidentiality agreement previously provided to it. Barclays Capital responded to Party C and requested a call to discuss the terms of the confidentiality agreement but Party C did not respond. Party C subsequently confirmed to Barclays Capital that it was not interested in pursuing an acquisition of the Company.

        On March 16, 2011, Kirkland and Skadden discussed the terms of the initial draft merger agreement.

        On March 20, 2011, Skadden delivered a markup of the merger agreement to Kirkland.

        Also on March 20, 2011, Party A informed Barclays Capital that it did not have an interest in pursuing a business combination transaction with the Company and that fact was communicated to the Company.

        On March 22, 2011, Barclays Capital, at the direction of and on behalf of the Company, contacted two additional strategic parties to determine whether they would have any interest in a business combination transaction with the Company. Both of the strategic parties indicated that they were not interested in pursing such a transaction with the Company and that fact was communicated to the Company.

        Also on March 22, 2011, representatives of Kirkland and Skadden discussed Skadden's markup of the merger agreement. During this discussion, representatives of Kirkland informed representatives of Skadden that Golden Gate intended to structure the transaction as an acquisition of the Company by SoftBrands, a separate Golden Gate portfolio company, instead of using a newly-formed company. Representatives of Kirkland indicated that they did not believe that this revised structure would negatively impact the financing for the transaction.

        On March 24, 2011, the Board met in person, with members of Company management and representatives of Skadden and Barclays Capital in attendance, to discuss the status of the potential transaction proposed by Infor and Golden Gate and to review other potential strategic alternatives. At the meeting, representatives of Barclays Capital presented analyses of certain alternatives to the proposed transaction, including a sale or divestiture of the Company's M3 division, a leveraged share buyback by the Company and a hypothetical leveraged buyout transaction by a private equity firm that would use a newly-formed acquisition entity rather than an existing portfolio company. Representatives of Barclays Capital also discussed the proposed financing for the transaction, including an assessment of the feasibility of completing the financing given current market conditions. Representatives of Skadden addressed the Board's fiduciary duties, reviewed a summary of material terms of the merger agreement and summarized the status of the negotiations and outstanding issues based on their discussions with representatives of Kirkland. The Board then discussed with representatives of management, Barclays Capital and Skadden the risk that the proposed financing for the transaction might not be completed, including as a result of the acquiring entity's reliance on the Company's cash balance for a portion of the financing. The Board instructed management to obtain additional information regarding the proposed financing for the transaction and the amount of the Company's cash that Infor and Golden Gate were contemplating would be used in connection with the transaction before addressing any other issues that were outstanding.

        Later on March 24, 2011, Mr. Debes and Mr. Phillips discussed the potential timing of the proposed transaction, including the impact of the timing on the amount of the Company's cash that Infor and Golden Gate contemplated being available as part of the financing for the proposed transaction.

        On March 25, 2011, Kirkland provided Skadden with a revised draft merger agreement. Later that day, representatives of the Company, Skadden, Barclays Capital, Infor, Golden Gate and Kirkland discussed the transaction. Representatives of the Company stressed the importance of understanding the structure, amount and timing of the financing. Later that evening, Mr. Schulz and Mr. Samuelson discussed the Company's estimates of the cash that it would have available depending on the timing of the closing.

        On March 26, 2011, representatives of the Company informed representatives of Infor and Golden Gate that the Company needed to better understand certain aspects of the financing prior to working through additional issues under the merger agreement. Beginning on March 26 and continuing on March 27 and 28, representatives of the Company, Barclays Capital, Infor and Golden Gate discussed the Company's cash projections, Infor's and Golden Gate's projected sources and uses of funds in connection with the transaction and the amount of the Company's cash that Infor and Golden Gate were anticipating would be used in connection with the transaction. In order to increase the likelihood that the transaction would be consummated, the Company's representatives insisted that Infor and Golden Gate not assume that the Company would have more than $175 million of freely available cash at closing and that Golden Gate increase its equity commitment as necessary.

        On March 29, 2011, Mr. Phillips contacted Mr. Debes and agreed that the financing for the transaction would not contemplate that the Company would have more than $175 million of freely available cash at the closing. Later that day, representatives of Golden Gate and Infor informed Barclays Capital that, while they would agree that the financing for the transaction would not require more than $175 million in cash from the Company, they would insist on reducing the amount of the reverse termination fee if the closing of the merger does not occur solely because the Company has less than such amount of freely available cash.

        On March 30, 2011, representatives of the Company, Barclays, Skadden, Infor, Golden Gate and Kirkland discussed outstanding issues regarding the merger agreement, including the impact of the marketing period on the timing of the closing of the Merger, the terms of the non-solicitation provisions, the amounts and structures of the termination fee and the reverse termination fee and whether the acquiring entity would be entitled to expense reimbursement if the merger agreement is terminated under certain circumstances. Following that call, representatives of Skadden and Kirkland continued discussing the merger agreement. Later that day, Kirkland provided Skadden with initial drafts of the equity commitment letter and limited guarantee.

        On March 31, 2011, Skadden sent Kirkland a markup of the merger agreement, reflecting resolution of certain issues from the prior day's conversations as well as certain other changes. That same day, Infor provided Barclays Capital with a term sheet with respect to the debt financing for the proposed transaction.

        On the evening of March 31, 2011, the Board met telephonically, together with members of Company management and representatives of Skadden and Barclays Capital. At that meeting, Mr. Debes updated the Board on the status of the negotiations, including Infor's and Golden Gate's position that the reverse termination fee be reduced if the closing does not occur solely because the Company does not have at least $175 million of freely available cash. Representatives of Barclays Capital provided the Board with an overview of the debt financing based on the term sheet provided by Infor. Representatives of Skadden reviewed the Board's fiduciary duties and updated the Board on the open issues in the merger agreement, including the amount of the reverse termination fee, whether the acquiring entity would be entitled to reimbursement of expenses under certain circumstances and the timing of the marketing period under the merger agreement. The Board provided Skadden with input regarding resolution of the open issues.

        On April 1, 2011, Kirkland provided Skadden with an initial draft form of voting agreement. Later that day, Skadden provided Kirkland with additional changes to the merger agreement and ancillary documents.

        On April 5, 2011, Kirkland provided Skadden with a revised merger agreement.

        On April 6, 2011, representatives of Kirkland and Skadden discussed outstanding issues relating to the merger agreement and ancillary documents. The representatives of Kirkland informed the representatives of Skadden that Infor and Golden Gate were seeking voting agreements from Mr. Debes, Dr. Romesh Wadhwani and Richard Lawson in light of their ownership of common stock.

        On April 7, 2011, representatives of Infor and Golden Gate provided Skadden with an initial draft of the debt commitment letter.

        On April 8, 2011, representatives of the Company, Skadden, Barclays Capital, Infor, Golden Gate and Kirkland discussed certain outstanding issues regarding the merger agreement. Later that evening, representatives of Skadden and Kirkland continued to discuss the merger agreement and Skadden provided Kirkland with comments to the debt commitment letter.

        On April 9, 2011, representatives of Skadden and Kirkland discussed the Company's positions with respect to the outstanding issues in the merger agreement.

        Later on April 9, 2011, the Board met telephonically, together with members of Company management and representatives of Skadden and Barclays Capital. Representatives of Barclays Capital summarized the financial terms of the financing commitments and discussed the feasibility of completing the financing on such terms in light of current market conditions. Representatives of Skadden addressed issues relating to the Board's fiduciary duties and updated the Board regarding the status of the negotiations of the merger agreement. At that meeting, the Board provided representatives of Company management, Barclays Capital and Skadden with specific guidance regarding the resolution of several issues, including the amounts for the termination fee and reverse termination fee, a reduction of the reverse termination fee if the closing does not occur solely because the Company does not have at least $175 million of freely available cash, reimbursement of the acquiring entity's expenses in certain circumstances, subject to a cap, and the timing of the marketing period for the debt financing.

        On April 9, 2011, following the meeting of the Board, representatives of Skadden contacted representatives of Kirkland and conveyed a proposal for resolution of certain issues consistent with the Board's guidance.

        Between April 12, 2011 and April 20, 2011, representatives of Infor and Golden Gate conducted additional diligence with respect to existing litigation matters involving the Company.

        On April 13, 2011, an additional financial party contacted Barclays Capital and expressed potential interest in exploring an acquisition of the Company. Following a discussion between the financial party and Barclays Capital on April 14, 2011, the party did not express further interest in pursuing a transaction and that fact was communicated to the Company.

        On April 15, 2011, the Board met telephonically, together with members of Company management and representatives of Skadden and Barclays Capital. Representatives of Barclays Capital summarized developments relating to the debt commitment letter and representatives of Skadden updated the Board on the status of negotiations.

        On April 16, 2011, representatives of the Company, Skadden, Barclays Capital, Infor, Golden Gate and Kirkland discussed certain outstanding issues regarding the merger agreement.

        On April 17, 2011, Mr. Phillips provided Mr. Debes with a counter proposal to address certain outstanding issues in the merger agreement, including, among other things, the amount of the termination fee, the amount and structure of the reverse termination fee, the Company's obligation to reimburse the acquiring entity's expenses in certain circumstances, the Company's obligations to repatriate cash held by its foreign subsidiaries and the timing of the marketing period for the debt financing.

        From April 18, 2011 through April 20, 2011, representatives of the Company, Skadden, Barclays Capital, Infor, Golden Gate and Kirkland discussed the outstanding issues in the merger agreement. On April 18 and 19, 2011, Skadden provided Kirkland with additional comments on the merger agreement. On April 20, 2011, Kirkland provided Skadden with a revised draft of the merger agreement.

        From April 21, 2011 to April 24, 2011, representatives of the Company, Skadden, Barclays Capital, Infor, Golden Gate and Kirkland continued to negotiate outstanding items in the merger agreement, including provisions related to the impact of the financing on the timing of closing of the merger and, in particular, the timing of the marketing period for the debt financing.

        On April 22, 2011, representatives of Infor and Golden Gate provided Skadden with a revised draft of the debt commitment letter.

        On April 22, 2011, Mr. Phillips informed Mr. Debes that Golden Gate intended to effectuate the transaction through the parent company of SoftBrands, Steel Holdings, Inc., which would be renamed GGC Software Holdings, Inc.

        On April 24, 2011, the Board met telephonically, together with members of Company management and representatives of Skadden and Barclays Capital, to discuss the status of open issues relating to the merger agreement. At this meeting, representatives of Skadden addressed the directors' fiduciary duties, updated the Board on the status of the negotiations, and provided the Board with a summary of the material terms of the merger agreement, including the timing of the marketing period. The Board discussed certain aspects of the transaction, including the fact that the debt financing for the transaction would be contingent on receipt by the lenders of certain financial information of SoftBrands, an existing portfolio company of Golden Gate, and the additional risk this fact posed with respect to the timing of the transaction. In light of this additional risk, the Board instructed Company management and the Company's advisors to attempt to negotiate a higher reverse termination fee.

        On April 24, 2011, following the meeting of the Board, representatives of Skadden and Barclays Capital held discussions with representatives of Infor, Golden Gate and Kirkland regarding the amount of the reverse termination fee and the amount of expense reimbursement. Immediately following such discussions, Skadden provided Kirkland with a markup of the merger agreement.

        On April 25, 2011, representatives of Skadden, Barclays Capital, Infor, Golden Gate and Kirkland discussed the remaining open issues in the merger agreement, including the amount of the reverse termination fee, the amount of the termination fee and the amount of Parent's expenses that the Company would be obligated to reimburse should the merger agreement be terminated under certain circumstances. Representatives of Infor and Golden Gate indicated that they would be willing to increase the reverse termination fee conditioned on the Company's agreement to a proportional increase in the termination fee. Additionally, representatives of Golden Gate agreed to the Company's proposed amount of expense reimbursement.

        On April 25, 2011, the Board met telephonically, together with members of Company management and representatives of Barclays Capital and Skadden. The representatives of Skadden reviewed changes to the merger agreement since the last meeting of the Board and the terms of the revised merger agreement. In addition, the representatives of Skadden reviewed certain legal matters, including the Board's fiduciary duties in connection with the proposed transaction. Also at the meeting, the representatives of Barclays Capital reviewed with the Board Barclays Capital's financial analysis of the $11.25 per share consideration to be offered to the Company's stockholders in the merger. Following this presentation, Barclays rendered its oral opinion to the Board, subsequently confirmed in writing, that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its written opinion, from a financial point of view, the merger consideration of $11.25 per share to be offered to the stockholders of the Company was fair, from a financial point of view, to such stockholders. For more information about Barclays Capital's opinion, see below under the heading "—Opinion of Barclays Capital, Inc." The Board unanimously determined that the merger agreement, and the merger are fair to and in the best interests of Lawson and its stockholders, approved the merger and merger agreement and recommended that the Company's stockholders vote to adopt the merger agreement at any meeting of stockholders of the Company to be called for the purposes of acting thereon.

        After the Board meeting on April 25, 2011, Parent and Golden Gate finalized the debt commitment letter with their lenders and the parties finalized the merger agreement, the voting agreements, the equity commitment letters and the limited guarantees. On April 26, 2011, the parties executed the agreements in connection with the transaction.

        On April 26, 2011, prior to the opening of trading of the Company common stock on NASDAQ, the Company issued a press release announcing the execution of the merger agreement. Later that day, Infor and Golden Gate issued a press release regarding the merger agreement.

        On April 26, 2011, the Icahn Group filed an amendment to its Schedule 13D filing in which the Icahn Group indicated that it supported the Company's sale process.

Reasons for the Merger; Recommendation of the Board

        In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Board consulted with our senior management, outside legal counsel and independent financial advisors. In recommending that the Company's stockholders vote their shares of common stock in favor of adoption of the merger agreement, the Board also considered a number of factors, including the following:

Financial Terms; Fairness Opinion; Certainty of Value

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  The historic trading ranges of the common stock and the potential trading range of the common stock absent takeover speculation, including as a result of the publication of the March 8, 2011 Reuters article reporting that the Board had engaged Barclays Capital to explore a possible sale of the Company.

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  The fact that the merger consideration of $11.25 represented a premium/(discount) of approximately (8.4%), (0.6%) and 7.5% over/under the one, three and six month volume-weighted average prices of the common stock, prior to market close on April 25, 2011, the last trading day prior to the execution of the merger agreement.

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  The fact that the merger consideration of $11.25 represented a premium of approximately 49% over the closing price of the common stock on May 21, 2010, the last trading day prior to the date on which the Icahn Group filed a Schedule 13D disclosing that it had accumulated a stake in the common stock; a premium of approximately 28% over the closing price of the common stock on January 10, 2011, the last trading day prior to the date on which the Company entered into a non-disclosure agreement with Infor; a premium of approximately 14% over the closing price of the common stock on March 7, 2011, the last trading day prior to Reuters' publication of an article reporting that the Board had engaged Barclays Capital to explore a possible sale of the Company; a premium of approximately 17% over the average closing price of the common stock for the 90 calendar days prior to March 7, 2011; and a premium of approximately 35% over the average closing price of the common stock for the 52-week period prior to March 7, 2011.

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  Barclays Capital's presentation to the Board of certain valuation analyses and its opinion that, as of April 25, 2011, and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, from a financial point of view, the consideration to be offered to the stockholders of the Company in the merger was fair to such stockholders. For more information about Barclays Capital's opinion, see below under the heading "—Opinion of Barclays Capital Inc."

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  The Board's view, based on information provided by Barclays Capital, that the trading price of the common stock prior to publication of the March 8, 2011 Reuters article reporting that the Board had engaged Barclays Capital to explore a possible sale of the Company reflected a premium due to the Icahn Group's disclosure of its stake in the Company.

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  The fact that the all-cash merger consideration will provide certainty of value and liquidity to the Company's stockholders, while eliminating long-term business and execution risk.

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  The availability of dissenters rights to Company stockholders who comply with certain procedures under Delaware law.

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  Dissenters rights allow stockholders to have the "fair value" of the common stock determined by the Delaware Court of Chancery.

Financial Condition and Prospects of the Company; Strategic Alternatives

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  The difficulty of predicting future prospects for the Company on a standalone basis.

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  The increasing challenges faced by the Company as an independent company pursuing organic growth.

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  The fact that the Company's ability to implement its growth strategy was dependent on identification of attractive acquisition targets and its ability to acquire them at acceptable valuations and to integrate them successfully.

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  The perceived risks of continuing as a standalone company or pursuing other alternatives, including the sale or other disposition of the Company's M3 business or a leveraged stock repurchase; the range of potential benefits to the Company's stockholders of these alternatives; the assessment that no other alternatives were reasonably likely to create greater value for the Company's stockholders, taking into account risk of execution as well as business, competitive, industry and market risk, than the merger; and the potential near-term impact on the business of the March 8, 2011 Reuters article and the Company's March 11, 2011 press release disclosing that it had received a proposal from Infor and Golden Gate to be acquired for $11.25 per share.

Market Check; Alternative Proposals

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  The Board's view that the merger consideration was the highest price reasonably attainable by the Company's stockholders in a sale of the Company, considering potentially interested third parties and strategic opportunities.

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  The Board's view that the Company, with the assistance of its advisors, negotiated the highest price per share of common stock that Infor and Golden Gate were willing and able to cause Parent to pay.

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  The Board's view that the Company, with the assistance of Barclays Capital, identified and contacted a sufficient number of potential acquisition partners, including both strategic parties and financial parties, to obtain the best value reasonably available to the Company's stockholders.

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  The fact that, prior to the March 8, 2011 Reuters article and the Company's March 11, 2011 press release, Barclays Capital contacted a select group of strategic and financial parties to ascertain their potential interest in acquiring the Company.

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  The fact that following the March 8, 2011 Reuters article and the Company's March 11, 2011 press release, Barclays Capital contacted, and Barclays Capital or the Company were contacted by, additional strategic and financial parties regarding a potential transaction.

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  The fact that Barclays Capital had discussions with a total of eight strategic parties and seven financial parties, including those strategic and financial parties that Barclays Capital and Company management identified as likely potential acquirors.

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  The fact that, while there were preliminary discussions and meetings with several potential third party acquirors, each of the parties ultimately indicated that they were not interested in acquiring the Company at a price as high or higher than $11.25 per share.

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  The Board's view that third parties are not likely to be unduly deterred from making a superior proposal by the provisions of the merger agreement.

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  The fact that the Board may furnish information or enter into discussions in connection with an acquisition proposal if it determines in good faith, after consultation with its outside counsel and financial advisor, that such acquisition proposal constitutes or could be reasonably expected to result in a superior proposal and that the failure to do so would be reasonably likely to be inconsistent with the Board's fiduciary duties.

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  The fact that the Board could change its recommendation to the Company's stockholders with respect to adoption of the merger agreement (1) in order to accept a superior proposal or (2) if, after an "intervening event", it determines in good faith, after consultation with its financial advisor and outside counsel, that not doing so would be reasonably likely to be inconsistent with its fiduciary duties.

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  The fact that the Board may terminate the merger agreement in order to enter into a definitive agreement with respect to an acquisition proposal that the Board determines, in good faith, after consultation with its outside counsel and financial advisor, is a superior proposal, if it provides Parent prior notice and an opportunity to negotiate.

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  The fact that the termination fee of $57.5 million, or approximately 2.9% of the aggregate equity value of the transaction, that the Company would be required to pay to Parent if the

      Company enters into an agreement with respect to a superior proposal is reasonable and not preclusive of other offers.

    •
    The fact that the termination fee of $75 million, or approximately 3.8% of the aggregate equity value of the transaction, that the Company would be required to pay to Parent in connection with an adverse change in the Board's recommendation to stockholders with respect to adoption of the merger agreement because of an "intervening event" is reasonable.

Merger Agreement Terms

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  The Board's view that the merger agreement has customary terms and was the product of extensive arms-length negotiations.

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  The obligation of Parent to pay the Company a $115 million reverse termination fee, or approximately 5.9% of the aggregate equity value of the transaction, if it fails to consummate the merger if the conditions to closing are satisfied, and the obligation of Parent to pay the Company a $57.5 million reverse termination fee, or approximately 2.9% of the aggregate equity value of the transaction, if Parent's failure to consummate the merger is due solely to the Company not having at least $175 million of freely available cash.

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  The fact that the Golden Gate Funds provided limited guarantees in favor of the Company that guarantee the payment of the reverse termination fee.

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  The fact that the merger agreement contains a condition that holders of not more than 15% of the shares of the common stock (excluding shares beneficially owned by Carl C. Icahn) have exercised dissenters rights.

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  The fact that there is no third-party consent condition, no stockholder litigation condition and no financing condition in the merger agreement.

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  The Board's belief that while the closing of the merger is subject to certain antitrust approvals, there were not likely to be significant antitrust or other regulatory impediments to the closing of the merger.

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  The fact that a majority of the members of the Board were independent and that no member of the Board would have an equity interest in the Company following the merger.

Likelihood of Consummation

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  The fact that, as a condition to Parent and Merger Sub entering into the merger agreement, three Board members who collectively own approximately 9% of the outstanding common stock have entered into voting agreements with Parent and Merger Sub to support the merger and that such voting agreements would terminate if the merger agreement were terminated (including as a result of a superior proposal) or if the Board changed its recommendation to Company stockholders with respect to the merger.

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  The fact that Golden Gate has several portfolio companies in the software industry, including Infor, and the Board's belief that this gives Golden Gate a strategic rationale for acquiring the Company and, therefore, additional motivation to complete the merger.

Financing Commitments

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  The fact that Parent delivered an executed debt financing commitment letter to provide the debt portion of the financing from five major commercial banks with significant experience in similar lending transactions and reputations for honoring the terms of their commitment letters, which increases the likelihood of such financing being completed.

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  The fact that the Golden Gate Funds provided executed equity commitment letters to provide the equity portion of the financing (which represents approximately 27% of the total financing required for the merger).

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  The limited number and nature of the conditions to funding set forth in the debt and equity financing commitment letters and the Board's expectation that such conditions will be timely met and that the financing will be provided in a timely manner.

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  The fact that under certain circumstances, the merger agreement permits the Company to seek specific performance remedies against Parent and Merger Sub with respect to the debt and equity financing commitments.

        The Board also considered a number of uncertainties and risks in its deliberations concerning the merger and the other transactions contemplated by the merger agreement, including the following:

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  The fact that the merger consideration of $11.25 per share represented a discount of 7.1% to the closing price of the common stock on April 25, 2011, the last trading day prior to the execution of the merger agreement; although, the Board believed that the trading price of the common stock on such date reflected a takeover premium as a result of speculation following the March 8, 2011 Reuters article and the Company's March 11, 2011 press release.

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  The fact that receipt of the all-cash merger consideration would be taxable to the Company's stockholders that are treated as U.S. holders for U.S. federal income tax purposes.

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  The fact that the Company's stockholders would forego the opportunity to realize the potential long-term value of the successful execution of the Company's current strategy as an independent company.

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  The fact that under the terms of the merger agreement, the Company is unable to solicit other acquisition proposals during the pendency of the merger.

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  The fact that the termination fee could discourage other potential acquirors from making a competing offer to acquire the Company; although the Board believed that the termination fee was customary in amount and would not unduly deter any other party that might be interested in acquiring the Company.

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  The restrictions on the Company's conduct of business prior to completion of the merger, which could delay or prevent the Company from undertaking business opportunities that may arise or taking certain other actions with respect to its operations.

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  The fact that the reverse termination fee is not available in all instances where the merger agreement is terminated and may be the Company's only recourse where it is available.

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  The fact that Parent's and the Golden Gate Funds' monetary damages under the merger agreement cannot exceed the amount of the reverse termination fee plus the amount of Parent's and Merger Sub's expense payment, reimbursement and indemnification obligations under the merger agreement.

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  The requirement that the Company reimburse Parent for up to $5 million of its and its affiliates' out-of-pocket expenses in connection with the merger if the merger agreement is terminated as a result of the failure to obtain approval of the Company's stockholders; although the Board concluded that this amount was customary in amount and reasonable.

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  The significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to complete the merger, which may disrupt the Company's business operations.

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  The fact that, while the Company expects the merger to be consummated if approved by the Company's stockholders, there can be no assurance that all conditions to the parties' obligations to complete the merger will be satisfied.

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  The risk that the proposed merger might not be completed and the effect of the resulting public announcement of termination of the merger agreement on the trading price of the common stock.

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  The fact that the market price of the common stock could be affected by many factors, including: (1) the reason or reasons for which the merger agreement was terminated and whether such termination resulted from factors adversely affecting the Company; (2) the possibility that, as a result of the termination of the merger agreement, the marketplace would consider the Company to be an unattractive acquisition candidate; and (3) the possible sale of common stock by short-term investors following an announcement that the merger agreement was terminated.

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  The fact that the Company's business, sales operations and financial results could suffer in the event that the merger is not consummated and that the Company's stock price would likely be adversely affected.

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  The fact that the announcement and pendency of the merger, or failure to complete the merger, may cause substantial harm to the Company's relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales or other personnel), vendors and customers and may divert employees' attention away from the Company's day-to-day business operations.

  •
  The fact that the Company's directors and executive officers may have interests in the merger that may be different from, or in addition to, those of the Company's stockholders. For more information about such interests, see below under the heading "—Interests of Certain Persons in the Merger."

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  The fact that, although Parent must use reasonable best efforts to obtain the financing contemplated by the debt commitment letter, there is a risk that the debt financing might not be obtained and that, in certain instances, the Company's only viable recourse would be the reverse termination fee.

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  The fact that the financing contemplated by the debt commitment letter would be contingent on receipt by the lenders of certain financial information from SoftBrands and the additional risk this fact poses with respect to the timing of the transaction; although, the Board believed that the amount of the reverse termination fee would provide Parent and Golden Gate with sufficient incentive to provide such financial information on a timely basis.

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  The fact that the Golden Gate Funds' equity commitments are conditioned on the Company having at least $175 million of freely available cash; although the Board noted that management of the Company believed that the Company is likely to have such amount of freely available cash.

  •
  The fact that the reverse termination fee to be paid by Parent is reduced to $57.5 million if the closing of the merger does not occur solely because the Company does not have $175 million of freely available cash; although the Board noted that management of the Company believed that the Company is likely to have such amount of freely available cash.

        The Board believed that, overall, the potential benefits of the merger to the Company's stockholders outweighed the risks and uncertainties of the merger.

        The foregoing discussion of factors considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board. In light of the variety of factors considered in connection with its evaluation of the merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Board applied his own personal business judgment to the process and may have given different weight to different factors.

        The Board unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement, "FOR" the proposal to adjourn the special meeting and "FOR" the non-binding proposal regarding certain merger-related executive compensation arrangements.

 Opinion of Barclays Capital Inc.

        The Company engaged Barclays Capital to act as its financial advisor with respect to a possible sale of the Company and related advisory services. On April 25, 2011, Barclays Capital rendered its oral opinion (which was subsequently confirmed in writing) to the Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, from a financial point of view, the consideration to be offered to the stockholders of the Company in the merger was fair to such stockholders.

        The full text of Barclays Capital's written opinion, dated as of April 25, 2011, is attached as Annex B to this proxy statement. Barclays Capital's written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays Capital in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays Capital's opinion and the methodology that Barclays Capital used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

        Barclays Capital's opinion, the issuance of which was approved by Barclays Capital's Fairness Opinion Committee, is addressed to the Board, addresses only the fairness, from a financial point of view, of the consideration to be offered to the stockholders of the Company in the merger and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the merger or any other matter. The terms of the merger were determined through arm's-length negotiations between Golden Gate and Infor, on behalf of Parent, and the Company and were approved by the Board. Barclays Capital did not recommend any specific form of consideration to the Company or that any specific form of consideration constituted the only appropriate consideration for the merger. Barclays Capital was not requested to opine as to, and its opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the merger. In addition, Barclays Capital expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the consideration to be offered to the stockholders of the Company in the merger. No limitations were imposed by the Board upon Barclays Capital with respect to the investigations made or procedures followed by it in rendering its opinion.

        In arriving at its opinion, Barclays Capital, among other things, reviewed and analyzed:

  •
  a draft of the merger agreement and the specific terms of the merger;

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  drafts of the limited guarantees of the Golden Gate Funds in favor of the Company, the debt commitment letter from the lenders parties thereto, relating to the debt financing for the merger, and the equity commitment letters from the Golden Gate Funds relating to the equity financing for the merger, which we collectively refer to as the related agreements;

  •
  publicly available information concerning the Company that Barclays Capital believed to be relevant to its analysis, including the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2010, and Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2011, November 30, 2010 and August 31, 2010;

  •
  financial and operating information with respect to the business, operations and prospects of the Company furnished to Barclays Capital by the Company, including financial projections of the Company prepared by management of the Company, which we refer to as Management Projections;

  •
  published estimates of independent research analysts with respect to the future financial performance of the Company for fiscal years 2011 and 2012 and extrapolations of such estimates for fiscal years 2013 through 2016 reviewed by management of the Company, which we collectively refer to as the Street Estimates, and price targets of the Company published by such independent research analysts;

  •
  a trading history of the common stock from April 21, 2006 to April 21, 2011, and a comparison of that trading history with those of other companies that Barclays Capital deemed relevant;

  •
  a comparison of the historical financial results and present financial condition of the Company with those of other companies that Barclays Capital deemed relevant;

  •
  a comparison of the financial terms of the merger with the financial terms of certain other transactions that Barclays Capital deemed relevant; and

  •
  the results of the efforts of Barclays Capital to solicit indications of interest from third parties with respect to a sale of the Company.

        In addition, Barclays Capital had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and undertook such other studies, analyses and investigations as Barclays Capital deemed appropriate.

        In arriving at its opinion, Barclays Capital assumed and relied upon the accuracy and completeness of the financial and other information used by it without any independent verification of such information and further relied upon the assurances of the management of the Company that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Management Projections, upon the advice of the Company, Barclays Capital assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company would perform substantially in accordance with such projections. In addition, for the purposes of its analysis and with the Company's consent, Barclays Capital also relied upon the Street Estimates. The Company agreed with the reasonableness of, the appropriateness of the use of, and Barclays Capital's reliance upon, the Street Estimates in performing its analysis. Barclays Capital assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays Capital did not conduct a physical inspection of the properties and facilities of the Company and did not make or obtain any evaluations or appraisals of the assets or liabilities of the Company. Barclays Capital's opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, April 25, 2011. Barclays Capital assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after April 25, 2011.

        Barclays Capital assumed that the executed merger agreement and the related agreements would conform in all material respects to the last drafts reviewed by Barclays Capital. In addition, Barclays Capital assumed the accuracy of the representations and warranties contained in the merger agreement and the related agreements. Barclays Capital also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the merger will be obtained within the constraints contemplated by the merger agreement and that the merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays Capital did not express any opinion as to any tax or other consequences that might result from the merger, nor does its opinion address any legal, tax, regulatory or accounting matters, as to which Barclays Capital understood that the Company had obtained such advice as it deemed necessary from qualified professionals.

        In connection with rendering its opinion, Barclays Capital performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays Capital did not ascribe a specific range of values to the common stock but rather made its determination as to fairness, from a financial point of view, to the holders of common stock of the consideration to be offered to such holders in the merger on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

        In arriving at its opinion, Barclays Capital did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the merger. Accordingly, Barclays Capital believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

        The following is a summary of the material financial analyses used by Barclays Capital in preparing its opinion to the Board. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Barclays Capital, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, Barclays Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the merger agreement. None of the Company, Parent, Merger Sub, Barclays Capital or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold.

Historical Stock Price Analysis

        To illustrate the trend in the historical trading prices of the common stock, Barclays Capital considered historical data with regard to the trading prices of the common stock for the one year period from April 21, 2010 to April 21, 2011.

        Barclays Capital noted that during the one year period from April 21, 2010 to April 21, 2011, the closing price of the common stock ranged from a low of $7.18 to a high of $12.50. Barclays Capital also noted that the high closing price of the common stock for the 52 week period preceding the March 8, 2011 Reuters article, was $10.78. Barclays Capital noted that the merger consideration was below the 52 week high closing price of the common stock, but exceeded the high closing price of the common stock for the 52 week period prior to March 8, 2011.

Present Value of Equity Research Analysts' 12-Month Price Targets

        In order to illustrate how the merger consideration compared with publicly available analyst price targets, Barclays Capital evaluated published equity research analysts' projected 12-month price targets for the common stock. Barclays Capital performed this analysis using publicly available price targets for the common stock published by independent equity research analysts immediately prior to, and following, the March 8, 2011 Reuters article. Based on the foregoing, Barclays Capital then calculated a range of the present values of the 12-month price targets using a discount rate of 12.5% (the Company's estimated current cost of equity). Barclays Capital calculated a range of present values from $8.89 to $13.33 per share using the most recent published analyst price targets, and a range of present values from $8.89 to $11.56 using the analyst price targets prior to March 8, 2011.

        Barclays Capital noted that the merger consideration was within the range of discounted per share analyst price targets.

Selected Comparable Company Analysis

        In order to assess how the public market values shares of similar publicly traded companies, Barclays Capital reviewed and compared specific financial and operating data relating to the Company with selected publicly traded companies that Barclays Capital, based on its experience in the enterprise resource planning software industry, deemed comparable to the Company. The selected comparable companies were:

  •
  Deltek, Inc.;

  •
  Epicor Software Corp.;

  •
  JDA Software Group Inc.;

  •
  Manhattan Associates, Inc.;

  •
  Oracle Corp.;

  •
  Sage Group plc;

  •
  SAP AG; and

  •
  Tyler Technologies, Inc.

        Barclays Capital calculated and compared various financial multiples and ratios of the Company and the selected comparable companies. As part of its selected comparable company analysis, Barclays Capital calculated and analyzed each company's ratio of:

  •
  Its current enterprise value, which we refer to as EV, to estimated calendar year 2011 revenue;

  •
  Its current EV to estimated calendar year 2011 earnings before interest, taxes, depreciation, amortization and stock based compensation expense, which we refer to as EBITDAS; and

  •
  Its current stock price to estimated calendar year 2011 non-GAAP earnings per share (adding back stock based compensation expense and amortization of acquired intangibles (tax-adjusted)).

        The EV of each company was obtained by adding its short and long-term debt to the sum of the market value of its common equity, the value of any preferred stock (at liquidation value) and the book value of any minority interest, and subtracting its cash and cash equivalents. All of these calculations were performed, and based on, publicly available financial data (including Wall Street research estimates) and closing prices, as of April 21, 2011, except that statistics for Epicor Software Corp. are based on the closing price of its common stock on April 1, 2011, the last trading day prior to the announcement of the proposed acquisition of that company by an affiliate of Apax Partners. Calendar year information was used in order to facilitate the comparison of companies with different fiscal years.

        The results of this selected comparable company analysis are summarized below:

Company	CY11E EV/Revenue	CY11E EV/EBITDAS	CY11E Non-GAAP P/E Ratio
Deltek, Inc.	1.98x	10.5x	19.4x
Epicor Software Corp.	1.89x	11.4x	15.8x
JDA Software Group Inc.	1.95x	7.4x	13.7x
Manhattan Associates, Inc.	2.28x	11.0x	20.2x
Oracle Corp.	4.57x	9.7x	14.9x
Sage Group plc	2.63x	9.8x	14.0x
SAP AG	4.07x	11.8x	13.2x
Tyler Technologies, Inc.	2.77x	14.8x	24.8x
Peer Median	2.46x	10.8x	15.4x

        Barclays Capital selected the comparable companies listed above because their businesses and operating profiles are reasonably similar to that of the Company. However, because of the inherent differences between the business, operations and prospects of the Company and those of the selected comparable companies, Barclays Capital believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays Capital also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of the Company and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between the Company and the companies included in the selected comparable company analysis. Based upon these judgments, Barclays Capital selected a range of EV/CY2011 revenue multiples of 1.80x to 2.00x, EV/2011 EBITDAS multiples of 7.5x to 9.5x, and non-GAAP P/E ratios of 13.0x to 15.0x. Barclays Capital then applied these multiple ranges to the Company's calendar year 2011 estimated revenue, estimated calendar year 2011 EBITDAS and estimated calendar year 2011 non-GAAP EPS, respectively, to calculate ranges of implied prices per share of the Company. The following summarizes the results of these calculations:

Implied Price Per Share
CY11E EV/Revenue	$8.80 - $ 9.69
CY11E EV/EBITDAS	$8.13 - $10.09
CY11E Non-GAAP P/E Ratio	$7.40 - $ 8.54

        Barclays Capital noted that the merger consideration exceeded each range of implied values per share.

Discounted Equity Value Analysis

        Barclays Capital performed an illustrative analysis of the present value of the Company's theoretical implied future price per share. In performing the discounted equity value analysis, Barclays Capital multiplied the non-GAAP earnings per share estimates for the Company for calendar years 2012 and 2013 based on both the Street Estimates and the Management Projections by forward non-GAAP price to earnings multiples of 13.0x to 17.0x in order to estimate future prices per share. The estimated future prices per share were then discounted to present value using a discount rate of 12.5% (the estimated current cost of the Company's equity) implying a range of equity values for the Company from $7.13 to $9.60 using the Street Estimates and $8.01 to $10.53 using the Management Projections for CY 2013.

        Barclays Capital noted that the merger consideration was above the range of implied values per share.

Discounted Cash Flow Analysis

        In order to estimate the present value of the common stock, Barclays Capital performed a discounted cash flow analysis of the Company. A discounted cash flow analysis is a valuation methodology used to derive a valuation of an asset by calculating the "present value" of estimated unlevered future cash flows of the asset. "Present value" refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors. To calculate the estimated equity value of the Company using the discounted cash flow method, Barclays Capital added (1) the Company's projected after-tax unlevered free cash flows for the fourth quarter of fiscal year 2011 and full fiscal years 2012 through 2016 based on both the Street Estimates and the Management Projections to (2) the present value in fiscal year 2016 of the after-tax unlevered free cash flows of fiscal year 2016, based on both the Street Estimates and the Management Projections, growing in perpetuity at a range of "perpetuity growth rates" and discounted using a range of discount rates. These values were subsequently discounted to their respective present values (as of April 21, 2011) using a range of selected discount rates. Barclays Capital then subtracted the value of the Company's outstanding debt and added the value of the Company's cash balance (each as of February 28, 2011) to arrive at a range of implied equity values of the Company. The perpetuity growth rates of 2.0% to 4.0% were selected based on Barclays Capital's qualitative judgments concerning the future sustainable growth rate of the Company. The range of discount rates of 10.0% to 12.0% was selected based on an analysis of the weighted average cost of capital of the Company.

        The after-tax unlevered free cash flows based on each of the Street Estimates and the Management Projections were calculated by taking the tax-affected earnings before interest and tax expense (excluding amortization of purchased intangibles and subtracting stock-based compensation), adding depreciation and subtracting capital expenditures, adding or subtracting forecast changes in working capital for fiscal year 2012 and fiscal year 2013, assuming that the Company's business would be working capital neutral beginning in fiscal year 2013 for the Management Projections and 2011 for the Street Estimates.

        Barclays Capital calculated a range of implied prices per share of the Company, by dividing the implied equity values derived from its discounted cash flow analysis by the fully diluted share counts, assuming the vesting of all restricted stock units and in-the-money options. The following table summarizes the results of these calculations:

Range of Implied Prices Per Share
Street Estimates	$7.65 - 9.36
Management Projections	$9.45 - 11.63

        Barclays Capital noted that the merger consideration was (1) above the range of implied values per share calculated using the Street Estimates and (2) within the range of implied values per share calculated using the Management Projections.

Leveraged Acquisition Analysis

        Barclays Capital performed a leveraged acquisition analysis based on the Street Estimates in order to ascertain a price for the common stock which might be achieved in a stand-alone leveraged buyout transaction with a financial buyer given current financing market conditions. Barclays Capital assumed the following in its analysis: (1) total leverage of 6.5x fiscal year 2011 estimated EBITDAS; (2) an equity investment that would be needed to achieve an internal rate of return of 20-25%; and (3) a forward exit multiple of 10.0x EBITDAS (exit at the end of fiscal year 2016). Based upon these assumptions, Barclays Capital calculated a range of implied prices per share of the common stock of $9.40 to $10.20.

        Barclays Capital noted that the merger consideration was above the range of implied values per share calculated based on a leveraged acquisition analysis.

Selected Precedent Transaction Analysis

        Barclays Capital reviewed and compared the purchase prices and financial multiples paid in selected other transactions that Barclays Capital, based on its experience with merger and acquisition transactions, deemed relevant. Barclays Capital reviewed selected merger and acquisitions transactions by financial sponsors involving companies in the software industry, and selected mergers and acquisitions in the enterprise resource planning software industry by strategic buyers. These transactions were selected based on, among other things, in the case of the financial sponsor transactions, the similarity of the transactions to the merger and, in the case of the selected enterprise resource planning software industry transactions, the similarity of the applicable target companies in the transactions to the Company.

        The following tables set forth the transactions analyzed by Barclays Capital:

Selected Sponsor Software Transactions

Announcement Date	Acquirer	Target
04/04/11	Apax Partners	Epicor Software Corp.
09/26/10	KKR	Visma A/S
08/03/10	HG Capital	TeamSystem S.p.A.
06/02/10	Thoma Bravo	SonicWALL, Inc.
02/12/10	Berkshire Partners/Advent/Bain Capital	SkillSoft plc
04/11/08	Apax Partners	The TriZetto Group, Inc.
08/24/07	MBK Partner	YaYoi Co., Ltd.
03/22/07	Hellman & Friedman	Kronos Inc.
03/05/07	Vector Capital	SafeNet Inc.
10/16/06	Carlyle Group/Providence Equity	Open Solutions, Inc.
08/31/06	Hellman & Friedman	Intergraph Corp.
03/13/06	Hellman & Friedman	Activant Solutions, Inc.
11/11/05	Silver Lake Partners	Serena Software, Inc.
11/07/05	Golden Gate Capital	Geac Computer Corporation Ltd.
07/28/05	Carlyle Group	SS&C Technologies, Inc.
07/05/05	Concerto/Golden Gate Capital	Aspect Software, Inc.
04/25/05	Hellman & Friedman	DoubleClick Inc.
03/28/05	Private Equity Consortium	SunGard Data Systems Inc.

Multiple Ranges of Selected Sponsor Software Transactions

	FTM Revenue Multiple	FTM EBITDAS Multiple
1st Quartile	2.10x	9.8x
Median	2.30x	10.9x
3rd Quartile	3.34x	11.6x

 Selected Strategic Enterprise Resource Planning Software Transactions

Announcement Date	Acquirer	Target
05/05/10	ABB Ltd.	Ventyx, Inc.
04/16/10	Oracle Corp.	Phase Forward Inc.
11/05/09	JDA Software Group Inc.	i2 Technologies, Inc.
07/23/08	TOTVS S.A.	Datasul S/A
12/07/07	Epicor Software Corp.	NSB Retail Systems plc
05/15/07	Oracle Corp.	Agile Software Corp.
05/15/06	Infor Global Solutions, Inc.	SSA Global Technologies, Inc.
04/24/06	JDA Software Group, Inc.	Manugistics Group, Inc.
08/04/05	SSA Global Technologies, Inc.	Epiphany, Inc.
06/02/05	Lawson Software, Inc.	Intentia International AB
02/28/05	Oracle Corp.	Retek Inc.
01/27/05	Infor Global Solutions, Inc.	MAPICS Inc.

Multiple Ranges of Selected Strategic Enterprise Resource Planning Software Transactions

	FTM Revenue Multiple		FTM EBITDAS Multiple
1st Quartile	1.57	x	9.1	x
Median	2.12	x	9.5	x
3rd Quartile	2.73	x	11.0	x

        The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse, and there are inherent differences in the business, operations, financial conditions and prospects of the Company and the companies included in the selected precedent transaction analysis. Accordingly, Barclays Capital believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the merger. Barclays Capital therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the merger which would affect the acquisition values of the selected target companies and the Company. Based upon these judgments, Barclays Capital selected a range of 1.80x to 2.70x EV/forward 12 month revenue multiples and applied this range to the Company's estimated forward 12 month revenue and selected a range of 9.0x to 11.5x EV/forward 12 month EBITDAS multiples and applied this range to the Company's estimated forward 12 month EBITDAS. These analyses resulted in a range of implied prices per share of common stock of $8.90 to $13.00 based on forward 12 month revenue and a range of implied prices per share of common stock of $9.80 to $12.30 based on forward 12 month EBITDAS.

        Barclays Capital noted that the merger consideration was within the range of implied prices per share calculated based on precedent transaction multiples.

Comparable Companies Premium Analysis

        For illustrative purposes, Barclays Capital applied a range of hypothetical acquisition premiums to the ranges of implied prices per share of common stock calculated by Barclays Capital based upon (1) calendar year 2011 EV/revenue multiples, (2) calendar year 2011 EV/EBITDAS multiples and (3) calendar year 2011 price/earnings ratios as described above under the heading "—Selected Comparable Company Analysis." For the purposes of its analyses, Barclays Capital selected a range of premiums from 20% to 45% (which range was determined by Barclays Capital exercising its professional judgment based upon a review of premiums paid in mergers and acquisitions transactions in the global technology sector with a transaction value greater than $500 million announced during the period from January 1, 2010 to April 21, 2011) and applied this range of premiums to each of the ranges of implied prices per share of common stock described above. These analyses resulted in ranges of implied values per share equal to (1) $10.56 to $14.05 based upon premiums to calendar year 2011EV/revenue multiples, (2) $9.75 to $14.63 based upon premiums to calendar year 2011 EV/EBITDAS multiples and (3) $8.88 to $12.38 based upon calendar year 2011 price/earnings ratios.

        Barclays Capital noted that the merger consideration was within each of the ranges of implied prices per share calculated based on a comparable companies premium analysis.

General

        Barclays Capital is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Board selected Barclays Capital because of its familiarity with the Company and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the merger.

        Barclays Capital is acting as financial advisor to the Company in connection with the merger. As compensation for its services in connection with the merger, a fee of $1.5 million is payable to Barclays Capital for the delivery of its opinion. Additional compensation of approximately $13.2 million will be payable subject to completion of the merger. In addition, the Company has agreed to reimburse Barclays Capital for its reasonable out of pocket expenses incurred in connection with the merger and to indemnify Barclays Capital for certain liabilities that may arise out of its engagement by the Company and the rendering of Barclays Capital's opinion. Barclays Capital and its affiliates have performed various investment banking and financial services for the Company and its affiliates in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services.

        In addition, Barclays Capital and its affiliates in the past have provided, currently are providing, or in the future may provide, investment banking and other financial services to Golden Gate, the controlling affiliate of Parent, and certain of its respective affiliates and portfolio companies, and have received or in the future may receive customary fees for rendering such services, including (1) having acted or acting as financial advisor to Golden Gate and certain of its portfolio companies and affiliates in connection with certain merger and acquisition transactions, (2) having acted or acting as arranger, bookrunner and/or lender for Golden Gate and certain of its portfolio companies and affiliates and (3) having acted or acting as underwriter, initial purchaser and placement agent, as the case may be, for equity and debt offerings undertaken by Golden Gate and certain of its portfolio companies and affiliates. During the past two years, Barclays Capital received aggregate fees of approximately $7.8 million for services provided to Golden Gate portfolio companies.

        Barclays Capital and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays Capital and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, Golden Gate and Parent and their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

 Certain Forecasts

Company Forecasts

        The Company does not, as a matter of course, publicly disclose projections as to its future financial performance. However, in February 2011, in connection with their due diligence review of the Company, we provided Golden Gate and Infor with certain non-public financial forecasts of the Company's operating performance prepared by the Company's management for fiscal years 2011 through 2014, reflecting organic growth, which we refer to as the Original Organic Forecasts, and reflecting organic growth with acquisitions, which we refer to as the Acquisition Forecasts. Copies of the Original Organic Forecasts and Acquisition Forecasts were also provided to Barclays Capital. We also provided Barclays Capital, in April 2011, with updated non-public financial forecasts of the Company's operating performance prepared by the Company's management for fiscal years 2011 through 2015, reflecting organic growth, which we refer to as the Updated Organic Forecasts. Barclays Capital relied on the Updated Organic Forecasts (which we also refer to as the Management Projections) in its financial analysis summarized above under "—Opinion of Barclays Capital Inc." The Updated Organic Forecasts, which were prepared after the Original Organic Forecasts, differ from the Original Organic Forecasts primarily in that they reflect slightly lower overall compound annual growth rates, which we refer to as CAGR, attributable mainly to the impact of the March 8, 2011 Reuters article and the Company's March 11, 2011 announcement that it had received an unsolicited proposal from, and was in discussions with, Infor and Golden Gate. Differences between the CAGRs in the Updated Organic Forecasts and the Original Organic Forecasts are described in the footnotes to Table 1 below. Together, we refer to the Updated Organic Forecasts relied upon by Barclays Capital in its financial analysis (which are set forth in Table 1 below) and the Acquisition Forecasts provided to Golden Gate and Infor (which are set forth in Table 2 below) as the Forecasts.

        The Forecasts were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available, in whole or in part, to Golden Gate and Infor in connection with their due diligence review of the Company, or to Barclays Capital for use in connection with its financial analysis summarized above under "—Opinion of Barclays Capital Inc." The Forecasts were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to as GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, PricewaterhouseCoopers, our independent auditor, has not examined, reviewed, compiled or otherwise applied procedures to the Forecasts and, accordingly, assumes no responsibility for, and expresses no opinion on, them. The Forecasts included in this proxy statement have been prepared by, and are the responsibility of, our management. The Forecasts were prepared solely for internal use of the Company and are subjective in many respects.

        In compiling the Forecasts, the Company's management took into account historical performance, combined with estimates regarding revenues, operating income, capital spending and stock-based compensation. Although the Forecasts are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the Forecasts were prepared. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. In addition, numerous factors, including industry performance, the market for our existing and new products and services, the competitive environment, expectations regarding future acquisitions and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of our management, may cause the Forecasts or the underlying assumptions not to be reflective of actual future results. In addition, the Forecasts do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to the merger or any changes to our operations or strategy that may be implemented after April 26, 2011 or completion of the merger. As a result, there can be no assurance that the Forecasts will be realized, and actual results may be materially better or worse than those contained in the Forecasts. The inclusion of this information should not be regarded as an indication that the Board, the Company, Golden Gate, Infor, Barclays Capital or any other recipient of this information considered, or now considers, the Forecasts to be predictive of actual future results.

        The Forecasts are forward-looking statements. For information on factors that may cause the Company's future results to materially vary, see "Cautionary Statement Concerning Forward-Looking Information" above.

        The Updated Organic Forecasts (as well as the Original Organic Forecasts) were originally derived from Lawson's annual planning process which began in January 2011 and continued into May 2011. The key assumptions underlying the Forecasts include:

  •
  Overall revenue was assumed to grow between 7% and 8% over the next five years.

  •
  Operating margin was assumed to expand as total expenses were expected to grow at a lower level from the overall revenue growth.

  •
  Sales and marketing expenses were assumed to increase as a percentage of total revenue, driven primarily by assumptions of growth in sales account executives and marketing programs.

  •
  Product development and general and administrative expenses were assumed to decline as a percentage of total revenue. General and administrative expenses were assumed to decline at a greater rate than product development expenses.

  •
  Capital expenditures were assumed to be consistent with the level of capital spending in fiscal year 2011.

  •
  The effective tax rate was assumed to decline slightly in the first two years, then stabilize in the fiscal years beyond fiscal year 2013.

        In addition, the Acquisition Forecasts were also subject to the following underlying assumptions:

  •
  We assumed a continuation of our strategy to acquire small to medium-sized businesses (such as Healthvision Solutions, Inc. and Enwisen, Inc.) which complement our current strategic business units.

  •
  Acquisitions would be funded from cash flow from organic activities plus cash flow from the inorganic activities. We assumed no increase in the level of debt.

  •
  Acquisitions were assumed to occur annually during the middle part of each fiscal year with a purchase price of approximately $200 million.

        We assumed the target companies would provide Lawson with revenue opportunities of at least a 15% CAGR and generate at least 20% in operating margin.

        Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Forecasts to reflect circumstances existing after the date when the Company prepared or to reflect the occurrence of future events, even in the event that any of the assumptions underlying the Forecasts are shown to be in error.

        For purposes of the Forecasts, EBITDAS means earnings before interest, taxes, depreciation, amortization and stock-based compensation; EBITAS means earnings before interest, taxes, amortization and stock-based compensation; and EBITA means earnings before interest, taxes, and amortization.

 Table 1
Updated Organic Forecasts

	Fiscal Year Ending May 31, ($ in millions)
	2010A	2011E	2012E	2013E	2014E	2015E
Revenue(1)	$742	$794	$858	$921	$986	$1,049
% Growth		7.00%	8.10%	7.40%	7.00%	6.40%
EBITDAS(2)	$139	$158	$187	$217	$242	$264
% Margin	18.70%	20.00%	21.70%	23.50%	24.50%	25.20%
EBITAS(3)	$117	$135	$163	$193	$219	$241
% Margin		17.00%	19.00%	21.00%	22.20%	23.00%
EBITA(4)		$118	$145	$174	$198	$219

(1)
Reflects a 4-year CAGR through 2014E of 7.4% as compared to 7.6% in the Original Organic Forecasts.

(2)
Reflects a 4-year CAGR through 2014E of 14.9% as compared to 15.1% in the Original Organic Forecasts.

(3)
Reflects a 4-year CAGR through 2014E of 17.0% as compared to 17.2% in the Original Organic Forecasts.

(4)
Reflects a 3-year CAGR through 2014E of 18.8% as compared to 19.2% in the Original Organic Forecasts.

Table 2
Acquisition Forecasts

	Fiscal Year Ending May 31, ($ in millions)
	2010A	2011E	2012E	2013E	2014E
Revenue	$742	$794	$960	$1,128	$1,314
% Growth		7.01%	20.91%	17.50%	16.49%
EBITDAS	$139	$159	$216	$270	$326
% Margin	18.73%	23.93%	22.50%	23.94%	24.81%
EBITAS	$117	$135	$191	$242	$295
% Margin		17.00%	19.90%	21.45%	22.45%
EBITA		$118	$172	$219	$270

Street Estimates

        In preparing its financial analysis, Barclays Capital relied on published estimates of independent research analysts with respect to the future financial performance of the Company for fiscal years 2011 and 2012 and extrapolations of such estimates for fiscal years 2013 through 2016 which were reviewed by management of the Company, and which we collectively refer to as the Street Estimates. Table 3 below sets forth the Street Estimates. The published estimates of independent research analysts that were the basis of the Street Estimates were not prepared by management of the Company and the Company takes no responsibility for the preparation of such estimates. The Street Estimates are presented in this proxy statement solely because they were relied upon by Barclays Capital in preparing its financial analysis. The inclusion of this information should not be regarded as an indication that the Board, the Company, Barclays Capital or any other recipient of this information considered, or now considers, such estimates to be predictive of actual future results. The Street Estimates are forward-looking statements. For information on factors that may cause the Company's future results to materially vary, see "Cautionary Statement Concerning Forward-Looking Information" above.

Table 3
Street Estimates

	Fiscal Year Ending May 31, ($ in millions)
	2010A	2011E	2012E	2013E	2014E	2015E	2016E
Revenue	$742	$775	$825	$866	$910	$955	$1,003
% Growth		4.40%	6.50%	5.00%	5.00%	5.00%	5.00%
EBITDAS	$139	$165	$186	$199	$214	$229	$241
% Margin	18.70%	21.30%	22.50%	23.00%	23.50%	24.00%	24.00%
EBITAS	$118	$139	$165	$177	$191	$205	$216
% Margin		17.90%	19.90%	20.40%	20.90%	21.40%	21.60%
EBITA		$121	$147	$158	$171	$184	$194

Financing of the Merger

        We anticipate that the total funds needed to complete the merger, including the funds needed to:

  •
  pay our stockholders (and holders of our other equity-based interests) the amounts due to them under the merger agreement and the related expenses, which, based upon the shares (and our other equity-based interests) outstanding as of May 27, 2011, would be approximately $1.98 billion;

  •
  repay or refinance at or after the closing of the merger the indebtedness with respect to the 2.50% Senior Convertible Notes, which, as of May 27, 2011, was approximately $240 million;

  •
  repay or refinance at the closing of the merger indebtedness of Softbrands, which, as of May 27, 2011, was approximately $80 million;

        will be funded through a combination of:

  •
  equity financing of between $566 million and $618 million to be provided by the Golden Gate Funds;

  •
  a $1.115 billion senior secured credit facility, comprised of a $1.04 billion term loan facility and a $75 million revolving credit facility;

  •
  the issuance of senior unsecured notes yielding at least $560 million in gross cash proceeds (or, to the extent those notes are not issued at or prior to the closing of the merger, a $560 million senior unsecured bridge loan facility); and

  •
  the Company's freely available cash.

Equity Financing

        Parent has entered into the equity commitment letters with the Golden Gate Funds dated April 26, 2011, pursuant to which the Golden Gate Funds have committed to provide Parent contemporaneously with the closing of the merger, not less than $566 million and up to a maximum of $618 million in the aggregate (depending on the amount of the Company's freely available cash), to fund a portion of the aggregate merger consideration pursuant to and in accordance with the merger agreement, together with related expenses. We refer to the financing contemplated by the equity commitment letters as the equity financing. The Company is a third party beneficiary to the equity commitment letters for the limited purpose provided in the equity commitment letters to permit the Company to enforce the equity commitment letters and to seek specific performance to cause the Golden Gate Funds to fund their equity commitments in accordance with the terms of the equity commitment letters and the merger agreement.

        The Golden Gate Funds' obligation to fund the amounts contemplated by the equity commitment letters is generally subject to: (1) the prior satisfaction of the conditions to Parent's and Merger Sub's obligations to consummate the merger contained in the merger agreement, which are described below under "Merger Agreement—Merger Closing Conditions", (2) the contemporaneous funding of the debt financing pursuant to the terms and conditions of the debt commitment letter or any alternative financing that Parent and Merger Sub are required or permitted to accept from alternative sources pursuant to the merger agreement, (3) the Company having not less than $175,000,000 of freely available cash, (4) the contemporaneous closing of the merger and (5) the absence of any amendment, modification or waiver of any provision of the merger agreement (other than (i) as consented to in writing by the Golden Gate Funds, in their sole discretion, or (ii) the Company's waiver of any conditions in the merger agreement, in accordance with the terms of the merger agreement).

Debt Financing

        Merger Sub and SoftBrands have entered into a debt commitment letter, dated April 26, 2011, which we refer to as the debt commitment letter, with Credit Suisse AG, Credit Suisse Securities (USA) LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, Deutsche Bank Trust Company Americas, Deutsche Bank AG Cayman Islands Branch and Deutsche Bank Securities Inc., which we refer to collectively as the lenders. Pursuant to the debt commitment letter, the lenders have committed to provide an aggregate of $1.675 billion in debt financing to Merger Sub and SoftBrands consisting of: (1) a senior secured term loan facility in an aggregate principal amount of $1.04 billion; (2) a senior secured revolving credit facility with a maximum availability of $75 million in the aggregate; and (3) a senior unsecured bridge loan facility in the aggregate amount of up to $560 million to the extent that some or all of the senior unsecured notes referred to in the next sentence are unable to be issued at or prior to the closing of the merger. In connection with the debt commitment letter, Merger Sub and SoftBrands have engaged the lead arrangers for an offering of $560 million principal amount of senior unsecured notes pursuant to Rule 144A of the Securities Act of 1933, as amended, or another private placement exemption. We refer to the senior secured term loan facility, the senior secured revolving credit facility and the senior unsecured bridge loan facility, collectively, as the debt facilities.

        Upon consummation of the merger, the Company will assume all of Merger Sub's obligations under the debt facilities and, if applicable, the senior unsecured notes.

        The commitment of the lenders under the debt commitment letter expires upon the earliest to occur of (1) October 18, 2011 or (2) the termination of the merger agreement. The documentation governing the debt financing has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this document. Each of Parent and Merger Sub has agreed to use, and cause its affiliates to use, reasonable best efforts to obtain the debt financing on the terms and conditions described in the debt commitment letter. If any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the debt commitment letter, the merger agreement requires Parent to use its reasonable best efforts to arrange as promptly as practicable alternative financing from alternative sources on terms not less favorable with respect to conditionality and enforceability, in any material respect, to Parent, Merger Sub and the Company than those contained in the debt commitment letter and in an amount at least equal to the debt financing or the unavailable portion thereof.

        The availability of the debt facilities is subject, among other things, to:

  •
  consummation of the merger in accordance with the terms of the merger agreement substantially concurrently with the initial funding of the debt facilities (without giving effect to any modifications, amendments or express waivers to the merger agreement or consents thereunder that are materially adverse to the lenders under the debt financing without the consent of the lead arrangers of the financing);

  •
  consummation of the equity financing contemplated by the equity commitment letters substantially concurrently with the initial funding of the debt facilities;

  •
  delivery of all "know your customer" and anti-money laundering documentation and information reasonably requested by the lenders' agent regarding the Company, certain of its subsidiaries, Parent and certain of its wholly owned subsidiaries;

  •
  execution of guarantees substantially simultaneously with the initial funding of the debt facilities and the delivery of all documents required to perfect the senior secured administrative agent's security interest in certain collateral;

  •
  delivery of certain financial statements relating to the Company and its subsidiaries and Parent and its subsidiaries;

  •
  delivery of certain pro forma financial statements with respect to Parent and Parent's subsidiaries;

  •
  delivery of certain customary closing documents (including, among others, a solvency certificate and customary legal opinions);

  •
  payment of certain costs, fees and expenses to the lenders;

  •
  since February 28, 2011, there not having occurred a Company Material Adverse Effect (which term is defined in the debt commitment letter substantially the same as the definition of "Company Material Adverse Effect" in the merger agreement);

  •
  there being no outstanding unaffiliated third party indebtedness for borrowed money of the Company, Parent and their respective subsidiaries on the closing date, after giving effect to the transactions, other than certain indebtedness reasonably agreed to by the lead arrangers holding a majority of the commitments under the debt facilities;

  •
  the accuracy of certain representations and warranties;

  •
  expiration of a 20 consecutive business day period following the mailing of this proxy statement for syndication of the debt facilities with a confidential information memorandum (subject to a "black-out" period between August 11, 2011 and September 5, 2011 and the reduction of such 20 consecutive business day period by up to five business days prior to the start of such "black-out" period);

  •
  with respect to the bridge facility, expiration of a 15 consecutive business day period following the mailing of this proxy statement and delivery of a prospectus, offering memorandum or private placement memorandum and any other data necessary to receive customary "comfort" (subject to the same "black-out" period limitations described in the immediately preceding bullet); and

  •
  Merger Sub having deposited on the closing date (which may be funded with the proceeds of the debt financing) in a restricted account or escrow account with an escrow agent reasonably satisfactory to the senior secured administrative agent the maximum amount of cash required to repurchase and/or make principal and interests payments on the 2.50% Senior Convertible Notes or otherwise pay for any shares of common stock into which such notes may be converted.

        As of the date hereof, no alternative financing arrangements or alternative financing plans have been made in the event that the debt financing described herein is not available. Although the debt financing described in this document is not subject to a due diligence or "market out," such financing may not be considered assured.

Limited Guarantees

        Pursuant to the limited guarantees delivered by the Golden Gate Funds in favor of the Company, dated April 26, 2011, each of the Golden Gate Funds has agreed to, severally but not jointly, guarantee the due and punctual performance and discharge of such Golden Gate Fund's respective percentage (based on the Golden Gate Funds' respective equity commitments) of:

  •
  the obligation of Parent under the merger agreement to pay the reverse termination fee of $115 million or $57.5 million, as applicable;

  •
  the expense reimbursement and indemnification obligations of Parent in connection with any costs and expenses incurred by the Company and its employees in the arrangement of the debt financing; and

  •
  the obligations of Parent and Merger Sub to pay their own expenses under the merger agreement.

        We refer to the expense reimbursement and indemnification obligations set forth in the second and third bullets above as the expense obligations and, together with the payment obligations set forth in the first bullet above, as the guaranteed obligations.

        The Golden Gate Funds' obligations under the limited guarantees are subject to a cap equal to the amount of (1) the reverse termination fee plus (2) any expense obligations of Parent and Merger Sub minus (3) any amount actually paid by Parent or Merger Sub to the Company in respect of the guaranteed obligations.

        Subject to certain exceptions, the limited guarantees will terminate upon the earliest of:

  •
  with respect to all guaranteed obligations, the closing of the merger;

  •
  with respect to the reverse termination fee obligation only, the valid termination of the merger agreement in accordance with its terms in circumstances where the reverse termination fee does not become payable or the date that is 60 calendar days following the valid termination of the merger agreement in a manner giving rise to an obligation of Parent and Merger Sub to pay the reverse termination fee (unless the Company has filed a demand under the limited guarantees with respect to the reverse termination fee, in which case the relevant date will be the date such demand is satisfied or the date on which a court has determined that the Company is not entitled to payment of the reverse termination fee);

  •
  with respect to the expense obligations only, the date that is 90 calendar days following the valid termination of the merger agreement (unless the Company has filed a demand under the limited guarantees with respect to the expense obligations, in which case the relevant date will be the date such demand is satisfied or the date on which a court has determined that the Company is not entitled to payment of such expense obligations); and

  •
  with respect to all guaranteed obligations, the date on which the Company seeks to impose liability upon the Golden Gate Funds in excess of the cap on the Golden Gate Funds' liability.

Closing and Effective Time of Merger

        The closing of the merger will take place on the later of (1) the third business day following the satisfaction or waiver in accordance with the merger agreement of all of the conditions to closing of the merger (as summarized under "The Merger Agreement—Merger Closing Conditions"), other than conditions which by their terms are not capable of being satisfied until the closing of the merger, and (2) the third business day after the final day of the marketing period (as summarized under "The Merger Agreement—Marketing Period") or such earlier date as may be specified by Parent on no less than three business days' prior notice to the Company; or on such other day as the parties to the merger agreement agree.

        We are working towards completing the merger as soon as possible. If the proposal to adopt the merger agreement is approved at the special meeting then, assuming timely satisfaction of the other necessary closing conditions and the completion of the marketing period, we anticipate that the merger will be completed in the third calendar quarter of 2011. The effective time of the merger will occur as soon as practicable following the closing of the merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Parent may agree and specify in the certificate of merger).

 Interests of Certain Persons in the Merger

        In considering the recommendation of the Board with respect to the merger, Lawson stockholders should be aware that the executive officers and directors of the Company may have certain interests in the merger that may be different from, or in addition to, the interests of Lawson stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger and making the recommendation that stockholders approve the proposal to adopt the merger agreement. These interests are described below.

Indemnification and Exculpation of Directors and Officers

        Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the corporation upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our certificate of incorporation and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL and contains certain provisions under which the Company may indemnify other employees or agents. In addition, the employment agreement of Mr. Debes, entered into effective June 2, 2005, provides that he is to be indemnified to the full extent provided for in the Company's certificate of incorporation on the date of his employment agreement, regardless of future changes to the certificate of incorporation.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

  •
  transaction from which the director derives an improper personal benefit;

  •
  act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payment of dividends or redemption of shares; or

  •
  breach of a director's duty of loyalty to the corporation or its stockholders.

        Our certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

        The merger agreement requires the surviving corporation to honor all existing rights to indemnification in favor of all current and former directors and officers of the Company and its subsidiaries. In addition, the surviving corporation cannot amend, repeal or modify the indemnification provisions of the organizational documents of the surviving corporation or any of its subsidiaries in a manner adverse to such persons.

        In addition, the merger agreement requires Parent to obtain an extension of the Company's directors' and officers' insurance policies from insurance carriers with credit ratings comparable to or better than the Company's existing insurance carriers and containing terms that are at least as favorable to the indemnified parties as the Company's existing directors' and officers' insurance policies for six years following the effective time of the merger. Parent will not be required to pay premiums which on an annual basis exceed 300% of the premiums currently paid by the Company; however, Parent must obtain the greatest coverage available at such cost. The merger agreement also requires Parent to cause the surviving corporation to indemnify and hold harmless, and provide advancement of expenses to, the current and former directors and officers of the Company and the Company's subsidiaries against certain losses and indemnified liabilities, including in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Treatment of Outstanding Equity Awards

        Under the terms of the merger agreement, Lawson equity awards held by our executive officers and directors that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment.

  •
  Options.  At the effective time of the merger, each stock option then held by each executive officer and director, whether vested or unvested, will be cancelled in exchange for an amount, in cash, equal to the excess, if any, of the merger consideration of $11.25 over the per share exercise price of such option, less any applicable withholding taxes.

  •
  Restricted Stock Units.  At the effective time of the merger, each restricted stock unit then held by each executive officer and director, whether vested or unvested, will be automatically cancelled and converted into the right to receive an amount, in cash, equal to the merger consideration of $11.25, less any applicable withholding taxes. However, if the closing of the merger occurs after May 31, 2011, then any portion of performance-based restricted stock units held by executive officers the vesting of which relates to the Company's fiscal year 2011 performance, which we refer to as the 2011 PSUs, will only vest and be converted into the right to receive the merger consideration of $11.25 if, and to the extent that, the performance targets for the Company's fiscal year 2011 were achieved, and the 2011 PSUs that do not so vest will be cancelled without any consideration. It is expected that the 2011 PSUs will be forfeited as of May 31, 2011, and thus the 2011 PSUs have not been included for purposes of the disclosure in this section.

Summary Table

        The following table shows, for each executive officer and each director, as applicable, as of May 31, 2011, (1) the number of shares subject to vested options held by him or her, (2) the cash consideration that he or she will receive for such vested options upon completion of the merger, (3) the number of shares subject to unvested options held by him or her, (4) the cash consideration that he or she will receive for such options upon completion of the merger, (5) the number of shares subject to restricted stock units (other than the 2011 PSUs) held by him or her, (6) the cash consideration that he or she will receive for such restricted stock units upon completion of the merger, (7) the total cash consideration he or she will receive for all unvested equity awards upon completion of the merger, and (8) the total cash consideration he or she will receive for all outstanding equity awards upon completion of the merger.

Name	Number of Shares Subject to Vested Options (#)	Cash-Out Payment for Vested Options ($)	Number of Shares Subject to Unvested Options (#)	Cash-Out Payment for Unvested Options ($)	Number of Shares Subject to Unvested Restricted Stock Units(1) (#)	Cash-Out Payment for Unvested Restricted Stock Units ($)	Total Payment for Unvested Equity Awards ($)	Total Payment for Outstanding Equity Awards ($)
Executive Officers
Harry Debes	3,471,152	17,619,134	1,094,548	5,271,971	196,950	2,215,688	7,487,659	25,106,793
Stefan Schulz	202,008	859,976	194,692	897,540	55,950	629,438	1,526,978	2,386,954
Colin Balmforth	120,435	508,728	201,390	936,554	39,540	444,825	1,381,379	1,890,107
Jeffrey Comport	22,500	102,150	91,000	383,180	35,750	402,188	785,368	887,518
Dean J. Hager	101,072	376,399	228,391	1,089,340	44,550	501,188	1,590,528	1,966,927
Bruce McPheeters	337,071	1,684,820	127,629	634,659	20,850	234,563	869,222	2,554,042
Paul Parish	6,875	35,544	35,225	158,194	12,925	145,406	303,600	339,144
William Swoish	84,930	360,572	108,770	476,732	33,650	378,563	855,295	1,215,867
Guenther Tolkmit	309,862	1,372,846	301,491	1,408,525	61,875	696,094	2,104,619	3,477,465
Kristin Trecker	164,279	789,237	83,521	430,347	13,430	151,088	581,435	1,370,672
Eric Verniaut	120,405	780,380	152,495	818,042	101,100	1,137,375	1,955,417	2,735,797
Directors
Steven Chang	147,900	648,118	—	—	32,800	369,000	369,000	1,017,118
Peter Gyenes	147,900	660,918	—	—	32,800	369,000	369,000	1,029,918
David Hubers	180,160	835,125	—	—	32,800	369,000	369,000	1,204,125
Richard Lawson	—	—	—	—	—	—	—	—
Michael Rocca	197,900	911,518	—	—	32,800	369,000	369,000	1,280,518
Robert Schriesheim	59,900	228,158	—	—	7,800	87,750	87,750	315,908
Romesh Wadhwani	—	—	—	—	—	—	—	—
Paul Wahl	147,900	660,918	—	—	32,800	369,000	369,000	1,029,918

(1)
For each executive officer, this number consists of time-based and performance-based restricted stock units. For each director, this number consists of only time-based restricted stock units. The 2011 PSUs have been excluded from this table.

Cash Incentive Plans

        Pursuant to the merger agreement, the Board may determine that the established operating margin and revenue targets in Lawson's Leadership and Results Plan, which we refer to as the LRP, for the fiscal year and fiscal quarter ending May 31, 2011 shall be deemed to have been satisfied to account for any impact the merger or the announcement of the merger agreement may have on employees' ability to satisfy such operating margin and revenue targets. Consequently, the executive officers may be entitled to receive greater payments under the LRP for the fiscal year and fiscal quarter ended May 31, 2011 than they would otherwise have been entitled to receive had such determination not been made. An estimate of the dollar value of the increase in each named executive officer's LRP payment is included in the tabular disclosure in the section entitled "—Golden Parachutes" below.

Severance Arrangements

        Each of the Company's executive officers (except for Messrs. Tolkmit and Verniaut) participates in the Change in Control Severance Pay Plan for Tier 1 Executives, which we refer to as the Tier 1 Plan. Pursuant to a separate arrangement with the Company, each of Messrs. Tolkmit and Verniaut is entitled to the same severance payments under the same terms and conditions as executive officers participating in the Tier 1 Plan and is therefore treated as a participant in the Tier 1 Plan for purposes of this disclosure. The consummation of the merger will constitute a "change in control" for purposes of the Tier 1 Plan. Under the Tier 1 Plan, if within two years of a "change in control" of Lawson, an executive officer in the Tier 1 Plan is terminated other than for "cause" or leaves for "good reason", then, provided the executive officer executes a release and restrictive covenant agreement in favor of Lawson, the executive officer would be entitled to the following payments:

  •
  Severance Payment.  A lump sum payment equal to two times the sum of the executive officer's (1) base salary and (2) average incentive cash compensation earned over the three most recently completed fiscal years prior to the change in control or, if greater, the termination of employment (or such lesser number of complete fiscal years during which the executive officer was employed as of the change in control). The lump sum is payable within five business days after the later of (1) the expiration of the rescission period under applicable law after the executive officer executes a release of claims or (2) the end of the applicable waiting period required to be exempt from any excise tax payments under Section 409A of the Internal Revenue Code of 1986, as amended, which we refer to as the Code;

  •
  Payment in Lieu of Benefits Continuation; Outplacement Assistance.  A payment of $18,000 in lieu of benefits continuation and a payment of $25,000 for outplacement assistance, each payment to be made at the same time as the lump sum severance payment described above;

  •
  Pro-Rata Bonus.  A pro-rata target bonus for the annual and quarterly performance periods in which the termination occurs, payable in a lump sum as soon as administratively feasible following termination of employment. However, if actual performance for the full performance period turns out to be greater than the target level of performance, the executive officer will be entitled to an additional payment equal to the difference between the pro-rata bonus based on actual performance and the pro-rata bonus based on target performance, the additional payment to be made as soon as administratively feasible following the end of the applicable performance period; and

  •
  280G Gross-Up.  Reimbursement for any excise taxes imposed on the executive officer under Section 4999 of the Code.

        "Good reason" under the Tier 1 Plan generally means a job reassignment that is not at least of comparable responsibility or status; a reduction in base pay; a material adverse modification of the applicable incentive compensation program; a relocation of more than thirty miles; or a failure to provide substantially similar employee benefits to the executive officer following a change in control. As a result of the merger, the positions of chief executive officer and chief financial officer of the surviving corporation will not be of at least comparable responsibility and status as such positions will have with the Company immediately prior to the effective time of the merger. Accordingly, following completion of the merger, each of Messrs. Debes and Schulz shall have undergone a job reassignment that is not at least of comparable responsibility or status as the assignment in effect immediately prior to the effective time of the merger, and thus any resignation by Messrs. Debes or Schulz within 24 months following the effective time of the merger shall constitute a termination of such person's employment for "good reason" under the terms of the Tier 1 Plan.

        To be eligible for payments under the Tier 1 Plan, the executive officer must execute a release and restrictive covenant agreement in favor of the Company. Pursuant to that agreement, the executive officer will be prohibited for one year following the date of the agreement from providing services to up to five competing companies and up to ten current or prospective clients, in each case to be specified prior to the executive officer's termination of employment, and from hiring or soliciting any Lawson employees for the purpose of hiring them or inducing them to leave Lawson's employ.

Golden Parachutes

        The following table sets forth the estimated amounts of compensation that each named executive officer could receive that are based on or otherwise relate to the merger. These amounts have been calculated assuming that the merger is consummated on August 1, 2011 and, where applicable, assuming each named executive officer experiences a qualifying termination of employment as of August 1, 2011. To the extent applicable, calculations of cash severance are based on the named executive officer's current base salary and average incentive compensation earned over the Company's 2009-2011 fiscal years. Certain of the amounts payable may vary depending on the actual dates of completion of the merger and any qualifying termination.

Golden Parachute Compensation

Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Pension / Non-qualified Deferred Compensation Benefit ($)	Perquisites ($)	Tax Reimbursement ($)(3)	Other ($)(4)	Total ($)(5)
Harry Debes(6)	2,873,285	7,487,659	—	—	2,657,670	—	13,018,614
Stefan Schulz	1,010,178	1,526,978	—	—	831,352	—	3,368,508
Colin Balmforth	1,052,296	1,381,379	—	—	688,590	—	3,122,265
Dean J. Hager	1,247,492	1,590,528	—	—	—	—	2,838,020
Guenther Tolkmit	1,560,134	2,104,619	—	—	—	—	3,664,753
Robert Schriesheim(7)	—	87,750	—	—	—	—	87,750

(1)
Cash. Represents the value of (i) cash severance payments (other than any potential 280G gross-up payments), (ii) payments in lieu of benefits continuation, (iii) payments for outplacement assistance, and (iv) a pro-rata target bonus for the fiscal year and fiscal quarter in which the termination of employment occurs, each of which is payable under the Tier 1 Plan as described above under the section entitled "—Severance Arrangements." The following table shows, for each named executive officer, the amount of each component part of these cash severance payments under the Tier 1 Plan. With respect to the pro-rata bonus, the table discloses the maximum amount the named executive officer could receive under the Tier 1 Plan, i.e., maximum performance has been assumed for the applicable incentive period, such that the executive will be entitled to receive the maximum possible additional payment following the end of that incentive period as described above in the subsection entitled "—Severance Arrangements—Pro-Rata Bonus.". These amounts are all "double trigger" in nature, namely, eligibility to receive these amounts requires both the occurrence of a change in control and a qualifying termination of employment.

Named Executive Officer	Severance Payment ($)	Payment in Lieu of Benefits Continuation ($)	Outplacement Assistance ($)	Pro-Rata Bonus ($)	Total ($)
Harry Debes	2,721,930	18,000	25,000	108,355	2,873,285
Stefan Schulz	934,671	18,000	25,000	32,507	1,010,178
Colin Balmforth	969,288	18,000	25,000	40,008	1,052,296
Dean J. Hager	1,161,817	18,000	25,000	42,675	1,247,492
Guenther Tolkmit	1,506,111	—	—	54,023	1,560,134
Robert Schriesheim	—	—	—	—	—
(2)
Equity. Represents the aggregate payments to be made in respect of unvested options and unvested restricted stock units upon consummation of the merger, as described in greater detail above in the section entitled "—Treatment of Outstanding Equity Awards" and as quantified in the "Total

  Payment for Unvested Equity" column corresponding to each named executive officer's name in the summary table set forth in that section. Amounts included in this column are all "single-trigger" in nature, namely, eligibility to receive the payment is conditioned solely on the occurrence of a change in control.

(3)
Tax Reimbursement. Represents the estimated amount the named executive officer would be entitled to receive under the Tier 1 Plan for reimbursement of any excise tax imposed on the named executive officer under Section 4999 of the Code. These amounts are double trigger.

(4)
Other. Represents the estimated excess, if any, of (i) the amount of annual and quarterly bonuses for the fiscal year and quarter ending May 31, 2011 that each executive officer will receive if the Board determines that the established operating margin and revenue targets in the LRP for that fiscal year and quarter shall be deemed to have been satisfied to account for any impact the merger or the announcement of the merger agreement may have on employees' ability to satisfy such targets over (ii) the amount of annual and quarterly bonuses for the fiscal year and quarter ending May 31, 2011 that each named executive officer would have received had the Board not made such determination. These amounts, if any, are single trigger.

(5)
Total. The following table shows, for each named executive officer, the amounts of golden parachute compensation which are single trigger or double trigger in nature.

Named Executive Officer	Single Trigger ($)	Double Trigger ($)
Harry Debes	7,487,659	5,530,955
Stefan Schulz	1,526,978	1,841,530
Colin Balmforth	1,381,379	1,740,886
Dean J. Hager	1,590,528	1,247,492
Guenther Tolkmit	2,104,619	1,560,134
Robert Schriesheim	87,750	—
(6)
Mr. Debes is also a party to an employment agreement with the Company providing for certain severance payments. Mr. Debes is entitled to the greater of the severance payments under his employment agreement or the severance payments under the Tier 1 Plan. As the severance payments under the Tier 1 Plan are greater than the severance payments under Mr. Debes employment agreement, this table does not include any severance amounts to which Mr. Debes may become entitled pursuant to his employment agreement.

(7)
Mr. Schriesheim was Lawson's Executive Vice President and Chief Financial Officer from June 1, 2009 through January 1, 2010. Mr. Schriesheim has been a non-employee director since January 1, 2010, and thus his golden parachute compensation is limited to the cash-out of his unvested equity awards.

Voting Agreements

        Concurrently with the execution of the merger agreement, Parent and Merger Sub executed voting agreements with Mr. Lawson, Dr. Wadhwani and Mr. Debes, who are each directors of the Company but entered into the voting agreements in their capacities as stockholders, to facilitate the merger. As of the record date, Mr. Lawson held 9,527,816 shares of common stock, Dr. Wadhwani held 4,950,897 shares of common stock and Mr. Debes held 351,767 shares of common stock. Collectively, Mr. Lawson, Dr. Wadhwani and Mr. Debes held approximately 9% of the outstanding common stock as of the record date.

        Pursuant to the voting agreements, each of Mr. Lawson, Dr. Wadhwani and Mr. Debes have agreed not to:

  •
  subject to certain exceptions, transfer, assign, sell, gift-over, pledge or otherwise dispose of his shares of common stock;

  •
  enter into any contract, option or other agreement, arrangement or understanding with respect to a transfer of his shares of common stock;

  •
  grant any proxy or power of attorney (other than a proxy to Parent or its designee) with respect to his shares of common stock; or

  •
  deposit any of his shares of common stock into a voting trust or enter into a voting agreement with respect to such shares.

        In addition, each of Mr. Lawson, Dr. Wadhwani and Mr. Debes have agreed that until the expiration date of the voting agreements, such individual and, in some cases, certain of his affiliates, would vote his shares of common stock:

  •
  in favor of the proposal to adopt the merger agreement, and

  •
  against, among other things, certain other proposals and alternative transactions.

        Each of Mr. Lawson, Dr. Wadhwani and Mr. Debes have also agreed to grant Parent (or its designee) an irrevocable proxy regarding the matters addressed in the voting agreements under certain circumstances.

        The voting agreements will terminate upon the earliest of (1) the effective time of the merger, (2) the date on which the merger agreement is terminated in accordance with its terms or (3) the date on which the Board adversely changes its recommendation to stockholders with respect to the proposal to adopt the merger agreement.

Accounting Treatment

        The merger will be accounted for as a "purchase transaction" for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a summary of certain material U.S. federal income tax consequences of the merger that are relevant to beneficial holders of common stock whose shares will be converted to cash in the merger and who will not own (actually or constructively) any shares of common stock after the merger. The following discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial holders of common stock. The discussion is based on current provisions of the Code, existing, proposed, and temporary regulations promulgated under the Code, and rulings, administrative pronouncements, and judicial decisions as in effect on the date of this proxy statement, changes to which could materially affect the tax consequences described below and could be made on a retroactive basis. The discussion applies only to beneficial holders of common stock in whose hands the shares are capital assets within the meaning of Section 1221 of the Code and may not apply to beneficial holders who acquired their shares pursuant to the exercise of stock options or other compensation arrangements with the Company or who hold their shares as part of a hedge, straddle, conversion or other risk reduction transaction or who are subject to special tax treatment under the Code (such as dealers in securities or foreign currency, insurance companies, other financial institutions, regulated investment companies, tax-exempt entities, former citizens or long-term residents of the United States, S corporations, partnerships and investors in S corporations and partnerships, and taxpayers subject to the alternative minimum tax). In addition, this discussion does not consider the effect of any state, local, or foreign tax laws.

        If a partnership (or other entity taxed as a partnership for U.S. federal income tax purposes) holds shares of common stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Accordingly, partnerships that hold shares of common stock and partners in such partnerships are urged to consult their tax advisors regarding the specific U.S. federal income tax consequences to them of the merger.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of common stock that is, for U.S. federal income tax purposes, any of the following:

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  an individual who is a citizen or resident of the United States;

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  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created in or under the laws of the United States or of any state (including the District of Columbia);

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

        For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of common stock that, for U.S. federal income tax purposes, is not a U.S. holder and is not a partnership or other entity classified as a partnership.

U.S. Holders

        The receipt of cash in exchange for common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the U.S. holder's adjusted tax basis in the shares surrendered for cash pursuant to the merger. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same price per share in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder's holding period for such shares is more than one year at the time of consummation of the merger. For non-corporate taxpayers, long-term capital gains are generally taxable at a reduced rate. Deduction of capital losses may be subject to certain limitations.

Non-U.S. Holders

        A non-U.S. holder generally will not be subject to U.S. federal income tax with respect to gain recognized pursuant to the merger unless one of the following applies:

  •
  the gain is effectively connected with a non-U.S. holder's conduct of a trade or business within the United States and, if a tax treaty applies, the gain is attributable to a non-U.S. holder's U.S. permanent establishment. In such case, the non-U.S. holder will, unless an applicable tax treaty provides otherwise, generally be taxed on its net gain derived from the merger at regular graduated U.S. federal income tax rates, and in the case of a foreign corporation, may also be subject to a branch profits tax equal to 30% of a portion of its effectively connected earnings and profits for the taxable year, as adjusted for certain items;

  •
  a non-U.S. holder who is an individual holds common stock as a capital asset, is present in the United States for 183 or more days in the taxable year of the merger, and certain other conditions are met. In such a case, the non-U.S. holder will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) on the gain derived from the merger (other than gain that is effectively connected with a U.S. trade or business), which may be offset by certain U.S. capital losses; or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of the common stock at any time during the shorter of the five years preceding the merger, or the non-U.S. holder's holding period for our common stock.

        We believe we are not and have not been a "United States real property holding corporation" for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

        Cash payments made pursuant to the merger will be reported to the recipients and the Internal Revenue Service to the extent required by the Code and applicable U.S. Treasury Regulations. In addition, certain non-corporate beneficial owners may be subject to backup withholding at a 28% rate on cash payments received in connection with the merger. Backup withholding will not apply, however, to a beneficial owner who (1) furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on the Form W-9 or successor form, (2) provides a certification of foreign status on Form W-8 or successor form or (3) is otherwise exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

        The discussion set forth above is included for general information only. Each beneficial owner of shares of common stock should consult his, her or its own tax advisor with respect to the specific tax consequences of the merger to him, her or it, including the application and effect of state, local and foreign tax laws.

 Regulatory Approvals and Notices

U.S. Antitrust Approval

        Under the terms of the merger agreement, the merger cannot be completed until the waiting period applicable to the consummation of the merger under the HSR Act has expired or been terminated.

        Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission, or the FTC, the merger cannot be completed until each of the Company and Parent files a notification and report form with the FTC and the Antitrust Division of the Department of Justice, or the DOJ, under the HSR Act and the applicable waiting period has expired or been terminated. Parent filed a notification and report form with the FTC and the Antitrust Division of the DOJ relating to its proposed acquisition of the Company on May 6, 2011. We also submitted our Pre-merger Notification and Report Form with the FTC and the Antitrust Division of the DOJ on May 6, 2011, and the FTC and DOJ granted early termination of the waiting period on May 24, 2011.

        At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the Company or Parent requiring the Company or Parent to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the Company or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

German Antitrust Approval

        Under the terms of the merger agreement, the merger cannot be completed until the waiting period applicable to the consummation of the merger under the German Act has expired or been terminated.

        Under the provisions of the German Act, notification to the German Federal Cartel Office regarding the merger must be made if, among other things, certain turnover thresholds are exceeded with the turnover achieved from sales to German customers. Based on an examination of the publicly available information relating to the businesses in which the Company is engaged in Germany, the Company believes that these thresholds are exceeded.

        The merger may be consummated only if it is approved or deemed to be approved by the German Federal Cartel Office, either by written approval or expiration of a one-month waiting period commenced by the filing of a notification with respect to the merger, unless the German Federal Cartel Office gives notice within the one-month waiting period of the initiation of an in-depth investigation. We filed our notification with the German Federal Cartel Office on May 9, 2011. The German Federal Cartel Office issued a decision unconditionally approving the merger under the German Act on May 30, 2011.

        There can be no assurance that there will not be any litigation challenging the regulatory approvals described above. There can also be no assurance that the DOJ, the FTC, any other governmental entity or any private party will not attempt to challenge the merger on antitrust grounds and, if such a challenge is made, there can be no assurance as to its result.

Litigation Relating to the Merger

        Following the April 26, 2011 announcement of the merger agreement, seven purported class action lawsuits were brought against Lawson, the members of the Board, Parent, Merger Sub, Infor, and Golden Gate Capital, on behalf of the public stockholders of Lawson. Two lawsuits were filed in the Delaware Court of Chancery, titled Israni v. Lawson Software,  Inc. et al., C.A. No. 6443-VCN (May 3, 2011), and Steamfitters Local #449 Retirement Security Fund v. Chang, et al., C.A. No. 6457-VCN (May 6, 2011) which we refer to collectively as the Delaware actions. On May 20, 2011, the Court of Chancery consolidated the Israni and Steamfitters actions as In re Lawson Software Inc. Shareholder Litigation, Consolidated C.A. No. 6443-VCN and appointed Co-Lead Plaintiffs and Co-Lead Plaintiffs' Counsel. On May 23, 2011, plaintiffs in the consolidated Delaware action filed an amended complaint and moved for class certification. On May 27, 2011, the Delaware Court of Chancery granted the plaintiffs' motion for class certification in the consolidated Delaware actions.

        The other five lawsuits were filed in the Second Judicial District Court of Ramsey County, Minnesota and are titled Iron Workers Mid-South Pension Fund v. Lawson Software, Inc., et al., Case No. 62cv-11-3638 (April 27, 2011); Holden v. Lawson, et al., Case No. 62cv11-3630 (April 27, 2011), Halliday v. Lawson Software, Inc., et al., Case No. 62cv-11-3669 (April 27, 2011); Pollak v. Lawson Software, Inc., et al., Case No. 62cv-11-3745 (April 28, 2011); and Grass v. Debes, et al., Case No. 62cv-11-3770 (April 29, 2011), which we refer to collectively as the Minnesota actions. On May 18, 2011, plaintiff in the action titled Halliday v. Lawson Software, Inc., et al., Case No. 62cv-11-3669 (April 27, 2011) filed an Amended Complaint. The Lawson defendants have moved to dismiss or stay the Minnesota actions in favor of the Delaware actions.

        Collectively, the Minnesota actions and Delaware actions generally allege that the individual defendants breached their fiduciary duties in connection with the merger because the merger consideration is unfair, that certain other terms in the merger agreement are unfair, that certain individual defendants are financially interested in the merger, and that the disclosures concerning the merger agreement are materially misleading or incomplete. The Minnesota actions and Delaware actions further allege that Golden Gate, Parent, Infor and Merger Sub aided and abetted these alleged breaches of fiduciary duty. Among other remedies, the lawsuits seek to enjoin the merger, or in the event that an injunction is not awarded, unspecified money damages, costs and attorneys fees. Lawson believes that each of the Minnesota actions and Delaware actions is without merit, and intends to vigorously defend against all claims asserted.

THE MERGER AGREEMENT

        This section describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled, "Where You Can Find More Information."

Explanatory Note Regarding the Merger Agreement

        The merger agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company's public reports filed with the SEC may supplement, update or modify the representations and warranties made by the Company contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by the Company, Parent and Merger Sub were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by the matters contained in the disclosure letter that the Company delivered in connection with the merger agreement, which disclosures were not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; By-laws

        The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger, Merger Sub will be merged with and into the Company with the Company becoming a wholly owned subsidiary of Parent. At the effective time, all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Company, which will continue as the surviving corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the surviving corporation.

        From and after the effective time, the board of directors of the surviving corporation will consist of the directors of Merger Sub, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the surviving corporation. From and after the effective time, the officers of the Company immediately prior to the effective time will be the officers of the surviving corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the surviving corporation. At the effective time, the certificate of incorporation and bylaws of the surviving corporation will be the certificate of incorporation and bylaws of Merger Sub (except with respect to the name of the company), until amended in accordance with their terms or by applicable law.

Closing and Effective Time of the Merger

        The closing of the merger will take place on the later of (1) the third business day following the satisfaction or waiver of all of the conditions to closing of the merger (described below under "—Merger Closing Conditions") (other than those conditions which are not capable of being satisfied until the closing) and (2) of the third business day following completion of the marketing period (described below under "—Marketing Period") or such earlier date as may be specified by Parent on no less than three business days' prior written notice to the Company. On the closing date, the parties will file a certificate of merger with the Secretary of State for the State of Delaware in accordance with the DGCL. The merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by the parties and specified in the certificate of merger.

Marketing Period

        The marketing period is the first period of 20 consecutive business days commencing on or after the earlier of (1) July 5, 2011 and (2) five business days after Parent's receipt of unaudited consolidated financial statements of Parent and its subsidiaries for the three months ended February 28, 2011 and the month ended March 31, 2011 that have been subject to certain accounting review, and throughout which (i) Parent has the required financial information (described below) (ii) the closing conditions relating to receipt of antitrust approvals and the absence of any law or order prohibiting the consummation of the merger have been satisfied or waived, and (iii) nothing has occurred and no condition exists that would prevent any of the other conditions to the obligations of Parent and Merger Sub to consummate the merger from being satisfied if the closing of the merger were to be scheduled at any time during such 20 business day period. However, if all of the conditions to closing of the merger (other than those conditions which are not capable of being satisfied until the closing) are not satisfied at least two business days prior to the end of the marketing period, then the marketing period will not end until the second business day following such satisfaction.

        If the marketing period has not ended on or before August 11, 2011, it will not commence until September 5, 2011 or thereafter when all of the other conditions to the start of the marketing period are satisfied. If the marketing period commences between July 18, 2011 and July 22, 2011, the marketing period will be the number of consecutive business days between commencement of the marketing period and August 11, 2011 (rather than 20 consecutive business days).

        In addition, the marketing period will not be deemed to have commenced if before the completion of the marketing period, (1) PricewaterhouseCoopers LLC withdraws its audit opinion contained in the required financial information, (2) the required financial information is not sufficiently current to permit a registration statement using such financial statements to be declared effective by the SEC (unless the marketing period commences prior to the filing of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2011, and the Company files such Form 10-K at least (i) two business days prior to the end of the marketing period and (ii) ten business days prior to August 11, 2011), or (3) the Company issues a public statement indicating its intent to restate any financial statements contained in the required financial information or fails to timely file an SEC report.

        Additionally, the marketing period will not commence until the third business day following Parent's receipt of the required financial information. The required financial information consists of: (1) consolidated financial statements related solely to the Company and the Company's subsidiaries required by the financing and financial statements and data related solely to the Company and the Company's subsidiaries required by Regulation S-X and Regulation S-K and of the type and form customarily included in an offering memorandum pursuant to Rule 144A under the Securities Act of 1933, as amended, to consummate the offering of debt securities contemplated by the financing; and (2) during the period commencing on the twenty-third business day immediately prior to July 13, 2011 and ending on the filing of the Company's 2011 Form 10-K, preliminary financial results of the Company and the Company's subsidiaries for the fiscal year ended May 31, 2011, including a preliminary consolidated balance sheet, preliminary income statement and preliminary cash flow statement. The required financial information does not include pro forma financial information including, pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any pro forma financial information.

Merger Consideration

Common Stock

        At the effective time, each share of common stock issued and outstanding immediately prior to the effective time, other than (1) any shares of common stock held by Parent or Merger Sub or by the Company in its treasury, (2) any shares of common stock owned by any Company subsidiary or by any subsidiary of Parent other than Merger Sub, and (3) any shares of common stock held by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL, will be converted into the right to receive $11.25 per share in cash, without interest and less any applicable withholding taxes. All shares converted into the right to receive the per share merger consideration will automatically be canceled.

Outstanding Equity Awards

        Lawson's equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

  •
  Options.  Each option, whether vested or unvested, will be cancelled in exchange for an amount, in cash, equal to the excess, if any, of the merger consideration of $11.25 over the per share exercise price of such option, less any applicable withholding taxes.

  •
  Restricted Stock Units.  Each restricted stock unit, whether vested or unvested, will be automatically cancelled and converted into the right to receive an amount, in cash, equal to the merger consideration of $11.25, less any applicable withholding taxes. However, if the closing of the merger occurs after May 31, 2011, the 2011 PSUs will only vest and be converted into the right to receive the merger consideration of $11.25 if, and to the extent that, the performance targets for the Company's fiscal year 2011 were achieved, and the 2011 PSUs that do not so vest will be cancelled without any consideration.

Exchange and Payment Procedures

        Before the merger, Parent will designate a bank or trust company reasonably satisfactory to the Company to make payments of the per share merger consideration to stockholders, which we refer to as the paying agent. At or prior to the closing of the merger, Parent will deposit, or, solely with respect to the Company's freely available cash, cause to be deposited promptly (but no later than three business days) after the closing of the merger, with the paying agent, cash sufficient to pay the aggregate per share merger consideration to stockholders.

        Promptly (but no later than three business days) after the effective time, the paying agent will send to each holder of common stock a letter of transmittal and instructions advising stockholders how to surrender stock certificates and book-entry shares in exchange for the per share merger consideration. The paying agent will pay the per share merger consideration to the stockholders, without interest, upon receipt of (1) surrendered certificates or book-entry shares representing the shares of common stock and (2) a signed letter of transmittal and such other documents as may be reasonably required pursuant to such instructions. The amount of any per share merger consideration paid to the stockholders may be reduced by any applicable withholding taxes.

        If any cash deposited with the paying agent is not claimed within six months following the effective time of the merger, such cash will be returned to the surviving corporation, upon demand, and any holders of common stock who have not theretofore complied with the share certificate exchange procedures in the merger agreement shall thereafter look only to the surviving corporation for payment of their claims for the per share merger consideration, without any interest thereon.

        The letter of transmittal will include instructions if a stockholder has lost a share certificate or if it has been stolen or destroyed. If a stockholder has lost a certificate, or if it has been stolen or destroyed, then before such stockholder will be entitled to receive the merger consideration, such stockholder will have to make an affidavit of the loss, theft or destruction, and if required by Parent, post a bond in a reasonable and customary amount as indemnity against any claim that may be made against it with respect to such certificate.

        The per share merger consideration in respect of all stock options, restricted stock units and other Company stock-based awards shall be paid directly by the surviving corporation, and not the paying agent, within five business days following the effective time of the merger.

Representations and Warranties

        The merger agreement contains representations and warranties of the Company, Parent and Merger Sub.

        Some of the representations and warranties in the merger agreement made by the Company are qualified as to "materiality" or "Material Adverse Effect." For purposes of the merger agreement, "Material Adverse Effect" means any event, change, occurrence, circumstance, development or effect that, individually or in the aggregate, (1) prevents or is reasonably expected to prevent, or materially delays or is reasonably expected to materially delay, in each case until a date after the end date (as described below under "—Termination of the Merger Agreement"), the ability of the Company and the Company's subsidiaries to perform their respective obligations under the merger agreement or to consummate the merger and the other transactions contemplated by the merger agreement, or (2) has had or would reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of the Company and the Company's subsidiaries taken as a whole. For purposes of clause (2) above, in no event will any of the following alone or in combination (or the effects or consequences thereof) constitute a Material Adverse Effect

  •
  changes affecting the United States or any foreign economy or financial markets generally;

  •
  changes in GAAP, other applicable accounting rules or applicable law (including the accounting rules and regulations of the SEC) or, in any such case, changes in the interpretation thereof after the date of the merger agreement;

  •
  acts of God, calamities, national or international political or social conditions, including the engagement of hostilities by or within any country, which have commenced or worsened after the date of the merger agreement;

  •
  changes that are the result of factors generally affecting the principal industries in which the Company and its subsidiaries operate;

  •
  the public announcement of discussions among the parties regarding a potential transaction, the public announcement, execution, delivery or performance of the merger agreement, the identity of Parent or Merger Sub, or the public announcement or consummation of the transactions contemplated by the merger agreement (including any cancellation of or delays in work for customers by customers, any reductions in purchases by customers, any disruptions in supplier, licensor, licensee, distributor, partner or similar relationships initiated by the other party to the relationship or any voluntary resignations of employees or consultants attributable thereto);

  •
  the mere fact, in and of itself, that the Company has failed to meet any projections, forecasts, revenue or earnings predictions or expectations of the Company or any securities analysts for any period ending (or for which revenues or earnings are released) on or after the date of the merger agreement;

  •
  the mere fact, in and of itself, of any change in the trading price or trading volume of common stock on NASDAQ;

  •
  any action or omission required by law or the merger agreement or taken by, or at the written request of, Parent or Merger Sub;

  •
  any litigation brought or threatened by stockholders of either Parent (or its affiliates) or the Company in connection with the merger agreement;

  •
  any breach by Parent of the merger agreement; or

  •
  the mere fact, in and of itself, of any change in the Company's credit rating.

        However, the changes set forth in the first four bullets above may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur under clause (2) of this definition if and to the extent such changes have a disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to the other participants in the principal industries and geographic markets in which the Company and its subsidiaries conduct their businesses. Additionally, the underlying causes of any change set forth in the sixth, seventh or eleventh bullets may be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expect to occur under clause (2) of this definition.

        In the merger agreement, the Company has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

  •
  due organization, qualification to conduct business and corporate standing and power with respect to the Company and its subsidiaries;

  •
  capital structure of the Company and the Company's ownership of its subsidiaries;

  •
  the Company's corporate authority to enter into and perform the merger agreement and the enforceability of the merger agreement;

  •
  the absence of conflicts with laws, the Company's organizational documents and the Company's contracts;

  •
  required consents and regulatory filings in connection with the merger agreement;

  •
  the Company's compliance with laws and the Company's possession of necessary permits;

  •
  the accuracy of the Company's SEC filings and financial statements;

  •
  the Company's internal controls;

  •
  the absence of certain undisclosed liabilities;

  •
  the conduct of the Company's business in the ordinary course consistent with past practice, there not having occurred a Material Adverse Effect and the Company's compliance with certain of the operating restrictions contained in the merger agreement, in each case since February 28, 2011;

  •
  employee benefit plans and stock options;

  •
  labor and employment matters;

  •
  existence and enforceability of material contracts;

  •
  litigation, investigations and orders;

  •
  environmental matters;

  •
  intellectual property matters;

  •
  tax matters;

  •
  insurance matters;

  •
  real estate matters;

  •
  transactions with affiliates;

  •
  inapplicability of anti-takeover statutes and the Company's rights agreement to the merger;

  •
  this proxy statement not being false or misleading and the compliance of this proxy statement with the requirements of the Exchange Act;

  •
  payment of fees to brokers in connection with the merger agreement;

  •
  the Company's use of open source software and the absence of software product defects; and

  •
  Barclays Capital's fairness opinion to the Board.

        In the merger agreement, Parent and Merger Sub have made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

  •
  corporate existence, qualification to conduct business and corporate standing and power;

  •
  corporate authority to enter into and perform the merger agreement and enforceability of the merger agreement;

  •
  the absence of conflicts with laws, organizational documents and contracts;

  •
  required consents and regulatory filings in connection with the merger agreement;

  •
  the absence of litigation, investigations and orders;

  •
  Parent's ownership of Merger Sub and capital structure of Merger Sub;

  •
  matters with respect to the financing and sufficiency of funds;

  •
  payment of fees to brokers in connection with the merger agreement;

  •
  enforceability of the limited guarantees provided by the Golden Gate Funds;

  •
  ownership of common stock;

  •
  accuracy of the information provided by Parent and Merger Sub for use in this proxy statement;

  •
  the absence of certain changes;

  •
  solvency of Parent and the surviving corporation following the consummation of the merger and the transactions contemplated by the merger agreement;

  •
  indebtedness of Parent and its subsidiaries; and

  •
  capital structure of Parent.

        None of the representations and warranties contained in the merger agreement survives the consummation of the merger.

Conduct of Business of the Company

        The merger agreement provides that, except (1) as previously disclosed to Parent in connection with the merger agreement, (2) as otherwise permitted or contemplated by the merger agreement, (3) as required by applicable law or (4) as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed) prior to the effective time, the Company shall, and shall cause each of its subsidiaries to:

  •
  conduct its business in the ordinary course consistent with past practice; and

  •
  use its commercially reasonable efforts to keep available the services of the current officers, key employees and consultants and to preserve current relationships with customers, suppliers and other persons with whom the Company and its subsidiaries have material business relations.

        In addition, except as previously disclosed to Parent, the Company shall not, and shall not permit any of its subsidiaries to, take certain actions with respect to the following, subject to applicable law, actions previously disclosed to Parent in connection with the merger agreement, actions consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed in certain circumstances) and the thresholds and exceptions specified in the merger agreement:

  •
  amend its organizational documents;

  •
  issue deliver, sell, pledge, transfer, encumber or otherwise dispose of any shares of capital stock;

  •
  declare dividends;

  •
  reclassify, combine, split, redeem or purchase the Company's capital stock;

  •
  make acquisition transactions, capital contributions or loans;

  •
  incur, modify or guarantee indebtedness;

  •
  grant any lien on the Company's assets;

  •
  sell, lease, assign or otherwise dispose of any Company entities, businesses or material assets;

  •
  make capital expenditures;

  •
  enter into a new line of business;

  •
  grant stock options and equity or incentive awards, increase employee salaries or bonuses, hire new employees, make any retirement, bonus or other employee benefit payments not required by a Company benefit plan, enter into or amend certain employment or compensation-related agreements, adopt any new Company benefit plan, or modify any existing Company benefit plan;

  •
  encumber or impair the Company's intellectual property;

  •
  change accounting practices;

  •
  change tax elections or methods;

  •
  settle litigation or claims against the Company;

  •
  modify, amend or terminate certain agreements;

  •
  cancel insurance policies;

  •
  liquidate, dissolve, merge or restructure the Company or its subsidiaries; or

  •
  take actions that would result in any of the conditions to the merger not being satisfied or materially impair consummation of merger.

Restrictions on Solicitations of Other Offers

        Until the effective time of the merger, the Company may not, and must instruct it subsidiaries and representatives not to:

  •
  initiate, solicit, propose, knowingly encourage (including by providing information) or knowingly take any action to facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

  •
  engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data concerning the Company or any Company subsidiary to any person relating to, any acquisition proposal or any proposal or offer that would reasonably be expected to lead to an acquisition proposal;

  •
  grant any waiver, amendment or release under any standstill or confidentiality agreement, the Company's rights agreement or takeover statutes, or otherwise knowingly facilitate any effort or attempt by any person to make an acquisition proposal (unless the Board determines in good faith, after consultation with outside legal counsel, that it would be reasonably likely to be inconsistent with the directors' fiduciary duties under applicable law not to do so, to the extent required to allow any third party to make a non-public acquisition proposal to the Board);

  •
  approve, endorse, recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to, an acquisition proposal or any proposal or offer that would reasonably be expected to lead to an acquisition proposal, or that requires the Company to abandon the merger agreement; or

  •
  resolve, propose or agree to do any of the foregoing.

        Notwithstanding the restrictions above, at any time prior to the stockholder approval, the Company may:

  •
  in response to a request, provide non-public information concerning the Company and its subsidiaries to a person who has made an unsolicited bona fide written acquisition proposal if, prior to providing such information, the Company has received from the person requesting such information an executed confidentiality agreement and the Company promptly makes available to Parent any material information concerning the Company and its subsidiaries that it provided to any person making such acquisition proposal that was not previously made available to Parent; or

  •
  engage or participate in discussions or negotiations with any person who has made an unsolicited bona fide written acquisition proposal;

        However, prior to taking any action described in preceding two bullet points, (1) the Board must have determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the directors' fiduciary duties under applicable law, and (2) the Board must have determined in good faith, based on the information then available and after consultation with its independent financial advisor and outside legal counsel, that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to result in a superior proposal.

        For purposes of the merger agreement:

  •
  an acquisition proposal is any inquiry, proposal or offer relating to (1) the acquisition of 20% or more of the outstanding shares of common stock (by vote or by value) by any third party, (2) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction which would result in any third party acquiring assets (including capital stock of or interest in any subsidiary of the Company) representing, directly or indirectly, 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, (3) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any third party beneficially owning 20% or more of the outstanding shares of common stock, or (4) any combination of the foregoing; and

  •
  a superior proposal is a bona fide written acquisition proposal (with all of the percentages included in the definition of acquisition proposal increased to 50%) which was not solicited in violation of the restrictions described above and which the Board determines in good faith, after consultation with its independent financial advisor and outside legal counsel, and taking into consideration, among other things, all of the terms, conditions and such other aspects of such acquisition proposal and the merger agreement as the Board deems appropriate, including financing, regulatory approvals, identity of the person or group making the acquisition proposal, and breakup fee and expense reimbursement provisions (in each case taking into account any revisions to the merger agreement made or proposed in writing by Parent prior to the time of determination), (1) is reasonably capable of being consummated in accordance with its terms and (2) if consummated, would result in a transaction more favorable to the stockholders of the Company from a financial point of view than the transactions provided for in the merger agreement (after taking into account the expected timing and risk and likelihood of consummation).

 The Board's Recommendation; Adverse Recommendation Changes

        As described above, and subject to the provisions described below, the Board has made the recommendation that the holders of shares of common stock vote "FOR" the proposal to adopt the merger agreement. The merger agreement provides that the Board will not effect an adverse recommendation change (as defined below) except as described below.

        Neither the Board nor any committee thereof may (1) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent or Merger Sub, the recommendation, (2) adopt, approve or recommend or publicly propose to adopt, approve or recommend an acquisition proposal, (3) fail to recommend against acceptance of any acquisition proposal (i) subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within 10 business days after commencement of such tender or exchange offer or (ii) not subject to Regulation 14D under the Exchange Act within 10 business days after Parent so requests in writing, or (4) enter into any letter of intent, or similar document relating to any acquisition proposal (we refer to any action described in clauses (1) through (4) as an adverse recommendation change);

        Neither the Company nor any Company subsidiary may enter into any acquisition agreement, merger agreement or similar definitive agreement, which we refer to as an alternative acquisition agreement, relating to any acquisition proposal except as described below.

        The Board is entitled to make an adverse recommendation change prior to the receipt of stockholder approval (1) in order to terminate the merger agreement and enter into an alternative acquisition agreement when (i) the Company has received a bona fide written acquisition proposal and (ii) the Board concludes in good faith that such acquisition proposal constitutes a superior proposal or (2) there has been a material development or material change in circumstances relating to the Company's business, assets, financial condition or results of operations that occurs or arises after the date of the merger agreement that was neither known by the Board nor reasonably foreseeable by the Board as of or prior to the date of the merger agreement and does not relate to any acquisition proposal (which we refer to as an intervening event), if in either case:

  •
  the Board determines in good faith, after consultation with its outside legal counsel, that failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable laws;

  •
  the Company has complied in all material respects with the restrictions described above under "—Restrictions on Solicitations of Other Offers;"

  •
  (1) the Company has provided Parent at least four business days written notice that (i) the Board has received a bona fide written acquisition proposal and has resolved to make an adverse recommendation change and/or to terminate the merger agreement, or (ii) the Board believes that an intervening event has occurred; and (2) prior to effecting such adverse recommendation change, the Company negotiated with Parent in good faith to make adjustments in the terms of the merger agreement, so that (i) such acquisition proposal would cease to constitute a superior proposal, (ii) the intervening event would no longer require an adverse recommendation change, or (iii) the Board would no longer believe that the failure to effect an adverse recommendation change would be reasonably likely to be inconsistent with its fiduciary duties under applicable laws, as applicable; and

  •
  in the case of an adverse recommendation change relating to a superior proposal, the Company terminates the merger agreement and pays the termination fee to Parent. See "—Termination Fees" below.

        The merger agreement does not prohibit the Company from (1) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act, (2) making any "stop-look-and-listen" communication to the Company's stockholders pursuant to Section 14d-9(f) under the Exchange Act or (3) making a factually accurate public statement that describes solely the Company's receipt of an acquisition proposal.

        The Company must (1) promptly notify Parent of any proposal or offer with respect to an acquisition proposal, any request for non-public information or any attempt to initiate discussions or negotiations in connection with an acquisition proposal and (2) keep Parent promptly informed of the status and terms of any such proposal or offers or discussions or negotiations.

Financing Efforts

        Each of Parent and Merger Sub must use, and cause its affiliates to use, its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to:

  •
  maintain in full force and effect the financing commitments;

  •
  negotiate definitive agreements with respect to the debt financing on the terms and conditions contemplated by the debt financing commitment;

  •
  satisfy on a timely basis all conditions set forth in the financing commitments, including by consummating (1) the refinancing of all outstanding indebtedness for borrowed money of Parent and its subsidiaries, (2) the equity financing pursuant to the terms, and subject to the conditions, set forth in the equity financing commitments and (3) the preparation of (i) certain interim financials with respect to Parent, (ii) audited financial statements of Parent and its Subsidiaries for the year ended May 31, 2011 and (iii) such other financial information (including pro forma financial information) required to be provided by Parent, Merger Sub, SoftBrands, or their respective subsidiaries under the debt financing commitment;

  •
  consummate and obtain the financing on the terms and conditions set forth in the financing commitments and any related fee letters, including using reasonable best efforts to seek to enforce its rights under the debt financing commitment in the event of a breach thereof by the lenders; and

  •
  not permit any amendment or modification to be made to, or consent to any waiver of any provision or remedy under, the financing commitments or any related fee letters, if such amendment, modification or waiver: (1) reduces the aggregate amount of the financing; (2) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of the financing in a manner adverse in any material respect to Parent, Merger Sub, SoftBrands, or the Company; (3) decreases the aggregate equity financing; (4) amends or modifies any other terms in a manner that would reasonably be expected to (i) result in a material delay or (ii) make the funding of the financing or satisfaction of the conditions to obtaining the financing less likely to occur; (5) adversely impacts the ability of Parent, SoftBrands, or Merger Sub to enforce its rights against the other parties to the debt financing commitment; (6) amends, modifies or waives any provisions of the equity financing commitments that relate to the enforceability or assignability thereof; or (7) imposes additional material obligations on the Company, its subsidiaries, or affiliates of the Company.

        Obtaining the financing is not a condition to the closing of the merger. If any portion of the financing (or alternative financing) has not been obtained, Parent and Merger Sub will continue to be obligated, subject to the satisfaction or waiver of the conditions to the closing of the merger specified described below under "—Merger Closing Conditions," to consummate the merger.

        If any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the debt financing commitments, Parent is required to (1) promptly so notify the Company and (2) use its reasonable best efforts to arrange and obtain alternative debt financing from alternative sources in an amount at least equal to the debt financing, or such unavailable portion thereof, upon terms not less favorable with respect to conditionality and enforceability, in any material respect, than those contained in the debt financing commitment to Parent, SoftBrands, Merger Sub and the Company as promptly as practicable following the occurrence of such event.

        Parent has agreed to keep the Company reasonably informed on a timely basis of the status of its efforts to arrange the financing. The Company has agreed to use its reasonable best efforts to provide such cooperation as Parent may reasonably request in connection with the debt financing, including (1) participating in a customary and reasonable number of meetings with rating agencies, (2) assisting with the preparation of customary materials for rating agency presentations and offering documents, (3) executing and delivering definitive financing documents, (4) providing Parent and the lenders certain financial information, (5) using reasonable best efforts to obtain accountants' comfort letters and consents, (6) reasonably cooperating to permit the lead arrangers in the financing to evaluate the Company's and its subsidiaries' current assets, cash management and accounting systems and establish bank and other accounts, (7) requesting customary payoff letters, lien terminations and instruments of discharge and (8) providing Parent and the lenders with any documentation required by a governmental entity in connection with "know your customer" or anti-money laundering rules and regulations. However, the Company is not required to provide such cooperation if it would require the Company to (1) pay any fees or expenses, (2) give any indemnities, (3) incur any other liability prior to the effective time of the merger, (4) or cause any of the closing conditions to fail to be satisfied or otherwise cause a breach of the merger agreement.

        Parent and Merger Sub have agreed to indemnify the Company for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the debt financing (other than arising from (1) fraud or intentional misrepresentation or from misstatements or omissions in or (2) written historical information of the type prepared by the Company and the Company subsidiaries in the ordinary course of business that is provided by the Company or any Company subsidiary).

Employee Matters

        Parent has agreed to honor the terms of the Company's benefit plans. In general, Parent has agreed to give the Company's employees credit for their service with the Company prior to the merger in connection with any employee benefit plan maintained by Parent or its subsidiaries for purposes of any eligibility, vesting and entitlement to benefits, except that an employee will not be entitled to a duplication of benefits with respect to the same period of time.

        Until the end of the fiscal quarter in which the closing occurs, Parent has agreed to honor and pay, to all employees of the Company that remain employed by Parent or its subsidiaries, which we refer to as continuing employees, all bonuses earned during such fiscal quarter pursuant to the Company's bonus and incentive plans, including payment of a pro-rata portion of any such bonus if a continuing employee is terminated prior to the end such fiscal quarter (no executive officers of the Company will be included in light of the fact that they are already entitled to a pro-rata bonus upon termination under the terms of the Tier 1 Plan).

        Until the six-month anniversary of the closing, Parent will provide, or cause to be provided, each continuing employee with (1) aggregate cash compensation substantially comparable to the cash compensation provided by the Company, (2) benefits, other than severance benefits, that are in the aggregate not substantially less favorable than those that are provided to such individuals by the Company and (3) severance benefits that are no less favorable that those provided to similarly-situated employees of Parent.

        For the two-year period following the closing, Parent has agreed to honor the terms of the Tier 1 Plan and the Company's Executive Change in Control Severance Plan for Tier 2 Executives.

        For purposes of any new employee benefit plan of Parent or its subsidiaries providing medical, dental, pharmaceutical and/or vision benefits offered to employees of the Company as of the closing date of the merger, Parent will cause all pre-existing condition exclusions that were inapplicable or waived under a comparable plan offered by the Company, and in which such employee participated immediately prior to the merger, to be similarly waived. In addition, such employees will receive credit under such new plan (for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements for the applicable plan year) for any eligible expenses incurred under the Company plans during the portion of the relevant plan year prior to such employee's participation in such new plans.

        Upon Parent's request, the Company is required to terminate its 401(k) plans prior to the effective time of the merger. In the event Parent makes such a request, all of the continuing employees will be able to participate in a 401(k) plan maintained by Parent.

Efforts to Close the Merger

        In the merger agreement, the Company and Parent agreed to use their reasonable best efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable under the merger agreement and applicable laws to cause the closing conditions to the merger to be satisfied and to consummate and make effective the merger and the other transactions contemplated thereby as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, approvals, registrations, authorizations, waivers, permits and orders necessary or advisable. However, this obligation does not extend to Parent's obligations with respect to the financing, which obligations are described under "—Financing Efforts" above.

Indemnification and Insurance

        In the merger agreement, Parent and Merger Sub agreed that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the effective time of the merger now existing in favor of the current or former directors, officers or employees of the Company or the Company's subsidiaries as provided in the Company's or the respective subsidiary's certificate of incorporation or bylaws or other organizational documents or in any agreement will survive the merger and will continue in full force and effect and will not be modified in any manner that would adversely affect the rights thereunder of any individuals who at the effective time of the merger were current or former directors, officers or employees of the Company.

        In addition, Parent will cause the surviving corporation to pay or advance expenses of, and indemnify and hold harmless, each current and former director or officer of the Company or any of its subsidiaries against any losses, claims, settlements, damages or liabilities incurred in connection with any lawsuits, proceedings or investigations arising out of such director's or officer's service as a director or officer.

        The merger agreement requires Parent to maintain the Company's current directors' and officers' insurance policies (or substitute insurance of at least the same coverage and amounts with terms that are at least as favorable to the indemnified parties) for six years following the effective time. Parent will not be required to pay premiums which on an annual basis exceed 300% of the annual premiums currently paid by the Company; however, Parent must obtain the greatest coverage available at such cost.

 Other Covenants

Stockholders Meeting

        In the merger agreement, the Company has agreed to duly call, give notice of and hold the Special Meeting as promptly as practicable following the date on which this proxy statement is cleared by the SEC for the purpose of voting upon the adoption of the merger agreement.

Stockholder Litigation

        The Company and Parent will give each other the opportunity to participate in the defense, settlement and/or prosecution of any litigation relating to the merger agreement. However, in the merger agreement, the Company has agreed not to compromise or settle any such litigation without Parent's written consent (which may not be unreasonably withheld, conditioned or delayed if (1) such compromise or settlement does not provide for the Company or any other defendant to admit to wrongdoing, and (2) the payments, if any, that the Company is obligated to make under such compromise or settlement would reasonably be expected to be substantially funded by the Company's insurance provider).

Senior Convertible Notes

        The Company and, following the effective time, the surviving corporation will comply with all of the Company's obligations under the terms of the indenture governing the 2.5% Senior Convertible Notes.

Repatriation

        Prior to the closing of the merger, the Company has agreed to reasonably cooperate with Parent in order to facilitate the transfer of freely available cash held by the Company's foreign subsidiaries to the United States, including taking certain specified actions previously disclosed to Parent. However, except for certain agreed-upon actions, the Company is not required to take any action which the Company determines in good faith could reasonably be expected to (1) result in tax obligations or other costs or expense to the Company or any subsidiary of the Company other than costs and expenses previously disclosed to Parent and other de minimis costs and expenses, (2) adversely affect the Company's or any of its subsidiaries' tax or financial reporting positions, (3) adversely effect the ability of the Company and its subsidiaries to operate their respective businesses in the ordinary course, consistent with past practice, or (4) be prohibited by law.

Merger Closing Conditions

        The obligations of Parent and Merger Sub, on the one hand, and the Company, on the other hand, to complete the merger are each subject to the satisfaction or (to the extent permitted by applicable law) the waiver of the following conditions:

  •
  the affirmative vote of holders of a majority of the outstanding shares of common stock adopting the merger agreement, which we refer to as the stockholder approval, having been obtained;

  •
  any waiting periods (including any extensions thereof) applicable to the consummation of the merger under the HSR Act and the German Act having expired or been terminated (the FTC and DOJ granted early termination of the waiting period under the HSR Act on May 24, 2011 and the German Federal Cartel Office cleared the merger under the German Act on May 30, 2011);

  •
  the consummation of the merger not being restrained, enjoined or prohibited by any order of any court of competent jurisdiction or governmental entity or being made illegal by any law.

        The obligations of Parent and Merger Sub to complete the merger are also subject to the satisfaction or waiver by Parent of the following conditions:

  •
  the representations and warranties of the Company:

  •
  regarding the Company's organization, capitalization, corporate authority, the inapplicability of any anti-takeover law or the Company's shareholder rights agreement to the merger, the absence of any undisclosed brokers fees, and certain provisions of the representation regarding the absence of certain changes with respect to the Company being true and correct in all respects as of the date of the merger agreement and as of the closing date of the merger as though made on such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure to be so true and correct has not resulted and would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their affiliates, individually or in the aggregate, of more than $1,000,000; and

  •
  other than those described in the clause above, being true and correct (without giving effect to any materiality or Material Adverse Effect qualifications set forth therein) as of the date of the merger agreement and as of the closing date of the merger as though made on such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect;

  •
  the Company having complied in all material respects with all covenants required by it in the merger agreement;

  •
  Parent's receipt of a certificate of an executive officer of the Company confirming the satisfaction of the foregoing two conditions;

  •
  the holders of not more than 15% of the outstanding common stock exercising dissenters rights (excluding any exercise of appraisal rights with respect to shares of common stock beneficially owned by Carl C. Icahn); and

  •
  since the date of the merger agreement, there not having occurred any change, event or occurrence that has had or would reasonably be expected to have a Material Adverse Effect.

        The obligations of the Company to complete the merger are also subject to the satisfaction or waiver of the following conditions:

  •
  the representations and warranties of Parent and Merger Sub set forth in the merger agreement being true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger as though made on such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not prevent, materially delay or materially impede the performance by Parent or Merger Sub of its obligations under the merger agreement;

  •
  Parent and Merger Sub each having complied in all material respects with all covenants required by it in the merger agreement; and

  •
  the Company's receipt of a certificate of an executive officer of Parent confirming the satisfaction of the foregoing two conditions.

 Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the effective time, whether before or after any approval of the merger by the stockholders of the Company:

  •
  by mutual written consent of Parent and the Company;

  •
  by either Parent or the Company:

  •
  if the merger has not occurred by 11:59 p.m., New York City time, on October 18, 2011, which we refer to as the end date. However, termination will not be available if the non-terminating party would have the right to terminate the merger agreement for the terminating party's breach of its covenants, agreements, representations or warranties. In addition, if (1) the only closing condition that has not been satisfied on the end date is the condition that the waiting periods under the HSR Act and German Act have expired or been terminated (other than conditions which cannot be satisfied until the closing of the merger), (2) Parent, Merger Sub and their lenders have agreed to extend the debt financing commitment until a date that is at least 30 days later than the then-current end date and (3) all conditions of the debt financing commitments (other than the antitrust condition, receipt of the equity financing and those conditions which cannot be satisfied until the closing of the merger) have been satisfied, the end date will automatically be extended for an additional 30 days, and if the antitrust condition has not been satisfied on or before the 30th day following the end date and the conditions set forth in the preceding clauses (1), (2) and (3) are satisfied at such time, the end date will automatically be extended until the date that is 60 days following the end date;

  •
  if any governmental entity has enjoined the Company, Parent or Merger Sub from consummating the merger in a final or nonappealable order or if any law makes the merger illegal or otherwise prohibited. However, termination will not be available to a party that has failed to use its reasonable best efforts to resist or appeal such order or law; or

  •
  if (1) the Company's stockholders fail to adopt the merger agreement at the special meeting or any adjournment or postponement thereof, (2) the special meeting does not achieve a quorum and is not adjourned or (3) the merger agreement is not submitted for adoption at a duly convened meeting of the Company stockholders at which there are sufficient shares of common stock present or represented by a proxy to constitute a quorum necessary to conduct the business of such meeting by the date that is 5 calendar days prior to the end date;

  •
  by the Company,

  •
  if Parent or Merger Sub has breached any of its representations, warranties, covenants or agreements set forth in the merger agreement, such that (1) certain closing conditions would not be satisfied and (2) such breach (i) is not capable of being cured before the end date or (ii) is not cured within 30 calendar days of Parent or Merger Sub receiving written notice of such breach. However, the Company shall not have the right to terminate the merger agreement if the Company is then in material breach of any of its representations, warranties, covenants or agreements thereunder such that certain closing conditions would not be satisfied;

  •
  if all of the conditions to Parent's and Merger Sub's obligation to consummate the merger are satisfied (other than those conditions which are not capable of being satisfied until the closing of the merger) and Parent and Merger Sub fail to consummate the merger by the date the closing should have occurred and the Company stood ready and willing to consummate on that date; or

    •
    prior to the stockholder approval, to enter into an alternative acquisition agreement with respect to a superior proposal, if the Company has materially complied with its obligations regarding restrictions on solicitations of other offers and the Company pays the termination fee to Parent. See "—Termination Fees" below;

  •
  by Parent,

  •
  if the Company has breached any of its representations, warranties, covenants or agreements set forth in the merger agreement (other than the Company's covenant to hold the special meeting), such that (1) certain closing conditions would not be satisfied and (2) such breach (i) is not capable of being cured before the end date or (ii) is not cured within 30 calendar days of the Company receiving written notice of such breach. However, Parent shall not have the right to terminate the merger agreement if Parent is then in material breach of any of its representations, warranties, covenants or agreements thereunder such that certain closing conditions would not be satisfied;

  •
  if (1) prior to the stockholder approval, the Company notifies Parent that it intends to terminate the merger agreement to accept a superior proposal, (2) prior to the stockholder approval, the Board has made an adverse recommendation change or (3) the Company fails to duly call, give notice of or hold the special meeting; or

  •
  if the Company enters into, or publicly announces its intention to enter into, an alternative acquisition agreement.

        If the merger agreement is terminated in accordance with its terms, the merger agreement will become null and void and, subject to certain designated provisions of the merger agreement which survive, including the termination fee, reverse termination fee, expense reimbursement, and limitation on liability provisions, there will be no liability or obligation on the part of Parent, Merger Sub or the Company. No party is released from any liabilities or damages arising out of its willful breach of any provision of the merger agreement. No party will be liable for consequential, special, punitive or exemplary damages.

Termination Fees

        If the merger agreement is terminated in certain circumstances, the terminating party may be required to pay a termination fee.

        Parent would be entitled to receive a termination fee of $57.5 million from the Company if the merger agreement is terminated:

  •
  by the Company, if it has entered into an alternative acquisition agreement with respect to a superior proposal;

  •
  by Parent, if (1) prior to obtaining stockholder approval of the adoption of the merger agreement, the Company notifies Parent that it intends to terminate the merger agreement to accept a superior proposal, (2) prior to obtaining stockholder approval of the adoption of the merger agreement, the Board has made an adverse recommendation change (other than on the basis of an intervening event) or (3) the Company fails to hold the special meeting;

  •
  by Parent, if the Company enters into, or publicly announces its intention to enter into, an alternative acquisition agreement; or

  •
  by (1) either Parent or the Company because (i) the merger closing has not occurred by the end date or (ii) the Company's stockholders fail to adopt the merger agreement, or (2) Parent because the Company has willfully (other than with respect to the restrictions described above under "—Restrictions on Solicitations of Other Offers") breached its representations, warranties, covenants or agreements in the merger agreement, if, at the time of such termination, any person has made an acquisition proposal (which is not withdrawn), and the Company consummates any acquisition proposal within 12 months of such termination.

        Parent would be entitled to receive a termination fee equal to $75 million from the Company if the merger agreement is terminated by Parent because the Board has made an adverse recommendation change due to an intervening event.

        The Company would be entitled to receive a reverse termination fee of $115 million from Parent if the merger agreement is terminated by the Company because Parent and Merger Sub failed to consummate the merger when all of the conditions to the merger were satisfied or were capable of being satisfied and the Company stood willing and able to consummate the merger. However, the Company would be entitled to receive a reverse termination fee of $57.5 million (in lieu of a $115 million reverse termination fee) from Parent under such circumstances if the sole reason that the merger closing does not occur is that the Company does not have $175 million of freely available cash at the time the merger closing would otherwise occur. Parent's obligation to pay the reverse termination fee is guaranteed by the Golden Gate Funds pursuant to the limited guarantees.

Expense Reimbursement

        If the Company's stockholders do not adopt the merger agreement, the Company would be required to reimburse up to $5 million of Parent's out-of-pocket expenses. Such amount would be deducted from any termination fee subsequently payable to Parent.

Specific Performance

        Parent, Merger Sub and the Company may seek specific performance to enforce the terms of the merger agreement in the Delaware Court of Chancery and any state appellate court within the State of Delaware. However, the Company's right to obtain specific performance or other equitable relief is limited to the Company being able to seek specific performance of:

  •
  Parent's obligation to cause the equity financing to be funded, but only if (1) all conditions to Parent's obligation to consummate the merger (other than those conditions which by their nature cannot be satisfied until the closing date) have been satisfied, (2) the debt financing has been funded or would be funded if the equity financing is funded and (3) the Company has confirmed in writing that if specific performance is granted, it would take all actions that are within its control to cause the closing of the merger;

  •
  Parent's obligation to use its reasonable best efforts to enforce the terms of the debt financing commitment, but only if (1) all conditions to Parent's obligation to consummate the merger (other than those conditions which by their nature cannot be satisfied until the closing date) have been satisfied, (2) all conditions to the consummation of the debt financing (other than those conditions which by their nature cannot be satisfied until the closing date) have been satisfied and (3) the Company has confirmed in writing that if specific performance is granted, it would take all actions that are within its control to cause the closing of the merger; and

  •
  Parent's obligation to use its reasonable best efforts to consummate the merger, other than with respect to the financing.

Limitations of Liability

        The maximum aggregate liability of Parent, Merger Sub, the Golden Gate Funds, any of their respective affiliates and the lenders is limited to the amount of the reverse termination fee plus their expenses incurred in connection with the merger agreement plus certain reimbursement and indemnification obligations of Parent and Merger Sub under the merger agreement. Except for the Company's right to specific performance as described above, recourse against the Golden Gate Funds pursuant to the limited guarantees is the sole and exclusive remedy of the Company and its affiliates against Parent, Merger Sub, the Golden Gate Funds, any of their respective affiliates and the lenders in respect of any liabilities or obligations arising under the merger agreement.

        The maximum aggregate liability of the Company is limited to the amount of the termination fee plus expenses incurred by us in connection with the merger agreement.

Fees and Expenses

        Except for the provisions described above in the section "—Expense Reimbursement," all fees and expenses incurred in connection with the transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger is consummated.

Amendment

        The merger agreement may be amended in writing at any time prior to the effective time of the merger. However, after adoption of the merger agreement by the stockholders of the Company, no amendment that requires further approval by such stockholders may be made without further stockholder approval.

Governing Law

        The merger agreement is governed by Delaware law.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 2)

The Adjournment Proposal

        We are asking you to approve a proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in respect of the proposal to adopt the merger agreement if there are insufficient votes to adopt the merger agreement. If our stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

Vote Required and Board Recommendation

        Approval of the proposal to adjourn the special meeting requires the affirmative vote of a majority of the shares of common stock present or represented by proxy at the special meeting and entitled to vote on the proposal, assuming a quorum is present.

        The Board believes that it is in the best interests of the Company and its stockholders to be able to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in respect of the proposal to adopt the merger agreement if there are insufficient votes to adopt the merger agreement.

        The Board recommends that you vote "FOR" adjournment of the special meeting.

 MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS (PROPOSAL 3)

The Merger-Related Executive Compensation Arrangements Proposal

        Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the "golden parachute" compensation arrangements for our named executive officers, as disclosed in the section of this proxy statement entitled "The Merger—Interests of Certain Persons in the Merger—Golden Parachutes."

        We are asking our stockholders to indicate their approval of the various change in control payments which our named executive officers will or may be eligible to receive in connection with the merger. These payments are set forth in the table entitled "Golden Parachute Compensation" in the section of this proxy statement entitled "The Merger—Interests of Certain Persons in the Merger—Golden Parachutes" and the accompanying footnotes. With the exception of the potential increase in bonus payments for the fiscal year and quarter ended May 31, 2011, as described in footnote (4) to the "Golden Parachute Compensation" table, the various plans and arrangements pursuant to which these compensation payments may be made have historically formed part of the Company's overall compensation program for its named executive officers, which has been disclosed to our stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of the Board, which is composed solely of non-management directors, and are believed to be reasonable and in line with marketplace norms.

        Stockholders should note that this proposal is merely an advisory vote which will not be binding on the Company, the Board, Parent or the surviving corporation. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated, our named executive officers will be eligible to receive the various change in control payments in accordance with the terms and conditions applicable to those payments.

Vote Required and Board Recommendation

        The non-binding, advisory proposal regarding certain merger-related executive compensation arrangements requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting.

        The Board believes that it is in the best interests of the Company and its stockholders to approve the non-binding, advisory vote regarding certain merger-related executive compensation arrangements.

        The Board recommends that you vote "FOR" the non-binding proposal (set forth in the resolution immediately below) regarding certain merger-related executive compensation arrangements.

        "RESOLVED, that the stockholders of Lawson approve, solely on an advisory basis, the golden parachute compensation which may be paid to the Company's named executive officers in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled "The Merger—Interests of Certain Persons in the Merger—Golden Parachutes" in the Company's proxy statement for the special meeting."

 MARKET PRICE OF COMMON STOCK

        Our common stock is traded on NASDAQ under the ticker symbol "LWSN." The following table sets forth, for the indicated fiscal periods, the reported high and low sale prices per share of our common stock as reported by Bloomberg L.P.

	High	Low
Fiscal Year Ending May 31, 2011
Fourth Quarter*	$12.50	$9.86
Third Quarter	10.42	8.78
Second Quarter	7.91	9.22
First Quarter	8.40	7.27
Fiscal Year Ended May 31, 2010
Fourth Quarter	8.25	6.20
Third Quarter	7.19	5.75
Second Quarter	7.41	5.87
First Quarter	6.65	4.99
Fiscal Year Ended May 31, 2009
Fourth Quarter	5.87	3.40
Third Quarter	5.25	3.39
Second Quarter	8.18	2.82
First Quarter	8.46	6.99

*
Through May 27, 2011.

        The Company did not pay any dividends during any of the periods set forth in the table above. Under the terms of the merger agreement, the Company cannot establish a record date for, declare, set aside for payment or pay any dividend with respect to any share of its common stock.

        The closing price of our common stock on the NASDAQ Global Select Market, which we refer to as NASDAQ, on March 7, 2011, the last trading day immediately prior to the publication of an article by Reuters News Agency, which we refer to as Reuters, reporting that the Company was exploring a sale transaction, was $9.88 per share. The closing price of the common stock on NASDAQ on April 25, 2011, the last trading day prior to our public announcement that we had entered into the merger agreement, was $12.13 per share. On May 27, 2011, the closing price of our common stock on NASDAQ was $11.06 per share. You are encouraged to obtain current market quotations for the common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides information about the number of shares of our common stock beneficially owned as of May 27, 2011, by the Company's directors and named executive officers, as well as all directors and executive officers as a group, and each person known to us who beneficially owned more than 5% of the outstanding shares of our common stock:

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
H. Richard Lawson Co-Chair of the Board	9,527,816	(2)	5.8%
Dr. Romesh Wadhwani Co-Chair of the Board	4,950,897	(3)	3.0%
Harry Debes President and Chief Executive Officer, and a Director	3,945,261	(4)	2.3%
Stefan Schulz Senior Vice President and Chief Financial Officer	249,276	(5)	*
Colin Balmforth Executive Vice President of General Industries and Global Support	148,517	(6)	*
Dean J. Hager Executive Vice President of S3 Industries	194,680	(7)	*
Guenther Tolkmit Senior Vice President of Product Development	361,088	(8)	*
Steven C. Chang Director	175,757	(9)	*
Peter Gyenes Director	162,200	(10)	*
David R. Hubers Director	242,200	(11)	*
Michael A. Rocca Director	217,200	(12)	*
Robert A. Schriesheim Director	68,700	(13)	*
Paul Wahl Director	162,200	(14)	*
All Directors and Executive Officers as a group (19 individuals)	21,353,423	(15)	13.0%
Artisan Partners Holdings LP 875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202	9,524,379	(16)	5.8%
John Cerullo c/o Eric D. Marchland, Meadows Owens, et al 901 Main Street, Suite 3700 Dallas, TX 75202	10,998,591	(17)	6.7%
ClearBridge Advisors, LLC 620 8th Avenue New York, NY 10018	8,752,241	(18)	5.3%

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Carl C. Icahn c/o Icahn Associates Corp. 767 Fifth Avenue, Suite 4700 New York, NY 10153	17,848,645	(19)	10.8%
Waddell & Reed Financial, Inc. 6300 Lamar Avenue Overland Park, KS 66202	14,949,350	(20)	9.1%

*
Less than 1%.

(1)
The business address for all directors and executive officers is 380 St. Peter Street, St. Paul, Minnesota 55102-1302. Unless otherwise indicated, the individuals listed in the table have sole voting and investment power with respect to the shares owned by them, and such shares are not subject to any pledge.

(2)
H. Richard Lawson and Patricia Lawson are deemed to be the beneficial owners of 9,527,816 shares of common stock. Mr. and Mrs. Lawson share voting and dispositive power with respect to 8,666,964 shares held by Lawson Family Investment Company, Ltd. and 826,666 shares held by Mr. Lawson and Ms. Lawson as tenants in common. Mr. Lawson has sole voting and dispositive power with respect to 32,186 shares held by Mr. Lawson in the Lawson 401(K) plan.

(3)
4,950,897 shares are owned directly by the Romesh & Kathleen Wadhwani Family Trust (the "Trust"). Dr. Wadhwani is a trustee of the Trust and shares the authority and discretion to manage and conduct the affairs of the Trust. By reason of this relationship, Dr. Wadhwani may be deemed to share the power to vote or direct the vote and to dispose or direct the disposition of the shares held by the Trust. Dr. Wadhwani disclaims beneficial ownership of the shares held by the Trust.

(4)
Includes options for the purchase of 3,593,494 shares that are exercisable within 60 days after May 27, 2011.

(5)
Includes options for the purchase of 221,072 shares that are exercisable within 60 days after May 27, 2011.

(6)
Includes options for the purchase of 139,696 shares that are exercisable within 60 days after May 27, 2011.

(7)
Includes options for the purchase of 123,440 shares that are exercisable within 60 days after May 27, 2011.

(8)
Includes options for the purchase of 340,088 shares that are exercisable within 60 days after May 27, 2011.

(9)
Includes options for the purchase of 155,700 shares that are exercisable within 60 days after May 27, 2011.

(10)
Includes options for the purchase of 155,700 shares that are exercisable within 60 days after May 27, 2011.

(11)
Includes options for the purchase of 187,960 shares that are exercisable within 60 days after May 27, 2011.

(12)
Includes options for the purchase of 205,700 shares that are exercisable within 60 days after May 27, 2011.

(13)
Includes options for the purchase of 67,700 shares that are exercisable within 60 days after May 27, 2011.

(14)
Includes options for the purchase of 155,700 shares that are exercisable within 60 days after May 27, 2011.

(15)
Includes options for the purchase of 6,057,166 shares that are exercisable within 60 days after May 27, 2011.

(16)
We have relied upon information furnished to the SEC in a Schedule 13G/A jointly filed on February 10, 2011 by Artisan Partners Holdings LP ("Artisan Holdings"), Artisan Investment Corporation ("Artisan Corp."), Artisan Partners Limited Partnership ("Artisan Partners"), Artisan Investments GP LLC ("Artisan Investments"), ZFIC, Inc. ("ZFIC"), Andrew A. Ziegler and Carlene M. Ziegler. Artisan Holdings is the sole limited partner of Artisan Partners, a registered investment adviser. Artisan Investments is the general partner of Artisan Partners. Artisan Corp. is the general partner of Artisan Holdings. ZFIC is the sole stockholder of Artisan Corp. and Mr. Ziegler and Ms. Ziegler are the principal stockholders of ZFIC. Of the shares reported, each of Artisan Holdings, Artisan Corp., Artisan Partners, Artisan Investments, ZFIC, Mr. Ziegler and Ms. Ziegler reported that they had shared voting power with respect to 9,125,679 shares and shared dispositive power with respect to 9,524,379 shares. The shares reported were acquired on behalf of discretionary clients of Artisan Partners and Artisan Holdings.

(17)
We have relied upon information furnished to the SEC in a Schedule 13G/A filed on May 27, 2008 by the Cerullo Family Limited Partnership (the "Partnership"), the Cerullo Charitable Remainder Trust #1 UAD 12/21/2007 ("Trust No. 1"), the Cerullo Charitable Remainder Trust #2 UAD 12/21/2007 ("Trust No. 2"), and by John J. Cerullo and Geraldine F. Cerullo, each individually. Of the shares reported, the Partnership reported that it held 3,939,483 shares and had shared voting and dispositive power with respect to all of such shares; Trust No. 1 reported that it held 1,927,864 shares and had sole voting and dispositive power with respect to all of such shares; Trust No. 2 reported that it held 473,940 shares and had sole voting and dispositive power with respect to all of such shares; John J. Cerullo reported that he held 10,998,591 shares, including 4,657,304 shares held by JGC Investments Limited Partnership ("JGC") and 2,401,804 shares held in Trust No. 1 and Trust No. 2 (the "Trusts"), for which he is trustee, and that he had sole voting and dispositive power with respect to 2,401,804 shares and shared voting and dispositive power with respect to 8,596,787 shares; and Geraldine F. Cerullo reported that she held 8,596,787 shares, including 4,657,304 shares held by JGC, and that she had shared voting and dispositive power with respect to 8,596,787 shares. Shares owned by the Partnership are jointly owned by Mr. Cerullo and Ms. Cerullo through the Partnership. Mr. Cerullo is the sole trustee for the Trusts and holds sole voting and dispositive power with respect to the shares held by the Trusts.

(18)
We have relied upon information furnished to the SEC in a Schedule 13G/A filed on February 11, 2011 by ClearBridge Advisors, LLC ("ClearBridge"), a registered investment adviser. Of the shares reported, ClearBridge reported that it had sole voting power with respect to 7,682,422 shares and sole dispositive power with respect to 8,752,241 shares.

(19)
We have relied upon information furnished to the SEC in a Schedule 13D/A jointly filed on March 14, 2011 by Icahn Partners Master Fund LP ("Icahn Master"), Icahn Partners Master Fund II LP ("Icahn Master II"), Icahn Partners Master Fund III LP ("Icahn Master III"), Icahn Offshore LP ("Icahn Offshore"), Icahn Partners LP ("Icahn Partners"), Icahn Onshore LP ("Icahn Onshore"), Beckton Corp. ("Beckton"), Hopper Investments LLC ("Hopper"), Barberry Corp. ("Barberry"), High River Limited Partnership ("High River"), Icahn Capital LP ("Icahn Capital"), IPH GP, LLC ("IPH"), Icahn Enterprises Holdings L.P. ("IEH"), Icahn Enterprises G.P. Inc. ("Icahn Enterprises"), and Carl C. Icahn. Of the shares reported, Mr. Icahn reported that he had shared voting and dispositive power with respect to all 17,848,645 shares; High River reported that it had sole voting and dispositive power with respect to 3,569,729 shares and each of Hopper, Barberry, and Mr. Icahn reported that they had shared voting and dispositive power with respect to such shares; Icahn Master reported that it held sole voting and dispositive power with respect to

  5,993,331 shares and each of Icahn Offshore, Icahn Capital, IPH, IEH, Icahn Enterprises, Beckton, and Mr. Icahn reported that they had shared voting and dispositive power with respect to such shares; Icahn Master II reported that it held sole voting and dispositive power with respect to 1,936,729 shares and each of Icahn Offshore, Icahn Capital, IPH, IEH, Icahn Enterprises, Beckton and Mr. Icahn reported that they had shared voting and dispositive power with respect to such shares; Icahn Master III reported that it held sole voting and dispositive power with regard to 906,137 shares and each of Icahn Offshore, Icahn Capital, IPH, IEH, Icahn Enterprises, Beckton, and Mr. Icahn reported that they had shared voting and dispositive power with respect to such shares; and Icahn Partners reported that it had sole voting and dispositive power with respect to 5,442,719 shares and each of Icahn Onshore, Icahn Capital, IPH, IEH, Icahn Enterprises, Beckton, and Mr. Icahn reported that they had shared voting and dispositive power with respect to such shares. Barberry is the sole member of Hopper, which is the general partner of High River. Icahn Offshore is the general partner of each of Icahn Master, Icahn Master II and Icahn Master III. Icahn Onshore is the general partner of Icahn Partners. Icahn Capital is the general partner of each of Icahn Offshore and Icahn Onshore. IEH is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises, which is the general partner of IEH. Mr. Icahn is the sole stockholder of each of Barberry and Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the reporting persons. In addition, Mr. Icahn is the indirect holder of 92.3% of units representing limited partnership interests in Icahn Enterprises L.P. ("Icahn Enterprises LP"). Icahn Enterprises is the general partner of Icahn Enterprises LP, which is the sole limited partner of IEH. Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, IEH, Icahn Enterprises, Beckton and Mr. Icahn, by virtue of their relationships to each of Icahn Master, Icahn Master II and Icahn Master III may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares which each of Icahn Master, Icahn Master II and Icahn Master III directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, IEH, Icahn Enterprises, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, IEH, Icahn Enterprises, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, IEH, Icahn Enterprises, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes.

(20)
We have relied upon information furnished to the SEC in a Schedule 13G/A jointly filed on February 8, 2011 by Waddell & Reed Financial, Inc. ("WDR"), Waddell & Reed Financial Services, Inc. ("WRFSI"), Waddell & Reed, Inc. ("WRI"), Waddell & Reed Investment Management Company ("WRIMCO"), and Ivy Investment Management Company ("IICO"). Of the shares reported, WDR reported that it had indirect sole voting power and dispositive power over 14,949,350 shares, WRFSI and WRI each reported that it had indirect sole voting and dispositive power with respect to 10,609,350 shares; WRIMCO reported that it had direct sole voting and dispositive power with respect to 10,609,350 shares; and IICO reported that it had direct sole voting and dispositive power with respect to 4,340,000 shares. The shares reported are beneficially owned by one or more open-end investment companies or other managed accounts which are advised by WRIMCO or IICO. WRI is a broker-dealer and underwriting subsidiary of WRFSI, a parent holding company. In turn, WRFSI is a subsidiary of WDR, a publicly traded company. IICO is an investment advisory subsidiary of WDR. WDR, WRFSI and WRI are deemed to have investment discretion over the securities due to their control relationship with IICO and WRIMCO pursuant to Rule 13f-1(b) of the Exchange Act. IICO, WRIMCO, WRI, WRFSI and WDR are of the view that they are not acting as a "group" for purposes of Section 13(d).

 DISSENTERS RIGHTS

        Under the DGCL, if you do not wish to accept the per share merger consideration provided for in the merger agreement and you do not vote for the adoption of the merger agreement, you have certain rights under the DGCL to demand appraisal of your shares of common stock and to receive payment in cash for the fair value of your shares of common stock in lieu of the $11.25 per share to be paid in the merger, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The "fair value" of your shares of common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $11.25 per share that you are otherwise entitled to receive under the terms of the merger agreement. These rights are known as dissenters rights. The Company's stockholders who elect to exercise dissenters rights must not vote in favor of the proposal to adopt the merger agreement and must comply with the provisions of Section 262 of the DGCL, in order to perfect their rights. Strict compliance with the statutory procedures in Section 262 is required. Failure to follow precisely any of the statutory requirements will result in the loss of your dissenters rights.

        This section is intended as a brief summary of the material provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect dissenters rights. This summary, however, is not a complete statement of all applicable requirements, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their dissenters rights under Section 262.

        Section 262 requires that where a merger agreement is to be submitted for adoption at a meeting of stockholders, the stockholders be notified that dissenters rights will be available not less than 20 days before the meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company's notice to our stockholders that dissenters rights are available in connection with the merger, in compliance with the requirements of Section 262. If you wish to consider exercising your dissenters rights, you should carefully review the text of Section 262 contained in Annex C. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your dissenters rights under the DGCL.

        If you elect to demand appraisal of your shares of common stock, you must satisfy each of the following conditions: You must deliver to the Company a written demand for appraisal of your shares of common stock before the vote is taken to approve the proposal to adopt the merger agreement, which must reasonably inform us of the identity of the holder of record of shares of common stock who intends to demand appraisal of his, her or its shares of common stock; and you must not vote or submit a proxy in favor of the proposal to adopt the merger agreement.

        If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive payment for your shares of common stock as provided for in the merger agreement, but you will have no dissenters rights with respect to your shares of common stock. A holder of shares of common stock wishing to exercise dissenters rights must hold the shares of common stock of record on the date the written demand for appraisal is made and must continue to hold the shares of common stock of record through the effective time of the merger, because dissenters rights will be lost if the shares of common stock are transferred prior to the effective time of the merger. Voting against or failing to vote for the proposal to adopt the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise dissenters rights must either submit a proxy containing instructions to vote against the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement.

The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement.

        All demands for appraisal should be addressed to Lawson Software, Inc., 380 St. Peter Street, St. Paul, Minnesota 55102, Attention: General Counsel and Secretary, and must be delivered before the vote is taken to approve the proposal to adopt the merger agreement at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of common stock. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of common stock.

        To be effective, a demand for appraisal by a stockholder of common stock must be made by, or in the name of, the record stockholder, fully and correctly, as the stockholder's name appears on the stockholder's stock certificate(s) or in the transfer agent's records, in the case of uncertificated shares. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of common stock of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of common stock. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise dissenters rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        If shares of common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity. If the shares of common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of common stock as to which appraisal is sought. Where no number of shares of common stock is expressly mentioned, the demand will be presumed to cover all shares of common stock held in the name of the record owner.

        Within 10 days after the effective time of the merger, the surviving corporation in the merger must give written notice that the merger has become effective to each of the Company's stockholders who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the merger agreement. At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the cash payment specified by the merger agreement for that stockholder's shares of common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder within 60 days after the effective date of the merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Court deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the merger agreement.

        Within 120 days after the effective time of the merger, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to dissenters rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of common stock held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition, and holders should not assume that the surviving corporation will file a petition. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previous written demand for appraisal. In addition, within 120 days after the effective time of the merger, any stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement, upon written request, will be entitled to receive from the surviving corporation, a statement setting forth the aggregate number of shares of common stock not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after such written request has been received by the surviving corporation. A person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition for appraisal or request from the surviving corporation such statement.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of common stock and with whom agreements as to the value of their shares of common stock have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the dissenters rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will appraise the shares of common stock, determining their fair value as of the effective time of the merger after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares of common stock. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment.

        You should be aware that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. Although we believe that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Moreover, we do not anticipate offering more than the per share merger consideration to any stockholder exercising dissenters rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of common stock is less than the per share merger consideration. In determining "fair value," the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of common stock entitled to appraisal. Any stockholder who demanded dissenters rights will not, after the effective time of the merger, be entitled to vote shares of common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of common stock, other than with respect to payment as of a record date prior to the effective time of the merger. However, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder's right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the $11.25 per share cash payment (without interest) for his, her or its shares of common stock pursuant to the merger agreement.

        In view of the complexity of Section 262 of the DGCL, the Company's stockholders who may wish to pursue dissenters rights should consult their legal and financial advisors.

OTHER MATTERS

Other Matters for Action at the Special Meeting

        As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Stockholder Proposals and Nominations for 2011 Annual Meeting

        Once the merger is completed, there will be no public participation in any future meetings of the Company's stockholders. If the merger is not completed, our public stockholders will continue to be entitled to attend and participate in our stockholder meetings, and we would expect to hold our 2011 annual meeting of stockholders prior to the end of 2011.

Inclusion of Proposals in the Company's Proxy Statement and Proxy Card under the SEC Rules

        In order to be considered for inclusion in the proxy statement to be distributed to stockholders prior to the annual meeting of stockholders in 2011, a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act must have been received by us no later than May 3, 2011 and must comply with the requirements of Rule 14a-8. However, if the annual meeting date is changed by more than 30 days from the anniversary of last year's annual meeting, which took place on October 18, 2010, then the deadline for such proposals is a reasonable time before the Company begins to print and send its proxy materials, which would be disclosed in the Company's reports filed with the SEC. Written requests for inclusion should be addressed to: Lawson Software, Inc., 380 St. Peter Street, St. Paul, Minnesota, 55102, Attention: General Counsel and Secretary.

Advance Notice Requirements for Stockholder Submission of Nominations and Proposals

        A stockholder nomination of a person for election to the Board or proposal for consideration at the 2011 annual meeting of stockholders must be submitted in accordance with the advance notice procedures and other requirements in the Company's bylaws. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder proposal included in our proxy statement and form of proxy pursuant to the SEC's rules.

        Under the Company's bylaws, stockholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these advance notice procedures, stockholders must submit the proposed nominee or item of business by delivering a notice to the Secretary of the Company at its principal executive office. The Company must receive notice of a stockholder's intention to introduce a nomination or proposed item of business for an annual meeting not less than 120 days, nor more than 150 days, before the anniversary of the prior year's annual meeting of stockholders. Assuming that the 2011 annual meeting is held within 25 days of October 18, 2010, the Company must receive notice pertaining to the 2011 annual meeting of stockholders no earlier than May 21, 2011 nor later than June 20, 2011. However, if the Company holds its 2011 annual meeting on a date that is not within 25 days before or after October 18, 2011, the Company must receive the notice no later than 10 days after the earlier of the date on which notice of the date of the 2011 annual meeting is mailed or public disclosure of the date of the 2011 annual meeting is made.

        The Company's bylaws provide that notice of a proposed nomination must include certain information about the stockholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of, and the reasons for, bringing the proposed business to the meeting, any material interest of the stockholder in the business, and certain other information about the stockholder. Notices of nominations and items of business must otherwise comply with the requirements set forth in our bylaws and should be addressed to the Company's Chief Executive Officer or Secretary at Lawson Software, Inc., 380 St. Peter Street, St. Paul, Minnesota 55102.

Delivery of this Proxy Statement

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, known as "householding," potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with customers who are our stockholders "household" our proxy materials unless contrary instructions have been received from the customers. We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder sharing an address to which only one copy was mailed. Requests for additional copies should be directed to our proxy solicitor, MacKenzie Partners, 105 Madison Avenue, New York, NY 10016, or by telephone at (800) 322-2885, or to Lawson Software, Inc., 380 St. Peter Street, St. Paul, Minnesota 55102, Attn: Investor Relations, telephone 651-767-4890.

        Once a stockholder has received notice from his or her broker that the broker will be "householding" communications to the stockholder's address, "householding" will continue until the stockholder is notified otherwise or until the stockholder revokes his or her consent. If, at any time, a stockholder no longer wishes to participate in "householding" and would prefer to receive separate copies of the proxy statement, the stockholder should so notify his or her broker. Any stockholder who currently receives multiple copies of the proxy statement at his or her address and would like to request "householding" of communications should contact his or her broker or, if shares are registered in the stockholder's name, our Investor Relations, at the address or telephone number provided above.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information is available free of charge at www.sec.gov, an Internet site maintained by the SEC that contains reports, proxy and information statements, and other information regarding issuers that is filed electronically with the SEC. Stockholders may also read and copy any reports, statements and other information filed by us with the SEC at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room. In addition, investors and stockholders may request free copies of our SEC documents at Lawson's website, www.lawson.com, or by contacting Investor Relations by phone at 651-767-4890, by email at investor@lawson.com or by mail at 380 St. Peter Street, St. Paul, MN 55102.

        The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

        The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, and later information filed with the SEC will update and supersede the information in this proxy statement.

        The following documents filed with the SEC are incorporated by reference in this proxy statement:

  •
  Lawson's Annual Report on Form 10-K for the fiscal year ended May 31, 2010;

  •
  Lawson's Quarterly Reports on Form 10-Q for each of the quarters ended February 28, 2011, November 30, 2010 and August 31, 2010; and

  •
  Lawson's Current Reports on Form 8-K, filed with the SEC on May 5, 2011, April 26, 2011, April 7, 2011, January 18, 2011, December 20, 2010, December 6, 2010, October 18, 2010 and October 8, 2010.

        We also incorporate by reference each document we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K filed under Items 2.02 and 7.01) after the date of this proxy statement and before the special meeting.

        The PricewaterhouseCoopers LLP report included in Lawson's Annual Report on Form 10-K for the fiscal year ended May 31, 2010, which is incorporated by reference in this proxy statement, relates to the Company's historical financial information. It does not extend to the Forecasts included in this proxy statement and should not be read to do so.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of any of the documents incorporated by reference in this document, without charge, by written or telephonic request directed to Lawson Software, Inc., 380 St. Peter Street, St. Paul, Minnesota 55102, Attn: Investor Relations, telephone 651-767-4890, by email at investor@lawson.com, or on our website at www.lawson.com, or from the SEC through the SEC's website at http://www.sec.gov. Documents incorporated by reference are available without charge, excluding any exhibits to those documents (unless the exhibit is specifically incorporated by reference into this proxy statement).

        Parent and its affiliates have supplied all information in this proxy statement pertaining to Parent, Merger Sub, SoftBrands, Golden Gate and Infor. We have supplied all information in this proxy statement pertaining to us.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 31, 2011. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

Execution Version

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

GGC SOFTWARE HOLDINGS, INC.,

ATLANTIS MERGER SUB, INC.

AND

LAWSON SOFTWARE,  INC.

Dated as of April 26, 2011

A-i

A-ii

A-iii

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 26 2011, by and among GGC Software Holdings, Inc., a Delaware corporation ("Parent"), Atlantis Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent ("Merger Sub"), and Lawson Software, Inc., a Delaware corporation (the "Company"). Each of Parent, Merger Sub and the Company are referred to herein as a "Party" and together as "Parties".

        WHEREAS, the Board of Directors of the Company and the respective Boards of Directors of Parent and Merger Sub have approved and declared fair and advisable the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

        WHEREAS, the Board of Directors of the Company and the respective Boards of Directors of Parent and Merger Sub have determined that the Merger is in the best interest of their respective stockholders, and have approved and declared advisable or adopted this Agreement and the Merger;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of the Company to enter into this Agreement, Parent has delivered to the Company the limited guarantees of Golden Gate Capital Opportunity Fund, L.P., Golden Gate Capital Opportunity Fund-A, L.P. and GGC Credit Opportunities, LLC (collectively, the "Guarantors"), dated as of the date hereof, in favor of the Company with respect to certain obligations of Parent under this Agreement (collectively, the "Limited Guarantees");

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, certain stockholders of the Company are entering into Voting Agreements with Parent, pursuant to which such stockholders have agreed to vote in favor of the Merger and the transactions contemplated thereby and to the other matters set forth therein, in each case, in accordance with the terms and conditions thereof; and

        WHEREAS, Parent, Merger Sub and the Company wish to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINED TERMS AND INTERPRETATION

        Section 1.1    Certain Definitions.     For purposes of this Agreement, the term:

        (a)   "Acceptable Confidentiality Agreement" means a confidentiality agreement on terms that are identical in all substantive respects to the form confidentiality agreement attached hereto as Exhibit A; provided that such confidentiality agreement shall not prohibit compliance by the Company with any provision in Section 6.4 hereof, including the last sentence of Section 6.4(d).

        (b)   "Acquisition Proposal" shall mean any inquiry, proposal or offer relating to (i) the acquisition of twenty (20) percent or more of the outstanding shares of Company Common Stock and any other voting securities of the Company (by vote or by value) by any Third Party, (ii) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction which would result in any Third Party acquiring assets (including capital stock of or interest in any Subsidiary of the Company) representing, directly or indirectly, twenty (20) percent or more of the net revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, (iii) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any Third Party beneficially owning twenty (20) percent or more of the outstanding shares of Company Common Stock and any other voting securities of the Company, or (iv) any combination of the foregoing.

        (c)   "Affiliate" shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person, where "control" (including the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by Contract or otherwise.

        (d)   "Business Day" shall mean any day other than a Saturday, Sunday and any day which is a legal holiday under the Laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by Law or other governmental action to close.

        (e)   "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

        (f)    "Company Board" means the Board of Directors of the Company.

        (g)   "Company By-laws" shall mean the Bylaws of the Company, effective as of January 13, 2011, as amended.

        (h)   "Company Certificate of Incorporation" shall mean the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on March 13, 2006 and as amended by the Certificate of Ownership and Merger, as filed with the Secretary of State of the State of Delaware on April 24, 2006.

        (i)    "Company Common Stock" shall mean the Common Stock of the Company, par value $0.01 per share.

        (j)    "Company Disclosure Letter" shall mean the disclosure letter delivered by the Company to Parent concurrently with the execution and delivery of this Agreement (it being understood that (i) any matter disclosed in any section of the Company Disclosure Letter shall be deemed to be disclosed in any other section of the Company Disclosure Letter to the extent that it is reasonably apparent from such disclosure that such disclosure is applicable to such other section, and (ii) the disclosure of any matter or item in the Company Disclosure Letter shall not be deemed to constitute an acknowledgement that such matter or item is required to be disclosed therein or is material to a representation or warranty set forth in this Agreement and shall not be used as a basis for interpreting the terms "material," "materially," "materiality" or "Company Material Adverse Effect" or any word or phrase of similar import and does not mean that such matter or item would, alone or together with any other matter or item, have a Company Material Adverse Effect).

        (k)   "Company Intellectual Property" means all Intellectual Property owned by the Company or any of the Company Subsidiaries.

        (l)    "Company Material Adverse Effect" shall mean any event, change, occurrence, circumstance, development or effect that, individually or in the aggregate, (A) prevents or is reasonably expected to prevent, or materially delays or is reasonably expected to materially delay, in each case until a date after the End Date, the ability of the Company and the Company Subsidiaries to perform their respective obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, or (B) has had or would reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole; provided that in no event shall any of the following alone or in combination (or the effects or consequences thereof) constitute a "Company Material Adverse

Effect" with respect to clause (B) of this definition or be considered in determining whether a "Company Material Adverse Effect" under clause (B) of this definition has occurred or would reasonably be expected to occur: (i) changes affecting the United States or any foreign economy or financial markets generally; (ii) changes in GAAP, other applicable accounting rules or applicable Law (including the accounting rules and regulations of the SEC) or, in any such case, changes in the interpretation thereof after the date hereof; (iii) acts of God, calamities, national or international political or social conditions, including the engagement of hostilities by or within any country, which have commenced or worsened after the date hereof; (iv) changes that are the result of factors generally affecting the principal industries in which the Company and its Subsidiaries operate; (v) the public announcement of discussions among the Parties regarding a potential transaction, the public announcement, execution, delivery or performance of this Agreement, the identity of Parent or Merger Sub, or the public announcement or consummation of the transactions contemplated hereby (including any cancellation of or delays in work for customers by customers, any reductions in purchases by customers, any disruptions in supplier, licensor, licensee, distributor, partner or similar relationships initiated by the other party to the relationship or any voluntary resignations of employees or consultants attributable thereto); (vi) the mere fact, in and of itself, that the Company has failed to meet any projections, forecasts, revenue or earnings predictions or expectations of the Company or any securities analysts for any period ending (or for which revenues or earnings are released) on or after the date hereof; (vii) the mere fact, in and of itself, of any change in the trading price or trading volume of Company Common Stock on Nasdaq; (viii) any action or omission required by Law or this Agreement or taken by, or at the written request of, Parent or Merger Sub; (ix) any litigation brought or threatened by stockholders of either Parent (or its Affiliates) or the Company (whether on behalf of the Company, Parent or otherwise) in connection with this Agreement; (x) any breach by Parent of this Agreement; or (xi) the mere fact, in and of itself, of any change in the Company's credit rating; provided, however, that changes set forth in clauses (i), (ii), (iii) and (iv) above shall be taken into account in determining whether a "Company Material Adverse Effect" has occurred or would reasonably be expected to occur under clause (B) of this definition if and to the extent such changes have a disproportionate impact on the Company and the Company Subsidiaries, taken as a whole, relative to the other participants in the principal industries and geographic markets in which the Company and the Company Subsidiaries conduct their businesses; provided, further, that the underlying causes of any change set forth in clauses (vi), (vii) and (xi) shall be taken into account in determining whether a "Company Material Adverse Effect" has occurred or could reasonably be expect to occur under clause (B) of this definition.

        (m)  "Company Option" shall mean any option to acquire Company Common Stock issued or granted pursuant to any Company Stock Plan.

        (n)   "Company Software Products" means all material Software products developed and owned by the Company or the Company Subsidiaries that are (i) offered for license by the Company or the Company Subsidiaries or (ii) used in the conduct of their respective businesses.

        (o)   "Company Stock-Based Award" shall mean each right of any kind to receive shares of Company Common Stock or benefits measured by the value of a number of shares of Company Common Stock, and each award of any kind consisting of shares of Company Common Stock, granted under Company Stock Plans (including stock appreciation rights, restricted stock, restricted stock units, performance stock units, deferred stock units and dividend equivalents), other than Company Options.

        (p)   "Company Stock Plans" shall mean all employee and director stock plans of the Company and all individual consultant, employee, director or other Contracts that provide for any Company Stock-Based Award or Company Option, in each case set forth in Section 4.9(k) of the Company Disclosure Letter.

        (q)   "Company Termination Fee" shall mean an amount in cash equal to $57,500,000; provided, however, that in the event that this Agreement is terminated by Parent pursuant to Section 8.1(d)(ii)(B) following a Company Adverse Recommendation Change relating to an Intervening Event, the Company Termination Fee shall mean an amount in cash equal to $75,000,000.

        (r)   "Confidentiality Agreement" shall mean that certain Confidentiality Agreement, dated as of January 11, 2011, by and between the Company and Infor Enterprise Solutions Holdings, Inc., as such agreement may be amended from time to time.

        (s)   "Continuing Employee" shall mean any Person who is employed by the Company or any Company Subsidiary as of immediately prior to the Effective Time (including Persons on disability or leave of absence, whether paid or unpaid).

        (t)    "Contract" shall mean any note, bond, mortgage, indenture, Lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation, whether oral or written.

        (u)   "Environmental Laws" shall mean any applicable Law relating to the protection of the environment or to occupational health and safety.

        (v)   "Equity Interest" in an entity shall mean any share, capital stock, partnership, member or similar interest issued by such entity and any option, warrant, right or security convertible, exchangeable or exercisable therefor or other instrument or right the value of which is based on any of the foregoing.

        (w)  "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        (x)   "Financing Sources" means the entities that have committed to provide or arrange or otherwise entered into agreements in connection with the Debt Financing or the Debt Financing Commitment in connection with the transactions contemplated hereby and the parties to any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together with their respective Affiliates, and their and their respective Affiliates' officers, directors, employees, agents and representatives and their respective successors and assigns.

        (y)   "Foreign Company Plan" shall mean each employee benefit plan of the Company and the Company Subsidiaries that is mandated by a Governmental Entity other than a Governmental Entity of the United States or is subject to the Laws of a jurisdiction outside of the United States.

        (z)   "GAAP" shall mean generally accepted accounting principles as applied in the United States.

        (aa) "German Act" means the German Act Against Restraints of Competition (Gesetz gegen Wettbewerbsbeschränkungen), as amended, and the rules and regulations promulgated thereunder.

        (bb) "Governmental Entity" shall mean any domestic or foreign, transnational, federal, state or local, governmental, administrative, judicial or regulatory authority, agency, commission, body, court, self regulatory organization, or other legislative or judicial governmental entity.

        (cc) "Hazardous Materials" shall mean (i) any petroleum products or byproducts, radioactive materials, asbestos or polychlorinated biphenyls or (ii) any waste, material or substance defined as a "hazardous substance," "hazardous material," or "hazardous waste," "pollutant," "contaminant," or words of similar import, under any applicable Environmental Law.

        (dd) "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        (ee) "Identified Company Representations" means the representations and warranties of the Company set forth in Section 4.1(a), Section 4.2 (other than (i) changes in Section 4.2(a) relating to the exercise of Company Options or Company Stock-Based Awards granted on or prior to the date hereof, (ii) the issuance of shares of Company Common Stock upon the exercise of Company Options or Company Stock-Based Awards granted on or prior to the date hereof, (iii) the issuance of shares of Company Common Stock pursuant to the conversion of the Senior Convertible Notes, (iv) Section 4.2(d) and (v) Section 4.2(e)), Section 4.3, Section 4.19, and Section 4.21, and in clauses (i), (iii), (iv), (vi) and (xviii) of Section 6.1(a) to the extent incorporated by reference into Section 4.8.

        (ff)  "Insignificant Foreign Company Plan" shall mean each Foreign Company Plan that (i) is mandated by a Governmental Entity other than a Governmental Entity of the United States or (ii) is subject to the Laws of a jurisdiction outside of the United States in which the Company and the Company Subsidiaries (A) have less than 250 employees or (B) have 250 or more employees and such plan represents an agreement with an employee or other service provider of the Company or any Company Subsidiary who is below the level of vice-president.

        (gg) "Intellectual Property" means any and all intellectual property or proprietary rights throughout the world, including all (i) trademarks, service marks, trade names, Internet domain names, trade dress, logos, slogans, company names and other indicia of source (including any goodwill associated with each of the foregoing) and all registrations and applications for registration of the foregoing; (ii) inventions (whether or not patentable or reduced to practice), patents and industrial designs, patent applications, patent disclosures and related know how and all continuations, continuations-in-part, revisions, divisionals, extensions and reexaminations in connection therewith; (iii) works of authorship (whether or not copyrightable), copyrights, copyrightable works and mask works and all registrations and applications for registration of the foregoing; (iv) Software and descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop Software and documentation, including user documentation, user manuals, specifications and training materials, relating to Software; and (v) trade secrets, know-how, technology, processes, methods, formulae, and other confidential and proprietary information (including technical data, customer and supplier lists, pricing and cost information, and business and marketing plans); and (vi) all rights to sue or recover and retain damages and costs and attorneys' fees for past, present and future infringement or misappropriation of any of the foregoing.

        (hh) "Knowledge" shall mean (i) in the case of the Company, the actual knowledge of the Persons listed on Exhibit B.1 after reasonable inquiry, and (ii) in the case of Parent, Merger Sub or any other member of the Parent Group, the actual knowledge of the Persons listed on Exhibit B.2 after reasonable inquiry.

        (ii)   "Law" shall mean any federal, state, local, foreign or international law, statute, treaty, ordinance, common law, rule or regulation of any Governmental Entity.

        (jj)   "Leased Real Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any Company Subsidiary.

        (kk) "Leases" means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any Company Subsidiary holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Company Subsidiary thereunder.

        (ll)   "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        (mm)  "Marketing Period" shall mean the first period of twenty (20) consecutive Business Days commencing on or after the earlier of (x) July 5, 2011 and (y) five (5) Business Days following Parent's receipt of unaudited consolidated financial statements of Parent and its subsidiaries for the three months ended February 28, 2011 and the month ended March 31, 2011, in each case that have been subject to a review in accordance with Statements on Auditing Standards No. 100: Interim Financial Information (the "Parent February and March Financials") and throughout which:

          (i)    Parent shall have received the Required Financial Information; provided, that the filing by the Company of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q shall be deemed to satisfy any requirement to deliver the financial information included in such forms;

          (ii)   the conditions set forth in Section 7.1(b) and Section 7.1(c) are satisfied;

          (iii)  the Proxy Statement shall have been mailed to the stockholders of the Company;

          (iv)  nothing has occurred and no condition exists that would cause any of the conditions set forth in Sections 7.2(a), 7.2(b), or 7.2(e) to fail to be satisfied, assuming that such conditions were applicable at any time during such twenty (20) consecutive-Business-Day period (or such shorter period as provided in the proviso set forth in clause (x) below or such longer period as provided in the proviso set forth in clause (xi) below);

          (v)   provided that (x) the Marketing Period shall end on any earlier date that is the date on which the Debt Financing is obtained, and (y) the Marketing Period shall be deemed not to have commenced if, prior to the completion of the Marketing Period:

            (A)  PricewaterhouseCoopers LLP shall have withdrawn its audit opinion with respect to any audited financial statements included in the Required Financial Information, in which case the Marketing Period shall be deemed not to commence unless and until, at the earliest, a new unqualified audit opinion is issued with respect to the consolidated financial statements of the Company for the applicable periods by PricewaterhouseCoopers LLP or another of the "Big Four" independent public accounting firms;

            (B)  Subject to the provisos set forth in clauses (viii) and (ix) below, the financial statements included in the Required Financial Information that is available to Parent on the first day of any such twenty (20) consecutive-Business-Day period (or such shorter period as provided in the proviso set forth in clause (x) below or such longer period as provided in the proviso set forth in clause (xi) below) would not be sufficiently current on any day during such twenty (20) consecutive-Business-Day period (or such shorter period as provided in the proviso set forth in clause (x) below or such longer period as provided in the proviso set forth in clause (xi) below) to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such twenty (20) consecutive-Business-Day period (or such shorter period as provided in the proviso set forth in clause (x) below or such longer period as provided in the proviso set forth in clause (xi) below), in which case the Marketing Period shall be deemed not to commence unless and until, at the earliest, the date of receipt by Parent of updated Required Financial Information that would be sufficiently current to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such new twenty (20) consecutive-Business-Day period (or such shorter period as provided in the proviso set forth in clause (x) below or such longer period as provided in the proviso set forth in clause (xi) below);

            (C)  the Company issues a public statement indicating its intent to restate any financial statements included in the Required Company Information or that any such restatement is under consideration, in which case the Marketing Period shall be deemed not to commence unless and until, at the earliest, such restatement has been completed and the applicable Required Financial Information has been amended or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP;

            (D)  the Company shall have failed to file any Company SEC Filing (other than any Section 16 report) when due, in which case the Marketing Period will be deemed not to commence unless and until all such Company SEC Filings have been made; or

          (vi)  provided, further, that if such twenty (20) consecutive-Business-Day period (or such shorter period as provided in the proviso set forth in clause (x) below or such longer period as provided in the proviso set forth in clause (xi) below) has not ended on or before August 11, 2011, the Marketing Period shall commence on September 5, 2011 or the first Business Day thereafter on which the remaining requirements set forth in clauses (i) through (xi) of this definition are satisfied;

          (vii) provided, further, that the Marketing Period shall not commence until the third (3rd) Business Day following Parent's receipt of the Required Financial Information;

          (viii)  provided, further, that with respect to any such twenty (20) consecutive-Business-Day period (or such shorter period as provided in the proviso set forth in clause (x) below or such longer period as provided in the proviso set forth in clause (xi) below) that (A) has not ended on or before July 13, 2011 and (B) commences prior to the filing of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2011 (the "2011 10-K"), clause (v)(B) above shall not apply if the 2011 10-K shall have been filed with the SEC at least (x) two (2) Business Days prior to the end of such twenty (20) consecutive-Business-Day period (or such shorter period as provided in the proviso set forth in clause (x) below or such longer period as provided in the proviso set forth in clause (xi) below) and (y) 10 Business Days prior to August 11, 2011;

          (ix)  provided, further, that if the Company shall in good faith reasonably believe it has delivered the Required Financial Information, it may deliver to Parent a written notice to that effect (stating that it believes that it completed such delivery), in which case the Marketing Period shall be deemed to have commenced on the third Business Day following the date that notice is deemed to have been received pursuant to Section 9.2 unless Parent in good faith reasonably believes the Company has not completed delivery of the Required Financial Information and, within three (3) Business Days of the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with specificity which Required Financial Information that Parent reasonably believes the Company has not delivered), in which case the Marketing Period shall be deemed to have not commenced and will only commence (assuming all other conditions to the commencement of the Marketing Period set forth in this definition have been satisfied) on the third Business Day following the Company's delivery to Parent of the Required Financial Information which was previously not delivered, as set forth in Parent's notice to the Company;

          (x)   provided, further, that if such twenty (20) consecutive-Business-Day period commences on any date between July 18, 2011 through July 22, 2011, the Marketing Period shall not be required to be twenty (20) consecutive Business Days and shall rather mean, subject to the remaining requirements set forth in clauses (i) through (xi) of this definition, the consecutive-Business-Day period commencing on such date and ending on August 11, 2011; and

          (xi)  provided, further, that if all of the conditions set forth in Section 7.1 and Section 7.2 (other than (x) those conditions that are waived in accordance with the terms of this Agreement by the Party or Parties for whose benefit such conditions exist and (y) any such conditions, which by their terms, are not capable of being satisfied until the Closing) shall not have been satisfied at least two (2) Business Days prior to the end of such twenty (20) consecutive-Business-Day period, then the Marketing Period (and corresponding references herein to such twenty (20 consecutive-Business-Day period) shall, subject to the remaining provisions of this definition, not end until the second (2nd) Business Day following such satisfaction.

        (nn) "Nasdaq" shall mean The Nasdaq Stock Market.

        (oo) "Open Source Software" means any software that is generally available to the public in source code form under licenses substantially similar to those approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include the GNU General Public License (GPL), the GNU Library or Lesser General Public License (LGPL), the BSD License, the Mozilla Public License and the Apache License; or under any other license that purports to require one to (i) require, or condition the use, license or distribution of any software on, the disclosure, licensing or distribution of any source code and/or (ii) permit any licensee of any software to modify any source code relating to such software.

        (pp) "Order" shall mean any order, judgment, writ, stipulation, settlement, award, injunction, decree, arbitration award or finding of any Governmental Entity.

        (qq) "Owned Real Property" means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any Company Subsidiary.

        (rr)  "Parent Disclosure Letter" shall mean the disclosure letter delivered by Parent to the Company concurrently with the execution and delivery of this Agreement (it being understood that (i) the disclosure of any fact or item in any section of the Parent Disclosure Letter shall, should the relevance of such fact or item to any other section be reasonably apparent, be deemed to be disclosed with respect to that other section, and (ii) disclosure of any matter or item in the Parent Disclosure Letter shall not be deemed to constitute an acknowledgement that such matter or item is required to be disclosed therein or is material to a representation or warranty set forth in this Agreement and shall not be used as a basis for interpreting the terms "material," "materially" or "materiality" or any word or phrase of similar import).

        (ss)  "Parent Group" shall mean, collectively, Parent, the Guarantors, any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, Affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing.

        (tt)  "Parent Termination Fee" shall mean an amount in cash equal to $115,000,000; provided, that, in the event that this Agreement has been terminated by the Company pursuant to Section 8.1(c)(ii), and the sole reason for Parent's and Merger Sub's failure to consummate the transactions contemplated by this Agreement was the Company's failure to have, on the date that the Closing should have occurred pursuant to Section 2.2, $175,000,000 in cash (excluding restricted cash) and cash equivalents freely available in the United States, the Parent Termination Fee shall mean an amount in cash equal to $57,500,000 (for the avoidance of doubt, if at the time of any termination pursuant to Section 8.1(c)(ii) any of the conditions to the consummation of the Debt Financing contemplated by the Debt Financing Commitment (other than the receipt of the Equity Financing and those conditions that by their nature cannot be satisfied until the Closing Date but each of which shall be capable of being satisfied on the Closing Date) have not been satisfied, this proviso shall not be applicable and the Parent Termination Fee shall mean an amount in cash equal to $115,000,000).

        (uu) "Permits" shall mean all permits, licenses, franchises, approvals, registrations, qualifications, rights, variances, certificates, certifications, consents, and approvals of all Governmental Entities.

        (vv) "Permitted Lien" shall mean (i) any Lien for Taxes which are not yet due or delinquent, which are being contested in good faith or for which adequate accruals or reserves have been established in accordance with GAAP, (ii) Liens securing indebtedness or liabilities that are reflected on the most recent balance sheet included in the Company SEC Filings, (iii) such non-monetary Liens or other matters affecting title, if any, that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company, including (A) easements or claims of easements whether shown or not shown by the public records, boundary line disputes, overlaps, encroachments and any matters not of record which would be disclosed by an accurate survey or a personal inspection of the property, (B) rights of parties in possession, and (C) title to any portion of the premises lying within the right of way or boundary of any public road or private road, (iv) Liens imposed or promulgated by Laws with respect to real property and improvements, including zoning regulations, (v) Liens disclosed on existing title reports or existing surveys, (vi) mechanics', carriers', landlords', workmen's, repairmen's and similar Liens, incurred in the ordinary course of business for amounts which are not due or delinquent, which are being contested in good faith or for which adequate accruals or reserves have been established in accordance with GAAP and which would not, individually or in the aggregate, have a material adverse effect on the Company, and (vii) any other Liens that do not materially impair the value of or interfere with or prohibit the current use or operation of such property in the ordinary course of business.

        (ww)  "Person" shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.

        (xx) "Representatives" shall mean, with respect to any Person, such Person's directors, officers, employees, Affiliates, members, partners, accountants, consultants, advisors, attorneys, agents and other representatives.

        (yy) "Sarbanes-Oxley Act" shall mean the United States Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

        (zz)  "SEC" shall mean the United States Securities and Exchange Commission.

        (aaa)  "Securities Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        (bbb)  "Software" shall mean any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, and (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise.

        (ccc)  "Subsidiary" or "Subsidiaries" of any Person shall mean (i) any corporation of which a majority of the Equity Interests entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned, directly or indirectly, by such Person, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which such Person is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner or the managing member.

        (ddd)  "Superior Proposal" shall mean a bona fide written Acquisition Proposal (with all of the percentages included in the definition of Acquisition Proposal increased to 50%) which was not solicited in violation of Section 6.4 and which the Company Board determines in good faith, after consultation with its independent financial advisor and outside legal counsel, and taking into consideration, among other things, all of the terms, conditions and such other aspects of such Acquisition Proposal and this Agreement as the Company Board deems appropriate, including financing, regulatory approvals, identity of the Person or group making the Acquisition Proposal, and breakup fee and expense reimbursement provisions (in each case taking into account any revisions to this Agreement made or proposed in writing by Parent prior to the time of determination), (i) is reasonably capable of being consummated in accordance with its terms and (ii) if consummated, would result in a transaction more favorable to the stockholders of the Company from a financial point of view than the transactions provided for in this Agreement (after taking into account the expected timing and risk and likelihood of consummation).

        (eee)  "Tax Returns" shall mean any report, filing, election or return (including any information return) or statement required to be filed with any Governmental Entity with respect to Taxes, including any schedules, attachments or amendments thereto.

        (fff) "Tax" or "Taxes" shall mean any and all United States federal, state or local or non-United States taxes, assessments, charges, duties or levies, including all income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, stamp duty reserve, license, payroll, withholding, ad valorem, value added, escheat, alternative minimum, environmental, customs, social security, unemployment, sick pay, disability, registration and other taxes, assessments, charges, duties or levies of any kind whatsoever, whether disputed or not, together with all estimated taxes, deficiency assessments, additions to tax, penalties and interest and any obligations with respect to such amounts arising as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or under any agreements or arrangements with any other Person and including any liability for Taxes of a predecessor entity.

        (ggg)  "Third Party" shall mean any Person or group other than the Company, the Company Subsidiaries, the Parent Group or any Person in the Parent Group.

        (hhh)  "Treasury Regulations" shall mean regulations promulgated by the United States Department of the Treasury under the Code.

        Section 1.2    Terms Defined Elsewhere.     The following terms are defined elsewhere in this Agreement, as indicated below:

2011 10-K	Section 1.1(mm)
2.50% Holder	Section 6.16(a)
2.50% Indenture	Section 6.16(a)
Action	Section 4.12
Agreement	Preamble
Alternate Debt Financing	Section 6.6(b)
Alternative Acquisition Agreement	Section 6.4(c)(ii)
Alternative Financing Commitment	Section 6.6(b)
Bankruptcy and Equity Exception	Section 4.3(a)
Certificate of Merger	Section 2.3
Certificates	Section 3.2(b)
Closing	Section 2.2
Closing Date	Section 2.2
Company	Preamble
Company 401(k) Plans	Section 6.11(h)
Company Adverse Recommendation Change	Section 6.4(c)(i)
Company Damages	Section 8.2(f)(i)
Company Financial Advisor	Section 4.21
Company Financial Statements	Section 4.6(b)
Company Material Contract	Section 4.11(a)
Company Plan(s)	Section 4.9(a)
Company Preferred Stock	Section 4.2(a)
Company Recommendation	Section 4.3(b)
Company Representatives	Section 6.3(a)
Company SEC Filings	Section 4.6(a)
Company Stockholders Meeting	Section 6.2(d)
Company Subsidiary	Section 4.1(a)
Company Systems	Section 4.14(f)
Delay	Section 6.1(a)(xix)
D&O Insurance	Section 6.13(c)
Debt Financing	Section 5.6

Debt Financing Commitment	Section 5.6
DGCL	Recitals
Dissenting Shares	Section 3.1(a)
Dissenting Stockholders	Section 3.1(a)
Effective Time	Section 2.3
End Date	Section 8.1(b)(i)
Equity Financing	Section 5.6
Equity Financing Commitments	Section 5.6
ERISA	Section 4.9(a)
ERISA Affiliate	Section 4.9(a)
ESPP	Section 3.5(d)
Exchange Fund	Section 3.2(a)
FCPA	Section 4.5(b)
Final Purchase Period	Section 3.5(d)
Financing	Section 5.6
Financing Commitments	Section 5.6
Guarantors	Recitals
Indemnified Parties	Section 6.13(b)
Intervening Event	Section 6.4(d)
Investments	Section 4.2(d)
IRS	Section 4.9(b)
Limited Guarantees	Recitals
Merger	Recitals
Merger Consideration	Section 3.1(a)
Merger Sub	Preamble
Notice Period	Section 6.4(d)(iii)
Parent	Preamble
Parent 401(k) Plan	Section 6.11(h)
Parent Expenses	Section 8.2(d)
Parent February and March Financials	Section 1.1(mm)
Parent Liability Cap	Section 8.2(f)(i)
Parent Representatives	Section 6.3(a)
Parent Stock	Section 5.14
Paying Agent	Section 3.2(a)
Proxy Statement	Section 4.20
Recent SEC Reports	Article IV
Required Financial Information	Section 6.7(d)
Rights Agreement	Section 4.2(b)
Senior Convertible Notes	Section 4.2(a)
Significant Company Subsidiaries	Section 4.1(b)
SoftBrands	Section 5.3(a)
Solvent	Section 5.12
Stockholder Approval	Section 4.3(a)
Surviving Corporation	Section 2.1
Takeover Statute	Section 4.19(a)
Transaction Litigation	Section 6.8
Trustee	Section 6.16(a)

        Section 1.3    Interpretation.     In this Agreement, unless otherwise specified, the following rules of interpretation apply:

        (a)   references to Sections, Schedules, Annexes, Exhibits, clauses and Parties are references to sections or sub-sections, schedules, annexes, exhibits and clauses of, and parties to, this Agreement;

        (b)   references to any Person include references to such Person's successors and permitted assigns;

        (c)   words importing the singular include the plural and vice versa;

        (d)   words importing one gender include the other gender;

        (e)   references to the word "including" do not imply any limitation;

        (f)    references to months are to calendar months;

        (g)   the words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

        (h)   references to "$" or "dollars" refer to U.S. dollars; and

        (i)    a defined term has its defined meaning throughout this Agreement and in each Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined.

ARTICLE II

THE MERGER

        Section 2.1    The Merger.     Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

        Section 2.2    Closing.     Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Kirkland & Ellis LLP, 555 California Street, 27th Floor, San Francisco, California at 10:00 a.m., San Francisco time, on the later of (i) the third Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VII (other than (A) those conditions that are waived in accordance with the terms of this Agreement by the Party or Parties for whose benefit such conditions exist and (B) any such conditions, which by their terms, are not capable of being satisfied until the Closing), and (ii) the third Business Day after the final day of the Marketing Period or such earlier date as may be specified by Parent on no less than three (3) Business Days' prior notice to the Company, or (b) at such other place, time and/or date as the Parties may otherwise agree. The date upon which the Closing actually occurs is referred to herein as the "Closing Date".

        Section 2.3    Effective Time.     On the Closing Date, the Parties shall cause a certificate of merger (the "Certificate of Merger") to be executed and filed in accordance with the DGCL and the terms of this Agreement. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is agreed by the Parties and specified as the Effective Time in the Certificate of Merger (the "Effective Time").

        Section 2.4    Effect of the Merger.     At the Effective Time, the effect of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 2.5    Certificate of Incorporation; By-laws.

        (a)   Subject to Section 6.13, at the Effective Time, as a result of the Merger, the certificate of incorporation of the Surviving Corporation shall be amended in its entirety to contain the provisions set forth in the Company Certificate of Incorporation as in effect immediately prior to the Effective Time (as set forth in Exhibit C), until duly amended as provided therein or by applicable Laws.

        (b)   Subject to Section 6.13, at the Effective Time, the By-laws of the Surviving Corporation shall be amended in their entirety to contain the provisions set forth in the By-laws of Merger Sub (as set forth in Exhibit D), until duly amended as provided therein, in the certificate of incorporation of the Surviving Corporation or by applicable Laws.

        Section 2.6    Directors and Officers.

        (a)   The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

        (b)   The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

ARTICLE III

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

        Section 3.1    Conversion of Securities.     At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the Company's stockholders, the following shall occur:

        (a)    Conversion Generally.    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than (i) any shares of Company Common Stock to be cancelled pursuant to Section 3.1(b), (ii) any shares of Company Common Stock owned by any Company Subsidiary or by any Subsidiary of Parent other than Merger Sub, and (iii) any shares of Company Common Stock (the "Dissenting Shares") which are held by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL ("Dissenting Stockholders"), shall be converted, subject to Section 3.2(d), into the right to receive $11.25 in cash, payable to the holder thereof, without interest (the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock shall cease to be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate which immediately prior to the Effective Time represented any such shares shall thereafter represent only the right to receive the Merger Consideration therefor.

        (b)    Cancellation of Certain Shares.    Each share of Company Common Stock held by Parent, Merger Sub or in the treasury of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

        (c)    Merger Sub.    Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and be exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

        (d)    Change in Shares.    If between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, solely by reason of any stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or any other similar transaction, the Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or other similar transaction and to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such action.

        Section 3.2    Exchange of Certificates.

        (a)    Paying Agent.    Parent shall deposit at or prior to the Closing, or, solely with respect to freely available cash of the Company and the Company Subsidiaries, shall cause to be deposited at or promptly after (but in no event later than three (3) Business Days after) the Closing, with a bank or trust company designated by Parent and reasonably satisfactory to the Company (the "Paying Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article III, through the Paying Agent, cash in U.S. dollars in an amount sufficient to pay the aggregate amount of the Merger Consideration payable in connection with the Merger pursuant to Section 3.1 in exchange for outstanding shares of Company Common Stock. The funds deposited with the Paying Agent pursuant to this Section 3.2 are referred to as the "Exchange Fund." The Paying Agent shall deliver the Merger Consideration contemplated to be paid pursuant to Section 3.1 out of the Exchange Fund. The Exchange Fund shall be invested by the Paying Agent as directed by Parent; provided, however, that: (i) no such investment or losses thereon shall affect the Merger Consideration payable to the holders of Company Common Stock; and (ii) such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank that are then publicly available). Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation or Parent. Following any losses from any investment of the Exchange Fund, Parent or the Surviving Corporation shall promptly provide additional cash funds to the Paying Agent for the benefit of the holders of Company Common Stock at the Effective Time in the amount of such losses, which additional funds will be deemed to be part of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

        (b)    Exchange Procedures.    Promptly following the Effective Time (but in no event later than three (3) Business Days following the Effective Time), Parent shall instruct the Paying Agent to mail to each holder of record of a Certificate or Certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates", it being understood that any references herein to "Certificates" shall be deemed to include references to book-entry account statements relating to the ownership of shares of Company Common Stock) and whose shares of Company Common Stock have been converted into the right to receive Merger Consideration pursuant to Section 3.1 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration, in each case, in customary form and with such other provisions as the Company and Parent may reasonably agree. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, properly completed and duly executed, and such other documents as may be reasonably required pursuant to such instructions (or, if such shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such shares on a book-entry account statement), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive in respect of the shares of Company Common Stock formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any Merger Consideration payable to holders of Certificates. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be issued to a transferee if the Certificate representing such shares of

Company Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration or, subject to compliance with Section 262 of the DGCL, the right to demand to be paid the "fair value" of the shares represented thereby as contemplated by Section 3.3.

        (c)    Further Rights in Company Common Stock.    All Merger Consideration paid in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

        (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for six (6) months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for the Merger Consideration, without any interest thereon.

        (e)    No Liability.    None of Parent, the Company or the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any share of Company Common Stock shall not have been surrendered or transferred prior to the date on which any Merger Consideration in respect thereof would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration in respect of such share of Company Common Stock shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, and any holder of such share of Company Common Stock who has not theretofore complied with this Article III with respect thereto shall thereafter look only to the Surviving Corporation for payment of such holder's claim for Merger Consideration in respect thereof.

        (f)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such Person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such lost, stolen or destroyed Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration without any interest thereon.

        (g)    No Further Dividends.    No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificates.

        (h)    Withholding.    Parent, the Company, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold or cause to be deducted and withheld from the amounts otherwise payable pursuant to this Agreement, including Section 3.5, such amounts as Parent, the Company, the Surviving Corporation or the Paying Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign Tax Law, with respect to the making of such payment. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

        Section 3.3    Dissenters' Rights.     Notwithstanding anything in this Agreement to the contrary, if any Dissenting Stockholder shall demand to be paid the "fair value" of its Dissenting Shares, as provided in Section 262 of the DGCL, such Dissenting Shares shall not be converted into or exchangeable for the right to receive the Merger Consideration (except as provided in this Section 3.3) and shall entitle such Dissenting Stockholder only to payment of the fair value of such Dissenting

Shares, in accordance with Section 262 of the DGCL, unless and until such Dissenting Stockholder effectively withdraws (in accordance with Section 262(k) of the DGCL) or loses the right to dissent. The Company shall not, except with the prior written consent of Parent, voluntarily make (or cause or permit to be made on its behalf) any payment with respect to, or settle or offer to settle, any such demand for payment of fair value of Dissenting Shares prior to the Effective Time. The Company shall give Parent prompt notice of any such demands prior to the Effective Time and Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. If any Dissenting Stockholder shall have effectively withdrawn (in accordance with Section 262(k) of the DGCL) or lost the right to dissent, then as of the later of the Effective Time or the occurrence of such event, the Dissenting Shares held by such Dissenting Stockholder shall be cancelled and converted into and represent the right to receive the Merger Consideration without any interest thereon.

        Section 3.4    Stock Transfer Books.     At the Effective Time, the stock transfer books of the Company shall be closed (after giving effect to the items contemplated by this Article III) and thereafter, there shall be no further registration of transfers of shares of Company Common Stock theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by Law.

        Section 3.5    Company Options and Stock-Based Awards.

        (a)    Company Action.    Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof administering the Company Stock Plans) shall adopt such resolutions or take such other actions as are required to give effect to the transactions contemplated by this Section 3.5.

        (b)    Company Options.    At the Effective Time, each Company Option, whether vested or unvested, shall be cancelled and, in exchange for each such Company Option, Parent shall cause the Surviving Corporation to pay to each former holder of any such Company Option, whether vested or unvested, in accordance with Section 3.5(e), a cash amount equal to the product of (i) the excess, if any, of the per share Merger Consideration over the exercise price per share of such Company Option, and (ii) the number of shares of Company Common Stock covered by such Company Option; provided that if the exercise price per share of any such Company Option is equal to or greater than the per share Merger Consideration, such Company Option shall be cancelled without any cash payment being made in respect thereof. Promptly following the date of this Agreement, the Company shall deliver written notice to each holder of a Company Option informing such holder of the effect of the Merger on the Company Options. The Company Options shall not be assumed by Parent or the Surviving Corporation.

        (c)    Other Company Stock-Based Awards.    At the Effective Time, each Company Stock-Based Award that is not otherwise described in this Section 3.5 (including but not limited to restricted stock units and performance stock units) and that is outstanding immediately prior the Effective Time, whether vested or unvested, shall be cancelled and converted automatically into the right to receive, and Parent shall cause the Surviving Corporation to pay to each former holder of any such Company Stock-Based Award, in accordance with Section 3.5(e), an amount in cash in U.S. dollars equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Stock-Based Award and (ii) the Merger Consideration (reduced, if applicable, by an exercise or base price applicable to such Company Stock-Based Award); provided, however, that if the Closing occurs after May 31, 2011, then any portion of performance-based restricted stock units whose vesting relates to the Company's fiscal year 2011 performance will only vest and be converted into the right to receive the Merger Consideration in accordance with this Section 3.5(c) if, and to the extent that, the performance targets under such performance-based restricted stock units for the Company's 2011 fiscal year were achieved, and any portion of such performance-based restricted stock units that do not so vest shall be cancelled without the payment of any consideration therefor. The Company Stock-Based Awards shall not be assumed by Parent or the Surviving Corporation.

        (d)    Treatment of Employee Stock Purchase Plan.     As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company's 2001 Employee Stock Purchase Plan (as amended and restated as of April 1, 2006, the "ESPP")) shall adopt such resolutions or take such other actions as may be required to provide that, with respect to the ESPP: (i) each individual participating in the Purchase Period (as defined in the ESPP) in progress as of the date of this Agreement (the "Final Purchase Period") shall not be permitted (A) to increase the amount of his or her rate of payroll contributions thereunder from the rate in effect when the Final Purchase Period commenced, or (B) to make separate non-payroll contributions to the ESPP on or following the date of this Agreement; (ii) no individual who is not participating in the ESPP as of the date of this Agreement may commence participation in the ESPP following the date of this Agreement; (iii) the Final Purchase Period shall end on the earlier to occur of June 30, 2011 and a date that is five (5) calendar days prior to the Effective Time; (iv) each ESPP participant's accumulated contributions under the ESPP shall be used to purchase shares of Company Common Stock in accordance with the terms of the ESPP as of the end of the Final Purchase Period; and (v) the ESPP shall be suspended immediately following the end of the Final Purchase Period and shall terminate at the Effective Time. During the suspension period no further rights shall be granted or exercised under the ESPP. Each share of Company Common Stock purchased in the Final Purchase Period shall be cancelled at the Effective Time and converted into the right to receive the Merger Consideration in accordance with the terms and conditions of this Agreement.

        (e)   Unless a later time for payment is expressly provided in this Section 3.5 or is otherwise agreed to between Parent and an individual holder, the Surviving Corporation shall pay the holders of Company Options and Company Stock-Based Awards the cash payments described in this Section 3.5 promptly after the Effective Time, but in any event not later than the fifth (5th) Business Day after the Effective Time.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        With respect to any Section of this Article IV, except (i) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case pursuant to the Exchange Act (other than any disclosures contained or referenced therein under the captions "Risk Factors", "Forward-Looking Statements", "Quantitative and Qualitative Disclosures About Market Risk" and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature), in each case on or after May 31, 2010 and prior to the date of this Agreement (the "Recent SEC Reports") (it being understood that any matter disclosed in any Recent SEC Report shall be deemed to be disclosed in a section of the Company Disclosure Letter only to the extent that it is reasonably apparent from such disclosure in such Recent SEC Report that such disclosure is applicable to such section of the Company Disclosure Letter, other than any matters required to be disclosed for purposes of any Identified Company Representation) or (ii) as set forth in the Company Disclosure Letter, the Company represents and warrants to Parent and Merger Sub as follows:

        Section 4.1    Organization and Qualification.

        (a)   The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each Subsidiary of the Company (each, a "Company Subsidiary") has been duly organized, and is validly existing and, where such concept is recognized, in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be, except to the extent the failure of any such Company Subsidiary to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 4.1 of the Company Disclosure Letter, all equity interests of the Company Subsidiaries are owned by the Company or a Company Subsidiary. Each of the Company and each Company Subsidiary has the requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

        (b)   Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered or made available to Parent complete and correct copies of the Company Certificate of Incorporation, the Company By-laws and the certificate of incorporation and by-laws (or similar organizational documents) of each "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act (the "Significant Company Subsidiaries"), each as amended to date, and each as so delivered is in full force and effect. As of any date following the date hereof, notwithstanding anything in this Agreement to the contrary and notwithstanding anything set forth in the Company Disclosure Letter, neither the Company nor any of the Significant Company Subsidiaries has filed for bankruptcy or filed for reorganization under the U.S. federal bankruptcy Laws or similar state or federal Law, become insolvent or become subject to conservatorship or receivership.

        Section 4.2    Capitalization.

        (a)   The authorized capital stock of the Company consists of 750,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"). As of April 15, 2011, there were (i) 164,339,345 shares of Company Common Stock (other than treasury shares) issued and outstanding, (ii) 40,282,876 shares of Company Common Stock held in the treasury of the Company, (iii) 11,780,186 shares of Company Common Stock issuable upon exercise of outstanding Company Options, (iv) a maximum number of 4,900,460 shares of Company Common Stock issuable pursuant to Company Stock-Based Awards, (v) no shares of Company Common Stock owned by any Company Subsidiary, (vi) reserved for future issuance by the Company Board a sufficient number of shares of Company Common Stock to be issued and delivered if and when the Company's 2.5% Senior Convertible Notes due 2012 (the "Senior Convertible Notes") are converted into shares of Company Common Stock, and (vii) no shares of Company Preferred Stock issued and outstanding. Section 4.2(a) of the Company Disclosure Letter sets forth a list of the outstanding Company Options and/or Company Stock-Based Awards as of April 15, 2011, including (to the extent applicable) the date on which each such Company Option or Company Stock-Based Award was granted, the number of shares of Company Common Stock subject to such Company Option or Company Stock-Based Award, the expiration date of such Company Option or Company Stock-Based Award and the price at which such Company Option or Company Stock-Based Award may be exercised (if any) under an applicable Company Stock Plan. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Company Common Stock issuable upon exercise of Company Options or Company Stock-Based Awards or upon conversion of Senior Convertible Notes which may be issued prior to the Effective Time will be, upon any issuance of such shares in accordance with the terms of the Company Stock Plan, duly authorized, validly issued and fully paid and nonassessable. Since the entry into of the 2.50% Indenture by the Company, there has been no adjustment of or change to the "Conversion Rate" (as such term is defined in the 2.50% Indenture) of the Senior Convertible Notes.

        (b)   Except as set forth in Section 4.2(a) and except for the rights that have been issued pursuant to the Rights Agreement, dated as of July 28, 2004, between the Company and Mellon Investor Services LLC (as amended by that certain First Amendment to the Rights Agreement dated as of

June 2, 2005, the "Rights Agreement"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound relating to the issued or unissued Equity Interests of the Company, or securities convertible into or exchangeable for such Equity Interests, or obligating the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company. Except as set forth in Section 4.2(a), there are no outstanding contractual obligations of the Company or any Company Subsidiary affecting the voting rights of or requiring the repurchase, redemption, issuance, creation or disposition of, any Equity Interests in the Company, other than the rights that have been issued pursuant to the Rights Agreement. Since April 15, 2011 through the date hereof, the Company has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock or any other Equity Interests in the Company, except for issuances pursuant to exercise of Company Options or Company Stock-Based Awards outstanding on April 15, 2011 in accordance with the terms of such Company Options or Company Stock-Based Awards as of such date. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the Company's stockholders may vote, other than the Senior Convertible Notes.

        (c)   Each outstanding share of capital stock or other Equity Interest of each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is held, directly or indirectly, by the Company or another Company Subsidiary free and clear of all Liens. Except as set forth in Section 4.2(c) of the Company Disclosure Letter, as set forth in Section 4.2(a) and for the rights that have been issued pursuant to the Rights Agreement, there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any Equity Interest or other ownership interests of any Company Subsidiary, including any right of conversion or exchange under any outstanding security, instrument or agreement.

        (d)   Section 4.2(d) of the Company Disclosure Letter sets forth as of the date hereof the name, jurisdiction of organization and the Company's (or the Company Subsidiary's) percentage ownership of any and all Persons in which the Company or any Company Subsidiary owns, or has the right or obligation to acquire any Equity Interest (other than any Company Subsidiary) as of the date hereof (collectively, the "Investments"). All of the Investments are owned by the Company or by a Company Subsidiary free and clear of all Liens. Except for the capital stock and other ownership interests of the Company Subsidiaries and the Investments, the Company does not own, directly or indirectly, any capital stock or other voting or equity securities or interests in any Person that is material to the business of the Company and the Company Subsidiaries, taken as a whole.

        (e)   Neither the Company nor any of the Company Subsidiaries has entered into any commitment, arrangement or agreement, or are otherwise obligated, to contribute capital, loan money or otherwise provide funds or make additional investments in any other Person, other than any such commitment, arrangement or agreement in the ordinary course of business consistent with past practice, between or among the Company and the Company Subsidiaries (including any guarantee by the Company of any obligations of the Company Subsidiaries). There are no stockholder agreements, voting trusts, proxies or other agreements or understandings to which the Company or any Company Subsidiary is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company or any Company Subsidiary or preemptive rights with respect thereto.

        Section 4.3    Corporate Authority; Approval.

        (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions to which it is a party that are contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby to which it is a party have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company, and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby to which it is a party other than the affirmative vote of holders of a majority of outstanding shares of Company Common Stock to adopt this Agreement and approve the transactions provided for herein in accordance with the DGCL and the rules and regulations of Nasdaq (the "Stockholder Approval"). This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming this Agreement is a valid and binding obligation of Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

        (b)   On or prior to the date of this Agreement, the Company Board has, at a meeting duly called and held at which all directors were present, unanimously determined that this Agreement and the transactions provided for herein, including the Merger, are advisable, fair to and in the best interest of the Company and the holders of Company Common Stock, and adopted resolutions by a unanimous vote (i) approving this Agreement, (ii) declaring this Agreement and the Merger advisable and directing that this Agreement be submitted to the Company's stockholders for their adoption, and (iii) resolving to recommend to the holders of Company Common Stock that they vote in favor of adopting this Agreement in accordance with the terms hereof (the "Company Recommendation"), which resolutions, subject to Section 6.4(d), have not been subsequently withdrawn or modified in a manner adverse to Parent.

        Section 4.4    No Conflict; Required Filings and Consents.

        (a)   Except as set forth in Section 4.4(a) of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement do not, and the performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, (i) assuming the Stockholder Approval is obtained, conflict with or violate any provision of the Company Certificate of Incorporation or the Company By-laws or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals and authorizations described in Section 4.4(b) will have been obtained prior to the Effective Time and all filings and notifications described in Section 4.4(b) will have been made and any waiting periods thereunder will have terminated or expired prior to the Effective Time, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary pursuant to, any Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, except, with respect to clauses (ii) and (iii), for matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

        (b)   The execution and delivery of this Agreement by the Company do not, and the performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby to which it is a party will not, require any consent, approval or authorization of, or filing with or notification to, any Governmental Entity, except (i) for any consent, approval, authorization, filing or notification required under the Exchange Act, the rules and regulations of Nasdaq, the HSR Act or any other applicable foreign antitrust consents, approvals, authorizations, filings or notifications, (ii) for the filing and recordation of the Certificate of Merger as required by the DGCL or (iii) where the failure to obtain such consents, approvals or authorizations, or to make such filings or notifications would not (A) prevent or materially delay performance by the Company of any of its material obligations under the Agreement or (B) individually or in the aggregate, reasonably be expected to have Company Material Adverse Effect.

        Section 4.5    Compliance with Laws; Permits.

        (a)   As of the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each of the businesses of the Company or any Company Subsidiary is, and since June 1, 2007 has been, conducted in compliance with all Laws applicable to the Company or such Company Subsidiary or by which any property, asset or right of the Company or such Company Subsidiary is bound, (ii) the Company is in compliance with the applicable listing, corporate governance and other rules and regulations of Nasdaq, (iii) each of the Company and each Company Subsidiary holds all Permits necessary for the lawful conduct of its business and the ownership, use, occupancy and operation of its assets and properties, (iv) the Company and each Company Subsidiary is in compliance with the terms of such Permits, and (v) no such Permit shall cease to be effective as a result of the transactions contemplated by this Agreement.

        (b)   Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, neither the Company, any Company Subsidiary, nor, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any Company Subsidiary has, in the course of its actions for, or on behalf of, any of them (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (including the rules and regulations promulgated thereunder, the "FCPA"); or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. During the last three (3) years, neither the Company nor any Company Subsidiary has received any written communication from a Governmental Entity that alleges that the Company or any Company Subsidiary, or any Representative thereof, is, or may be, in violation of, or has, or may have, any material liability under, the FCPA which has not been resolved.

        Section 4.6    SEC Filings; Financial Statements.

        (a)    Company SEC Filings.     The Company has timely filed or furnished all forms, reports and other documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, since June 1, 2007 (collectively, the "Company SEC Filings"). Each Company SEC Filing (i) as of its date (or, in the case of any Company SEC Filing that is a registration statement, its effective date), complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes Oxley Act, as the case may be, and (ii) did not, at the time it was filed (or, in the case of any Company SEC Filing that is a registration statement, declared effective) (or, if amended, at the time (and taking into account the content) of such amendment), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act. The Company has made available to Parent correct and complete copies of all material correspondence between the SEC, on the one hand, and the Company and any of the Company Subsidiaries, on the other hand, occurring since June 1, 2007 and prior to the date hereof. As of the date hereof, to the Knowledge of the Company, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC

Filings. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Filings is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

        (b)    Financial Statements.     Except to the extent amended, updated or restated by a subsequent Company SEC Filing prior to the date hereof, each of the consolidated financial statements (including, in each case, any notes thereto) contained in or incorporated by reference into the Company SEC Filings (collectively, and as so amended, updated or restated, the "Company Financial Statements") was prepared in accordance with GAAP applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) on a consistent basis during the periods indicated (except as may be indicated in the notes thereto), and each presented fairly, in all material respects, the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods indicated therein (subject, in the case of unaudited statements, to normal adjustments which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect). As of the date hereof, the books and records of the Company and the Company Subsidiaries are maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. As of the date hereof, PricewaterhouseCoopers LLP has not resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

        (c)   Internal Controls.

          (i)    The Company and the Company Subsidiaries have established and maintained a system of internal control over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. Since June 1, 2007, the Company's principal executive officer and its principal financial officer have disclosed to the Company's auditors and the audit committee of the Company Board (A) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respects the Company's ability to record, process, summarize and report financial information and (B) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls and the Company has provided to Parent copies of any material written materials relating to each of the foregoing. The Company has made available to Parent all such disclosures made by management to the Company's auditors and audit committee since June 1, 2007.

          (ii)   The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company required to be included in reports filed under the Exchange Act, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and its principal financial officer to material information required to be included in the Company's periodic reports required under the Exchange Act.

          (iii)  Since the enactment of the Sarbanes-Oxley Act, neither the Company nor any Company Subsidiary has made any prohibited loans to any executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any Company Subsidiary. There are no outstanding loans or other extensions of credit made by the Company or any of the

  Company Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

        Section 4.7    No Undisclosed Liabilities.     Except as set forth in Section 4.7 of the Company Disclosure Letter, none of the Company or any consolidated Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) of a nature that would be required to be reflected or reserved against on a balance sheet under GAAP or the notes thereto, except for liabilities or obligations (a) which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (b) that were incurred after February 28, 2011, in the ordinary course of business, (c) that were reflected or reserved against in the Company Financial Statements in the Company SEC Filings prior to the date hereof, or (d) that were incurred in connection with the Merger and the transactions contemplated by this Agreement.

        Section 4.8    Absence of Certain Changes or Events.     Except as set forth in Section 4.8 of the Company Disclosure Letter, since February 28, 2011, (a) the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice in all material respects, (b) there has not been any Company Material Adverse Effect, (c) neither the Company nor any Company Subsidiary has taken any action (or committed to take any action) that, if taken after the date of this Agreement without Parent's consent, would constitute a breach of any of the covenants set forth in Sections 6.1(a)(i), (iii), (iv), (v), (vi), (viii), (x), (xiii), (xiv), (xv), or (xviii) hereof, and (d) neither the Company nor any Company Subsidiary has hired any new employee, or made any material change in the employment terms of any employee, whose base salary and reasonably anticipated bonus opportunity exceeds $250,000 in the aggregate.

        Section 4.9    Company Plans; Employees and Employment Practices.

        (a)   Section 4.9(a) of the Company Disclosure Letter sets forth a true and complete list of material "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including but not limited to all medical, dental, life and disability insurance, retirement, pension, salary continuation and severance plans, as well as all material bonus or other incentive compensation plans (including the Company Stock Plans and the ESPP), retention, deferred compensation, vacation, sick pay or paid time off plans or policies, and any other plans, agreements (including employment, severance and consulting agreements), policies, trust funds or arrangements (whether written or unwritten, insured or self-insured) (i) established, maintained, sponsored or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company, any Company Subsidiary or any entity that would be deemed a "single employer" with the Company or any Company Subsidiary under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (each, an "ERISA Affiliate") on behalf of any employee, officer, director or other service provider of the Company or any Company Subsidiary (whether current, former or retired) or their beneficiaries, (ii) with respect to which the Company, any Company Subsidiary or any ERISA Affiliate has or has had any obligation on behalf of any such employee, officer, director or other service provider or beneficiary, or (iii) with respect to which the Company or any Company Subsidiary has any liability, contingent or otherwise, excluding each Insignificant Foreign Company Plan (each, a "Company Plan," and collectively, the "Company Plans").

        (b)   The Company has made available to Parent: (i) copies of all material documents setting forth the terms of each Company Plan, including all amendments thereto and all related trust documents, (ii) the three most recent annual reports (Form Series 5500), if any, required under ERISA or the Code in connection with each Company Plan, (iii) the most recent actuarial reports (if applicable) for all Company Plans, (iv) the most recent summary plan description, if any, required under ERISA with respect to each Company Plan, (v) all material written contracts, instruments or agreements relating to each Company Plan, including administrative service agreements and group insurance contracts, (vi) the most recent Internal Revenue Service ("IRS") determination or opinion letter issued with respect to each Company Plan intended to be qualified under Section 401(a) of the Code, and (vii) all filings under the IRS' Employee Plans Compliance Resolution System Program or any of its predecessors or the Department of Labor Delinquent Filer Program.

        (c)   None of the Company, any Company Subsidiary, any ERISA Affiliate or any of their respective predecessors has ever contributed to or otherwise participated in or in any way, directly or indirectly, had any liability with respect to any plan subject to Sections 412 or 430 of the Code, Sections 302 or 303 of Title I of ERISA or Title IV of ERISA, including any "multiemployer plan" (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or any "single-employer plan" (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 or 4069 of ERISA.

        (d)   Each Company Plan intended to qualify under Section 401(a) of the Code is so qualified and has received a determination letter from the IRS upon which it may rely regarding its qualified status under the Code and nothing has occurred, whether by action or by failure to act, that caused or is reasonably likely to cause the loss of such qualification or the imposition of any penalty or Tax liability. All payments required by each Company Plan or any collective bargaining agreement, or by Law (including all contributions, insurance premiums or intercompany charges) with respect to all prior periods have been made or provided for by the Company or the Company Subsidiaries in accordance with the provisions of each of the Company Plans, applicable Law and GAAP.

        (e)   No proceeding has been threatened, asserted, instituted or, to the Knowledge of the Company, is anticipated against any of the Company Plans (other than non-material routine claims for benefits and appeals of such claims), any trustee or fiduciary thereof, or any of the assets of any trust of any of the Company Plans. Each Company Plan complies in form and has been maintained and operated in all material respects in accordance with its terms and applicable Law, including ERISA and the Code. Except as disclosed on Section 4.9(e) of the Company Disclosure Letter, no non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred or is reasonably expected to occur with respect to the Company Plans. No Company Plan is under, and neither the Company nor any Company Subsidiary has received any notice of, an audit or investigation by the IRS, Department of Labor or any other Governmental Entity, and no such completed audit, if any, has resulted in the imposition of any Tax or penalty.

        (f)    Except as disclosed on Section 4.9(f) of the Company Disclosure Letter, no Company Plan that is a group health plan is wholly or partially self-insured. No Company Plan provides post-retirement health and welfare benefits to any current or former employee of the Company or any Company Subsidiary (or to any other individual), except as required under Section 4980B of the Code, Part 6 of Title I of ERISA or any other applicable Law.

        (g)   Except under Company Plans disclosed on Section 4.9(g) of the Company Disclosure Letter, the consummation of the Merger alone, or in combination with a termination of any employee, officer, director or other service provider of the Company or any Company Subsidiary (whether current, former or retired) or their beneficiaries, will not (i) entitle any employee, officer, director or other service provider of the Company or any Company Subsidiary (whether current, former or retired) or their beneficiaries to severance pay, unemployment compensation, termination pay or other compensation (cash or otherwise) under a Company Plan, or (ii) accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any such employee, officer, director or other service provider or their beneficiaries under a Company Plan. Except as disclosed on Section 4.9(g) of the Company Disclosure Letter, no amount that could be received (whether in cash or property or the vesting of property) as a result of the consummation of the Merger by any employee, officer, director or other service provider of the Company or any Company Subsidiary under any Company Plan or otherwise would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code. Neither the Company nor any Company Subsidiary has any indemnity obligation on or after the Effective Time for any Taxes imposed under Section 4999 or 409A of the Code. The Company has provided to Parent the "base amount" (as defined in Section 280G(b)(e) of the Code) for each participant in the Company's Executive Change in Control Severance Pay Plan for Tier 1 Executives as of the date of this Agreement. Within fifteen (15) Business

Days prior to the Closing Date, the Company will provide to Parent information reasonably satisfactory to Parent detailing the amount of any excess parachute payments as defined in Section 280G of the Code sufficient for Parent, the Surviving Corporation and/or the Company to discharge any withholding obligations with respect to such amounts.

        (h)   Except as set forth in Section 4.9(h) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has made any promises or commitments, whether legally binding or not, to create any additional Company Plan, material agreement or material arrangement, or to modify or change in any material way any existing Company Plan.

        (i)    Neither the Company nor any Company Subsidiary has unfunded liabilities pursuant to any Company Plan that has not been fully accrued. Each Company Plan that is a "nonqualified deferred compensation plan" (as defined under Section 409A(d)(1) of the Code) has been operated and administered in all material respects in compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code and the Treasury Regulations and other official guidance promulgated thereunder.

        (j)    Except as set forth in Section 4.9(j) of the Company Disclosure Letter, and except for matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect (i) any individual who has been retained by the Company or any Company Subsidiary to perform services for the Company or any Company Subsidiary and who is not treated as an employee for federal tax purposes by the Company or any Company Subsidiary is not an employee of the Company or any Company Subsidiary under applicable Law and (ii) each employee of the Company or any Company Subsidiary has been properly classified as "exempt" or "non-exempt" under applicable United States Law.

        (k)   (i) Each Company Option has an exercise price at least equal to the fair market value of Company Common Stock on a date no earlier than the date of the corporate action authorizing the grant of such Company Option, (ii) no Company Option has had its exercise date or grant date delayed or "back-dated," and (iii) all Company Options have been issued in compliance with all applicable Laws and properly accounted for in all material respects in accordance with GAAP. Section 4.9(k) of the Company Disclosure Letter sets forth a complete and accurate list, as of the date of this Agreement of all Company Stock Plans, indicating for each Company Stock Plan the number of shares of Company Common Stock issued to date under such Company Stock Plans, the number of shares of Company Common Stock subject to outstanding Company Options and Company Stock-Based Awards and the number of shares of Company Common Stock reserved for future issuance under such Company Stock Plan.

        (l)    With respect to each Foreign Company Plan, except as set forth in Section 4.9(l) of the Company Disclosure Letter, the fair market value of the assets of each funded Foreign Company Plan, the liability of each insurer for any Foreign Company Plan funded through insurance or the book reserve established for any Foreign Company Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such Foreign Company Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Company Plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations. Each Foreign Company Plan has been maintained and operated in all material respects in accordance with the applicable plan document and all applicable Laws and other requirements, and if intended to qualify for special tax treatment, satisfies all requirements for such treatment.

        Section 4.10    Labor and Employment Matters.     Except as set forth in Section 4.10 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement and there are no labor unions, works councils or other labor organizations representing, or, to the Knowledge of the Company, engaged in organizing activities with respect to any employee of the Company or any Company Subsidiary. Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, (i) there is currently no strike, slowdown, picketing, or work stoppage, nor is any strike, slowdown, picketing or work stoppage threatened in writing with respect to any employee of the Company or any Significant Company Subsidiary, (ii) there are no labor disputes currently subject to arbitration or litigation and there is no representation petition pending, nor are any of the foregoing threatened in writing, with respect to any employee of the Company or any Significant Company Subsidiary before the National Labor Relations Board or similar Governmental Entity, and (iii) no officer or director of the Company or any Significant Company Subsidiary is in violation, in any material respect, of any term of any employment Contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any Significant Company Subsidiary because of the nature of the business conducted by the Company or any Significant Company Subsidiary or to the use of trade secrets or proprietary information of others. To the Knowledge of the Company, except as set forth in Section 4.10 of the Company Disclosure Letter, the Company and the Significant Company Subsidiaries are in compliance in all material respects with all applicable Laws relating to employment and employment practices, workers' compensation, terms and conditions of employment, worker safety, wages and hours, civil rights, discrimination, immigration, collective bargaining, and the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2109 et seq. or the regulations promulgated thereunder.

        Section 4.11    Contracts.

        (a)   Except as disclosed in Section 4.11(a)(x) of the Company Disclosure Letter and for any agreements between or among the Company and the Company Subsidiaries, as of the date hereof, neither the Company nor any Company Subsidiary is a party to or bound by any Contract which:

          (i)    is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

          (ii)   relates to a joint venture, partnership, limited liability or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of the Company and the Company Subsidiaries, taken as a whole or in which the Company owns more than a 15% voting or economic interest;

          (iii)  relates to any indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other Contract relating to indebtedness for borrowed money or deferred payment (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $1,000,000;

          (iv)  prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of the Company Subsidiaries, prohibits the pledging of the capital stock of the Company or any Company Subsidiary or prohibits the issuance of guarantees by any Company Subsidiary;

          (v)   except for customer Contracts (including Contracts with resellers), Leases and Company Plans, requires or is reasonably likely to require either (A) annual payments from Third Parties to the Company and the Company Subsidiaries of at least $1,000,000 in the aggregate or (B) annual payments from the Company and the Company Subsidiaries to Third Parties of at least $1,500,000 in the aggregate;

          (vi)  relates to any acquisition by the Company or its Subsidiaries pursuant to which the Company or any of the Company Subsidiaries has continuing indemnification (other than indemnification obligations with respect to directors and officers), "earn-out" or other contingent payment or guarantee obligations, in each case, that could result in payments in excess of $1,000,000;

          (vii) contains a right of first refusal, right of first negotiation or right of first offer in favor of a party other than the Company and the Company Subsidiaries, which right would reasonably be expected to be material to the Company and the Company Subsidiaries taken as a whole;

          (viii)  contains any covenant that (A) materially limits the ability of the Company or any Company Subsidiary (or, after the Effective Time, Parent, the Surviving Corporation, or their respective Subsidiaries) to engage in any line of business or to compete with any Person or operate at any location or (B) could require the disposition of any material assets or material line of business of the Company or any Company Subsidiary (or, after the Effective Time, Parent, the Surviving Corporation, or their respective Subsidiaries);

          (ix)  contains any covenant granting "most favored nation" status that, following the Merger, would apply to or be affected by actions taken by Parent, the Surviving Corporation and/or their respective Subsidiaries or Affiliates; or

          (x)   contains a standstill or similar agreement pursuant to which one party has agreed not to acquire assets or securities of the other party or any of its Affiliates;

          (xi)  any Contract that contains a put, call or similar right pursuant to which the Company or any Company Subsidiary could be required to purchase or sell, as applicable, any Equity Interests of any Person or assets that have a fair market value or purchase price of more than $1,000,000; or

          (xii) any Contract pursuant to which (A) the Company or a Company Subsidiary is granted rights in any third-party Intellectual Property (excluding any commercially available off-the-shelf software with a total replacement cost or annual license fee of less than $250,000) that are (x) sold, bundled or distributed with, or embedded, integrated or incorporated into, the Company Software Products, (y) used in the development of any Company Software Product, or (z) used or held for use by the Company or a Company Subsidiary for any other purpose, including for the internal operations of the Company's or any of the Company Subsidiaries' respective businesses, or (B) the Company or a Company Subsidiary has granted to any Person (x) any licenses or rights under any Company Intellectual Property (other than non-exclusive licenses granted in the ordinary course of business to customers) or (y) any rights to resell or otherwise distribute the Company Software Products.

        Each Contract of the type described in this Section 4.11(a) and each of the customer Contracts set forth in Section 4.11(a)(y) of the Company Disclosure Letter is referred to herein as a "Company Material Contract."

        (b)   Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) each Company Material Contract is a legal, valid and binding obligation of the Company or a Company Subsidiary, as applicable, in full force and effect and enforceable against the Company or a Company Subsidiary in accordance with its terms, subject to the Bankruptcy and Equity Exception, (ii) to the Knowledge of the Company, each Company Material Contract is a legal, valid and binding obligation of the counterparty thereto, in full force and effect and enforceable against such counterparty in accordance with its terms, (iii) neither the Company nor any Company Subsidiary and, to the Company's Knowledge, no counterparty, is or is alleged to be in breach or violation of, or default under, any Company Material Contract, (iv) neither the Company nor any Company Subsidiary has received any written claim of default under any Company Material Contract, (v) to the Company's Knowledge, no event has occurred which would result in a breach or violation of, or a default under, any Company Material Contract (in each case, with or without notice or lapse of time or both) and (vi) the Company has not received any written notice from any other party to any Company Material Contract, and otherwise has no Knowledge, that such Third Party intends to terminate, or not renew any Company Material Contract. True and correct copies of all Company Material Contracts have been either publicly filed with the SEC or made available to Parent by the Company.

        Section 4.12    Litigation.     Except as set forth in Section 4.12 of the Company Disclosure Letter and other than Transaction Litigation, (i) there is no material legal, administrative, arbitral or other suit, claim, action, mediation, proceeding or, to the Knowledge of the Company, inquiry or investigation of any nature (each, an "Action") pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary and (ii) none of the Company or any of the Company Subsidiaries is subject to or bound by any material outstanding Order.

        Section 4.13    Environmental Matters.     Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect: (i) the Company and each Significant Company Subsidiary are in compliance with all, and have not violated any, applicable Environmental Laws, (ii) the Company and each Significant Company Subsidiary possess all material Permits issued pursuant to Environmental Laws that are required to conduct the business of the Company and each Significant Company Subsidiary as it is currently conducted, (iii) to the Knowledge of the Company, there has been no release of any Hazardous Material into the environment by the Company or any Significant Company Subsidiary at any of their current or former properties or operations that is reasonably likely to result in a liability pursuant to Environmental Law, and (iv) neither the Company nor any Significant Company Subsidiary has received any written claim or notice of violation from any Governmental Entity alleging that the Company or any Significant Company Subsidiary is in violation of, or liable under, any Environmental Law, or regarding any Hazardous Materials, excluding any matters that have been resolved without any liability on behalf of the Company or any Significant Company Subsidiary. All environmental reports, assessments, audits, and other similar documents in the possession or control of the Company or any Significant Company Subsidiary, containing information that could reasonably be expected to be material to the Company or any Significant Company Subsidiary, have been made available to Parent.

        Section 4.14    Intellectual Property.

        (a)   Section 4.14(a) of the Company Disclosure Letter sets forth a complete and accurate list of all (i) issued patents and pending patent applications, (ii) trademark and service mark registrations and pending applications for registration thereof, (iii) internet domain name registrations, and (iv) material Company Software Products, in each case, that are owned by the Company or a Company Subsidiary. Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries exclusively own or possess all right, title and interest in and to, or have the rights to use all Intellectual Property necessary to conduct the business of the Company and the Company Subsidiaries, free and clear of all Liens. The Company Intellectual Property required to be set forth in items (i) and (ii) of Section 4.14(a) of the Company Disclosure Letter, together with each copyright registration registered to the Company or any Company Subsidiary, is subsisting, valid, and, to the Knowledge of the Company, enforceable and none of such Company Intellectual Property has been misused, withdrawn, cancelled or abandoned. All application and maintenance fees for such Company Intellectual Property have been paid in full and are current.

        (b)   To the Knowledge of the Company, except as set forth in Section 4.14(b) of the Company Disclosure Letter, the operation of the business of the Company and the Company Subsidiaries as currently conducted and as currently proposed to be conducted does not infringe, misappropriate, dilute or otherwise violate or conflict with the Intellectual Property of any other Person. Section 4.14(b) of the Company Disclosure Letter sets forth a list of all Actions alleging any of the foregoing that are pending or that have been threatened in writing. Except as set forth in Section 4.14(b) of the Company

Disclosure Letter, neither the Company nor any Company Subsidiary has received any written notice of any claims or assertions, contesting the ownership or use of any Company Intellectual Property. To the Knowledge of the Company, no Person has been engaged, is engaging or is expected to engage in any activity or use of any Intellectual Property that infringes, misappropriates, dilutes or otherwise violates or conflicts with the Company Intellectual Property.

        (c)   Each of the Company and each of the Company Subsidiaries have implemented reasonable measures to maintain and protect the secrecy, confidentiality and value of any trade secrets and other confidential information related to Company Software Products. Each current and former employee and independent contractor of, and consultant to, the Company or a Company Subsidiary has entered into a written agreement pursuant to which such employee, independent contractor or consultant agrees to maintain the confidentiality of the confidential information of the Company or the Company Subsidiary and to assign to the Company or the applicable Company Subsidiary all rights and interest in Intellectual Property authored, developed or otherwise created by such employee, independent contractor or consultant in the course of their employment or other relationship with the Company or the applicable Company Subsidiary. To the Knowledge of the Company, no employee and no independent contractor or consultant or other third party to any such confidentiality agreement is in breach thereof.

        (d)   Section 4.14(d) of the Company Disclosure Letter sets forth a true and complete list of each Contract with an escrow agent or escrow service pursuant to which the Company or any Company Subsidiary has deposited, or is or may be required to deposit, with an escrow agent or escrow service or any other Person, any source code for any Company Software Product or proprietary software included in the Company Intellectual Property. Except as set forth on Section 4.14(d) of the Company Disclosure Letter or otherwise in the ordinary course of their respective businesses, neither the Company nor any of the Company Subsidiaries has disclosed, delivered, licensed or otherwise made available, and does not have a duty or obligation (whether present, contingent or otherwise) to disclose, deliver, license or otherwise make available, any source code for any Company Software Products to any Person who was not, as of the date of disclosure or delivery, an employee or contractor of the Company or a Company Subsidiary.

        (e)   Except as set forth in Section 4.14(e) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has granted any exclusive license with respect to any Intellectual Property, including any Company Software Products, to any other Person.

        (f)    The Company and the Company Subsidiaries have implemented commercially reasonable measures to protect the internal and external security and integrity of their servers, systems, sites, circuits, networks, interfaces, platforms and other computer and telecom assets and equipment (the "Company Systems") and the data stored or contained therein or transmitted thereby including procedures preventing unauthorized access and the introduction of a virus and the taking and storing on-site and off-site of back-up copies of critical data. There have been (i) to the Company's Knowledge, no unauthorized intrusions or breaches of the security of the Company Systems, and (ii) no material failures or interruptions in the Company Systems for the two (2) years prior to the date hereof that have not been remediated to the Company's reasonable satisfaction.

        (g)   Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries comply with and have at all times (i) complied with and (ii) conducted their business in accordance with all applicable data protection or privacy Laws governing the collection, use, storage, transfer and dissemination of personal information and any privacy policies, programs or other notices that concern the collection or use of personal information by the Company or the Company Subsidiaries. Each of the Company and the Company Subsidiaries maintains a privacy policy on its corporate website in conformance with applicable Laws. There have not been any complaints or notices to, or audits, proceedings or investigations conducted or claims asserted with respect to, the Company and the Company Subsidiaries by any Person regarding the collection, use, storage, transfer or dissemination of personal information by any Person in connection with the business of the Company or the Company Subsidiaries or compliance with any applicable Laws or privacy policies, programs or other notices.

        (h)   No government funding, facilities at a university, college, other educational institution or research center or funding from third parties was used in the development of any Company Intellectual Property. To the Knowledge of the Company, no current or former employee, consultant or independent contractor of the Company or a Company Subsidiary, who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, any university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or a Company Subsidiary.

        (i)    The Company and the Company Subsidiaries have made all payments due and owing with respect to the Swedish Act on Inventions made by Employees (Lag om rätten till arbetstagares uppfinningar) or any provision of a collective bargaining agreement to which the Company or any Company Subsidiary is a party to the relevant employee or other individual for the time period described in such Law or any such collective bargaining agreement.

        Section 4.15    Taxes.     Except as set forth in Section 4.15 of the Company Disclosure Letter and for matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect:

        (a)   All Tax Returns required to be filed by or with respect to the Company or any Company Subsidiary for all taxable periods ending on or before the date hereof have been timely filed in accordance with applicable Law (taking into account any extension of time within which to file). All such Tax Returns are true, correct, and complete in all respects and were prepared in compliance with applicable Law. To the Company's Knowledge, no claim has been made by a Governmental Entity in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or any Company Subsidiary is or may be subject to Taxes in such jurisdiction.

        (b)   All Taxes of the Company and each Company Subsidiary due and payable have been timely paid, other than any amount which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company Financial Statements in accordance with GAAP. The accruals and reserves for Taxes (without regard to deferred tax assets and deferred tax liabilities) of the Company and each Company Subsidiary established in the Company Financial Statements are complete and adequate to cover any liabilities for Taxes that are not yet due and payable.

        (c)   No deficiencies for Taxes have been proposed or assessed in writing against the Company or any Company Subsidiary by any Governmental Entity, and neither the Company nor any Company Subsidiary has received any written notice of any claim, proposal or assessment against the Company or any Company Subsidiary for any such deficiency for Taxes. As of the date of this Agreement, neither the Company nor any Company Subsidiary has received any written notice of any audit, judicial proceeding or other examination against or with respect to the Company or any Company Subsidiary with respect to any Taxes. Neither the Company nor any Company Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to the assessment or collection of any Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business).

        (d)   The Company and each Company Subsidiary has duly and timely withheld and paid to the appropriate Governmental Entity all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

        (e)   There are no liens or other security interests upon any property or assets of the Company or any Company Subsidiary for Taxes, except for liens for Taxes not yet due and payable.

        (f)    Neither the Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the past two (2) years.

        (g)   Neither the Company nor any Company Subsidiary (i) is or has ever been a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated federal income Tax Return, (ii) has any liability for Taxes of any Person (other than the Company and the Company Subsidiaries) arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, by contract, or otherwise, or (iii) is, or ever has been, a party to any agreement for the sharing, indemnification, or allocation of Taxes (other than agreements between or among the Company and the Company Subsidiaries and other than customary indemnifications for Taxes contained in credit or other commercial agreements the primary purposes of which do not relate to Taxes).

        (h)   Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for a taxable period ending after the Closing Date of as a result of any (i) adjustment pursuant to Section 481 of the Code (or any analogous provision of state, local or foreign Law) for a taxable period ending on or before the Closing Date, (ii) "closing agreement" as described in Section 7121 of the Code (or any analogous provision of state, local or foreign Law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date, (v) election by the Company or any Company Subsidiary under Section 108(i) of the Code or (vi) deferred intercompany gain or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any analogous provision of state, local or foreign Law).

        (i)    Neither the Company nor any Company Subsidiary has engaged in any "reportable transaction" within the meaning of Section 6011 of the Code (including the Treasury Regulations promulgated thereunder).

        (j)    The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        Section 4.16    Insurance.     Section 4.16 of the Company Disclosure Letter sets forth a list of all material insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage and deductibles provided thereunder) maintained by the Company or any Company Subsidiary. Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (a) all insurance policies maintained by the Company and the Company Subsidiaries are in full force and effect (and were in full force and effect during the periods of time such insurance policies were purported to be in effect) and all premiums due and payable thereon have been paid; and (b) neither the Company nor any Company Subsidiary is in breach or default of any of the insurance policies, and neither the Company nor any Company Subsidiary has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification of any of the insurance policies. Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the Company has not received any written notice of termination or cancellation or denial of coverage with respect to any insurance policy.

        Section 4.17    Real Estate.

        (a)   Section 4.17(a) of the Company Disclosure Letter sets forth the address and description of each parcel of Owned Real Property. With respect to each parcel of Owned Real Property: (i) the Company or a Company Subsidiary (as the case may be) has good and marketable fee simple title to such Owned Real Property, free and clear of all Liens, except Permitted Liens, (ii) neither the Company nor any Company Subsidiary has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof, (iii) other than the right of Parent pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. Neither the Company nor any Company Subsidiary is a party to any agreement or option to purchase any real property or interest therein.

        (b)   Section 4.17(b) of the Company Disclosure Letter sets forth a true and complete list of all Leases with an annual base rent in excess of $400,000 per year used or intended to be used in the business of the Company and the Company Subsidiaries (including the address of each such Leased Real Property and the date and name of the parties to such Lease) for each such Leased Real Property. The Company has delivered or made available to Parent a true and complete copy of each such Lease, and in the case of any oral Lease (if any), a written summary of the material terms of such Lease. Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, with respect to each of the Leases set forth in Section 4.17(b) of the Company Disclosure Letter: (i) such Lease is legal, valid, binding, enforceable and in full force and effect, (ii) neither the Company nor any Company Subsidiary has received notice that it is in breach or default under such Lease which breach or default remains uncured, and, to the Knowledge of the Company, no other party to the Lease is in breach or default under such Lease, (iii) to the Knowledge of the Company, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease, and (iv) neither the Company nor any Company Subsidiary has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof.

        Section 4.18    Affiliate Transactions.     To the Knowledge of the Company, there are no transactions, or series of related transactions, agreements, arrangements or understandings that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the Company SEC Filings filed prior to the date hereof.

        Section 4.19    Anti-Takeover Provisions; Rights Agreement.

        (a)   Assuming the accuracy of the representations contained in Section 5.9 hereof, the Company Board has taken all necessary action so that the restrictions of Section 203 of the DGCL and any takeover, anti-takeover, moratorium, "fair price", "control share" or other similar Law enacted under any Law applicable to the Company (each, a "Takeover Statute") do not, and will not, apply to this Agreement, the voting agreements entered into concurrently herewith, the Merger or the other transactions contemplated hereby.

        (b)   The Company Board has taken all necessary action to render the Rights Agreement inapplicable to this Agreement, the Merger and the other transactions contemplated hereby.

        Section 4.20    Proxy Statement.     Except for information supplied or to be supplied by Parent for inclusion or incorporation by reference in the proxy statement to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting (such proxy statement, as amended or supplemented, the "Proxy Statement"), the Proxy Statement will not, at the date it is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub or any of their respective Representatives which is contained or incorporated by reference in the Proxy Statement.

        Section 4.21    Brokers.     Other than Barclays Capital, Inc. (the "Company Financial Advisor"), the fees and expenses of which will be paid by the Company, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder's, financial advisor's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

        Section 4.22    Products.

        (a)   Except as set forth in Section 4.22 of the Company Disclosure Letter or as would not reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, (i) there are no defects in any of the Company Software Products that would prevent the same from performing substantially in accordance with its user specifications, and (ii) all Company Software Products are free of all undocumented viruses, worms, Trojan horses, "back doors" and other contaminants and do not contain any bugs, errors, or problems that disrupt their operation or have an adverse impact on the operation of other software programs or operating systems.

        (b)   To the Knowledge of the Company, in no case does the Company's or any Company Subsidiary's use, incorporation or distribution of Open Source Software give rise to any obligation to disclose or distribute any source code, to license any Company Software Products or Intellectual Property for the purpose of making derivative works or to distribute any Company Software Products or Intellectual Property without charge.

        (c)   During the twelve (12) months prior to the date of this Agreement, neither the Company nor any Company Subsidiary has received any warranty or indemnity claims related to the Company Software Products that are (i) claims under any "epidemic failure" or similar clause or (iii) other material claims outside the ordinary course of business. During the twelve (12) months prior to the date of this Agreement, neither the Company nor any Company Subsidiary has resolved any warranty or indemnity claims related to the Company Software Products for amounts in excess of $250,000 over the Company's accounting reserves under GAAP, with respect to any specific customer.

        Section 4.23    Opinion of the Financial Advisor.     The Company Board has received from the Company Financial Advisor, its written opinion, or its oral opinion to be confirmed in writing, subject to the limitations, qualifications and assumptions set forth therein, that, from a financial point of view, the Merger Consideration to be offered to the stockholders of the Company in the Merger is fair to such stockholders.

        Section 4.24    No Other Representations or Warranties.     Except for the representations and warranties contained in this Article IV, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of the Company Subsidiaries with respect to any other information provided to Parent or Merger Sub in connection with the transactions contemplated by this Agreement. Neither the Company nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent's or Merger Sub's use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain "data rooms" or management presentations in expectation of the transactions contemplated by this Agreement.

 ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Subject to such exceptions as are disclosed in the Parent Disclosure Letter, Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

        Section 5.1    Organization and Qualification.     Each of Parent and Merger Sub is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Merger Sub has the requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary. Parent has heretofore made available to the Company complete and correct copies of the certificate of incorporation and by-laws of Parent and Merger Sub, each as amended to date, and each as so delivered is in full force and effect.

        Section 5.2    Authority.     Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions provided for herein, including the Merger and the Financing. The execution and delivery of this Agreement, by each of Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions provided for herein have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub, and no vote of Parent's or Merger Sub's stockholders, are necessary to authorize this Agreement or to consummate the transactions provided for herein, including the Merger and the Financing, other than the adoption of this Agreement by Parent in its capacity as sole Stockholder of Merger Sub, which adoption Parent shall effect on the date hereof immediately following the execution hereof. This Agreement has been duly authorized and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement is a valid and binding obligation of the Company and the other Parties, this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        Section 5.3    No Conflict; Required Filings and Consents.

        (a)   The execution and delivery by Parent and Merger Sub of this Agreement do not, and the performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, including the Financing, will not, (i) conflict with or violate any provision of the certificate of incorporation or by-laws of Parent, Merger Sub or SoftBrands, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent ("SoftBrands"), (ii) assuming that all consents, approvals and authorizations described in Section 5.3(b) will have been obtained prior to the Effective Time and all filings and notifications described in Section 5.3(b) will have been made and any waiting periods thereunder will have terminated or expired prior to the Effective Time, conflict with or violate any Law applicable to any member of the Parent Group or by which any property or asset of any member of the Parent Group is bound or (iii) require any consent or approval under, result in any breach of, any loss of any benefit under, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent, Merger Sub or SoftBrands pursuant to any Contract.

        (b)   The execution and delivery by Parent and Merger Sub of this Agreement do not, and the performance by Parent and Merger Sub of this Agreement and the consummation by Parent, Merger Sub and SoftBrands of the Merger and the other transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other Person, except (i) for any consent, approval, authorization, filing or notification required under the Exchange Act, the rules and regulations of Nasdaq, the HSR Act, or any other applicable foreign antitrust consents, approvals, authorizations, filings or notifications, (ii) for the filing and recordation of the Certificate of Merger as required by the DGCL or (iii) where the failure to obtain such consents, approvals, authorizations, or to make such filings or notifications would not prevent or materially delay, or reasonably be expected to prevent or materially delay, the ability of Parent, Merger Sub or SoftBrands to perform their respective obligations under this Agreement or to consummate the Merger, the Financing or the other transactions contemplated by this Agreement.

        Section 5.4    Litigation.     As of the date hereof, there is no material Action pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub and neither Parent nor Merger Sub is subject to any outstanding Order. As of the date hereof, there is no Action pending or to the Knowledge of Parent, threatened against Parent, Merger Sub or their Affiliates which seeks to, or would reasonably be expected, individually or in the aggregate, to prevent or materially delay until a date after the End Date, the ability of Parent or Merger Sub to perform their respective obligations under this Agreement or to consummate the Merger, the Financing or the other transactions contemplated by this Agreement. As of the date hereof, none of Parent, Merger Sub or their Affiliates are subject to any outstanding Order which would prevent or materially delay, or reasonably be expected to prevent or materially delay, the ability of Parent or Merger Sub to perform their respective obligations under this Agreement or to consummate the Merger, the Financing or the other transactions contemplated by this Agreement.

        Section 5.5    Ownership of Merger Sub; No Prior Activities.     Parent owns 100% of the issued and outstanding capital stock of Merger Sub and SoftBrands free and clear of all Liens (other than any Liens created pursuant to the Financing). Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for obligations or liabilities incurred in connection with its formation and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

        Section 5.6    Financing.     Parent has delivered to the Company a true and complete copy of the commitment letter, together with all schedules and exhibits thereto, dated as of the date hereof, from Credit Suisse AG, Credit Suisse Securities (USA), LLC, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, RBC Capital Markets, Deutsche Bank Trust Company Americas, Deutsche Bank Cayman Islands Branch and Deutsche Bank Securities Inc. (the "Debt Financing Commitment"), pursuant to which the lenders that are a party thereto have agreed to lend the amounts set forth therein for the purposes of financing the Merger, the other transactions contemplated by this Agreement, the repayment or refinancing of the Company and the Company Subsidiaries' existing indebtedness and related fees and expenses (the "Debt Financing"). Parent has delivered to the Company true and complete copies of the equity commitment letters, dated as of the date hereof, from (i) Golden Gate Capital Opportunity Fund, L.P. and Golden Gate Capital Opportunity Fund-A, L.P. and (ii) GGC Credit Opportunities, LLC (the "Equity Financing Commitments" and together with the Debt Financing Commitment, the "Financing Commitments"), regarding the proposed equity investments set forth therein (the "Equity Financing" and together with the Debt Financing, the "Financing"). The Financing Commitments are in full force and effect as of the date hereof and are the legal, valid and binding obligations of Parent, SoftBrands and Merger Sub, as applicable, and, to the Knowledge of Parent, each of the other parties thereto, in accordance with the terms and conditions thereof, subject to the Bankruptcy and Equity Exception. The Equity Financing Commitments provide that the Company is a third party beneficiary thereto to the extent expressly provided therein. As of the date of this Agreement, none of the

Financing Commitments has been amended or modified and none of the respective commitments contained in the Financing Commitments has been withdrawn or rescinded in any respect. Except for fee letters relating to fees with respect to the Debt Financing (complete copies of which have been provided to Company, with only fee amounts and certain economic terms (none of which provide for additional conditions precedent or other contingencies to the Debt Financing or which would adversely affect the amount or availability of the Debt Financing) redacted) and for customary engagement letters, as of the date hereof there are no side letters or other Contracts or arrangements related to the funding or investing, as applicable, of the Financing, other than as expressly set forth in the Financing Commitments delivered to the Company prior to the date hereof. Parent has fully paid any and all commitment fees or other fees in connection with the Debt Financing that are payable on or prior to the date hereof. None of the Financing Commitments contain any commitment fees or other fee payable by the Company, the Company Subsidiaries or Affiliates of the Company prior to the Closing. The only conditions precedent or other contingencies related to the obligations of Parent to fund the full amount of the Equity Financing and of the lenders who are party to the Debt Financing Commitment to fund the full amount of Debt Financing are those expressly set forth in the Equity Financing Commitments and the Debt Financing Commitment, respectively. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent, SoftBrands or Merger Sub under any term, or a failure of any condition, of the Financing Commitments to which such Persons are a party, and none of Parent, SoftBrands or Merger Sub has received any notice of any such default, breach or failure. As of the date of this Agreement, none of Parent, SoftBrands or Merger Sub has any reason to believe that it will be unable to satisfy on a timely basis any term or condition of the Financing Commitments required to be satisfied by it. As of the date hereof, none of Parent, SoftBrands or Merger Sub has Knowledge of any event which, with or without notice, lapse of time or both, would constitute a default or breach on the part of any other party to the Financing Commitments under any term of the Financing Commitments, would cause any condition of the Financing Commitments not to be satisfied, or would otherwise be reasonably likely to result in any portion of the Financing contemplated by the Financing Commitments to be unavailable. Assuming the Financing Commitments are funded in accordance with their terms and conditions (including the assumptions stated therein with respect to the Company's cash available for deposit into the Exchange Fund) and together with the Company's freely available cash immediately prior to the Closing, Parent, SoftBrands and Merger Sub will have at and after the Closing, funds sufficient to pay: (a) the aggregate Merger Consideration, (b) all amounts required to be paid pursuant to Section 3.5 hereof, (c) any repayment or refinancing of any outstanding indebtedness of the Company contemplated by this Agreement or the Financing Commitments, including the repurchase and conversion of the Senior Convertible Notes, (d) all related fees and expenses required to be paid by Parent, SoftBrands, Merger Sub and the Surviving Corporation in connection with the Merger, the Financing and the other transactions contemplated hereby, and (e) the refinancing of all outstanding indebtedness for borrowed money of Parent and its Subsidiaries.

        Section 5.7    Brokers.     No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder's, financial advisor's or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, Merger Sub or their Affiliates for which the Company could have any liability prior to Closing.

        Section 5.8    Limited Guarantees.     Concurrently with the execution of this Agreement, Parent has delivered to the Company the Limited Guarantees duly executed by the Guarantors with respect to certain matters on the terms specified therein. Each Limited Guarantee is in full force and effect and constitutes a valid, binding and enforceable obligation of the Guarantors party thereto in favor of the Company, subject to the Bankruptcy and Equity Exception, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of any Guarantor under such Limited Guarantee.

        Section 5.9    Ownership of Company Common Stock.     None of Parent, Merger Sub or any of their "affiliates" or "associates" is, or at any time during the last three (3) years has been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL.

        Section 5.10    Information Supplied.     None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        Section 5.11    Absence of Certain Changes or Events.     There is no fact, circumstance, event or occurrence relating to the business, financial condition or results of operation of Parent or its Subsidiaries that, individually or in the aggregate, would reasonably be expected to prevent, or materially delay until a date after the End Date, the ability of Parent, SoftBrands or Merger Sub to perform their respective obligations, if any, under this Agreement or to consummate the Merger, the Financing or the other transactions contemplated by this Agreement.

        Section 5.12    Solvency.     After giving effect to the transactions contemplated by this Agreement, including the payment of the aggregate Merger Consideration; the payment of all amounts required to be paid pursuant to Section 3.5 hereof; any payment or refinancing of any outstanding indebtedness of the Company contemplated by this Agreement or the Financing Commitments, including the Senior Convertible Notes; and the payment of all related fees and expenses required to be paid by Parent, Merger Sub and the Surviving Corporation in connection with the Merger, the Financing and the other transactions contemplated hereby, and assuming the truth and accuracy of each of the representations and warranties set forth in Article IV, each of Parent and the Surviving Corporation will be Solvent immediately after the consummation of the transactions contemplated by this Agreement, including the Merger and the Financing. For the purposes of this Agreement, the term "Solvent" means that, as of any date of determination and with respect to any Person: (a) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value of the present assets of such Person and its Subsidiaries, taken as a whole; (b) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole; and (c) such Person and its Subsidiaries, taken as a whole, do not have or intend to incur debts including current obligations beyond their ability to pay such debts as they mature in the ordinary course of business; provided, however, for the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

        Section 5.13    Indebtedness.     Except as set forth in Section 5.13 of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries has any existing indebtedness for borrowed money outstanding.

        Section 5.14    Capitalization.     The authorized capital stock of Parent consists of 1,000 shares of common stock, par value $0.01 per share, of which there are 1,000 shares outstanding (the "Parent Stock"). Parent has previously disclosed to the Company the Persons who are record holders or beneficial owners of Parent Stock.

        Section 5.15    No Other Representations or Warranties.     Except for the representations and warranties contained in this Article V, the Company acknowledges that none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company. Neither Parent, Merger Sub nor any other Person will have or be subject to any liability to the Company, any Company Subsidiary or any other Person resulting from the distribution to the Company or any Company Subsidiary, or the Company's or any Company Subsidiary's use of, any such information.

ARTICLE VI

COVENANTS

        Section 6.1    Conduct of Business.

        (a)   The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 6.1(a) of the Company Disclosure Letter, as otherwise permitted or contemplated by this Agreement, as required by applicable Law or as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company will, and will cause each Company Subsidiary to (i) conduct its business in the ordinary course consistent with past practice and (ii) use its commercially reasonable efforts to keep available the services of the current officers, key employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with each of the customers, suppliers and other Persons with whom the Company and the Company Subsidiaries have material business relations. Without limiting the foregoing, and as an extension thereof, except as set forth in the Company Disclosure Letter, as otherwise contemplated by this Agreement, as required by applicable Law or as consented to in writing by Parent (in its sole discretion, except that, in the case of clauses (viii), (ix), (xi)(B)(w), (xii)(A), (xiii), (xiv), (xv) and (xvi) only, such consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any Company Subsidiary to, between the date of this Agreement and the Effective Time, directly or indirectly, take any of the following actions:

          (i)    amend or otherwise change the Company Certificate of Incorporation, the Company By-laws or equivalent organizational documents of the Company Subsidiaries;

          (ii)   issue, deliver, sell, pledge, transfer, encumber or otherwise dispose of any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or other Equity Interests (other than pursuant to (A) the ESPP, subject to Section 3.5(d), (B) the conversion of the Senior Convertible Notes, (C) the issuance or exercise of rights pursuant to the Rights Agreement or (D) the exercise or vesting of Company Options or Company Stock-Based Awards existing on the date hereof on the terms in effect on the date hereof (or Company Options or Company Stock-Based Awards issued after the date hereof, as may be permitted hereunder));

          (iii)  declare, set aside, establish a record date for, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock (other than dividends paid by a Company Subsidiary to the Company or to any other Company Subsidiary), or enter into any agreement with respect to the voting of its capital stock;

          (iv)  reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire or offer to acquire, directly or indirectly, any of its capital stock or other Equity Interests, or securities convertible or exchangeable into or exercisable for any of its capital stock or other Equity Interests, except pursuant to the exercise or settlement of the Senior Convertible Notes, Company Options, Company Stock-Based Awards, employee severance, retention, termination, change of control and other contractual rights existing on the date hereof on the terms in effect on the date hereof (or Company Options or Company Stock-Based Awards issued after the date hereof, solely as may be permitted hereunder);

          (v)   except for agreements between or among the Company and the Company Subsidiaries, acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof or any material portion of the assets thereof, or make any loan, advance or capital contribution to, or investment in, any Person or any division thereof, except any such acquisitions, loans, advances, contributions or investments that are consistent with past practice and are for consideration not in excess of $500,000 individually, or $1,000,000 for all such transactions by the Company and the Company Subsidiaries in the aggregate (for the avoidance of doubt, this does not include any guarantees by the Company of the performance obligations of any Company Subsidiary);

          (vi)  redeem, repurchase, prepay, defease, cancel, incur or otherwise acquire, or modify the terms of, any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for borrowed money, except for (A) indebtedness incurred under the Company's or the Company Subsidiaries' existing credit facilities not in excess of $500,000, (B) indebtedness owed by the Company or any Company Subsidiary to the Company or any other Company Subsidiary or (C) any guarantees by the Company of the obligations of any Company Subsidiary;

          (vii) grant any Lien on any of its assets, other than Liens granted in connection with any indebtedness permitted under Section 6.1(a)(vi);

          (viii)  sell, transfer, lease, license, assign or otherwise dispose of (including, by merger, consolidation, or sale of stock or assets) any entity, business, assets, rights or properties of the Company or any Company Subsidiary having a current value in excess of $1,000,000 in the aggregate, other than the license or sale of the Company Software Products;

          (ix)  authorize, or make any commitment with respect to, capital expenditures, other than capital expenditures which do not exceed by more than ten (10) percent the Company's capital expenditure budget set forth in Section 6.1(a)(ix) of the Company Disclosure Letter;

          (x)   enter into any new line of business outside of its existing business segments (excluding "heartbeat releases" pursuant to the Company's Product Roadmap);

          (xi)  (A) except to the extent required by applicable Law, by any Company Plan and/or any Insignificant Foreign Company Plan, by any collective bargaining agreement or Contract with a works council or by other written Contracts, in each case, existing on the date of this Agreement that have been disclosed or made available to Parent (or arising hereafter, solely as may be permitted hereunder, and that have been disclosed or made available to Parent) or, except as set forth in Section 6.1(a)(xi)(A) of the Company Disclosure Letter, grant or announce any stock option, equity or incentive awards or the increase in the salaries, bonuses or other compensation and benefits payable by the Company or any Company Subsidiary to any of the employees, officers, directors or other service providers of the Company or any Company Subsidiary (other than in connection with a promotion covered by clause (B) of this Section 6.1(a)(xi)); (B) hire any new employees or promote any current employees, other than (w) up to a total of forty-five (45) project managers and consultants (provided that (1) the Company shall hire no more than a total of ten (10) project managers and consultants in any calendar month starting after the date hereof and (2) no such project manager or consultant shall have base salary and incentive compensation that is reasonably anticipated to exceed $200,000), (x) employees in sales in accordance with the Company's current business plan, (y) to fill one or more of the open positions as of the date hereof referenced in Section 6.1(a)(xi)(B) of the Company Disclosure Letter or (z) to fill a position that becomes open after the date hereof with respect to an employee whose reasonably anticipated base salary and incentive compensation opportunity does not exceed $250,000; (C) except to the extent required by applicable Law, by any Company Plan and/or any Insignificant Foreign Company Plan, by any collective bargaining agreement or Contract with a works council or by other Contracts, in each case, existing on the date of this Agreement that have been disclosed or made available to Parent (or arising hereafter, solely as may be permitted hereunder, and that have been disclosed or made available to Parent), pay or agree to pay any pension, retirement allowance, termination or severance pay, bonus or other employee benefit to any employee, officer, director, stockholder or other service provider of the Company or any of its Subsidiaries, whether past or present; (D) except to the extent required by applicable Law, by any Company Plan and/or any Insignificant Foreign Company Plan, by any collective bargaining agreement or Contract with a works council or by other written Contracts existing on the date of this Agreement that have been disclosed or made available to Parent (or arising hereafter, solely as may be permitted hereunder, and that have been disclosed or made available to Parent), enter into or amend any Contracts of employment or any consulting, bonus, severance, retention, retirement or similar agreement, except for agreements on terms consistent with past practice for newly hired or promoted employees in accordance with clause (B) of this Section 6.1(a)(xi); or (E) except as required to ensure that any Company Plan is not then out of compliance with applicable Law, or except as set forth in Section 6.1(a)(xi)(E) of the Company Disclosure Letter, enter into or adopt any new, or materially increase benefits under or renew, amend or terminate any existing Company Plan, benefit arrangement or collective bargaining agreement; provided, in all cases, that the Company may continue or renew the bonus programs of the Company and the Company Subsidiaries for the bonus period beginning June 1, 2011 on substantially the same terms and conditions as are in effect for the Company's and the Company Subsidiaries' current bonus programs;

          (xii) with respect to any Company Intellectual Property, except in the ordinary course of business, consistent with past practice, and except for agreements between or among the Company and the Company Subsidiaries, (A) encumber, impair, abandon, fail to maintain, transfer, license to any Person (including through an agreement with a reseller, distributor, franchisee or other similar channel partner), or otherwise dispose of any right, title or interest of the Company or any Company Subsidiary in any Company Intellectual Property or Company Software Products or (B) divulge, furnish to or make accessible any material confidential or other non-public information in which the Company or any Company Subsidiary has trade secret or equivalent rights within the Company Intellectual Property to any Person who is not subject to an enforceable written agreement to maintain the confidentiality of such confidential or other non-public information;

          (xiii)  except in connection with the actions contemplated by Section 6.17 of this Agreement, as may be required by GAAP or as a result of a change in Law or regulatory guidelines, make any change in accounting principles, policies, practices, procedures or methods;

          (xiv) except in connection with the actions contemplated by Section 6.17 of this Agreement, change any method of Tax accounting, make or change any Tax election, file any material amended Tax Return, settle or compromise any Tax liability (other than in the ordinary course of business, consistent with past practice), agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes (except for extensions in the ordinary course of business, consistent with past practice), enter into any closing agreement with respect to any Tax or surrender any right to claim a Tax refund;

          (xv) other than any Transaction Litigation, settle, release, waive or compromise any material claims or obligations (absolute, accrued, contingent or otherwise) or any pending or threatened Action of or against the Company or any of the Company Subsidiaries for amounts in excess of $1,000,000 per fiscal quarter in the aggregate other than (A) in settlement of customer warranty claims that do not exceed the reserves for such settlements established in accordance with GAAP in the ordinary course of business, consistent with past practice, or (B) that do not entail the incurrence of (x) any obligation or liability of the Company in excess of such amount, including costs or revenue reductions, or (y) obligations that would impose any material restrictions on the business or operations of the Company or any of the Company Subsidiaries;

          (xvi) other than as provided in Section 6.4 hereof or in the ordinary course of business, consistent with past practice, (A) enter into, terminate or materially amend or modify any Company Material Contract or Lease required to be set forth on Section 4.17(b) of the Company Disclosure Letter in a manner adverse to the Company, or (B) waive any material default under, or release, settle or compromise any material claim against the Company or liability or obligation owing to the Company under any Company Material Contract or Lease required to be set forth on Section 4.17(b) of the Company Disclosure Letter;

          (xvii)  fail to maintain in full force and effect material insurance policies covering the Company and the Company Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice;

          (xviii)  adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger or any merger, liquidation or consolidation between or among the Company and the Company Subsidiaries);

          (xix) knowingly take any action which would reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied or that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Merger or the transactions contemplated hereby (a "Delay"); or

          (xx) knowingly commit, authorize or agree to take any of the foregoing actions or enter into any letter of intent (binding or non-binding) or similar agreement or arrangement with respect to any of the foregoing actions.

        (b)   Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiary prior to the Effective Time. Prior to the Effective Time, each of Parent and Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

        (c)   Parent and Merger Sub agree that, during the period from the date hereof until the Effective Time, except as contemplated or permitted by this Agreement, neither Parent, Merger Sub nor any of their respective Subsidiaries shall (i) incur any indebtedness, other than borrowings under any existing credit facility in the ordinary course of business consistent with past practice, provided, that the aggregate amount of outstanding indebtedness of Parent and its Subsidiaries shall not exceed the amount set forth on Section 6.1(c) of the Parent Disclosure Letter, or (ii) knowingly take any action which would reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied or that would reasonably be expected to result in a Delay. Without limiting the generality of the foregoing, Parent and Merger Sub agree that, during the period from the date of this Agreement until the Effective Time, neither Parent, Merger Sub nor any of the respective Subsidiaries shall acquire or agree to acquire by merging into or consolidating with, merge with or purchase a substantial portion of the assets of or equity in, or acquire in any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire any assets or rights, to the extent any such acquisition or agreement, individually or in the aggregate, (i) would reasonably be expected to result in (A) a Delay or (B) an adverse effect on the Financing or (ii) has a purchase price or value in excess of $5,000,000.

        Section 6.2    Proxy Statement; Company Stockholders Meeting.

        (a)    Proxy Statement.     As promptly as reasonably practicable after the date hereof, the Company shall prepare the Proxy Statement. The Company shall cause the Proxy Statement to be filed with the SEC as soon as reasonably practicable on or after the date hereof. Parent and Merger Sub shall promptly furnish all information as the Company may reasonably request in connection with such actions and the preparation of the Proxy Statement. Subject to, and without limiting the rights of the Company Board to effect, a Company Adverse Recommendation Change pursuant to Section 6.4(d), the Proxy Statement shall include the Company Recommendation. The Company shall use its reasonable best efforts to include in the Proxy Statement all material disclosure relating to the Company Financial Advisor (including the amount of fees and other considerations the Company Financial Advisor will receive upon consummation of the Merger, and the conditions for the payment of such fees and other considerations) and the opinion referred to in Section 4.23.

        (b)    SEC Comments.     The Company, after consultation with Parent, will use its reasonable best efforts to respond as promptly as practicable to any comments made by the SEC with respect to the Proxy Statement. The Company will advise Parent, as promptly as reasonably practicable after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will as promptly as reasonably practicable supply Parent with copies of all correspondence between the Company or any of the Company Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement. Prior to filing or mailing the Proxy Statement or filing any other required filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with an opportunity to review and comment on such document or response and shall consider in good faith for inclusion in such document or response comments reasonably proposed by Parent. As promptly as reasonably practicable after the clearance (which shall include upon expiration of the 10-day period after filing in the event the SEC does not review the Proxy Statement) of the Proxy Statement by the SEC (in any event no more than seven (7) Business Days after such clearance), the Company shall mail the Proxy Statement and all other proxy materials to the holders of shares of Company Common Stock and, if necessary in order to comply with applicable securities Laws, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, re-solicit proxies.

        (c)    Information Supplied.     Each of Parent and the Company agrees, as to it and its Affiliates, directors, officers, employees, agents or Representatives, that none of the information supplied or to be supplied by Parent or the Company, as applicable, expressly for inclusion or incorporation by reference in the Proxy Statement or any other documents filed or to be filed with the SEC in connection with the transactions contemplated hereby, will, as of the time such documents (or any amendment thereof or supplement thereto) are mailed to the holders of shares of Company Common Stock and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent, Merger Sub and the Company further agrees that all documents that such Party or its Subsidiaries is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any other applicable Laws and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, any event or circumstance relating to Parent or Merger Sub, or their respective officers or directors or Affiliates, should be discovered by Parent which should be set forth in an amendment or a supplement to the Proxy Statement, Parent shall promptly inform the Company and, if requested by Parent, the Company shall amend or supplement the Proxy Statement promptly to disclose such event or circumstance.

        (d)   Stockholders' Meeting.

          (i)    The Company shall duly call, give notice of and hold a meeting of its stockholders (the "Company Stockholders Meeting") as promptly as practicable following the date on which the Proxy Statement is cleared by the SEC for the purpose of obtaining the Stockholder Approval.

          (ii)   The Company shall establish a record date for purposes of determining stockholders entitled to notice of and vote at the Company Stockholder Meeting.

          (iii)  Subject to Section 6.4(d), at the Company Stockholders Meeting, the Company shall, through the Company Board, make the Company Recommendation and, unless there has been a Company Adverse Recommendation Change, the Company shall take all reasonable lawful action to solicit the Stockholder Approval. Notwithstanding any Company Adverse Recommendation Change, unless this Agreement is validly terminated pursuant to, and in accordance with Article VIII, this Agreement shall be submitted to the Company's stockholders for the purpose of obtaining the Stockholder Approval. The Company shall, upon the reasonable request of Parent, advise Parent as to the aggregate tally of the proxies received by the Company with respect to the Company Stockholder Approval. Without the prior written consent of Parent, the adoption of this Agreement and the transactions contemplated hereby (including the Merger) and, if required by SEC rules and regulations, the approval of any executive officer compensation paid or payable by the Company and relating to the transactions contemplated hereby, shall be the only matters (other than procedure matters, including an adjournment proposal) which the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholders Meeting.

        Section 6.3    Access to Information; Confidentiality.

        (a)    Access to Information.     Subject to Section 6.3(b), from the date of this Agreement to the Effective Time, the Company shall, and shall instruct each Company Subsidiary and each of its and their respective Representatives (collectively, "Company Representatives") to: (i) provide to Parent and Merger Sub and each of their respective Representatives (collectively, "Parent Representatives") reasonable access at reasonable times during normal business hours, upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of the Company or such Company Subsidiary and to the books and records thereof and (ii) furnish or cause to be furnished such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiaries as Parent, Merger Sub or any Parent Representative may reasonably request; provided, however, the Company shall not be required to (A) furnish, or provide any access to, any information to any Person not a party to, or otherwise covered by, the Confidentiality Agreement or any similar agreement with respect to such information, (B) take or allow actions that would unreasonably interfere with the Company's or any Company Subsidiary's operation of its business or (C) provide access to or furnish any information if doing so would violate any applicable Law, or where such access to information may involve the waiver of any privilege, so long as the Company has taken all reasonable steps to permit inspection of or to disclose such information on a basis that does not compromise the Company's or any Company Subsidiary's privilege with respect thereto.

        (b)    Confidentiality and Restrictions.     By executing this Agreement, Parent and Merger Sub agree to be bound by the terms and conditions of the Confidentiality Agreement as if they were parties thereto. With respect to the information disclosed pursuant to Section 6.3(a) or Section 6.7 the Parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement or any similar agreement entered into between the Company and any Person to whom the Company, any Company Subsidiary or any Company Representative provides information pursuant to this Section 6.3. For purposes of the Confidentiality Agreement, the execution of this Agreement by the Company shall constitute written consent by the Company to allow Parent, Merger Sub and the Parent Representatives to (i) take all actions permitted or contemplated by this Agreement (including Section 6.4(d)(iii) and Section 6.6 hereof) and (ii) contact Third Parties as potential sources of equity financing for the transactions contemplated hereby so long as such Persons agree to be bound by the terms and conditions of the Confidentiality Agreement. The Company agrees that the Confidentiality Agreement is hereby amended to permit (A) the inclusion of all existing or prospective financial advisors, partner sponsors and other sources of debt and equity financing in the term "Representatives" as such term is defined therein, and (B) following the filing of the definitive Proxy Statement with the SEC, Parent, Merger Sub and their Affiliates to purchase, from time to time, shares of Company Common Stock; provided, that in no event shall Parent, Merger Sub or their Affiliates (x) beneficially own more than five percent (5%) in the aggregate of the outstanding Company Common Stock, (y) form, join or in any way participate in a "group" (as defined in Section 13(d) of the Exchange Act) with any Third Party with respect to the Company Common Stock, or (z) purchase or own any securities or contract rights, the terms or value of which are dependent upon securities of the Company; provided, further, that nothing in this Section 6.3(b) shall in any way affect the obligations of Parent, Merger Sub or their Affiliates pursuant to any other standstill provisions contained in Paragraph 10 of the Confidentiality Agreement. To the extent Parent, Merger Sub or any of their Affiliates purchase any Company Common Stock pursuant to clause (B) of the immediately preceding sentence, each of Parent and Merger Sub shall, and shall cause each of such Affiliates to, be present for the purposes of a quorum and to vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any such securities beneficially owned by it in favor of the adoption of this Agreement or, following the termination of this Agreement in accordance with Section 8.1(c)(iii), any Superior Proposal at any meeting of stockholders of the Company at which this Agreement or, following the termination of this Agreement in accordance with Section 8.1(c)(iii), a Superior Proposal, as applicable, shall be submitted for adoption and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of the Company by consent in lieu of a meeting). The Confidentiality Agreement shall continue in full force and effect in accordance with its terms until the earlier of the Effective Time or the expiration of the Confidentiality Agreement in accordance with its terms.

        Section 6.4    No Solicitation of Transactions.

        (a)   Except as specifically provided in this Section 6.4, from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, the Company shall not, and shall instruct and cause each of its Subsidiaries and each Company Representative not to:

          (i)    initiate, solicit, propose, knowingly encourage (including by providing information) or knowingly take any action to facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

          (ii)   other than informing Persons of the provisions contained in this Section 6.4, engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data concerning the Company or any Company Subsidiary to any Person relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

          (iii)  grant any waiver, amendment or release under any standstill or confidentiality agreement, the Rights Agreement or Takeover Statutes, or otherwise knowingly facilitate any effort or attempt by any Person to make an Acquisition Proposal (including providing consent or authorization to make an Acquisition Proposal to any officer or employee of the Company or to the Company Board (or any member thereof) pursuant to any confidentiality agreement); provided that nothing shall prevent the Company from taking any action otherwise prohibited by this Section 6.4(a)(iii) if the Company Board determines in good faith, after consultation with outside legal counsel, it would be reasonably likely to be inconsistent with the directors' fiduciary duties under applicable Laws not to do so to the extent required to allow any third party to make a non-public Acquisition Proposal to the Company Board;

          (iv)  approve, endorse, recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to, an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, or that requires the Company to abandon this Agreement; or

          (v)   resolve, propose or agree to do any of the foregoing.

        (b)   Notwithstanding anything to the contrary contained in Section 6.4(a), at any time following the date hereof and prior to, but not after, the receipt of the Stockholder Approval, the Company may, subject to compliance with this Section 6.4:

          (i)    provide non-public information or data concerning the Company and the Company Subsidiaries in response to a request therefor to a Person who has made an unsolicited bona fide written Acquisition Proposal after the date of this Agreement if and only if, prior to providing such information, the Company has received from the Person so requesting such information an executed Acceptable Confidentiality Agreement; provided that the Company shall promptly make available to Parent any material information concerning the Company and the Company Subsidiaries that is provided to any Person making such Acquisition Proposal that is given such access and that was not previously made available to Parent or the Parent Representatives; or

          (ii)   engage or participate in any discussions or negotiations with any Person who has made such an unsolicited bona fide written Acquisition Proposal;

provided, that prior to taking any action described in Section 6.4(b)(i) or Section 6.4(b)(ii) above, (A) the Company Board shall have determined in good faith, after consultation with outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with the directors' fiduciary duties under applicable Laws, and (B) the Company Board shall have determined in good faith, based on the information then available and after consultation with its independent financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal.

        (c)   Except as expressly provided by Section 6.4(d), at any time after the date hereof, neither the Company Board nor any committee thereof shall:

          (i)    (A) withhold, withdraw (or not continue to make), qualify or modify (or publicly propose or resolve to withhold, withdraw (or not continue to make), qualify or modify), in a manner adverse to Parent or Merger Sub, the Company Recommendation with respect to the Merger, (B) adopt, approve or recommend or publicly propose to adopt, approve or recommend an Acquisition Proposal, (C) fail to recommend against acceptance of any Acquisition Proposal (x) subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after commencement of such tender or exchange offer or (y) not subject to Regulation 14D under the Exchange Act within ten (10) Business Days after Parent so requests in writing, (D) fail to include the Company Recommendation in the Proxy Statement or (E) enter into any letter of intent, memorandum of understanding or similar document or Contract relating to any Acquisition Proposal (other than any Acceptable Confidentiality Agreement entered into in accordance with Section 6.4(b)) (any action described in clauses (A) through (E), a "Company Adverse Recommendation Change"); or

          (ii)   cause or permit the Company or any Company Subsidiary to enter into any acquisition agreement, merger agreement or similar definitive agreement (other than any Acceptable Confidentiality Agreement entered into in accordance with Section 6.4(b)) (an "Alternative Acquisition Agreement") relating to any Acquisition Proposal.

        (d)   Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Stockholder Approval, the Company Board may effect a Company Adverse Recommendation Change (and, solely with respect to clause (x) below, terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal), if either (x) (A) the Company has received a bona fide written Acquisition Proposal from any Person that is not withdrawn and (B) the Company Board concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal or (y) there has been a material development or material change in circumstances relating to the Company's business, assets, financial condition or results of operations that occurs or arises after the date hereof that was neither known by the Company Board nor reasonably foreseeable by the Company Board as of or prior to the date hereof and does not relate to any Acquisition Proposal (an "Intervening Event"), in the case of either clause (x) or clause (y) of this Section 6.4(d), if and only if:

          (i)    the Company Board determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Laws;

          (ii)   the Company shall have complied in all material respects with its obligations under this Section 6.4;

          (iii)  (A) the Company shall have provided prior written notice to Parent at least four (4) Business Days in advance (the "Notice Period"), to the effect that (x) the Company Board has received a bona fide written Acquisition Proposal that is not withdrawn and that the Company Board concludes in good faith constitutes a Superior Proposal and, absent any revision to the terms and conditions of this Agreement, the Company Board has resolved to effect a Company Adverse Recommendation Change and/or to terminate this Agreement pursuant to this Section 6.4(d), which notice shall specify the basis for such Company Adverse Recommendation Change or termination, including the identity of the party making the Superior Proposal and the material terms thereof, or (y) the Company Board believes that an Intervening Event has occurred, which notice shall include a reasonably detailed description of the Intervening Event, as applicable; and (B) prior to effecting such Company Adverse Recommendation Change, the Company shall, and shall cause its financial and legal advisors to, during the Notice Period, negotiate with Parent and the Parent Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that (1) such Acquisition Proposal would cease to constitute a Superior Proposal, (2) the Intervening Event no longer requires a Company Adverse Recommendation Change, or (3) the Company Board no longer believes that the failure to effect a Company Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable Laws, as applicable; provided, that in the event of any material revisions to the Acquisition Proposal that the Company Board has determined to be a Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.4(d) with respect to such new written notice; provided, further, that the Notice Period with respect to any new written notice delivered pursuant to the immediately preceding proviso shall be reduced from four (4) Business Days to two (2) Business Days; and

          (iv)  in the case of any action described in Section 6.4(d)(x)(B) above, the Company shall validly terminate this Agreement in accordance with Section 8.1(c)(iii), including the payment of the Company Termination Fee in accordance with Section 8.2(b)(i).

None of the Company, the Company Board or any committee of the Company Board shall enter into any binding agreement with any Person to limit or not to give prior notice to Parent of its intention to effect a Company Adverse Recommendation Change or to terminate this Agreement in light of a Superior Proposal.

        (e)   Nothing contained in this Section 6.4 shall be deemed to prohibit the Company or the Company Board from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act (or any similar communication to stockholders), provided that any such disclosure (other than a "stop, look and listen" communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be a Company Adverse Recommendation Change unless the Company Board expressly publicly reaffirms the Company Recommendation within five (5) Business Days following any request by Parent, (ii) making any "stop-look-and-listen" communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act or (iii) making a factually accurate public statement by the Company that describes solely the Company's receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto.

        (f)    From and after the date hereof, the Company agrees that it will promptly (and, in any event, within 24 hours) notify Parent if any proposals or offers with respect to an Acquisition Proposal are received by, any non-public information is requested from, or any discussions or negotiations in connection with an Acquisition Proposal are sought to be initiated or continued with, the Company or any Company Representative indicating, in connection with such notice, the identity of the Person or group of Persons making such offer or proposal, and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent reasonably informed, on a prompt basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company's intentions as previously notified.

        (g)   So long as this Agreement has not been terminated, no Company Adverse Recommendation Change shall change the approval of the Company Board for purposes of causing any Takeover Statute or the Rights Agreement to be inapplicable to the transactions contemplated by this Agreement.

        Section 6.5    Reasonable Best Efforts.

        (a)   Subject to the terms and conditions of this Agreement, Parent and the Company shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws to cause the conditions set forth in Article VII to be satisfied and to consummate and make effective the Merger and the other transactions contemplated hereby as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, approvals, registrations, authorizations, waivers, Permits and Orders necessary or advisable to be obtained from any Third Party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement; provided, however, that all obligations of the Company, Parent and Merger Sub relating to the Financing shall be governed exclusively by Section 6.6 and Section 6.7, and not this Section 6.5. In furtherance and not in limitation of the foregoing, each Party agrees to

(i) within ten (10) Business Days of the date of this Agreement, make an appropriate filing of (A) a Notification and Report Form pursuant to the HSR Act and (B) a merger control filing pursuant to the German Act, in each case with respect to the transactions contemplated by this Agreement, (ii) supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or the German Act, (iii) as promptly as reasonably practicable, prepare and file any foreign antitrust consents, approvals, authorizations, filings or notifications which are necessary, proper or advisable, and (iv) use its reasonable best efforts to take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 6.5 to cause the expiration or termination of the applicable waiting periods, or receipt of required authorizations, as applicable, under the HSR Act, the German Act and any other applicable antitrust or competition Laws, as soon as practicable. Without limiting the foregoing, the Parties shall request and shall use reasonable best efforts to obtain early termination of the waiting period under the HSR Act.

        (b)   Each of Parent and the Company shall, upon request by the other, furnish the other with all information concerning itself, its Affiliates, and its or its Affiliates' directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Affiliates to any Third Party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information and advice of counsel, each of Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Representatives, that appears in any filing made with, or written materials submitted to, any Third Party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable.

        (c)   Subject to applicable Laws and the instructions of any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or any Parent Representative, or the Company or any Company Subsidiary or Company Representative, as the case may be, from any Third Party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated hereby this Agreement. Neither the Company nor Parent shall permit any of its officers or any of its other Representatives to participate in any meeting with any Governmental Entity in respect of any filing, investigation or other inquiry unless it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate thereat.

        (d)   In furtherance and not in limitation of the covenants of the Parties contained in Section 6.5(a) through Section 6.5(c), if any objections are asserted with respect to the transactions contemplated hereby under any Law or if any Action is instituted (or threatened to be instituted) by the Federal Trade Commission, the Department of Justice or any other applicable Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Law or which would cause a Delay, each Party shall use its reasonable best efforts to contest, resist and resolve any such objections or Actions, and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement so as to permit consummation of the transactions contemplated by this Agreement.

        (e)   Notwithstanding anything to the contrary contained in this Agreement, the parties hereby agree and acknowledge that neither this Section 6.5 nor the "reasonable best efforts" standard shall require, or be construed to require, Parent or the Company or any of their respective Subsidiaries or other Affiliates, in order to obtain any required approval from any Governmental Entity or otherwise, to:

          (i)    (A) sell, lease, license, transfer, dispose of, divest or otherwise encumber, or hold separate pending any such action, or (B) propose, negotiate or offer to effect, or consent or commit to, any such sale, leasing, licensing, transfer, disposal, divestiture or other encumberment, or holding separate, before or after the Effective Time, of any assets, licenses, operations, rights, product lines, businesses or interest therein of Parent, the Company or the Surviving Corporation (or any of their respective Subsidiaries or other Affiliates), or

          (ii)   take or agree to take any other action or agree or consent to any limitations or restrictions on freedom of actions with respect to, or its ability to retain, or make changes in, any such assets, licenses, operations, rights, product lines, businesses or interest therein of Parent, the Company or the Surviving Corporation (or any of their respective Subsidiaries or other Affiliates).

        Section 6.6    Financing.

        (a)   Each of Parent and Merger Sub shall use, and cause its Affiliates (including SoftBrands) to use, its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to:

          (i)    maintain in full force and effect the Financing Commitments in accordance with the terms and subject to the conditions thereof;

          (ii)   negotiate definitive agreements with respect to the Debt Financing on the terms and conditions contemplated by the Debt Financing Commitment in all respects;

          (iii)  satisfy on a timely basis all conditions set forth in the Financing Commitments (or definitive agreements entered into with respect to the Debt Financing Commitment), including by consummating (A) the refinancing of all outstanding indebtedness for borrowed money of Parent and its Subsidiaries, (B) the Equity Financing pursuant to the terms, and subject to the conditions, set forth in the Equity Financing Commitments and (C) the preparation of the Parent February and March Financials, audited financial statements of Parent and its Subsidiaries for the year ended May 31, 2011 and such other financial information (including pro forma financial information) required to be provided by Parent, Merger Sub, SoftBrands or their respective Subsidiaries under the Debt Financing Commitment);

          (iv)  consummate and obtain the Financing on the terms and conditions (including the flex provisions) set forth in the Financing Commitments and any related fee letters, including using reasonable best efforts to seek to enforce its rights under the Debt Financing Commitment in the event of a breach thereof by the Financing Sources thereunder; and

          (v)   not permit any amendment or modification to be made to, or consent to any waiver of any provision or remedy under, the Financing Commitments or any related fee letters, if such amendment, modification or waiver:

            (A)  reduces the aggregate amount of the Financing (including by changing the amount of fees to be paid or original issue discount) from that contemplated in the Financing Commitments;

            (B)  imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of the Financing in a manner adverse in any material respect to Parent, Merger Sub, SoftBrands or the Company;

            (C)  decreases the aggregate Equity Financing as set forth in the Equity Financing Commitments delivered on the date hereof;

            (D)  amends or modifies any other terms in a manner that would reasonably be expected to (x) result in a Delay or (y) make the funding of the Financing or satisfaction of the conditions to obtaining the Financing less likely to occur;

            (E)  adversely impacts the ability of Parent, SoftBrands or Merger Sub to enforce its rights against the other parties to the Debt Financing Commitment;

            (F)  amends, modifies or waives any provisions of the Equity Financing Commitments that relate to the enforceability or assignability thereof; or

            (G)  imposes additional material obligations on the Company, the Company Subsidiaries, or Affiliates of the Company.

    For purposes of clarification, the foregoing shall not prohibit Parent from amending the Debt Financing Commitment and any related fee letter to add additional lender(s) (and Affiliates of such additional lender(s)), lead arrangers, bookrunners, syndication agents or similar entities as parties thereto. Any reference in this Agreement to (x) "Financing" shall include the financing contemplated by the Financing Commitments as amended or modified in compliance with this Section 6.6(a), and (y) "Financing Commitment" or "Debt Financing Commitment" shall include such documents as amended or modified in compliance with this Section 6.6(a).

        (b)   If any portion of the Debt Financing becomes unavailable on the terms and conditions (including the flex provisions) contemplated in the Debt Financing Commitment, Parent shall promptly (and in any event within one (1) Business Day) so notify the Company and shall, as promptly as practicable following the occurrence of such event, use its reasonable best efforts to arrange to obtain alternative financing commitments from alternative sources on terms not less favorable with respect to conditionality and enforceability, in any material respect, than those contained in the Debt Financing Commitment to Parent, SoftBrands, Merger Sub and the Company and in an amount at least equal to the Debt Financing or such unavailable portion thereof, as the case may be (the "Alternate Debt Financing"), and to obtain a new financing commitment letter with respect to such Alternate Debt Financing (an "Alternative Financing Commitment") which shall replace the existing Debt Financing Commitment. Parent shall promptly provide a true, complete and correct copy of each Alternative Financing Commitment (together with any related fee letter) to the Company. In the event any Alternative Financing Commitment is obtained, any reference in this Agreement to (i) "Financing" or "Debt Financing" shall include the debt financing contemplated by the Debt Financing Commitment as modified in compliance with this Section 6.6(b), and (ii) "Financing Commitments" or "Debt Financing Commitment" shall include the Debt Financing Commitment that are not superseded by an Alternative Financing Commitment at the time in question and the Alternative Financing Commitments entered into in compliance with this Section 6.6(b) to the extent then in effect.

        (c)   Parent shall keep the Company reasonably informed on a timely basis of the status of its efforts to arrange the Financing (including providing the Company with drafts of the definitive agreements or offering memorandums relating to the Financing a reasonable period of time prior to their execution or use) and promptly provide to the Company copies of all executed definitive documents related to the Debt Financing. Without limiting the generality of the foregoing, Parent and Merger Sub shall, and shall cause their Subsidiaries to, give the Company prompt (and in any event within one (1) Business Day) written notice: (i) of any default or breach (or any event that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any default or breach) by any party to any Financing Commitment or definitive document related to the Financing of which Parent or its Affiliates becomes aware; (ii) of the receipt of any written notice or other communication from any Person with respect to any (A) actual or potential default, breach, termination or repudiation by any party to any Financing Commitment or any definitive document related to the Financing of any provisions of the Financing Commitments or any definitive document related to the

Financing or (B) material dispute or disagreement between or among any parties to any Financing Commitment or any definitive document related to the Financing or any other event or condition that could reasonably cause a condition to the Financing Commitments not to be satisfied; and (iii) if for any reason Parent, SoftBrands or Merger Sub has determined in good faith that it will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Financing Commitments.

        (d)   Parent shall fully pay any and all commitment fees or other fees in connection with the Debt Financing that become due and payable after the date hereof.

        Section 6.7    Financing Assistance.     Prior to the Closing, the Company shall, and shall cause the Company Subsidiaries to, and shall use its reasonable best efforts to cause the Company Representatives to, provide to Parent cooperation reasonably requested by Parent in connection with the arrangement of the Financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including:

        (a)   participating in a customary and reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, including direct contact between senior management and Representatives of the Company and the Company Subsidiaries and the Financing Sources and potential lenders and investors in the Debt Financing;

        (b)   assisting with the preparation of customary materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the Financing, and providing reasonable and customary authorization letters to the Financing Sources authorizing the distribution of information to prospective lenders and other financing sources and containing customary information; provided, that any private placement memoranda or prospectuses shall contain disclosure and financial statements reflecting the Surviving Corporation and/or its Subsidiaries as the obligor; and provided, further, that any such prospective lenders and financing sources shall have agreed to keep such information confidential;

        (c)   executing and delivering (or coordinating the execution and delivery of) any definitive financing documents in connection with the Debt Financing reasonably requested by Parent, including indentures and definitive credit agreement documents (including those that reflect any "market flex" provisions set forth in the agreements evidencing the Debt Financing Commitment), pledge and security documents, guarantee and collateral documents, officer's certificates (including relating to solvency matters of the Company before giving effect to the incurrence of the Debt Financing and the consummation of the transactions contemplated by this Agreement and such Debt Financing) and documents facilitating the pledge of collateral and guarantee of the Debt Financing (including cooperation in connection with the pay-off of the Company's existing indebtedness and the release of related Liens); provided, that such documents will not take effect until, and will be conditioned upon the occurrence of, the Effective Time;

        (d)   furnishing Parent and the Financing Sources as promptly as reasonably practicable with (i) all consolidated financial statements and other pertinent information related solely to the Company and the Company Subsidiaries required by the Financing Commitments and all financial statements, financial data, audit reports and other information related solely to the Company and the Company Subsidiaries required by Regulation S-X (other than Sections 3-10 and 3-16) and Regulation S-K under the Securities Act and of type and form customarily included in an offering memorandum pursuant to Rule 144A under the Securities Act to consummate the offering(s) of debt securities contemplated by the Financing Commitments, but without the Company having to prepare separate financial statements for any Company Subsidiary or changing any fiscal period and (ii) during the period commencing on the twenty-third (23rd) Business Day immediately prior to July 13, 2011 and ending on the filing of the 2011 10-K, preliminary financial results of the Company and the Company Subsidiaries for the fiscal year ended May 31, 2011, including a preliminary consolidated balance sheet, preliminary income statement and preliminary cash flow statement (and, if available, any preliminary audit adjustments and notes thereto) (all such information in this clause (d), the "Required Financial Information"); provided, however, that Required Financial Information shall not include, and Parent shall be solely responsible for, the preparation of pro forma financial information including, pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any pro forma financial information; provided, further, however, that Required Financial Information shall not include any of the information required by Items 10-14 of Form 10-K;

        (e)   notifying Parent and the Financing Sources of any material changes in any preliminary financial results described in clause (d)(ii) above as promptly as practicable after the Company first becomes aware of such changes;

        (f)    using reasonable best efforts to obtain accountants' comfort letters and consents as reasonably requested by Parent, solely with respect to the Required Financial Information;

        (g)   providing financial and other pertinent information regarding the Company and the Company Subsidiaries as may be reasonably requested by Parent, including unaudited monthly financial statements for the Company and the Company Subsidiaries on a consolidated basis (excluding footnotes), to the extent the Company customarily prepares such financial statements, and financial projections (to the extent available) within the time from such statements are prepared;

        (h)   reasonably cooperating to (i) permit the lead arrangers in the Financing to evaluate the Company's and Company Subsidiaries' current assets, cash management and accounting systems, and policies and procedures relating thereto for the purpose of establishing collateral arrangements; provided, that any such lead arrangers shall have agreed to keep such information confidential, and (ii) establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing; provided that such accounts, agreements and arrangements will not become active or take effect until the Effective Time;

        (i)    requesting customary payoff letters, Lien terminations and instruments of discharge to be delivered to allow for the payoff, discharge and termination in full on the Closing Date of all indebtedness and Liens under indebtedness of the Company required to be repaid as of the Effective Time by the terms of any Debt Financing; and

        (j)    furnishing Parent and the Financing Sources promptly with all documentation and other information required by any Governmental Entity with respect to any Debt Financing under applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act, and in any event at least five (5) days prior to the Closing Date.

Nothing in this Section 6.7 shall require such cooperation to the extent it would (i) require the Company to agree to pay any fees, reimburse any expenses or give any indemnities, (ii) require the Company to incur any other liability or obligation prior to the Effective Time (it being understood, however, that the Company shall bear all costs and expenses of its annual audit but not the costs of any comfort letter (which shall be borne by Parent)), (iii) cause any representation or warranty in this Agreement to be breached, or (iv) cause any condition to Closing set forth in Article VII to fail to be satisfied or otherwise cause any breach of this Agreement. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or any Company Subsidiary and their Representatives in connection with such cooperation at the request of Parent. The Company, its Affiliates and their respective Representatives shall be indemnified and held harmless by Parent and Merger Sub for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Debt Financing (other than arising from (x) fraud or intentional misrepresentation or from misstatements or omissions in or (y) written historical information of the type prepared by the Company and the Company Subsidiaries in the ordinary course of business that is provided by the Company or any Company Subsidiary; provided, that this clause (y) shall not apply to any preliminary financial results or preliminary financial statements described in clause (d)(ii) above) to the fullest extent permitted by applicable Law and with appropriate contribution to the extent such indemnification is not available, and the Limited Guarantees shall guarantee the obligations of Parent pursuant to this paragraph of this Section 6.7. The Company hereby consents to the use of its and the Company Subsidiaries' logos in connection with the Debt Financing; provided, that logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries or any of their respective intellectual property rights.

        Section 6.8    Notices of Certain Events.     From and after the date of this Agreement until the Effective Time, each of the Company and Parent shall, promptly upon becoming aware of such event or Action, notify the other orally and in writing of (i) the occurrence, or non-occurrence, of any event that, individually or in the aggregate, would reasonably be expected to cause any condition to the obligations of any Party to effect the Merger or any of the other transactions contemplated by this Agreement not to be satisfied or (ii) any Action commenced or, to any Party's knowledge, threatened against, such Party or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated hereby (the "Transaction Litigation"); provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any Party. The failure to deliver any such notice shall not affect any of the conditions set forth in Article VII.

        Section 6.9    Certain Litigation.     The Company and Parent shall give each other the opportunity to participate in the defense, settlement and/or prosecution of any Transaction Litigation; provided, that neither the Company nor any Company Subsidiary or Company Representative shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation or consent to the same unless Parent shall have consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed solely to the extent that (i) such compromise or settlement does not provide for the Company or any other defendant to admit to wrongdoing, and (ii) the payments, if any, that the Company is obligated to make under such compromise or settlement (collectively with all other settlements of litigation contemplated by this Section 6.9) would reasonably be expected to be substantially funded by the Company's insurance provider).

        Section 6.10    Publicity.

        (a)   The initial press release with respect to the execution of this Agreement shall be a joint press release by the Company and Parent and thereafter, except as permitted by Section 6.4, the Company and Parent each shall, and shall cause their respective Subsidiaries to, consult with the other prior to issuing any press releases or otherwise making public announcements (including conference calls with investors and analysts) with respect to the Merger or any other transactions contemplated by this Agreement. No Party or any of its Affiliates shall issue any such press release or make any such public statement prior to such consultation, except to the extent the disclosing Party or Affiliate, determines it is required to do so by applicable Law or any listing agreement with Nasdaq, in which case such Party shall use reasonable efforts to consult with the other Party before issuing any such release or making any such public statement.

        (b)   Upon Parent's request, (i) the Company and Parent shall promptly prepare a mutually acceptable joint written presentation to the RiskMetrics Group recommending this Agreement and the transactions contemplated hereby, including the Merger, and (ii) the Company shall request a meeting with the RiskMetrics Group for purposes of obtaining its recommendation of the adoption of this Agreement by the Company's stockholders.

        Section 6.11    Employee Matters.

        (a)   Parent shall honor, or shall cause to be honored, the terms of all Company Plans, subject to the amendment and termination provisions thereof, including, for the avoidance of doubt, satisfaction of all legally binding severance obligations payable after the Effective Time in respect of terminated employees. Each Continuing Employee shall be given credit for all service with the Company and the Company Subsidiaries and their respective predecessors under any employee benefit plan of Parent or its Affiliates, including any such plans providing vacation, sick pay, severance and retirement benefits maintained by Parent or its Affiliates in which such Continuing Employees participate for purposes of eligibility, vesting and entitlement to benefits, to the extent past service was recognized for such Continuing Employees under the comparable Company Plans and Insignificant Foreign Company Plans immediately prior to the Effective Time, and to the same extent past service is credited under such plans or arrangements for similarly situated employees of Parent. Notwithstanding the foregoing, nothing in this Section 6.11(a) shall be construed to require crediting of service that would result in (i) duplication of benefits, (ii) service credit for benefit accruals under a defined benefit pension plan, or (iii) service credit under a newly established plan for which prior service is not taken into account for employees of Parent and its Subsidiaries generally.

        (b)   Until the end of the fiscal quarter in which the Effective Time occurs, Parent shall honor and pay, or shall cause to be honored and paid, to Continuing Employees all bonuses earned during such fiscal quarter pursuant to the Company's and the Company's Subsidiaries bonus and incentive plans that are in place as of the Effective Time and set forth in Section 4.9(a) of the Company Disclosure Letter or adopted after the date hereof in accordance with Section 6.1; provided, that to the extent a Continuing Employee is terminated prior to the end of such fiscal quarter in which the Effective Time occurs, such employee shall be entitled to receive the pro-rata portion of any bonus that such employee would have been entitled to receive at the end of such fiscal quarter, had the employee remained employed by the Company throughout the applicable fiscal quarter, in accordance with the terms of the applicable bonus or incentive plan (assuming for such purposes that the employee had remained employed by the Company throughout the applicable fiscal quarter) and based upon the achievement of any applicable targets set forth therein.

        (c)   Until the six (6)-month anniversary of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide the Continuing Employees who remain employees of the Surviving Corporation with (i) aggregate cash compensation (excluding, for the avoidance of doubt, compensation based on stock or other equity securities) which has a value substantially comparable to the cash compensation provided to such individuals by the Company and the Company Subsidiaries immediately prior to the Effective Time and (ii) benefits (other than severance benefits) that, in the aggregate, are not substantially less favorable than the benefits (other than severance benefits) provided to such individuals by the Company and the Company Subsidiaries immediately prior to the Effective Time.

        (d)   Subject to Section 6.11(e) below, until the six (6) month anniversary of the Effective Time Parent shall, or shall cause the Surviving Corporation to, pay to any Continuing Employee whose employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation is terminated during such six (6) month period, severance benefits that are no less favorable than those that are provided to similarly-situated employees of Parent.

        (e)   Until the two (2) year anniversary of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, honor, or cause to be honored, the terms of the Company's Executive Change in Control Severance Plan for Tier 1 Executives and Executive Change in Control Severance Plan for Tier 2 Executives in each case as in effect as of the Effective Time, including the acknowledgements set forth in Section 6.11(e) of the Company Disclosure Letter.

        (f)    In the event of any change in the welfare benefits following the Effective Time provided to Continuing Employees who participate in any Company Plans, Parent shall cause (i) the waiver of all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any such welfare benefit plans to the extent that such conditions, exclusions or waiting periods would not apply in the absence of such change, and (ii) for the plan year in which the Effective Time occurs, the crediting of each Continuing Employee with any co-insurance and deductibles paid prior to any such change in satisfying any applicable deductible or out-of-pocket requirements after such change.

        (g)   Notwithstanding anything in this Section 6.11 to the contrary, nothing contained herein, whether express or implied, shall be treated as an amendment or other modification of any employee benefit plan of Parent or its Affiliates, or shall limit the right of Parent or its Affiliates to amend, terminate or otherwise modify any employee benefit plan of Parent or its Affiliates following the Effective Time. If (i) a party other than the Parties hereto makes a claim or takes other action to enforce any provision in this Agreement as an amendment to any employee benefit plan of Parent or its Affiliates, and (ii) such provision is deemed to be an amendment to such employee benefit plan even though not explicitly designated as such in this Agreement, then, solely with respect to such employee benefit plan, such provision shall lapse retroactively and shall have no amendatory effect with respect thereto.

        (h)   If requested by Parent at least five (5) calendar days prior to the Effective Time, the Company shall terminate any and all Company Plans intended to qualify under Section 401(a) of the Code that include a cash or deferred arrangement intended to satisfy the provisions of Section 401(k) of the Code (the "Company 401(k) Plans"), effective not later than the day immediately preceding the Effective Time. In the event that Parent requests that any Company 401(k) Plan be terminated: (i) the Company shall provide Parent with evidence that such Company 401(k) Plan(s) have been terminated pursuant to resolution of the Company Board (the form and substance of which shall be subject to review and approval by Parent) not later than the day immediately preceding the Effective Time and (ii) such termination shall include the ability of each Continuing Employee to be immediately eligible to participate in the 401(k) plan maintained by Parent (the "Parent 401(k) Plan") and to elect either (A) to receive a current distribution from the applicable Company 401(k) Plan or (B) to have his or her account rolled over into Parent 401(k) Plan, with individual account balances to be valued as of the date of transfer.

        (i)    Except as provided in Section 9.8 hereof, the Parties acknowledge and agree that all provisions contained in this Section 6.11 are included for the sole benefit of the Parties hereto, and that nothing in this Agreement, whether express or implied, shall create any third party beneficiary or other rights (i) in any other Person, including any employees or former employees of the Company, any Company Subsidiary or any Affiliate of the Company, any Continuing Employee, or any dependent or beneficiary thereof, or (ii) to continued employment with Parent or any of its Affiliates.

        (j)    For the avoidance of doubt and notwithstanding anything to the contrary herein or in any Company Plan, for purposes of any Company Plan containing a definition of "change in control" or "change of control," the Closing shall be deemed to constitute a "change in control" or "change of control."

        Section 6.12    Resignation of Directors.     At the Closing, except as otherwise may be agreed by Parent, the Company shall deliver to Parent the resignation of all members of the Company Board who are in office immediately prior to the Effective Time (and to the extent requested by Parent, from any member of the board of directors (or any equivalent) of each Subsidiary of the Company), which resignations shall be effective at the Effective Time.

        Section 6.13    Indemnification of Directors and Officers.

        (a)   Parent and Merger Sub agree that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement), now existing in favor of the current or former directors or officers, as the case may be, of the Company or the Company Subsidiaries as provided in the Company's or each of the Company Subsidiaries' respective certificates of incorporation or by-laws (or comparable organizational documents) or in any agreement shall survive the Merger and shall continue in full force and effect. From and after the Effective Time, Parent and the Surviving Corporation shall not amend, repeal or otherwise modify the Company's or each of the Company Subsidiaries' respective certificates of incorporation or by-laws (or comparable organization documents) in any manner that would adversely affect the rights thereunder of any Indemnified Parties with respect to their acts or omissions occurring at or prior to the Effective Time.

        (b)   From and after the Effective Time, Parent shall cause the Surviving Corporation to pay or advance the expenses (including reasonable fees and expenses of legal counsel) of, and indemnify and hold harmless, to the fullest extent permitted under applicable Law and, without limiting the foregoing, as required pursuant to any indemnity agreements of the Company or any Company Subsidiary in effect on the date hereof, each present and former director and officer of the Company and each Company Subsidiary (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees and expenses), judgments, fines, losses, claims, settlements, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to such Indemnified Party's service as a director or officer of the Company or any Company Subsidiary or services performed by such Person at the request of the Company or any Company Subsidiary, including (i) any and all matters pending, existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, and (ii) any claim arising from the transactions contemplated herein, and any actions taken by the Company, Parent and/or Merger Sub with respect thereto (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries which is alleged to have rendered the Surviving Corporation and/or any of its Subsidiaries insolvent). Any determination required to be made with respect to whether the conduct of any present or former director or officer of the Company and each Company Subsidiary complies or complied with any applicable standard shall be made by independent legal counsel selected by the Surviving Corporation, which counsel shall be reasonably acceptable to such persons, and the fees of such counsel shall be paid by the Surviving Corporation.

        (c)   Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the extension of the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies, for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period or time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to directors' and officers' liability insurance and fiduciary liability insurance (the "D&O Insurance") with terms, conditions, retentions and limits of liability that are at least as favorable to the Indemnified Parties as the coverage provided under the Company's existing policy with respect to any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided, however, that in no event shall Parent or the Surviving Corporation be required to expend for such policy pursuant to this sentence an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

        (d)   The provisions of this Section 6.13 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their respective heirs and representatives who shall be third party beneficiaries of this Section 6.13.

        (e)   In the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall succeed to the obligations set forth in this Section 6.13.

        Section 6.14    State Takeover Statutes.     Parent, the Company and their respective Boards of Directors shall (i) take all reasonable action necessary to ensure that no Takeover Statute is or becomes applicable to this Agreement or the transactions provided for in this Agreement and (ii) if any Takeover Statute becomes applicable to this Agreement or the transactions contemplated by this Agreement, take all reasonable action necessary to ensure that the transactions provided for in this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Statute on this Agreement or the transactions provided for in this Agreement.

        Section 6.15    Section 16 Matters.     Prior to the Effective Time, the Company shall take all such steps as may reasonably be necessary and permitted to cause the transactions contemplated by this Agreement, including any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares of Company Common Stock) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.16    Senior Convertible Notes.

        (a)   The Company and, following the Effective Time, the Surviving Corporation, shall comply with all of its obligations and duties under the terms of the Indenture dated as of April 23, 2007 (the "2.50% Indenture") between the Company and The Bank of New York (the "Trustee"), including (i) the delivery of notice to each holder ("2.50% Holder") of the Senior Convertible Notes, the Trustee and the Conversion Agent (as defined in the 2.50% Indenture) of the right of the 2.50% Holders to convert the Senior Convertible Notes into Company Common Stock, at least ten (10) calendar days prior to the anticipated effective date of the Fundamental Change (as defined in the 2.50% Indenture), (ii) the issuance of a press release and the posting on the Company's website of the information specified in clause (i) hereof, (iii) the delivery of a Company Repurchase Notice (as defined in Section 3.02 of the 2.50% Indenture) to the Trustee, Paying Agent (as defined in the 2.50% Indenture) and each 2.50% Holder on or before the fifth (5th) calendar day after the occurrence of a Fundamental Change, (iv) the issuance of a press release and the posting of notice on the Company's website containing the Company Repurchase Notice and (v) the delivery of any Officers' Certificate and Opinion of Counsel (as such terms are defined in the 2.50% Indenture) required under the 2.50% Indenture to be delivered in connection with any of the foregoing actions.

        (b)   Parent acknowledges that upon conversion of the Senior Convertible Notes in connection with the Merger, or upon repurchase at the option of the 2.50% Holders upon a Fundamental Change (as such term is defined in the 2.50% Indenture), the Surviving Corporation will be required to make cash payments to the 2.50% Holders pursuant to the terms thereof. Parent shall take all actions reasonably requested by the Company to provide that, following the Effective Time, the Surviving Corporation shall be able to meet its obligations to make any such cash payments required to be made by the

Surviving Corporation (including, if necessary, to provide the Surviving Corporation with the funds necessary to pay all such amounts in full after the Effective Time).

        Section 6.17    Repatriation.     Between the date of this Agreement and the Closing, the Company will reasonably cooperate with Parent in order to facilitate the transfer of freely available cash held by its foreign Subsidiaries to the United States at or shortly prior to the Closing including by taking the actions set forth in Section 6.17 of the Company Disclosure Letter; provided, however, that nothing contained in this Section 6.17 shall require the Company or any Company Subsidiary to take any action, including any corporate action by the Company or any Company Subsidiary, the execution of any agreement or the making of any filings with any Governmental Entity, prior to the Effective Time if the Company determines in good faith that such action could reasonably be expected to (i) result in Tax obligations or other costs or expense to the Company or any Company Subsidiary other than costs and expenses set forth in Section 6.17 of the Company Disclosure Letter and other de minimis costs and expenses, (ii) adversely affect the Company's or any of the Company Subsidiaries' Tax or financial reporting positions, (iii) adversely effect the ability of the Company and the Company Subsidiaries to operate their respective businesses in the ordinary course, consistent with past practice, including by impairing the ability of the Company and the Company Subsidiaries to meet their respective working capital requirements or (iv) be prohibited by Law.

ARTICLE VII

CLOSING CONDITIONS

        Section 7.1    Conditions to Obligations of Each Party Under This Agreement.     The respective obligations of each Party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction, or waiver, at or prior to the Closing Date of the following conditions:

        (a)    Stockholder Approval.     The Stockholder Approval shall have been obtained.

        (b)    Antitrust and Competition Laws.     Any waiting periods (including any extensions thereof) applicable to the consummation of the Merger under the HSR Act and the German Act shall have expired or been terminated.

        (c)    No Injunctions or Restraints.     No Order (whether temporary, preliminary or permanent in nature) issued by any court of competent jurisdiction or other restraint or prohibition of any Governmental Entity shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Merger.

        Section 7.2    Additional Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated herein are also subject to the following conditions, any one or more of which may be waived in writing by Parent.

        (a)    Representations and Warranties.     (i) Other than the Identified Company Representations, the representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; (ii) the Identified Company Representations shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such Identified Company Representation expressly speaks as of an earlier date, in which case such Identified Company Representation shall be true and correct in all respects as of such earlier date), except where the failure to be so true and correct has not resulted and would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their Affiliates, individually or in the aggregate, of more than $1,000,000.

        (b)    Agreements and Covenants.     The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

        (c)   Officer's Certificate. Parent shall have received a certificate of an executive officer of the Company, acting on behalf of the Company and not in his or her individual capacity, confirming the satisfaction of the conditions set forth in Section 7.2(a) and Section 7.2(b).

        (d)    Statutory Rights of Appraisal.     The holders of not more than 15.0% of the outstanding Company Common Stock shall have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL, excluding any exercise of appraisal rights with respect to shares of Company Common Stock "beneficially owned" (as defined in Rule 13d-3(a) of the Exchange Act) by Carl C. Icahn.

        (e)    No Company Material Adverse Effect.     Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.

        Section 7.3    Additional Conditions to Obligations of the Company.     The obligation of the Company to effect the Merger and the other transactions contemplated herein are also subject to the following conditions, any one of which may be waived in writing by the Company.

        (a)    Representations and Warranties.     The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not and would not prevent, materially delay or materially impede the performance by Parent or Merger Sub of its obligations under this Agreement.

        (b)    Agreements and Covenants.     Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Parent and/or Merger Sub on or prior to the Closing Date.

        (c)   Officer's Certificate. The Company shall have received a certificate of an executive officer of Parent, acting on behalf of Parent and not in his or her individual capacity, confirming the satisfaction of the conditions set forth in Section 7.3(a) and Section 7.3(b).

        Section 7.4    Frustration of Closing Conditions.     Neither the Company, on the one hand, nor Parent or Merger Sub, on the other hand, may rely on the failure of any condition set forth in Article VII to be satisfied if such failure was caused by the Company's failure or either Parent's or Merger Sub's failure, respectively, to act in good faith to comply with this Agreement and consummate the transactions provided for herein.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

        Section 8.1    Termination.     This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating Party or Parties, whether before or after the Stockholder Approval:

        (a)   By mutual written consent of Parent and the Company;

        (b)   by either Parent or the Company:

          (i)    if the Merger shall not have been consummated by 11:59 p.m., New York City Time, on October 18, 2011 (the "End Date"); provided, however, that if (A) the condition set forth in Section 7.1(b) has not been satisfied on or before the End Date and is the only condition not satisfied (other than conditions that by their nature cannot be satisfied until the Closing Date, but each of which shall be capable of being satisfied on the Closing Date), (B) prior to the then-current End Date, the parties to the Debt Financing Commitment have agreed to extend the Debt Financing Commitment until a date that is at least thirty (30) days later than the then-current End Date (provided that any such extension shall not otherwise violate Section 6.6(a)(v)), and (C) but for the condition set forth in Section 7.1(b), all of the conditions to the consummation of the Debt Financing contemplated by the Debt Financing Commitment (other than the receipt of the Equity Financing and those conditions that by their nature cannot be satisfied until the Closing Date but each of which shall be capable of being satisfied on the Closing Date) have been satisfied, the End Date shall automatically be extended until the date that is thirty (30) days following the End Date, and if the condition set forth in Section 7.1(b) has not been satisfied on or before the thirtieth (30th) day following the End Date and the conditions set forth in clauses (A), (B) and (C) of this proviso are satisfied at such time, the End Date shall automatically be extended until the date that is sixty (60) days following the End Date; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to (A) the Company, if at the time of any such intended termination by the Company, Parent shall be entitled to terminate this Agreement pursuant to Section 8.1(d)(i), or (B) Parent, if at the time of any such intended termination by Parent, the Company shall be entitled to terminate this Agreement pursuant to Section 8.1(c)(i);

          (ii)   (A) if any Order of any Governmental Entity having competent jurisdiction is entered enjoining the Company, Parent or Merger Sub from consummating the Merger and such Order has become final and nonappealable, or (B) if there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited; provided that, in each case, the Party seeking to terminate shall have used its reasonable best efforts to resist, appeal, obtain consent under, resolve or lift, as applicable, the Order or Law and shall have complied in all material respects with its obligations under Section 6.5; or

          (iii)  (A) if the Stockholder Approval is not obtained at the Company Stockholders Meeting or any adjournment or postponement thereof at which this Agreement has been voted upon, (B) if there are holders of insufficient shares of the Company Common Stock present or represented by a proxy at the Company Stockholders Meeting to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting and at such meeting there is no approval of the adjournment thereof to a later date or (C) if this Agreement has not been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting at which there are holders of sufficient shares of the Company Common Stock present or represented by a proxy to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting by the date that is five (5) calendar days prior to the End Date;

        (c)   by the Company:

          (i)    if (A) Parent or Merger Sub shall have breached any of the covenants or agreements contained in this Agreement to be complied with by Parent or Merger Sub such that the closing condition set forth in Section 7.3(b) would not be satisfied or (B) there exists a breach of any representation or warranty of Parent or Merger Sub contained in this Agreement such that the closing condition set forth in Section 7.3(a) would not be satisfied, and, in the case of either (A) or (B), such breach is incapable of being cured by the End Date or is not cured by the Company within thirty (30) calendar days after Parent or Merger Sub receives written notice of such breach from the Company; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if, at the time of such termination, there exists a breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement that would result in the closing conditions set forth in Section 7.2(a) or Section 7.2(b), as applicable, not being satisfied;

          (ii)   if all of the conditions in Section 7.1 and Section 7.2 have been and continue to be satisfied (other than those conditions, which by their terms, are not capable of being satisfied until the Closing) and Parent and Merger Sub fail to consummate the transactions contemplated by this Agreement by the date the Closing should have occurred pursuant to Section 2.2 and the Company stood ready and willing to consummate on that date; or

          (iii)  if prior to the obtaining of the Stockholder Approval, (A) the Company Board has authorized the Company to enter into an Alternative Acquisition Proposal with respect to a Superior Proposal, (B) the Company has complied in all material respects with Section 6.4 and (C) immediately after the termination of this Agreement, the Company enters into an Alternative Acquisition Agreement with respect to the Superior Proposal referred to in the foregoing clause (A); provided, that the right of the Company to terminate this Agreement pursuant this Section 8.1(c)(iii) is conditioned on and subject to the prior or concurrent payment by the Company of the Company Termination Fee to Parent in accordance with Section 8.2(b)(i), and any purported termination pursuant to this Section 8.1(c)(iii) shall be void and of no force or effect if the Company shall not have paid the Company Termination Fee.

        (d)   by Parent:

          (i)    if (A) the Company shall have breached any of the covenants or agreements contained in this Agreement to be complied with by the Company (other than Section 6.2(d)) such that the closing condition set forth in Section 7.2(b) would not be satisfied or (B) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 7.2(a) would not be satisfied, and, in the case of either (A) or (B), such breach is incapable of being cured by the End Date or is not cured by the Company within thirty (30) calendar days after the Company receives written notice of such breach from Parent or Merger Sub; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if, at the time of such termination, there exists a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub contained in this Agreement that would result in the closing conditions set forth in Section 7.3(a) or Section 7.3(b), as applicable, not being satisfied;

          (ii)   if (A) prior to the obtaining of the Stockholder Approval, Parent shall have received written notice from the Company to the effect that the Company intends to terminate this Agreement in accordance with Section 6.4(d), (B) the Company Board or any committee thereof shall have effected a Company Adverse Recommendation Change prior to the obtaining of the Stockholder Approval (it being understood that Parent's right to terminate this Agreement pursuant to this Section 8.1(d)(ii)(B) shall not be available after the Stockholder Approval has been obtained) or (C) the Company shall have failed to duly call, give notice of and hold the Company Stockholders Meeting as required by Section 6.2(d); or

          (iii)  the Company enters into, or publicly announces its intention to enter into, an Alternative Acquisition Agreement.

        (e)    Notice of Termination.     The Party desiring to terminate this Agreement pursuant to this Section 8.1 (other than under Section 8.1(a)) shall give written notice of such termination to the other Parties specifying the provision or provisions of this Section 8.1 pursuant to which such termination is purportedly effected.

        Section 8.2    Effect of Termination; Termination Fee.

        (a)    Effect of Termination Generally.     Except as otherwise set forth in this Section 8.2, in the event of a termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers or directors; provided, however, that the provisions of this Section 8.2, the last paragraph of Section 6.7, Article IX, the Confidentiality Agreement and the Limited Guarantees (to the extent set forth therein) shall remain in full force and effect and survive any termination of this Agreement; provided, further, that no Party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement (including the failure by any Party to pay any amounts due pursuant to this Section 8.2), subject, with respect to any such liabilities of the Company, to Section 8.2(b)(vi) and Section 8.2(g), and, with respect to any such liabilities of Parent or Merger Sub, to Section 8.2(c)(iii) and Section 8.2(f). Notwithstanding the foregoing, in no event shall any Party be liable for consequential, special, punitive or exemplary damages.

        (b)   Company Termination Fee.

          (i)    In the event that this Agreement is terminated by the Company pursuant to Section 8.1(c)(iii), the Company shall pay the Company Termination Fee to Parent or its designee prior to or concurrently with, and as a condition to, such termination, by wire transfer of same day funds to an account designated by Parent or its designee.

          (ii)   In the event that this Agreement is terminated by Parent pursuant to Section 8.1(d)(ii) or Section 8.1(d)(iii), the Company shall pay the applicable Company Termination Fee to Parent or its designee promptly, but in any event within two (2) Business Days after the date of such termination, by wire transfer of same day funds to an account designated by Parent or its designee.

          (iii)  In the event that (A) this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) or by Parent pursuant to Section 8.1(d)(i) but only if the breach by the Company resulting in such termination by Parent (other than any breach of Section 6.4) was willful, (B) any Person shall have made an Acquisition Proposal after the date of this Agreement which has not been withdrawn prior to such termination, and (C) after the date of this Agreement and prior to the twelve (12) month anniversary of the termination of this Agreement, the Company consummates an Acquisition Proposal (regardless of whether such Acquisition Proposal is the same Acquisition Proposal referred to in clause (B)), then the Company shall, on the date that an Acquisition Proposal is consummated, pay the Company Termination Fee (less the amount of any Parent Expenses previously paid pursuant to Section 8.2(d), if any) to Parent or its designee by wire transfer of same day funds to an account designated by Parent or its designee; provided, that for purposes of this Section 8.2(b)(iii), all percentages in the definition of Acquisition Proposal shall be replaced with 50%.

          (iv)  Parent shall have right to assign the right to receive the Company Termination Fee to one or more Persons in its sole discretion and any such assignee shall be a third party beneficiary with respect to the right to receive the Company Termination Fee pursuant to this Section 8.2(b).

          (v)   For the avoidance of doubt, in no event shall the Company be obligated to pay, or cause to be paid, the Company Termination Fee on more than one occasion.

          (vi)  If the Company becomes obligated to pay the Company Termination Fee pursuant to this Section 8.2(b), Parent agrees that its right to receive the Company Termination Fee from the Company shall be its sole and exclusive remedy against the Company and, upon payment of the Company Termination Fee, the Company shall not have any liability or obligation to Parent relating to or arising out of this Agreement or the transactions contemplated hereby.

        (c)   Parent Termination Fee.

          (i)    In the event that this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii), Parent shall pay or cause to be paid the Parent Termination Fee to the Company promptly, but in any event within two (2) Business Days following such termination, by wire transfer of same day funds to one or more accounts designated by the Company.

          (ii)   For the avoidance of doubt, in no event shall Parent be obligated to pay, or cause to be paid, the Parent Termination Fee on more than one occasion.

          (iii)  If Parent becomes obligated to pay the Parent Termination Fee pursuant to this Section 8.2(c), the Company agrees that its right to receive the Parent Termination Fee from Parent or the Guarantors pursuant to the Limited Guarantees shall be its sole and exclusive remedy against Parent, the Parent Group and the Financing Sources and, upon payment of the Parent Termination Fee, none of Parent, any member of the Parent Group or the Financing Sources shall have any liability or obligation to the Company relating to or arising out of this Agreement or the transactions contemplated hereby. The provisions of this Section 8.2(c)(iii) are intended to be for the benefit of, and shall be enforceable by, each member of the Parent Group and each Financing Source.

        (d)    Expense Reimbursement.    In the event this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(b)(iii) under circumstances in which the Company Termination Fee is not then payable pursuant to Section 8.2(b), then the Company shall, following receipt of an invoice therefor, promptly (in any event within five (5) Business Days) pay all of Parent's reasonably documented out-of-pocket fees and expenses (including reasonable legal fees and expenses) actually incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement (including the Financing) (the "Parent Expenses"), which amount shall in no event exceed $5,000,000 in the aggregate, by wire transfer of same day funds to an account designated by Parent; provided, that the existence of circumstances which could require the Company Termination Fee to become subsequently payable by the Company pursuant to Section 8.2(b) shall not relieve the Company of its obligations to pay the Parent Expenses pursuant to this Section 8.2(d); provided, further, that the payment by the Company of Parent Expenses pursuant to this Section 8.2(d) shall not relieve the Company of any subsequent obligation to pay the Company Termination Fee pursuant to Section 8.2(b) except to the extent indicated in Section 8.2(b).

        (e)    Acknowledgement.    Each Party acknowledges that (i) the agreements contained in this Section 8.2 are an integral part of the transactions contemplated in this Agreement, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 8.2(b) or Section 8.2(c) are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, and (iii) without the agreements contained in this Section 8.2, the Parties would not have entered into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.2(b) or Section 8.2(d) or if Parent fails to promptly pay any amount due pursuant to Section 8.2(c) and, in order to obtain such payment, Parent or the Company, as the case may be, commences a suit that results in a judgment against the Company for the amount set forth in Section 8.2(b) or Section 8.2(d) or any portion thereof or a judgment against Parent for the amount set forth in Section 8.2(c) or any portion thereof, the Company shall pay to Parent, or Parent shall pay to the Company, as the case may be, costs and expenses (including attorneys' fees) incurred by the prevailing Party and its Affiliates in connection with such suit, together with interest on the amount of such amount or portion thereof at the prime rate of Citibank N.A. in effect on the date such payment was required to be made through the date of payment.

        (f)    Limitations on Liabilities; Liability Cap.

          (i)    Notwithstanding anything in this Agreement to the contrary, the maximum aggregate liability of the Parent Group and the Financing Sources for any demand or claim for damages suffered as a result of the failure of the Merger to be consummated for a breach or failure to perform hereunder or otherwise (such damages, collectively, the "Company Damages"), or on any other basis or for any other reason (other than in accordance with the Equity Commitments) shall in all cases be limited to the amount of the Parent Termination Fee, plus any amounts that may be payable under Section 9.3 or the last paragraph of Section 6.7 (the "Parent Liability Cap"). In no event shall the Company or its Affiliates seek or permit to be sought on behalf of the Company any damages or any other recovery, judgment or damages of any kind from any member of the Parent Group or from any Financing Source other than Parent or the Guarantors (subject to the Parent Liability Cap), in connection with this Agreement or the transactions contemplated hereby. The Company acknowledges and agrees that it has no right of recovery against, and no personal liability shall attach to, in each case with respect to Company Damages, any member of the Parent Group or any Financing Source (other than Parent and the Guarantors to the extent provided in this Agreement and the Limited Guarantees and subject to the Parent Liability Cap), through Parent or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of Parent against the Guarantors, any other member of the Parent Group or any Financing Source, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of applicable Law, or otherwise, except for its rights to recover from the Guarantors (but not any other member of the Parent Group (including any general partner or managing member)) under and to the extent provided in the Limited Guarantees and subject to the Parent Liability Cap and the other limitations described therein. Recourse against the Guarantors under the Limited Guarantees shall be the sole and exclusive remedy of the Company and its Affiliates against the Guarantors and any other member of the Parent Group (other than Parent to the extent provided in this Agreement and subject to the Parent Liability Cap) or any Financing Source in respect of any liabilities or obligations arising under, or in connection with, this Agreement or the transactions contemplated hereby.

          (ii)   The provisions of this Section 8.2(f) are intended to be for the benefit of, and shall be enforceable by, each member of the Parent Group and each Financing Source.

        (g)   Notwithstanding anything in this Agreement to the contrary, the maximum aggregate liability of the Company to the Parent Group for any demand or claim by any member of the Parent Group for damages suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise or on any other basis or for any other reason shall in all cases be limited to the amount of the Company Termination Fee, plus any amounts that may be payable under Section 9.3.

        Section 8.3    Extension; Waiver.    At any time prior to the Effective Time, the Parties may, to the extent permitted by applicable Law and, subject to the proviso in Section 8.4, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

        Section 8.4    Amendment.    This Agreement may be amended by the Parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, that after approval of the Agreement by the stockholders of the Company, no amendment that, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such stockholders may be made without further stockholder approval. This Agreement may not be amended except by an instrument in writing signed by Parent and the Company.

ARTICLE IX

GENERAL PROVISIONS

        Section 9.1    Non-Survival of Representations and Warranties.     None of the representations, warranties or covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time; provided, however, that those covenants and agreements contained herein that by their terms apply, or that are to be performed in whole or in part, after the Effective Time, shall survive the consummation of the Merger until fully performed.

        Section 9.2    Notices.     Any notices or other communications required or permitted under, or otherwise given in connection with this Agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered in person, (b) upon confirmation of receipt, when transmitted by facsimile transmission or by electronic mail (but only if followed by transmittal by national overnight courier or for hand delivery on the next Business Day), (c) on receipt, after dispatch by registered or certified mail, postage prepaid, or (d) on the next Business Day, if transmitted by national overnight courier, addressed in each case as follows:

  If to Parent or Merger Sub, at:

GGC Software Holdings, Inc. c/o Golden Gate Capital One Embarcadero Center, 39th Floor San Francisco, CA 94111
Attention:	Prescott Ashe
Facsimile:	(415) 983-2701
Email:	pashe@goldengatecap.com

        with copies (which shall not constitute notice) to:

Golden Gate Capital One Embarcadero Center, 39th Floor San Francisco, CA 94111
Attention:	Prescott Ashe
Facsimile:	(415) 983-2701
Email:	pashe@goldengatecap.com

    and

Kirkland & Ellis LLP 555 California Street, 27th Floor San Francisco, CA 94104
Attention:	Stephen D. Oetgen
Jeremy Veit
Facsimile:	(415) 439-1500
Email:	stephen.oetgen@kirkland.com
jeremy.veit@kirkland.com

        If to the Company, at:

Lawson Software, Inc. 380 St. Peter Street St. Paul, MN 55102
Attention:	Bruce B. McPheeters
Facsimile:	(651) 767-5827
Email:	Bruce.McPheeters@us.lawson.com

        with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP Four Time Square New York, NY 10036
Attention:	Marc R. Packer Richard J. Grossman
Facsimile:	(917) 777-2440
Email:	marc.packer@skadden.com richard.grossman@skadden.com

        Section 9.3    Fees and Expenses.     Following the Effective Time, the Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent and all transfer, documentary, sales, use, stamp, registration and other similar such Taxes and fees (including penalties and interest), incurred in connection with the transactions contemplated by Article III. Except as otherwise expressly set forth in this Agreement, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

        Section 9.4    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

        Section 9.5    Entire Agreement.     This Agreement (together with the Exhibits, Company Disclosure Letter, Parent Disclosure Letter and the other documents delivered pursuant hereto), the Financing Commitments, the Limited Guarantees and the Confidentiality Agreement constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof.

        Section 9.6    Specific Performance.

        (a)   The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, at any time prior to the termination of this Agreement in accordance with Article VIII, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of actual damages, in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), and no other legal or equitable remedy (other than the right of any Party to terminate this Agreement pursuant to Section 8.1 and receive the amounts referred to in Section 8.2, as applicable) shall be available to such Party. Each of the Company and Parent acknowledges and agrees that, except as set forth in Section 9.6(b), (i) each Party shall be entitled to seek to specifically enforce the terms and provisions of this Agreement notwithstanding the potential availability of any monetary remedy set forth in Section 8.2, (ii) the provisions set forth in Section 8.2 (A) are not intended to, and do not adequately compensate for, the harm that would result from a breach of this Agreement and (B) shall not be construed to diminish or otherwise impair in any respect any Party's right to specific enforcement, and (iii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor Parent would have entered into this Agreement.

        (b)   Notwithstanding anything in this Agreement to the contrary, including the provisions of Section 9.6(a), the right of the Company to obtain an injunction, specific performance or other equitable relief shall be limited to the Company being entitled to seek, prior to the valid termination of this Agreement in accordance with Section 8.1, specific performance:

          (i)    of Parent's obligation to cause the Equity Financing to be funded to fund the Merger and to effect the Merger in accordance with Section 2.2, but only in the event that (A) all conditions in Sections 7.1 and 7.2 (other than those conditions that by their nature cannot be satisfied until the Closing Date, but each of which shall be capable of being satisfied on the Closing Date) have been satisfied, and remain satisfied, at the time when the Closing would have occurred and Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.2, (B) the Debt Financing has been funded or would be funded at the Closing if the Equity Financing is funded at the Closing, and (C) the Company has irrevocably confirmed to Parent in writing that if specific performance is granted and the Equity Financing and the Debt Financing are funded, then it would take all actions that are within its control to cause the Closing pursuant to Section 2.2 to occur;

          (ii)   of Parent's obligations to use its reasonable best efforts under Section 6.6 to enforce the terms of the Debt Financing Commitment, but only in the event that (A) all conditions in Sections 7.1 and 7.2 (other than those conditions that by their nature cannot be satisfied until the Closing Date, but each of which shall be capable of being satisfied on the Closing Date) have been satisfied, and remain satisfied, at the time when the Closing would have occurred and Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.2, (B) all conditions to the consummation of the Debt Financing contemplated by the Debt Financing Commitment (other than the receipt of the Equity Financing, any conditions that are within the control of Parent or Merger Sub, and those conditions that by their nature cannot be satisfied until the Closing Date, but each of which shall be capable of being satisfied on the Closing Date) have been satisfied and remain satisfied, and (C) the Company has irrevocably confirmed to Parent in writing that if specific performance is granted and the Equity

  Financing and the Debt Financing are funded, then it would take all actions that are within its control to cause the Closing pursuant to Section 2.2 to occur; and

          (iii)  of Parent's obligations under Section 6.5.

        (c)   For the avoidance of doubt, under no circumstance shall the Company be permitted or entitled to receive a grant of specific performance (which is only available to the extent expressly permitted by Section 9.6(b)) if it has previously received the Parent Termination Fee.

        (d)   Each of the Parties hereby further waives (i) any defense in any action for specific performance in accordance with this Section 9.6 that a remedy at law would be adequate or that an award of specific performance is not an appropriate remedy for any reason at law or in equity and (ii) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

        Section 9.7    GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

        (a)   THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. Any Action arising out of or relating to this Agreement, the Limited Guarantees, the Equity Financing Commitments, the Debt Financing Commitment or the transactions contemplated hereby or thereby, including any Action against any member of the Parent Group, shall be brought solely and exclusively in the Court of Chancery of the State of Delaware; provided, that if (and only after) such courts determine that they lack subject matter jurisdiction over any such legal Action, such legal Action shall be brought in any Delaware State court or the Federal courts of the United States located in the State of Delaware; provided, further, that if (and only after) the Court of Chancery of the State of Delaware, the Delaware State courts and the Federal courts of the United States located in the State of Delaware determine that they lack subject matter jurisdiction over any such legal Action, such legal Action shall be brought in the United States District Court for the Southern District of New York. Each of the Parties hereto agrees that a final judgment (subject to any appeals therefrom) in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party hereby irrevocably submits to the exclusive jurisdiction of such courts in respect of any Action arising out of or relating to this Agreement, the Limited Guarantees, the Equity Financing Commitments, the Debt Financing Commitment or the transactions contemplated hereby or thereby, and hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement, the Limited Guarantees, the Equity Financing Commitments, the Debt Financing Commitment or the transactions contemplated hereby or thereby in any such court in accordance with the provisions of this Section 9.7. Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court. Each of the Parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 9.2 (Notices). Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

        (b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT, THE LIMITED GUARANTEES, THE DEBT FINANCING COMMITMENT OR THE EQUITY FINANCING COMMITMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LIMITED GUARANTEES, THE DEBT FINANCING COMMITMENT, THE EQUITY FINANCING COMMITMENTS OR

THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING ANY CONTROVERSY INVOLVING ANY MEMBER OF THE PARENT GROUP OR ANY FINANCING SOURCE UNDER ANY SUCH AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7(b).

        (c)   EACH OF THE PARTIES AGREES THAT IT WILL NOT BRING OR SUPPORT ANY LITIGATION OF ANY KIND OR DESCRIPTION (INCLUDING ANY CROSS-CLAIM OR THIRD-PARTY CLAIM), WHETHER IN LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OF THE FINANCING SOURCES IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO THE DEBT FINANCING COMMITMENT OR THE PERFORMANCE THEREOF, IN EACH CASE, IN ANY FORUM OTHER THAN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR, IF UNDER APPLICABLE LAW EXCLUSIVE JURISDICTION IS VESTED IN THE FEDERAL COURTS, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (AND APPELLATE COURTS THEREOF).

        (d)   The Parties hereto acknowledge and irrevocably agree that the Financing Sources are express third party beneficiaries of, and may enforce, the provisions of this Section 9.7.

        Section 9.8    No Third-Party Beneficiaries.     Except as provided in Section 6.13 (Indemnification of Directors and Officers), Section 8.2(b)(iv) (Company Termination Fee), Section 8.2(c)(iii) (Parent Termination Fee), Section 8.2(f) (Limitations on Liabilities) and Section 9.7 (Governing Law; Jurisdiction; Waiver of Jury Trial), and except that the individuals named in Section 6.11(e) of the Company Disclosure Letter shall have third-party beneficiary rights with respect to the matters contained therein, each of Parent and the Company hereby agrees that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Notwithstanding the immediately preceding sentence, following the Effective Time, the provisions of Article III relating to the payment of the Merger Consideration shall be enforceable by holders of Certificates, Company Options or Company Stock-Based Awards (it being expressly agreed and acknowledged that such Persons shall have no rights under this Agreement prior to the Effective Time or with respect to any other provision of this Agreement). The Parties hereto further agree that the rights of third party beneficiaries under Section 6.13 shall not arise unless and until the Effective Time occurs.

        Section 9.9    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties; provided, however, that prior to the Closing, Parent and Merger Sub may assign this Agreement (in whole but not in part) to any wholly owned Subsidiary of Parent and/or to the Financing Sources pursuant to the terms of the Financing (including for purposes of creating a security interest herein or otherwise assign as collateral in respect of such Financing); provided, further, that any such assignment would not reasonably be expected to result in a Delay or have an adverse effect on the Financing. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

        Section 9.10    Obligations of Parent and of the Company.     Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Company Subsidiary to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Company Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

        Section 9.11    Mutual Drafting.     Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of negotiations between the Parties.

        Section 9.12    Headings.     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 9.13    Counterparts.     This Agreement may be executed by facsimile or .pdf and in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature page follows.]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GGC SOFTWARE HOLDINGS, INC.
By:	/s/ PRESCOTT ASHE
Name:	Prescott Ashe
Title:	Secretary
ATLANTIS MERGER SUB, INC.
By:	/s/ PRESCOTT ASHE
Name:	Prescott Ashe
Title:	Secretary
LAWSON SOFTWARE, INC.
By:	/s/ HARRY DEBES
Name:	Harry Debes
Title:	President and Chief Executive Officer

ANNEX B

745 Seventh Avenue New York, NY 10019 United States

April 25, 2011

Board of Directors
Lawson Software, Inc.
380 Saint Peter Street
Saint Paul, MN 55102

Members of the Board of Directors:

        We understand that Lawson Software, Inc. (the "Company") intends to enter into a transaction (the "Proposed Transaction") with GGC Software Holdings, Inc. ("Parent") and Atlantis Merger Sub, Inc., a wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which (i) Merger Sub will be merged with and into the Company (the "Merger"), with the Company surviving the merger as a wholly owned subsidiary of Parent, and (ii) at the effective time of the Merger, each share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") that is outstanding immediately prior to the Merger (other than (a) shares of Company Common Stock to be cancelled pursuant to the terms of the Agreement (as defined below), (b) any shares of Company Common Stock owned by any Company subsidiary or by Parent, Merger Sub or any other subsidiary of Parent and (c) Dissenting Shares (as defined in the Agreement)), will be converted into the right to receive $11.25 in cash (the "Consideration"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger by and among Parent, Merger Sub and the Company, to be dated as of April 26, 2011 (the "Agreement"), and the summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

        We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the Consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Consideration to be offered to the stockholders of the Company in the Proposed Transaction.

        In arriving at our opinion, we reviewed and analyzed: (1) a draft of the Agreement, dated as of April 25, 2011, and the specific terms of the Proposed Transaction, (2) drafts of the limited guarantees, dated as of April 25, 2011, of Golden Gate Capital Opportunity Fund, L.P., Golden Gate Capital Opportunity Fund-A, L.P. and GGC Credit Opportunities, LLC in favor of the Company, the debt commitment letter, dated as of April 25, 2011, from the lenders parties thereto, relating to the debt financing for the Proposed Transaction, and the equity commitment letters, dated as of April 25, 2011, from Golden Gate Capital Opportunity Fund, L.P., Golden Gate Capital Opportunity Fund-A, L.P. and GGC Credit Opportunities, LLC relating to the equity financing for the Proposed Transaction (collectively the "Related Agreements"), (3) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended May 31, 2010, and Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2011, November 30, 2010 and August 31, 2010, (4) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company ("Management Projections"), (5) published estimates of independent research analysts with respect to the future financial performance of the Company for fiscal years 2011 and 2012 and extrapolations of such estimates for fiscal years 2013 through 2016 reviewed by management of the Company (collectively, the "Street Estimates") and price targets of the Company published by such independent research analysts, (6) a trading history of the Company Common Stock from April 21, 2006 to April 21, 2011, and a comparison of that trading history with those of other companies that we deemed relevant, (7) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (8) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, and (9) the results of our efforts to solicit indications of interest from third parties with respect to a sale of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Management Projections, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In addition, for the purposes of our analysis and with your consent, we have also relied upon the Street Estimates. You have agreed with the reasonableness of, the appropriateness of the use of, and our reliance upon, the Street Estimates in performing our analysis. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.

        We have assumed that the executed Agreement and the Related Agreements will conform in all material respects to the last drafts reviewed by us. In addition, we have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

        Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Consideration to be offered to the stockholders of the Company in the Proposed Transaction is fair to such stockholders.

        We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive fees for our services a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse a portion of our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking and financial services for the Company in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. In addition, we and our affiliates in the past have provided, currently are providing, or in the future may provide, investment banking and other financial services to Golden Gate Capital (the "Sponsor"), the controlling affiliate of Parent, and certain of its respective affiliates and portfolio companies, and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to the Sponsor and certain of its portfolio companies and affiliates in connection with certain merger and acquisition transactions, (ii) having acted or acting as arranger, bookrunner and/or lender for the Sponsor and certain of its portfolio companies and affiliates and (iii) having acted or acting as underwriter, initial purchaser and placement agent, as the case may be, for equity and debt offerings undertaken by the Sponsor and certain of its portfolio companies and affiliates.

        Barclays Capital Inc. and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, trading, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, Parent, the Sponsor and their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

        This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to the Proposed Transaction.

Very truly yours,
/s/ Barclays Capital Inc.
BARCLAYS CAPITAL INC.

ANNEX C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy material, please call MacKenzie Partners at the phone numbers listed below.

105 Madison Avenue
New York, NY 10016

proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)
Or
TOLL-FREE (800) 322-2885

LAWSON SOFTWARE, INC.

ATTN: INVESTOR RELATIONS

380 ST. PETER STREET

ST. PAUL, MN  55102

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2. and 3:

		For	Against	Abstain
1.

To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of April 26, 2011, by and among Lawson Software, Inc., or Lawson, GGC Software Holdings, Inc., or Parent, and Atlantis Merger Sub, Inc., a wholly owned subsidiary of Parent, as it may be amended from time to time.

		☐	☐	☐

2.

To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes to adopt the merger agreement.

		☐	☐	☐

3.	To approve, by non-binding, advisory vote, certain compensation arrangements for Lawson’s named executive officers in connection with the merger.	☐	☐	☐

For address change/comments, mark here. ☐

(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP #
Signature [PLEASE SIGN WITHIN BOX] Date	JOB #	Signature (Joint Owners) Date	SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

LAWSON SOFTWARE, INC.

Special Meeting of Stockholders

June 29, 2011 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Stockholders of Lawson Software, Inc. and the accompanying proxy statement and, appoints Harry Debes and Barbara J. Doyle, and each of them with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Lawson Software, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held June 29, 2011, at Lawson Software Headquarters, Hiawatha & Superior Mtg Rooms 2nd Floor, 380 Saint Peter Street, Saint Paul, MN 55102 10:00 a.m. Central Time or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side